As filed with the Securities and Exchange Commission on October 7, 2014

Registration No. 333-197219

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FOUNDATION HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	8093	20-0180812
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14000 N. Portland Avenue, Ste. 200

Oklahoma City, Oklahoma 73134

(405) 608-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stanton Nelson

Chief Executive Officer

Foundation Healthcare, Inc.

14000 N. Portland Avenue, Ste. 200

Oklahoma City, Oklahoma 73134

(405) 608-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert E. Puopolo, Esq. Goodwin Procter LLP 53 State Street Boston, MA 02109 (617) 570-1000 Fax: (617) 523-1231	Steven D. Pidgeon, Esq. Ann Lawrence, Esq. DLA Piper LLP (US) 2525 East Camelback Road, Suite 1000 Phoenix, Arizona 85016 (480) 606-5100 Fax: (480) 606-5101

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Units, each consisting of one share of common stock, par value $0.0001 per share, and one warrant to purchase share of common stock, par value $0.0001 per share(1)(3)	$15,000,000	$1,743.00
Common stock, par value $0.0001 per share, included in units(1)(3)	—	—	(2)
Warrants included in the units(1)(3)	—	—	(2)
Common stock, par value $0.0001 per share, underlying the warrants included in the units(1)(3)	$7,500,000	$871.50
Unit warrants to be issued to the Underwriters(4)	$600,000	$69.72
Units underlying the unit warrants to be issued to the Underwriters(3)	—	—	(2)
Common stock, par value $0.0001 per share, included in the units underlying the unit warrants to be issued to the Underwriters(3)	—	—	(2)
Warrants included in the units underlying the unit warrants to be issued to the Underwriters(3)	—	—	(2)
Common stock, par value $0.0001 per share, underlying the warrants included in the units underlying the unit warrants to be issued to the Underwriters(3)	$300,000	$34.86
Total Registration Fee	$23,400,000	$2,719.08	(5)

(1)	Includes units that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	No separate fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered such additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	We have agreed to issue warrants exercisable within five years after the effective date of the registration statement, representing 4% of the securities issued in the offering (the “Underwriter Warrants”) to Roth Capital Partners, LLC and Dougherty & Company LLC for nominal consideration. Resales of the Underwriter Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are registered hereby. Resales of units, shares and warrants issuable upon exercise of the Underwriter Warrants or the component securities thereof are also being simultaneously registered on a delayed or continuous basis hereby. See “Underwriting.”
(5)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price, including the offering price of units that the underwriters have the option to purchase to cover over-allotments, if any. A total of $2,962.40 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We and the selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 7, 2014

Preliminary Prospectus

Foundation Healthcare, Inc.

            Units

We are offering to sell                     units in this offering (each, a “Unit”), with each Unit consisting of one share of our common stock (each, a “Share”) and one warrant (each, a “Warrant”) to purchase                     share of our common stock (each, a “Warrant Share”) at an exercise price of $         per Warrant Share.     % of the Shares included in the Units and of the Warrant Shares acquirable upon exercise of the Warrants will be newly issued shares of our common stock offered by us and     % will be existing shares of our common stock offered by the selling stockholder named herein. We will not receive any of the proceeds from the sale of the Shares or Warrant Shares acquirable upon exercise of the Warrants being sold by the selling stockholder. The Warrants will expire on                     . The Shares and the Warrants are immediately separable and will be issued separately. No fractional Warrants will be issued.

Our common stock is quoted on the OTCQB marketplace under the symbol “FDNH.” We expect to effect a         -for-         reverse stock split of our outstanding common stock just prior to the date of this prospectus. We intend to apply for listing of our common stock on the NYSE MKT LLC (the “NYSE MKT”) under the symbol “FDNH.” No assurance can be given that our application will be approved. The last reported sale price of our common stock on the OTCQB on October 3, 2014 was $0.39 per share. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrant on any national securities exchange or other nationally recognized trading system.

Investing in our securities involves a high degree of risk.

You should carefully consider the information in the section entitled “Risk Factors” beginning on page 12 of this prospectus before making a decision to purchase our securities.

	Per Unit	Total
Public offering price	$	$
Underwriter discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
Proceeds, before expenses, to selling stockholder	$	$

(1)	The underwriters will receive compensation in addition to the underwriting discount. See “Underwriting” beginning on page 114 for additional information regarding compensation payable to the underwriters by us.

We and the selling stockholder have granted the underwriters a 30-day option to purchase up to (i)              additional Units from us, (ii)              additional Shares from us and the selling stockholder and/or (iii) additional Warrants from us to purchase up to              Warrant Shares, with     % of any such Shares and/or Warrant Shares to be sold by us and     % of any such Shares and /or Warrant Shares to be sold by the selling stockholder.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Units will be made on or about                     , 2014.

Sole Book-Running Manager

Roth Capital Partners

Co-Manager

Dougherty & Company

The date of this prospectus is                     , 2014.

You should rely only on the information contained in this prospectus, any amendment or supplement hereto or any free writing prospectus prepared by us or on our behalf. We have not, the selling stockholder has not, and the underwriters have not authorized anyone to provide you with information that is different. We and the selling stockholder are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or of any sale of the Units.

This prospectus contains estimates and other statistical data made by independent parties relating to market size, expenditures, growth and other data about our industry.

This prospectus includes registered and unregistered trademarks of Foundation Healthcare, Inc. and its subsidiaries as well as the registered and unregistered trademarks of others. All other trademarks, tradenames and servicemarks appearing in this prospectus are the property of their respective owners.

PRESENTATION OF CERTAIN FINANCIAL MEASURES

Certain financial measures presented in this prospectus, such as Adjusted EBITDA, are not recognized under accounting principles generally accepted in the United States, which we refer to as “GAAP.” Adjusted EBITDA has been presented in this prospectus as a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define Adjusted EBITDA as net income before interest, taxes, depreciation, and amortization, further adjusted to eliminate the impact of certain additional items, including certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance from period to period as discussed further below. Adjusted EBITDA is included in this prospectus because it is a key metric used by management to assess our financial performance. We use Adjusted EBITDA to supplement GAAP measures of performance in order to evaluate the effectiveness of our business strategies, to make budgeting decisions and to compare our performance against that of other peer companies using similar measures. Adjusted EBITDA is also frequently used by analysts, investors and other interested parties to evaluate companies in our industry.

Adjusted EBITDA is a non-GAAP measure of our financial performance and should not be considered as an alternative to net income (loss) as a measure of financial performance, or any other performance measure derived in accordance with GAAP, nor should it be construed as an inference that our future results will be unaffected by unusual or other items. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the adjustments in this presentation, such as preopening expenses, stock compensation expense, and other adjustments. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures, facility openings and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. Management compensates for these limitations by supplementally relying on our GAAP results in addition to using Adjusted EBITDA. Our presentation of Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you need to consider in making your investment decision. You should read carefully this entire prospectus, including the matters set forth in the section entitled “Risk Factors,” our consolidated financial statements and the related notes which are included in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” thereof included in or incorporated by reference into this prospectus, before deciding whether to invest in our securities. In this prospectus, unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “we,” “us,” “our,” and the “Company” refer to Foundation Healthcare, Inc., an Oklahoma corporation and its subsidiaries. Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented on a pro forma basis as if a reverse stock split of our outstanding shares of common stock at a ratio of     -for-     that we expect to effect just prior to the date of this prospectus has occurred.

Our Company

We own and manage facilities which operate in the rapidly growing specialized surgical segment of the healthcare industry. Today, our network consists of four surgical hospitals, nine ambulatory surgical centers (ASCs) and two hospital outpatient departments (HOPDs) in the Southeastern United States. Our growth strategy involves increasing our footprint in our current markets by acquiring controlling interests in surgical hospitals, nearby ASCs and ancillary service facilities, including facilities where we currently own an interest. ASCs affiliated with surgical hospitals are known as HOPDs and generally benefit from higher payment rates from governmental insurance and other payors as compared with unaffiliated ASCs, and both the hospitals and affiliated outpatient surgery centers benefit from regional branding, increased operating efficiencies and lower costs through economies of scale. We believe that having the ability to perform procedures at surgical hospitals for more complex surgeries and at ASCs or HOPDs for same-day surgeries, coupled with the ability to provide other related non-surgical services will enable us to capture an increasing share of surgical volumes in the markets in which we serve and to generate strong patient outcomes and satisfaction.

In addition to increasing our ownership interests in our network, opportunities exist for us to grow our business strategically and profitably through the following efforts:

•	Leverage our existing staffing models, scheduling software, clinical systems, tracking software and medical protocols to improve operating efficiencies and patient outcomes at our facilities,

•	Provide new high value pre- and post-surgical procedures to better meet patient needs and to drive our revenue growth, and

•	Expand the number of mutually beneficial relationships with key physicians in our markets.

The market for specialized surgical facilities is highly-fragmented with approximately 5,300 ambulatory surgical centers performing 25 million outpatient surgeries in the United States in 2012. As no companies currently control a meaningful share of the market, we believe there are many opportunities for us to acquire new surgical facilities and to improve their operating metrics using our proven systems. Our facilities currently provide general surgeries and in such specialties as orthopedics, neurosurgery, pain management, podiatry, gynecology, optometry, gastroenterology and pediatric ENT (tubes/adenoids), as well as wound care, sleep management, radiology, imaging and other ancillary services. We are expanding our service offering to include additional imaging, intraoperative monitoring, robotic surgery, and physical therapy services. A key component of our success has been our strong relationships with 340 quality physicians partners. We believe our continued emphasis on physician satisfaction and productivity will continue to position us competitively in the future.

In 2013, our facilities performed 72,500 outpatient and 2,200 inpatient surgeries. Our procedure rates experienced strong growth as reflected in net patient services revenues of $80 million in 2013, up from $38 million in 2012. We anticipate demand for the types of surgeries performed at our facilities to grow in light of:

•	An aging U.S. demographic,

•	A preference for short-stay surgeries,

•	Technology improvements allowing more surgeries to be performed less invasively,

•	An expanding population of patients with health insurance who can now afford surgery, and

•	Incentives provided by Medicare and private insurers to perform surgeries at facilities such as ours rather than general acute care hospitals given the lower relative costs.

Our Surgical Facilities

Today, we own more than 51% of two surgical hospitals located in San Antonio and El Paso, Texas which are reflected in our financials as our Consolidated Hospitals. We maintain minority interests in two hospitals in Sherman and Houston, Texas and nine ASCs in six states which are referred to as Equity Owned Hospitals, Equity Owned ASCs, Equity Owned Facilities or Affiliates. We also have an interest in two HOPDs through our investment in the Sherman hospital. We have a management contract with one ASC in Baton Rouge, Louisiana in which we have no ownership interest. We generate revenue through our ownership interests in these surgical facilities as well as management fees for providing a variety of administrative services to most of our Equity Owned Facilities. We manage our facilities by overseeing their business office, contracting, marketing, financial reporting, accreditation, clinical, regulatory and administrative operations. We work closely with our physician partners to increase the likelihood of successful patient and financial outcomes.

Facility Location	Number of Physician Partners	Number of Operating Rooms	Percentage Owned by Company	Managed by Company	Mgmt. Agreement Exp. Date
Consolidated Hospitals:
San Antonio, Texas	19	4	51.00%	Yes	n/a
El Paso, Texas	68	6	53.97%	Yes	n/a
Equity Owned Hospitals:
Sherman, Texas	43	4	20.00%	Yes	6/1/2016
Houston, Texas	19	10	20.00%	No	n/a
Equity Owned ASCs:
Cumberland Valley, Maryland	14	1	31.90%	Yes	9/30/2017
Frederick, Maryland	20	4	19.60%	Yes	3/31/2017
Mercerville, New Jersey	23	3	10.00%	Yes	4/30/2020
Middleburg Heights, Ohio	12	4	10.00%	Yes	3/5/2016
Oklahoma City, Oklahoma	33	6	20.00%	Yes	1/19/2018
Huntingdon Valley, Pennsylvania	21	4	20.00%	Yes	Monthly
Houston, Texas	13	4	10.00%	Yes	2/28/2016
Houston, Texas	22	4	10.00%	Yes	12/31/2018
Nacogdoches, Texas	9	3	12.50%	Yes	Monthly
Equity owned HOPDs:
Sherman, Texas	*	4	**	Yes	6/1/2016
Sherman, Texas	*	2	**	Yes	6/1/2016
Managed Only ASC:
Baton Rouge, Louisiana	21	6	0.00%	Yes	Monthly

*	The 43 physician partners in our hospital in Sherman also participate in these HOPDs through the hospital’s 100% ownership of these HOPDs.
**	These HOPDs are 100% owned by our hospital in Sherman, Texas.

The Market and Opportunity

According to the American Hospital Association, from 1991 to 2012 outpatient surgeries increased from 52.3% of total surgery volumes to 64.5%. One of the main features of healthcare reform in the United States is that healthcare providers are being required to contain costs while generating better clinical outcomes. We believe that such cost and performance measures have contributed to the significant shift in the delivery of surgical services away from general acute care hospitals to more cost-effective alternate sites, including ASCs, HOPDs and surgical hospitals. In addition, the growing popularity of specialty surgical hospitals, HOPDs and ASCs reflects the benefits these facilities provide to the key participants within the healthcare system:

•	Physicians. Access to state-of-the-art facilities and equipment; scheduling efficiencies that maximize time in surgery and avoid delays; ability to perform a greater number of less-invasive surgical procedures; and more productive time focused on patients and surgeries rather than practice management.

•	Patients. A relaxed and less institutional atmosphere as compared with traditional acute care hospitals; more convenient scheduling, admissions and discharge; less likelihood of surgical delays; lower risk of hospital-acquired infections; better outcomes; and lower co-pays and payments.

•	Payors. Lower procedural and other costs related to surgeries; lower risk of infections due to reduced length of hospital stay or outpatient procedures; and improved patient outcomes and greater patient satisfaction.

Due to the non-emergency nature of the procedures performed at surgical hospitals and ASCs, these facilities are able to improve the work environment, simplify scheduling and enhance physician efficiency. At traditional acute care facilities, unplanned medical emergencies can result in the postponement or delay of scheduled surgeries, disrupting both physicians’ practices and inconveniencing patients.

New surgical techniques and technology, most notably minimally invasive surgical techniques, as well as advances in anesthesia, have significantly expanded the types of surgical procedures that are being performed in surgical hospitals and ASCs and have helped drive the growth in outpatient surgery. Lasers, arthroscopy, enhanced endoscopic techniques and fiber optics have reduced the trauma and recovery time associated with many surgical procedures. Improved anesthesia has shortened recovery time by minimizing post-operative side effects such as nausea and drowsiness, thereby avoiding the need for overnight hospitalization in many cases. In addition, some states in the United States permit ASCs to keep a patient for up to 23 hours, allowing more complex surgeries, previously only performed in an inpatient setting, to be performed in an ASC.

Government programs, private insurance companies, managed care organizations and self-insured employers have implemented cost containment measures to limit increases in healthcare expenditures, including procedure reimbursement. Many of these programs have shifted additional financial responsibility to patients through higher co-payments, higher deductibles and higher premium contributions. Such cost containment measures have contributed to the significant shift in the delivery of healthcare services away from traditional acute care inpatient hospitals to more cost-effective alternate sites, including ASCs or surgical hospitals. We believe that surgery performed at a surgical hospital or an ASC is generally less expensive than hospital-based outpatient surgery because of lower facility development costs, more efficient staffing and space utilization and a specialized operating environment focused on quality of care and cost containment.

Our Competitive Strengths

While we cannot predict how changes in healthcare reimbursement trends will impact our business, we believe we are well positioned by the following competitive strengths:

Quality low cost provider. The delivery of healthcare will continue to be directed to low cost venues. As a result of our focus on operating efficiencies, we have been able to contain our costs in providing patient services and as a result, have been able to negotiate rates with third-party payors that are generally lower than those required by larger hospitals and healthcare systems in our markets. We believe our comparatively low rates, coupled with our ability to provide high quality services with less overhead, will position us competitively.

Experienced management team. Our senior management has, on average, over 25 years of experience in the healthcare industry and extensive knowledge of the growth opportunities where we operate. These seasoned executives bring expertise in financial, operational, legal, regulatory and strategic development. Additionally, many members of our senior management team have extensive experience working for our Company.

Established systems infrastructure. Our current sophisticated information systems and analytical tools, business office support, reporting, and purchasing power create an excellent platform for continued growth without significant additional investment. We believe there is an opportunity for us to acquire additional facilities and to overlay our systems, thereby enabling us to add new revenue with only modest incremental increases in expenses.

Ability to identify, structure and integrate acquisitions. Our teams of experienced operations and financial personnel conduct a review of all aspects of a target’s operations, including (1) the quality and reputation of the physicians affiliated with the facility, (2) the market position of the facility and the physicians affiliated with the facility, (3) the facility’s payor contracts and case mix, (4) competition and growth opportunities in a market, (5) the facility’s staffing and supply policies, (6) an assessment of the facility’s equipment, and (7) opportunities to improve operational efficiencies. We also have a dedicated team experienced in negotiating deal terms and in integrating the acquired facilities.

Barriers to entry. Congress passed restrictions on the creation of new surgery hospitals that have physician ownership beginning in 2010. We believe having physician owners in our facilities creates an enhanced level of loyalty and a general commitment to cost containment and practice growth. Ownership also aligns our interests with those of our physician partners. All of our hospitals are “grandfathered” and therefore permitted to have physician owners. As we believe physician ownership represents a competitive advantage, our growth strategy will target surgical hospitals that we can own in partnership with physicians.

Our Growth Strategy

We have strong skills in the acquisition, development and operation of surgical facilities, ASCs and related services. The key components of our strategy are:

Acquire majority stakes in new and existing surgical hospitals and ASCs. We believe that increasingly, surgical facility owners and physicians are seeking to affiliate with experienced operators with access to capital, management expertise, payor contracting experience and other resources. Our in-house acquisition team has identified numerous facilities that we believe could be excellent candidates for us. In addition, we seek to identify ASCs, imaging facilities and other ancillary services that can be affiliated with our surgical hospitals allowing us to leverage our regional knowledge, expand our brand, grow our revenue base, and improve overall operating efficiencies. We seek to use our sophisticated information systems, support capacity, development capabilities, managed care expertise and analytics to become an industry consolidator.

Expand our relationships with physician partners as well as non-owner physicians to maximize the utilization of our facilities. High-performing physicians are critical to our operating model, and we constantly strive to expand our affiliations with top-performing surgeons. We market our facilities to physicians by emphasizing (i) the high level of patient and physician satisfaction, (ii) the high quality of our services and patient outcomes, and (iii) the numerous services we offer to make our physicians more productive while minimizing their administrative burdens. We work with our physician partners to identify qualified non-owner physicians to use our facilities to increase our throughput and operating margins. We believe our focus on physician satisfaction, combined with providing safe, high quality healthcare in a patient friendly and convenient environment helps us attract and retain physician partners, non-owner physicians, and referring physicians.

Provide more ancillary services. We seek to enhance the service offering by making new pre- and post-surgery procedures and services available to our patients. These services will expand our potential revenue, more fully satisfy patient needs and enhance the patient’s continuum of care. Currently, many of our surgical facilities offer some of these ancillary services, and our strategy is to expand our services through direct ownership and affiliations with other service providers in order to offer a full menu throughout our network.

Risk Factors

Our ability to execute our strategy and capitalize on our competitive strengths is subject to a number of risks more fully discussed in the “Risk Factors” section immediately following this summary. Before you invest in our Units, you should carefully consider all of the information in this prospectus, including matters set forth under the heading “Risk Factors,” such as:

•	we will require significant amounts of additional financing to execute our business plan and fund our other liquidity needs, raising substantial doubts about our ability to continue as a going concern;

•	we have incurred significant losses since we acquired 100% of the interests in Foundation Surgery Affiliates, LLC, or FSA, and Foundation Surgical Hospital Affiliates, LLC, or FSHA, in July 2013, which we refer to as the Foundation Acquisition;

•	we may not achieve compliance with the financial covenants under our credit facility that become effective for the quarter ending September 30, 2014;

•	we have identified a material weakness in the internal controls over financial reporting at FSA and FSHA and we may identify additional significant deficiencies or material weaknesses when we complete our 2014 assessment of internal controls over financial reporting;

•	we have experienced and may continue to experience a deterioration in collectability of uninsured and “patient due” accounts, which would adversely affect our collections of accounts receivable, revenues, results of operations, and cash flows;

•	we may have difficulty acquiring healthcare facilities or interests in them on favorable terms, and may encounter difficulties operating, integrating or improving financial performance at facilities we acquire;

•	if we do not effectively attract, recruit and retain qualified physicians or staff members, including as a result of competition, our ability to deliver healthcare services efficiently will be adversely affected;

•	our revenues will decline if federal or state programs reduce our Medicare or Medicaid payments or if managed care companies reduce reimbursement amounts;

•	the financial condition of payors and healthcare cost containment initiatives may limit our revenues and profitability;

•	we are subject to extensive government regulation;

•	our current principal stockholders will continue to have significant influence over us after this offering; and

•	there can be no assurance that a liquid trading market for our common stock will ever develop or the market price of our common stock will cease to be volatile.

Proposed Reverse Stock Split

At our annual meeting of stockholders held on May 12, 2014, our stockholders approved an amendment to our amended and restated certificate of incorporation to effect a reverse split of our common stock at a ratio between 1-for-3 to 1-for-10 shares in order to satisfy requirements for the listing of our common stock on the NYSE MKT. Our stockholders further authorized the board of directors to determine the ratio at which the reverse split would be effected by filing an appropriate amendment to our amended and restated certificate of incorporation. We expect to effect a     -for-     reverse stock split of our outstanding common stock just prior to the date of this prospectus. In determining a reverse stock split ratio of     -for-    , the board of directors considered a ratio that would allow us to have a number of outstanding shares to have a sufficient trading volume while considering a stock price that would be consistent with an uplist of our common stock from the OTC Markets QB Tier to a listing on the NYSE MKT exchange. Our Board of Directors determined that a ratio of     -for-     was the best balance of these and other factors.

Company Information

We are incorporated in the State of Oklahoma. Our existing focus on surgical facilities was formulated in July 2013 in conjunction with our acquisition of Foundation.

Our principal executive offices are located at 14000 N. Portland Avenue, Ste. 200, Oklahoma City, Oklahoma 73134. Our telephone number is (405) 608-1700. We maintain a website at www.fdnh.com. The URL of our website is included herein as an inactive textual reference. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

The Offering

Units offered by us	Units, with each Units consisting of one Share and one Warrant exercisable for Warrant Share. % of the Shares included in the Units and of the Warrant Shares acquirable upon exercise of the Warrants will be newly issued shares of our common stock offered by us and % will be existing shares of our common stock offered by the selling stockholder named herein. The Shares and the Warrants are immediately separable and will be issued separately. No fractional Warrants will be issued.

Offering price	$ per Unit

Common stock outstanding after this offering	shares, including the Shares included as part of the Units offered hereby.

Terms of Warrants	Each Warrant is exercisable for Warrant Share, subject to adjustment as described herein, at an exercise price of $ per Warrant Share. Each Warrant will be immediately exercisable and will expire on . See “Description of Securities on page 108 for more information.

Over-allotment option	Units, Shares and/or Warrants.

Use of proceeds	We estimate our net proceeds from this offering to be approximately $ , after deducting the estimated underwriting discounts and estimated offering expenses. We intend to use the net proceeds to acquire controlling ownership interests in ASCs in our primary hospital markets, to acquire ancillary services to complement our surgical offerings, though no such acquisitions have yet been identified, and for working capital related to these acquisitions. Pending the consummation of an acquisition, we may use a portion of the net proceeds for working capital and general corporate purposes. We will not receive any net proceeds from the portion of the Shares and Warrant Shares acquirable upon exercise of the Warrants offered by the selling stockholder, which is % of the total number of Shares and Warrant Shares included in this offering.

OTCQB symbol for our Common Stock	FDNH

Listing	We intend to apply for listing of our common stock on the NYSE MKT under the symbol “FDNH.” No assurances can be given that our application will be accepted.

Risk factors	See “Risk Factors” beginning on page 12 for a discussion of factors that you should consider carefully before deciding whether to purchase our securities.

The number of shares of common stock to be outstanding after this offering is based on 171,323,381 shares of common stock outstanding on June 30, 2014, and excludes, in each case as of June 30, 2014:

•	1,105,000 shares issuable upon the exercise of outstanding stock options at a weighted average price of $0.75 per share;

•	15,957,961 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $1.29 per share, which number of shares will be subject to adjustment in connection with the anticipated -for- reverse stock split of our issued and outstanding shares of common stock.

•	shares issuable upon the exercise of the Warrants included as part of the Units in this offering.

•	shares issuable upon the exercise of the Underwriter Warrants in connection with this offering and shares issuable upon the exercise of the Warrants included in the Units in the Underwriter Warrants.

Unless otherwise indicated, this prospectus reflects and assumes no exercise of the underwriters’ overallotment option.

We anticipate effecting a     -for-     reverse stock split of our issued and outstanding shares of common stock just prior to the date of this prospectus. Unless otherwise indicated, all references to share numbers in this prospectus reflect this reverse stock split.

Summary Historical and Consolidated Financial and Other Data

The following tables summarize our financial and other data. You should read this summary financial and other data together with the section titled “Selected Historical Consolidated Financial and Other Data” included elsewhere in this prospectus and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as our financial statements and related notes contained in this prospectus. We have derived the statements of operations data for the fiscal years ended December 31, 2013 and 2012 from our audited financial statements and related notes contained in this prospectus and for the fiscal year ended December 31, 2011 from our audited financial statements and related notes not contained in this prospectus. The summary financial data for the six months ended June 30, 2014 and 2013 and as of June 30, 2014 are derived from our unaudited financial statements and related notes contained in this prospectus and are not indicative of results to be expected for the full year. Moreover, our historical results for prior or interim periods are not necessarily indicative of results to be expected in the future.

	Audited			Unaudited
	Years Ended December 31,			Six Months Ended June 30,
	2013	2012	2011	2014	2013
Net revenues and equity in earnings of affiliates	$93,144,443	$52,975,503	$41,220,659	$45,134,210	$42,135,906
Operating Expenses:
Salaries and benefits	28,244,950	15,659,561	9,840,337	14,978,240	12,795,378
Supplies	22,871,118	11,114,752	9,249,538	10,634,377	10,334,225
Other operating expenses	32,916,003	18,467,864	17,822,082	18,154,125	15,903,357
Impairment of goodwill	21,864,781	—	—	—	—
Impairment of equity investment in affiliates	1,640,389	200,000	—	—	—
Depreciation and amortization	5,093,246	2,593,969	2,191,473	2,884,301	2,346,061

Total operating expenses	112,630,487	48,036,146	39,103,430	46,651,043	41,379,021
Net other income (expense)	(2,026,551)	(1,163,597)	1,791,622	(1,004,392)	(1,019,614)

Income (loss) from continuing operations, before taxes	(21,512,595)	3,775,760	3,908,851	(2,521,225)	(262,729)
(Provision) benefit for income taxes	(814,513)	—	—	852,005	—

Income (loss) from continuing operations, net of taxes	(22,327,108)	3,775,760	3,908,851	(1,669,220)	(262,729)
Loss from discontinued operations, net of tax	(839,238)	—	—	(501,038)
Extraordinary gain attributable to Foundation Healthcare, net of tax	4,833,715	—	—	—	—
Extraordinary gain attributable to noncontrolling interests	3,273,524	—	—	—	—

Net income (loss)	(15,059,107)	3,775,760	3,908,851	(2,170,258)	(262,729)
Less: Net income (loss) attributable to noncontrolling interests	4,345,417	46,867	(418,834)	846,223	(880,087)

Net income (loss) attributable to Foundation Healthcare	(19,404,524)	3,728,893	4,327,685	(3,016,481)	617,358
Preferred noncontrolling interests dividends	(1,022,103)	(1,274,985)	(1,274,985)	(386,138)	(599,207)

Net income (loss) attributable to Foundation Healthcare common stock	$(20,426,627)	$2,453,908	$3,052,700	$(3,402,619)	$18,151

	Audited			Unaudited
	Years Ended December 31,			Six Months Ended June 30,
	2013	2012	2011	2014	2013
Earnings per common share (basic and diluted):
Net income (loss) from continuing operations attributable to Foundation Healthcare common stock	$(0.15)	$0.02	$0.02	$(0.02)	$—
Loss from discontinued operations, net of tax	(0.01)	—	—	—	—
Extraordinary gain attributable to Foundation Healthcare, net of tax	0.03	—	—	—	—

Net income (loss) per share, attributable to Foundation Healthcare common stock	$(0.13)	$0.02	$0.02	$(0.02)	$—

Weighted average number of common and diluted shares outstanding	162,930,125	162,523,276	162,523,276	169,318,636	162,523,276

Pro forma income information:
Pro forma (provision) benefit for income taxes	$(914,350)	$(1,434,789)	$(1,644,520)		$(234,596)
Pro forma net income (loss) attributable to Foundation Healthcare common stock	$(20,526,464)	$1,019,119	$1,408,180		$(216,445)
Pro forma basic and diluted net income (loss) per share	$(0.13)	$0.01	$0.01		$—
Other financial data (unaudited)(1):
Adjusted EBITDA	$9,386,869	$7,833,526	$7,414,937	$2,374,423	$3,106,104

(1)	We define Adjusted EBITDA as net income before interest, taxes, depreciation, and amortization, further adjusted to eliminate the impact of certain additional non-cash and other items that we do not consider meaningful in the evaluation of our operating performance from period to period as discussed further below. Adjusted EBITDA is included in this prospectus because it represents a key metric used by our management to assess financial performance. We use Adjusted EBITDA to supplement GAAP measures of performance in order to evaluate the effectiveness of our business strategies, to make budgeting decisions and to compare our performance to the results of peer companies using similar measures. Adjusted EBITDA is also frequently used by analysts, investors and other interested parties to evaluate companies in our industry.

Adjusted EBITDA is a non-GAAP measure of our financial performance and should not be considered as an alternative to net income (loss) as a measure of financial performance, or any other performance measure derived in accordance with GAAP, nor should it be construed as an inference that our future results will be unaffected by unusual or other items. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the adjustments in this presentation, such as preopening expenses, stock compensation expense, and other adjustments. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures, facility openings and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. Management compensates for these limitations by also reviewing our GAAP results. Our presentation of Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

The following table sets forth a reconciliation of our Adjusted EBITDA to net income (loss) using data derived from our consolidated financial statements for the periods indicated:

	Years Ended December 31,			Six Months Ended June 30,
	2013	2012	2011	2014	2013
Net income (loss)	$(15,059,107)	$3,775,760	$3,908,851	$(2,170,258)	$(262,729)
Less: Extraordinary gain, net of tax	8,107,239	—	—	—	—
Less: Loss from discontinued operations, net of tax	(839,238)	—	—	(501,038)	—

Income (loss) from continuing operations, net of taxes	(22,327,108)	3,775,760	3,908,851	(1,669,220)	(262,729)
EBITDA adjustments:
Plus: Interest expense, net	2,171,327	1,263,797	1,314,613	1,005,232	1,022,772
Plus: Provision (benefit) for income taxes	814,513	—	—	(852,005)	—
Plus: Depreciation and amortization	5,093,246	2,593,969	2,191,473	2,884,301	2,346,061

Total EBITDA adjustments	8,079,086	3,857,766	3,506,086	3,037,528	3,368,833

EBITDA from continuing operations	(14,248,022)	7,633,526	7,414,937	1,368,308	3,106,104
Adjusted EBITDA adjustments:
Plus: Impairment of goodwill	21,864,781	—	—
Plus: Impairment of equity investment in affiliates	1,640,389	200,000	—	—	—
Plus: Stock compensation expense	129,721	—	—	1,006,115	—

Total Adjusted EBITDA adjustments	23,634,891	200,000	—	1,006,115	—

Adjusted EBITDA	$9,386,869	$7,833,526	$7,414,937	$2,374,423	$3,106,104

The following table presents our summary consolidated balance sheet data as of June 30, 2014:

•	on an actual basis; and

•	on an as adjusted basis to further reflect the receipt by us of net proceeds of $ million from the sale of the Units by us in this offering, less underwriting discounts and commissions and estimated offering expenses payable by us.

	As of June 30, 2014
	Actual	As Adjusted
	(Unaudited)	(Unaudited)
Balance Sheet Data:
Cash and cash equivalents	$1,875,669	$
Working capital (deficit)	2,078,129
Total assets	55,536,996
Short-term debt	630,478
Long-term debt, including current portion	28,657,826
Total liabilities from discontinued operations	1,249,217
Preferred noncontrolling interests	8,700,000
Accumulated deficit	(38,573,934)
Total stockholders’ equity (deficit)	(18,781,122)

RISK FACTORS

An investment in our Units involves a high degree of risk. Before deciding to invest in our Units, you should carefully consider the following risk factors, as well as other information contained in this prospectus. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition or results of operations, which could cause you to lose all or part of your investment. The risks described below are not the only risks we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial may also adversely affect our business, financial condition, results of operations and cash flows, in which case you may lose all or part of your investment in our Units. In addition, statements in the following risk factors may constitute forward-looking statements. Please see “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Related to Our Business

We will require significant amounts of additional financing to execute our business plan and fund our other liquidity needs. If our operating results do not meet or exceed our projections, we may be unable to continue operations and could be forced to substantially curtail operations or cease operations all together.

On June 30, 2014, we completed a refinancing of substantially all of our outstanding indebtedness through the execution of a Loan Agreement, or the SNB Credit Facility, with Bank SNB, National Association, and Texas Capital Bank, together referred to as Lenders. The SNB Credit Facility provides for a term loan in the principal amount of $27.5 million, referred to as the Term Loan, and a revolving line of credit of $2.5 million, referred to as the Revolving Loan, for total principal of $30 million. We believe our cash on hand, the $2.5 million Revolving Loan and projected cash flow from operations will provide us enough liquidity to meet our cash requirements over the next 12 months. However, if our cash flows from operations do not meet or exceed our projections, we may need to raise additional funds through debt or equity financings. These uncertainties raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

We have a bank credit facility of approximately $30 million and we may not achieve compliance with certain financial covenants which begin September 30, 2014. These covenants and other provisions of the credit facility could also have a negative impact on our liquidity or restrict our activities.

Under the Loan Agreement covering the SNB Credit Facility and commencing with the calendar quarter ending September 30, 2014 and thereafter during the term of the SNB Credit Facility, based on the latest four rolling quarters, we agreed to continuously maintain compliance with the following financial covenants (collectively referred to as “Debt Ratios”):

Senior Debt Ratio. We must maintain a Senior Debt Ratio not in excess of 3.00 to 1.00 as of the end of each fiscal quarter beginning with the quarter ending September 30, 2014.

Senior Debt Service Coverage Ratio. We must maintain a Senior Debt Service Coverage Ratio of not less than 1.30 to 1.00 as of the end of each fiscal quarter beginning with the quarter ending September 30, 2014.

Adjusted Senior Debt Service Coverage Ratio. We must maintain an Adjusted Senior Debt Service Coverage Ratio of not less than 1.05 to 1.00 as of the end of each fiscal quarter beginning with the quarter ending September 30, 2014.

As of June 30, 2014, our Debt Ratios are less than the minimum ratios that will be required beginning with the quarter ending September 30, 2014. The Debt Ratios are calculated using the latest four rolling quarters. Until June 30, 2015 and for purposes of calculating compliance with the financial covenants in SNB Credit Facility, EBITDA shall be determined by annualizing EBITDA for the fiscal quarter ending on September 30, 2014 and each quarter that has elapsed thereafter. Based on our projected results for the quarter ending September 30, 2014, we believe we will achieve compliance with the Debt Ratios. If we are unsuccessful in achieving compliance with the Debt Ratios, there is no assurance that our Lenders will waive or delay the requirement.

In addition to these financial covenants, the SNB Credit Facility also contains various other provisions that limit our ability to engage in specified types of transactions. Our overall leverage and the terms of the SNB Credit Facility could:

•	limit our ability to obtain additional financing in the future for working capital, capital expenditures and acquisitions;

•	make it more difficult to satisfy our obligations under the terms of our indebtedness;

•	limit our ability to refinance our indebtedness on terms acceptable to us or at all;

•	limit our flexibility to plan for and adjust to changing business and market conditions in the industry in which we operate and increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow to make interest and principal payments on our debt, thereby limiting the availability of our cash flow to fund future acquisitions, working capital, business activities, and other general corporate requirements;

•	limit our ability to obtain additional financing for working capital, to fund growth or for general corporate purposes, even when necessary to maintain adequate liquidity; and

•	subject us to higher levels of indebtedness relative to competitors, which may cause a competitive disadvantage and may reduce our flexibility in responding to increased competition.

A breach of any of these covenants could result in a default under the SNB Credit Facility.

In the event we receive a notice of default from the Lenders and the default is not cured within 10 days following notice, the Lenders will have the right to declare the outstanding principal and accrued and unpaid interest immediately due and payable. If the Lenders accelerate the payment of outstanding principal and interest, we will need to file a current report on Form 8-K with the SEC disclosing the event of default and the acceleration of payment of all principal and interest. In addition, we do not expect to be able to pay all outstanding principal and interest if the Lenders accelerate the due dates for such amounts. Since we have granted the Lenders a security interest in all of our assets, the Lenders could elect to foreclose on such assets. If the Lenders declare an event of default and/or accelerate the payment of our obligations under the SNB Credit Facility, then the disclosure of such fact may cause a material decrease in the price of our stock. The declaration of an event of default and the move to foreclose on our assets may cause a material adverse effect on our ability to operate our business in the ordinary course of business as well as a material adverse effect on our liquidity, results of operations and financial position.

We have incurred significant operating losses since the Foundation Acquisition and although we anticipate generating operating income in the near future, our operating losses could continue. In addition, our auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain further financing.

We have financed our operations through revenues from operations, as well as the issuance of debt and equity securities and have incurred significant losses since the Foundation Acquisition. Net loss attributable to Foundation Healthcare common stock was $20.4 million for the year ended December 31, 2013 and $3.4 million for the six months ended June 30, 2014. While we anticipate generating operating income by the end of 2014, we are unable to predict the extent of any future losses or when and if we will become profitable.

Furthermore, our audited financial statements for the year ended December 31, 2013, were prepared under the assumption that we would continue our operations as a going concern. Our independent registered public accounting firm has included an explanatory paragraph in its report on our financial statements indicating that we have insufficient working capital as of December 31, 2013 to fund anticipated working capital needs over the next twelve months, and that these factors raise substantial doubt about our ability to continue as a going concern. Disclosures questioning a company’s ability to continue as a going concern are generally viewed unfavorably by analysts and investors. If we become unable to continue as a going concern, we will likely have to liquidate our assets. The covenants under our SNB Credit Facility may limit our ability to dispose of material assets or operations, and even if permitted, the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. In addition, such measures may not be available or successful. As a result, you may lose your investment. The reaction of investors to the inclusion of a going concern uncertainty explanatory paragraph by our auditors and our potential inability to continue as a going concern may materially adversely affect our share price and our ability to raise new capital, enter into strategic alliances, and/or maintain compliance with the financial or other covenants under our SNB Credit Facility.

If we continue to incur losses, we may be unable to continue to operate our business and may need to cease operations entirely. Continued operations and our ability to continue as a going concern may also be dependent on our ability to obtain additional funding in the near future and thereafter, and there are no assurances that such funding will be available at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We have identified a material weakness in the internal controls over financial reporting at FSA and FSHA and we may identify additional significant deficiencies or material weaknesses when we complete our 2014 assessment internal controls over financial reporting.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

We intend to continue to grow our business through the acquisition of existing facilities or interests in such facilities. When we acquire such businesses or interests, our due diligence may fail to discover defects or deficiencies in the design and operations of the internal controls over financial reporting of such businesses, or defects or deficiencies in the internal controls over financial reporting may arise when we try to integrate the operations of these newly acquired businesses with our own. We can provide no assurances that we will not experience such issues in future acquisitions, the result of which could have a material adverse effect on our financial statements.

In this regard, although we have not performed an assessment of the effectiveness of the design and operation of the internal controls over financial reporting at FSA and FSHA, we have identified certain material weaknesses at FSA and FSHA related to the lack of sufficient internal review and approval of critical accounting schedules used in the preparation of financial statements and the lack of sufficient review and approval of the accounting impact and treatment of material contracts and agreements. FSA and FSHA were not required to be included in our assessment of internal controls for 2013 but will be included in our assessment for 2014, which may increase our risk for additional significant deficiencies or material weaknesses in our internal control over financial reporting.

We have experienced and may continue to see the growth of uninsured and “patient due” accounts, and deterioration in the collectability of these accounts which would adversely affect our collections of accounts receivable, revenues, results of operations and cash flows.

The primary collection risks associated with our accounts receivable relate to the uninsured patient accounts and patient accounts for which the primary insurance carrier has paid the amounts covered by the applicable agreement, but patient responsibility amounts (deductibles and co-payments) remain outstanding. The provision for doubtful accounts relates primarily to amounts due directly from patients. This risk has increased, and will likely continue to increase, as more individuals enroll in high deductible insurance plans or those with high co-payments or who have no insurance coverage. These trends will likely be exacerbated if general economic conditions remain challenging or if unemployment levels in the communities in which we operate rise. As a result of such conditions, our business strategies to generate organic growth and to improve admissions and adjusted admissions at our facilities could become more difficult to accomplish.

The amount of our provision for doubtful accounts is based on our assessments of historical collection trends, business and economic conditions, trends in federal and state governmental and private employer health coverage and other collection indicators. A continuation in trends that results in increasing the proportion of accounts receivable being comprised of uninsured accounts and deterioration in the collectability of these accounts could adversely affect our collections of accounts receivable, results of operations and cash flows. As enacted, the ACA seeks to decrease, over time, the number of uninsured individuals. Among other things, the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, collectively referred to as the ACA, incentivizes states to expand their Medicaid eligibility requirements and incentivizes employers to offer, and requires individuals to carry, health insurance or be subject to penalties. However, it is difficult to predict the full impact of the ACA due to its complexity, lack of implementing regulations and interpretive guidance, gradual and potentially delayed implementation, and possible amendment, as well as our inability to foresee how individuals, businesses and states will respond to the choices afforded them by the ACA. In addition, even after implementation of the ACA, we may continue to experience uncollectible accounts and be required to provide uninsured discounts and charity care for undocumented aliens who are not permitted to enroll in a health insurance exchange or government healthcare programs.

Controls designed to reduce inpatient services may reduce our revenues.

Controls imposed by Medicare, Medicaid, and commercial third-party payors designed to reduce admissions and lengths of stay, commonly referred to as “utilization review,” have affected and are expected to continue to affect our facilities. Federal law contains numerous provisions designed to ensure that services rendered by healthcare facilities to Medicare and Medicaid patients meet professionally recognized standards and are medically necessary and that claims for reimbursement are properly filed. These provisions include a requirement that a sampling of admissions of Medicare and Medicaid patients must be reviewed by quality improvement organizations, which review the appropriateness of Medicare and Medicaid patient admissions and discharges, the quality of care provided, the validity of diagnosis related group, or MS-DRG, classifications and the appropriateness of cases of extraordinary length of stay or cost on a post-discharge basis. Quality improvement organizations may deny payment for services or assess fines and also have the authority to recommend to the U.S. Department of Health and Human Services, or HHS, that a provider which is in substantial noncompliance with the standards of the quality improvement organization be excluded from participation in the Medicare program. The ACA potentially expands the use of prepayment review by Medicare contractors by eliminating statutory restrictions on their use. As a result, efforts to impose more stringent cost controls are expected to continue. Utilization review is also a requirement of most non-governmental managed care organizations and other third-party payors. Inpatient utilization, average lengths of stay and occupancy rates continue to be negatively affected by payor-required preadmission authorization and utilization review and by third party payor pressure to maximize outpatient and alternative healthcare delivery services for less acutely ill patients. Although we are unable to predict the effects of these controls and changes, they could have a material, adverse effect on our business, financial position and results of operations.

The healthcare industry trend towards value-based purchasing may negatively impact our revenues.

There is a trend in the healthcare industry toward value-based purchasing of healthcare services. These value-based purchasing programs include both public reporting of quality data and preventable adverse events tied to the quality and efficiency of care provided by facilities. Governmental programs including Medicare and Medicaid currently require healthcare facilities to report certain quality data to receive full reimbursement updates. In addition, Medicare does not reimburse for care related to certain preventable adverse events. Many large commercial payors currently require healthcare facilities to report quality data, and several commercial payors do not reimburse healthcare facilities for certain preventable adverse events.

The ACA contains a number of provisions intended to promote value-based purchasing. Effective July 1, 2011, the ACA prohibits the use of federal funds under the Medicaid program to reimburse providers for medical assistance provided to treat hospital acquired conditions (“HAC”s). Beginning in federal fiscal year (“FFY”) 2015, hospitals that fall into the top 25% of national risk-adjusted HAC rates for all hospitals in the previous year will receive a 1% reduction in their total Medicare payments. Another provision reduces payments for all inpatient discharges for hospitals that experience excessive readmissions for certain conditions designated by HHS.

The ACA also requires HHS to implement a value-based purchasing program for inpatient hospital services. The ACA requires HHS to reduce inpatient hospital payments for all discharges by a percentage beginning at 1% in FFY 2013 and increasing by 0.25% each fiscal year up to 2% in FFY 2017 and subsequent years. HHS will pool the amount collected from these reductions to fund payments to reward hospitals that meet or exceed certain quality performance standards established by HHS. HHS will determine the amount each hospital that meets or exceeds the quality performance standards will receive from the pool of dollars created by these payment reductions.

We expect value-based purchasing programs, including programs that condition reimbursement on patient outcome measures, to become more common and to involve a higher percentage of reimbursement amounts. We are unable at this time to predict how this trend will affect our results of operations, but it could negatively impact our revenues.

The lingering effects of the economic recession could materially adversely affect our financial position, results of operations or cash flows.

The U.S. economy continues to experience the negative effects from an economic recession, and unemployment levels remain relatively high. While certain healthcare spending is considered non-discretionary and may not be significantly impacted by economic downturns, other types of healthcare spending may be adversely impacted by such conditions. When patients are experiencing personal financial difficulties or have concerns about general economic conditions, they may choose:

•	to defer or forego elective surgeries and other non-emergent procedures, which are generally more profitable lines of business for healthcare facilities; or

•	a high-deductible insurance plan or no insurance at all, which increases a healthcare facility’s dependence on self-pay revenue. Moreover, a greater number of uninsured patients may seek care in our emergency rooms. Generally, revenue from patients, or self-pay revenue, is more volatile and difficult to predict than revenue from third party payors.

We are unable to determine the specific impact of these economic conditions on our business at this time, but we believe that the lingering effects of the economic recession could have an adverse impact on our operations and could impact not only the healthcare decisions of our patients, but also the solvency of managed care providers and other counterparties to transactions with us.

The failure of certain employers, or the closure of certain manufacturing and other facilities in our markets, can have a disproportionate impact on our facilities.

The economies in the non-urban communities in which our facilities primarily operate are often dependent on a small number of large employers, especially manufacturing or other facilities. These employers often provide income and health insurance for a disproportionately large number of community residents who may depend on our facilities for care. The failure of one or more large employers, or the closure or substantial reduction in the number of individuals employed at manufacturing or other facilities located in or near many of the non-urban communities in which our facilities primarily operate, could cause affected employees to move elsewhere for employment or lose insurance coverage that was otherwise available to them. The occurrence of these events may cause a material reduction in our revenues and results of operations or impede our business strategies intended to generate organic growth and improve operating results at our facilities.

We may have difficulty acquiring healthcare facilities or interest in them on favorable terms.

One element of our business strategy is expansion through the acquisition of healthcare facilities, such as surgical hospitals or ASCs, or interests in such facilities, primarily in non-urban markets. We face significant competition to acquire attractive facilities, and we may not find suitable acquisitions on favorable terms. Our primary competitors for acquisitions have included for-profit and tax-exempt hospitals and hospital systems and privately capitalized start-up companies. Buyers with a strategic desire for any particular healthcare facility, for example, a hospital located near existing hospitals or those who will realize economic synergies, have demonstrated an ability and willingness to pay premium prices for such facilities. Strategic buyers, as a result, can present a competitive barrier to our acquisition efforts.

Given the increasingly challenging regulatory and enforcement environment, our ability to acquire healthcare facilities or interests in them could be negatively impacted if targets are found to have material unresolved compliance issues. We may condition our purchase on the resolution of such issues. We could experience delays in closing or fail to close transactions with targets that initially were attractive but became unattractive as a result of a poor compliance program, material non-compliance with laws or failure to timely address compliance risks.

The cost of an acquisition could have a negative effect on our results of operations, depending on various factors, including the amount paid for the acquisition, the acquired facility’s results of operations, allocation of purchase price, effects of subsequent legislation and limitations on rate increases. In the past, we have occasionally experienced temporary delays in improving the operating margins or effectively integrating the operations of our acquired facilities. In the future, if we are unable to improve the operating margins of acquired facilities, operate them profitably or effectively integrate their operations, we may be unable to achieve our growth strategy.

Even if we are able to identify an attractive target, we may not be able to obtain financing, if necessary, for any acquisitions or joint ventures that we might undertake. We will need capital to execute our growth strategy and may finance future acquisitions and development projects through debt or equity financings. Disruptions to financial markets or other adverse economic conditions may adversely impact our ability to complete any such financing or the terms of any such financing. To the extent that we undertake these financings, our stockholders may experience ownership dilution. To the extent we incur debt, we may have significant interest expense and may be subject to covenants in the related debt agreements that affect the conduct of our business. If we do not have sufficient capital resources, our growth could be limited and our results of operations could be adversely impacted. Our SNB Credit Facility requires that we comply with financial covenants and may not permit additional borrowing or other sources of debt financing, especially if we are not in compliance with those covenants. We can give you no assurances that we will be able to obtain financing necessary for our acquisition and development strategy or that, if available, the financing will be available on terms acceptable to us. Our failure to acquire facilities or interests in them consistent with our growth plans could prevent us from increasing our revenues.

In recent years, the legislatures and attorneys general of several states have become more interested in sales of hospitals by tax-exempt entities. This heightened scrutiny may increase the cost and difficulty, or prevent the completion, of transactions with tax-exempt organizations in the future.

We can give you no assurances that we will be successful in acquiring or developing suitable facilities, that the businesses we acquire and develop will achieve satisfactory operating results or that newly developed facilities will not incur greater than expected operating losses.

We may encounter difficulty operating, integrating and improving financial performance at acquired facilities.

We may be unable to timely and effectively integrate any facilities that we acquire with our ongoing operations. We may experience delays in implementing operating procedures and systems in newly acquired facilities. Integrating an acquired facility could be expensive and time consuming and could disrupt our ongoing business, negatively affect cash flow and distract management and other key personnel. In addition, acquisition activity requires transitions from, and the integration of, operations and, usually, information systems that are used by acquired businesses. In addition, we may not be able to achieve improved financial performance at acquired facilities within our targeted time frames, or continue to improve financial performance for sustained periods following the acquisition.

Loss of members of our senior management or failure to attract other highly qualified personnel could adversely affect the combined company’s operations.

We depend on the continued service of members of our senior management and other qualified personnel for the success of our business. For example, we rely on our Chairman, Thomas A. Michaud, for identification, completion and integration of new acquisitions and development opportunities given his connections in the market for surgical hospitals, ASCs and ancillary service facilities. We also rely on our Chief Executive Officer, Stanton Nelson, for his leadership of our company and its operation as a public company as well as his experience identifying and completing acquisitions and in raising both equity and debt financing. The loss of services of any of the members of our senior management or such qualified personnel could adversely affect our business until a suitable replacement can be found. There can be no assurance that we will be able to identify or employ such qualified personnel on acceptable terms or on a timely basis, which could cause a disruption to our business.

If we do not effectively attract, recruit and retain qualified physicians, our ability to deliver healthcare services efficiently will be adversely affected.

As a general matter, only physicians on our medical staffs may direct admissions and the services ordered once a patient is admitted to one of our facilities. As a result, the success of our facilities depends in part on the number and quality of the physicians on the medical staffs of our facilities, the admitting practices of those physicians and maintaining good relations with those physicians.

The success of our efforts to recruit and retain quality physicians depends on several factors, including the actual and perceived quality of services provided by our facilities, our ability to meet demands for new technology and our ability to identify and communicate with physicians who want to practice in non-urban communities. In particular, we face intense competition in the recruitment and retention of specialists because of the difficulty in convincing these individuals of the benefits of practicing or remaining in practice in non-urban communities. If the non-urban communities in which our facilities primarily operate are not seen as attractive, then we could experience difficulty attracting and retaining physicians to practice in our communities. In this regard, in some of the markets in which we operate, there are shortages of physicians in our targeted specialties. In addition, in some of these markets, hospitals are recruiting physicians or groups of physicians to become employed by the hospitals, including primary care physicians and physicians in our targeted specialties, and restricting those physicians’ ability to refer patients to physicians and facilities not affiliated with the hospital. In addition, physicians, hospitals, payors and other providers may form integrated delivery systems or utilize plan structures that restrict the physicians who may treat certain patients or the facilities at which patients may be treated. These restrictions may impact our facilities and the medical practices of our physician partners. We may not be able to recruit all of the physicians we target. In addition, we may incur increased costs, expenses or other liabilities, such as those relating to malpractice if the quality of physicians we recruit does not meet our expectations.

From time to time, we have had and may have future disputes with physicians who use or own interests in our facilities. Our revenues and profitability may be adversely affected if a key physician or group of physicians stop using or reduce their use of our facilities as a result of changes in their physician practice, changes in payment rates or systems, or a disagreement with us. In addition, if the physicians who use our facilities do not provide quality medical care or follow required professional guidelines at our facilities or there is damage to the reputation of a physician or group of physicians who use our facilities, our business and reputation could be damaged.

Additionally, our ability to recruit physicians is closely regulated. For example, the types, amount and duration of assistance we can provide to recruited physicians are limited by the federal physician self-referral law, referred to as the Stark law, a federal criminal law which prohibits knowingly and willfully offering, paying, soliciting or receiving any form of remuneration in return for referring patients for services or items payable under a federal healthcare program or purchasing, leasing, ordering or arranging for any good, facility, service or item for which payment may be made in whole or in part by a federal healthcare program, referred to as the federal Anti-Kickback Statute, state anti-kickback statutes, and related regulations. The Stark law requires, among other things, that recruitment assistance can only be provided to physicians who meet certain geographic and practice requirements, that the amount of assistance cannot be changed during the term of the recruitment agreement, and that the recruitment payments cannot generally benefit physicians currently in practice in the community beyond recruitment costs actually incurred by them. In addition to these legal requirements, there is competition from other communities and facilities for these physicians, and this competition continues after the physician is practicing in one of our communities.

Our facilities face competition for staffing, which may increase labor costs and reduce profitability.

In addition to our physicians, the operations of our facilities are dependent on the efforts, abilities and experience of our facilities management and medical support personnel, such as nurses, pharmacists and lab technicians. We compete with other healthcare providers in recruiting and retaining qualified management and staff personnel responsible for the day-to-day operations of each of our facilities, including nurses and other non-physician healthcare professionals. In some markets, the scarce availability of nurses and other medical support personnel presents a significant operating issue. This shortage may require us to enhance wages and benefits to recruit and retain nurses and other medical support personnel, recruit personnel from foreign countries, and hire more expensive temporary or contract personnel. In addition, the states in which we operate could adopt mandatory nurse-staffing ratios or could reduce mandatory nurse staffing ratios already in place. State-mandated nurse-staffing ratios could significantly affect labor costs and have an adverse impact on revenues if we are required to limit admissions in order to meet the required ratios. If our labor costs increase, we may not be able to raise rates to offset these increased costs. We also depend on the available labor pool of semi-skilled and unskilled employees in each of the markets in which we operate. Because a significant percentage of our revenue consists of fixed, prospective payments, our ability to pass along increased labor costs is constrained. Our failure to recruit and retain qualified management, nurses and other medical support personnel or to control our labor costs could have a material adverse effect on our financial condition or results of operations.

The loss of certain physicians can have a disproportionate impact on certain of our facilities.

Certain physicians generate a relatively large amount of revenue at our facilities compared to other physicians. For example, the top ten attending physicians within each of our hospitals generally represent a large share of our inpatient revenues and admissions. The loss of any such physicians, even if temporary, could cause a material reduction in our revenues and operating profits at any of our facilities, which could take significant time to replace given the difficulty and costs associated with recruiting and retaining physicians.

We are subject to risks associated with outsourcing functions to third parties.

To improve operating margins, productivity and efficiency, we outsource selected nonclinical business functions to third parties. We take steps to monitor and regulate the performance of independent third parties to whom we delegate selected functions, including revenue cycle management, patient access, billing, cash collections, payment compliance and support services, project implementation, supply chain management and payroll services.

Arrangements with third party service providers may make our operations vulnerable if vendors fail to satisfy their obligations to us as a result of their performance, changes in their own operations, financial condition, or other matters outside of our control. The expanding role of third party providers may also require changes to our existing operations and the adoption of new procedures and processes for retaining and managing these providers, as well as redistributing responsibilities as needed, in order to realize the potential productivity and operational efficiencies. Effective management, development and implementation of our outsourcing strategies are important to our business. If there are delays or difficulties in enhancing business processes or our third party providers do not perform as anticipated, we may not fully realize on a timely basis the anticipated economic and other benefits of the outsourcing projects or other relationships we enter into with key vendors, which could result in substantial costs, divert management’s attention from other strategic activities, negatively affect employee morale or create other operational or financial problems for us.

Terminating or transitioning arrangements with key vendors could result in additional costs and a risk of operational delays, potential errors and possible control issues as a result of the termination or during the transition phase.

Other healthcare facilities provide services similar to those which we offer. In addition, physicians provide services in their offices that could be provided in our facilities. These factors increase the level of competition we face and may therefore adversely affect our revenues, profitability and market share.

Competition among healthcare service providers has intensified in recent years. We compete with other healthcare service providers, including larger tertiary care centers located in larger metropolitan areas, and with physicians who provide services in their offices which could otherwise be provided in our facilities. Although the healthcare service providers with which we compete may be a significant distance away from our facilities, patients in our markets may migrate on their own to, may be referred by local physicians to, or may be encouraged by their health plan to travel to these third party facilities. Furthermore, some of the healthcare service providers with which we compete may offer more or different services than those available at our facilities, may have more advanced equipment or may have a medical staff that is thought to be better qualified. Also, some of the healthcare service providers that compete with our facilities are owned by tax-supported governmental agencies or not-for-profit entities supported by endowments and charitable contributions. These healthcare service providers, in many instances, are also exempt from paying sales, property and income taxes.

Quality of care and value-based purchasing have also become significant trends and competitive factors in the healthcare industry. In 2005, the Centers for Medicare and Medicaid Services, or CMS, began making public performance data relating to ten quality measures that healthcare facilities submit in connection with their Medicare reimbursement. Since that time, CMS has on several occasions increased the number of quality measures these facilities are required to report in order to receive the full Inpatient Prospective Payment System and Outpatient Prospective Payment System market basket updates. In addition, the Medicare program no longer reimburses healthcare facilities for care relating to certain preventable adverse events, and many private healthcare payors have adopted similar policies. If the public performance data become a primary factor upon which patients choose to receive care, and if competing healthcare facilities have better results than our facilities on those measures, we would expect that our patient volumes could decline.

We also face very significant and increasing competition from services offered by physicians (including physicians on our medical staffs) in their offices and from other specialized care providers, including outpatient surgery, oncology, physical therapy and diagnostic centers (including many in which physicians may have an ownership interest). Some of our hospitals have and will seek to develop outpatient facilities where necessary to compete effectively. However, to the extent that other providers are successful in developing outpatient facilities or physicians are able to offer additional, advanced services in their offices, our market share for these services will likely decrease in the future.

If we do not continually enhance our facilities with the most recent technological advances in diagnostic and surgical equipment, our ability to maintain and expand our markets may be adversely affected.

Technological advances, including with respect to computer-assisted tomography scanner (CTs), magnetic resonance imaging (MRIs) and robotic surgery devices, continue to evolve. In addition, the manufacturers of such equipment often provide incentives to try to increase their sales, including providing favorable financing to higher credit risk organizations. In an effort to compete, we must continually assess our equipment needs and upgrade our equipment as a result of technological improvements. We believe that the level of patient traffic correlates directly to the quality and level of sophistication of such diagnostic and surgical equipment. If we don’t maintain our facilities with diagnostic and surgical equipment that is in-line with current technological advances, we may lose patient traffic and our revenues may be materially reduced.

We may be subject to liabilities because of malpractice and other legal claims, which may not be covered by insurance.

We have been and may continue to be subject to medical malpractice lawsuits and other legal actions arising out of the operations of our owned and leased facilities and the activities of our employed physicians. These actions may involve large claims and significant defense costs. In an effort to resolve one or more of these matters, we may choose to negotiate a settlement. Amounts we pay to settle any of these matters may be material. Although we maintain professional and general liability insurance with unrelated commercial insurance carriers to provide for losses in excess of our deductible amount, claims could exceed the scope of the coverage in effect, or coverage of particular claims could be denied. In this regard, as of September 10, 2014, most of our ASC’s limits on professional insurance and general insurance policies are each $2,000,000 per occurrence and $4,000,000 aggregate per year and excess coverage of $5,000,000. The rest of the ASC’s and the Hospitals each have $1,000,000 per occurrence/$3,000,000 aggregate per year and excess coverage of $5,000,000. If we are required to pay material amounts which are not covered by insurance, it could have a material adverse effect on our cash position, cash flows from operations and net income.

Our failure to successfully implement our growth plan may adversely affect our financial performance.

We intend to grow incrementally through acquisitions of healthcare facilities or interests in them. As this growth plan is pursued, we may encounter difficulties expanding and improving our operating and financial systems to maintain pace with the increased complexity of the expanded operations and management responsibilities.

The success of our growth strategy will also depend on a number of other factors, including:

•	economic conditions;

•	competition;

•	the ability to attract and retain physician partners;

•	financing and working capital requirements;

•	the availability of new acquisitions or investments at a reasonable cost;

•	the ability to negotiate purchase agreements on favorable terms; and

•	the ability to successfully integrate acquired businesses.

The failure of our growth strategy may have a material adverse effect on our operating results and financial condition.

If we acquire businesses with unknown or contingent liabilities, we could become liable for material obligations.

We have directly or indirectly assumed liabilities of businesses that we have acquired or obtained an interest in, and may continue to do so in the future. There may be liabilities or risks that we fail, or are unable, to discover, or that we underestimate, in the course of performing our due diligence investigations of such businesses. Additionally, businesses that we have acquired, invested in, or may acquire or invest in at some point in the future may have made previous acquisitions, and we will be subject to certain liabilities and risks relating to these prior acquisitions as well. Examples of such liabilities and risks include failure to comply with healthcare laws and regulations, medical and general professional liabilities, worker’s compensation liabilities, tax liabilities and unacceptable business practices. We cannot assure you that our rights to indemnification contained in agreements that we have entered or may enter into will be sufficient in amount, scope or duration to fully offset the possible liabilities associated with the business or property acquired. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business, financial condition or results of operations. As we begin to operate acquired businesses, we may learn additional information about them that adversely affects us, such as unknown or contingent liabilities, issues relating to compliance with applicable laws or issues related to ongoing operations. Unexpected liabilities could have a material adverse impact on our business.

The goodwill and other intangible assets acquired pursuant to our acquisitions of healthcare facilities may become impaired and require write-downs and the recognition of substantial impairment expense. Goodwill and other intangible assets related to future acquisitions may require additional write-downs and the recognition of additional substantial impairment expense.

At June 30, 2014, we had $1.0 million and $10.1 million in goodwill and other intangible assets, respectively, that were recorded in connection with the acquisitions of our facilities. We periodically evaluate whether or not to take an impairment charge on our goodwill, as required by the applicable accounting literature. Our evaluation is based on our (i) assessment of current and expected future economic conditions, (ii) trends, strategies and forecasted cash flows at each business unit and (iii) assumptions similar to those that market participants would make in valuing our business units. Our evaluation of goodwill and intangible assets completed during 2013 identified an impairment in goodwill of $21.9 million related to the goodwill attributable to the reverse acquisition treatment of the Foundation Acquisition.

In the event that this goodwill or other intangible assets are determined to be further impaired for any reason, we will be required to write-down or reduce the value of the goodwill and recognize an impairment expense. The impairment expense may be substantial in amount and adversely affect the results of our operations for the applicable period and may negatively affect the market value of our common stock.

Also, in the event that we record additional goodwill or other intangibles on future acquisitions and we subsequently determine the goodwill or other intangibles to be impaired for any reason, we will be required to write-down or reduce the value of the goodwill and recognize an impairment expense. The impairment expense may be substantial in amount and adversely affect the results of our operations for the applicable period and may negatively affect the market value of our common stock.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled debt payments or to refinance our existing debt obligations depends on our financial condition and operating performance, both of which are subject to prevailing economic and competitive conditions and to certain financial, business, and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our existing indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay planned investments and capital expenditures, or to sell assets, seek additional capital, or restructure or refinance our indebtedness. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely harm our ability to incur additional indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations, which could have a material adverse impact on our business.

Our business may be negatively impacted by weather and other factors beyond our control.

The financial condition and results of operations of our facilities may be adversely impacted by adverse weather conditions, including tornados or earthquakes, or other factors beyond our control that cause disruption of patient scheduling, displacement of our patients, employees and physician partners, and force certain of our facilities to close temporarily. In certain geographic areas, we have a relatively large concentration of facilities that may be simultaneously affected by adverse weather conditions or events. Our future financial and operating results may be adversely affected by weather and other factors that disrupt the operation of our facilities.

Risks Related to Healthcare Regulation

We cannot predict the effect that the ACA and its implementation may have on our business, financial condition or results of operations.

The ACA was signed into law, in two parts, on March 23, 2010 and March 30, 2010. The ACA dramatically alters the U.S. healthcare system. It will change how healthcare services are covered, delivered and reimbursed including its intended decrease of the number of uninsured Americans and reduction of the overall cost of healthcare. The ACA attempts to achieve these goals by, among other things, requiring most Americans to obtain health insurance, expanding Medicare and Medicaid eligibility, reducing Medicare and Medicaid disproportionate share hospital (“DSH”) payments to providers, expanding the Medicare program’s use of value-based purchasing programs, tying Medicare and Medicaid reimbursement to the satisfaction of certain quality criteria, bundling payments to hospitals and other providers, and instituting certain private health insurance reforms as well as stating an intent to increase enforcement of fraud and abuse laws and increase cooperation between various federal agencies. This increased enforcement and cooperation is intended to be achieved by establishing mechanisms for the sharing of information between federal agencies and enhancement of criminal and administrative penalties for non-compliance. Although a majority of the measures contained in the ACA just recently became effective, certain of the reductions in Medicare spending, such as negative adjustments to the Medicare hospital inpatient and outpatient prospective payment system market basket updates and the incorporation of productivity adjustments to the Medicare program’s annual inflation updates, became effective in 2010, 2011 and 2012. Although the expansion of health insurance coverage should increase revenues from providing care to certain previously uninsured individuals, several of these provisions of the ACA have been delayed. For example, the ACA’s employer mandate, will require certain larger employers that do not offer health insurance benefits to their employees to make “shared responsibility payments” if even a single employee obtains government-subsidized coverage through the Health Insurance Marketplace, has been delayed until January 1, 2015 for employers with 100 or more employees and January 1, 2016 for employers with 50 to 99 employees. The impact of such expansion may be gradual and may not offset scheduled decreases in reimbursement.

On June 28, 2012, the U.S. Supreme Court upheld the constitutionality of the ACA, including the “individual mandate” provisions of the ACA that generally require all individuals to obtain healthcare insurance or pay a penalty. However, the U.S. Supreme Court also held that the provision of the ACA that authorized the Secretary of HHS to penalize states that choose not to participate in the expansion of the Medicaid program by removing all of their existing Medicaid funding was unconstitutional. In response to the ruling, a number of U.S. governors, including those of some states in which we operate, have stated that they oppose their state’s participation in the expanded Medicaid program, which could result in the ACA not providing coverage to some low-income persons in those states. In addition, several bills have been and may continue to be introduced in Congress to repeal or amend all or significant provisions of the ACA. Furthermore there is also pending litigation which has been appealed to the U.S. Supreme Court challenging the federal government granting subsidies to individuals who purchase coverage on the healthcare insurance marketplace.

Currently, it is difficult to predict or assess the full impact of the ACA on the healthcare industry. The net effect of the ACA on our business is subject to numerous variables, including the law’s complexity, lack of complete implementing regulations and interpretive guidance, gradual and potentially delayed implementation or possible amendment, as well as the uncertainty as to the extent to which states will choose to participate in the expanded Medicaid program. As a result, we are unable to predict the net effect on our business, financial condition or results of operations of the expected increases in insured individuals using our facilities, the reductions in government healthcare reimbursement spending, and numerous other provisions of the ACA that may affect us. We are also unable to predict how providers, payors, employers and other market participants will respond to the various reform provisions because many provisions will not be implemented for several years under the ACA’s implementation schedule. Further, we are unable to predict the outcome of new or remaining court challenges and the impact of continued legislative efforts to delay implementation of or amend the ACA. As a result, one or more of these variables could have a material adverse effect on our business, financial condition, results of operation or cash flows.

Our revenues will decline if federal or state programs reduce our Medicare or Medicaid payments or if managed care companies reduce reimbursement amounts. In addition, the financial condition of payors and healthcare cost containment initiatives may limit our revenues and profitability.

In 2013, we derived 27% of our revenues from the Medicare and Medicaid programs, collectively. The Medicare and Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations concerning patient eligibility requirements, funding levels and the method of calculating payments or reimbursements and requirements for utilization review, among other things, and federal and state funding restrictions, which could materially increase or decrease payments from these government programs in the future, as well as affect the timing of payments to our facilities.

We are unable to predict the effect of future government healthcare funding policy changes on our operations. If the rates paid by governmental payors are reduced, if the scope of services covered by governmental payors is limited or if we or one or more of our facilities are excluded from participation in the Medicare or Medicaid program or any other government healthcare program, there could be a material adverse effect on our business, financial condition, results of operations or cash flows. In addition, revenues from HMOs, PPOs and other private payors are subject to contracts and other arrangements that require us to discount the amounts we customarily charge for healthcare services.

During the past several years, healthcare payors, such as federal and state governments, insurance companies and employers, have undertaken initiatives to revise payment methodologies and monitor healthcare costs. As part of their efforts to contain healthcare costs, payors increasingly are demanding discounted fee structures or the assumption by healthcare providers of all or a portion of the financial risk related to paying for care provided, often in exchange for exclusive or preferred participation in their benefit plans. Similarly, many individuals and employers have attempted to reduce their healthcare costs by moving to private payor plans that reimburse our facilities at significantly lower rates than other competing private payors. We expect efforts to impose greater discounts and more stringent cost controls by government and private payors to continue, thereby reducing the payments we receive for our services. In addition, payors have instituted policies and procedures to substantially reduce or limit the use of inpatient services. For example, CMS has transitioned to full implementation of the MS-DRG system, which represents a refinement to the existing diagnosis-related group system. Future realignments in the MS-DRG system could impact the margins we receive for certain services. Furthermore, the ACA and taxpayer relief laws such as the American Taxpayer Relief Act, provide for material reductions in the growth of Medicare program spending, including reductions in Medicare market basket updates, and Medicare DSH funding.

In addition, the Budget Control Act of 2011 (the “BCA”) requires automatic spending reductions of $1.2 trillion for FFY 2013 through 2021, minus any deficit reductions enacted by Congress and debt service costs. These reductions have been extended through FFY 2024. The percentage reduction for Medicare may not be more than 2% for a FFY, with a uniform percentage reduction across all Medicare programs. These BCA-mandated spending cuts are commonly referred to as “sequestration.” Sequestration began on March 1, 2013, and CMS imposed a 2% reduction on Medicare claims as of April 1, 2013. We cannot predict with certainty what other deficit reduction initiatives may be proposed by Congress or whether Congress will attempt to restructure or suspend sequestration.

All, but one, of our hospitals are certified as providers of Medicaid services. Medicaid programs are jointly funded by federal and state governments and are administered by states under an approved plan that provides healthcare benefits to qualifying individuals who are unable to afford care. A number of states, however, are experiencing budget problems and have adopted or are considering legislation designed to reduce their Medicaid expenditures, including enrolling Medicaid recipients in managed care programs and imposing additional taxes on hospitals to help finance or expand such states’ Medicaid systems. It is possible that budgetary pressures will force states to resort to some of the cost saving measures mentioned above. These efforts could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Managed care plans have increased their market share in some areas in which we operate, which has resulted in substantial competition among healthcare providers for inclusion in managed care contracting and may limit the ability of healthcare providers to negotiate favorable payment rates. In addition, managed care payors may lower reimbursement rates in response to increased obligations on payors imposed by healthcare laws, such as the ACA, or future reductions in Medicare reimbursement rates. Further, payors may utilize plan structures, such as narrow networks or tiered networks, that limit patient provider choices or impose significantly higher cost sharing obligations when care is obtained from providers in a disfavored tier. We can give you no assurances that future changes to reimbursement rates by government healthcare programs, cost containment measures by private third-party payors, including fixed fee schedules and capitated payment arrangements, or other factors affecting payments for healthcare services will not adversely affect our future revenues, operating margins or profitability.

We are subject to increasingly stringent governmental regulation, and may be subjected to allegations that we have failed to comply with governmental regulations which could result in sanctions and even greater scrutiny that reduce our revenues and profitability.

All participants in the healthcare industry are required to comply with many laws and regulations at the federal, state and local government levels. These laws and regulations require that our facilities meet various requirements, including those relating to ownership and control, hospitals’ and ASCs’ relationships with physicians and other referral sources, the adequacy and quality of medical care, providing emergency care, credentialing and qualifications of medical and other ancillary support persons, inpatient admission criteria, privacy and security of health information, standards for equipment, personnel, operating policies and procedures, billing and cost reports, payment for services and supplies, handling of overpayments, maintenance of adequate records, compliance with building codes and environmental protection, relationships between referral sources and our facilities, antitrust, and various state licensing standards and requirements among other matters. Many of the laws and regulations applicable to the healthcare industry are complex, and there are numerous enforcement authorities, including CMS, the Office of the Inspector General, or OIG, State Attorneys General, and contracted auditors, as well as whistleblowers. Some positions taken in connection with enforcement appear to be inconsistent with historical common practices within the industry but have not previously been challenged. Moreover, as a result of the provisions of the ACA that created potential False Claims Act, or FCA, liabilities for failing to report and repay known overpayments and return an overpayment within sixty (60) days of the identification of the overpayment or the date by which a corresponding cost report is due, whichever is later, hospitals and other healthcare providers are encouraged to disclose potential violations of law.

Hospitals continue to be one of the primary focal areas of the OIG and other governmental fraud and abuse programs. In January 2005, the OIG issued Supplemental Compliance Program Guidance for Hospitals that focuses on hospital compliance risk areas. Some of the risk areas highlighted by the OIG include correct outpatient procedure coding, revising admission and discharge policies to reflect current CMS rules, submitting appropriate claims for supplemental payments such as pass-through costs and outlier payments and a general discussion of the fraud and abuse risks related to financial relationships with referral sources. Each FFY, the OIG also publishes a General Work Plan that provides a brief description of the activities that the OIG plans to initiate or continue with respect to the programs and operations of HHS and details the areas that the OIG believes are prone to fraud and abuse.

The laws and regulations with which we must comply are complex and subject to change. In the future, different interpretations or enforcement of these laws and regulations could subject our practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses. If we fail to comply with applicable laws and regulations, we could suffer civil or criminal penalties, including the loss of our licenses to operate our facilities and our ability to participate in the Medicare, Medicaid and other federal and state healthcare programs.

We are also subject to various federal, state and local statutes and ordinances regulating the discharge of materials into the environment. Our healthcare operations generate medical waste, such as pharmaceuticals, biological materials and disposable medical instruments that must be disposed of in compliance with federal, state and local environmental laws, rules and regulations. Our operations are also subject to various other environmental laws, rules and regulations. Environmental regulations also may apply when we renovate or refurbish hospitals or other facilities, particularly ones that are older. Any of the governmental authorities that regulate us in the statues where we currently operate may consider enhancing, enforcing or establishing new requirements. Our failure to comply with any of these requirements could have a material adverse effect on our business, financial condition, results of operation or cash flows.

As a result of increased reviews of claims to Medicare and Medicaid for our services, we may incur additional costs and may be required to repay amounts already paid to us.

We are subject to regular post-payment inquiries, investigations and audits of the claims we submit to Medicare for payment for our services. These post-payment reviews are increasing as a result of government cost containment initiatives, including enhanced medical necessity reviews for Medicare patients admitted as inpatients to general acute care hospitals for certain procedures (e.g., cardiovascular procedures) and audits of Medicare claims under the Recovery Audit, or RAC, programs. RACs utilize a post-payment targeted review process employing data analysis techniques in order to identify those Medicare claims most likely to contain overpayments, such as incorrectly coded services, short stays, incorrect payment amounts, non-covered services and duplicate payments. The claims review strategies used by the RACs generally include a review of high dollar claims, including inpatient hospital claims. As a result, a large majority of the total amounts recovered by RACs has come from hospitals. In addition, CMS has announced a pre-payment demonstration project that will allow RACs to review claims before they are paid to ensure that the provider complied with all Medicare payment rules. Under the demonstration project, RACs conduct prepayment reviews on certain types of claims that historically result in high rates of improper payments, beginning with those involving short stay inpatient hospital services. These reviews will focus on certain states with high populations of fraud and error-prone providers (including the state of Texas in which we operate) and other states that have high claims volumes involving short inpatient hospital stays. The demonstration project began on August 27, 2012 and will run for a three year period.

The ACA expanded the RAC program’s scope to include managed Medicare and to include Medicaid claims, and all states are now required to establish programs to contract with RACs. In addition, CMS employs Medicaid Integrity Contractors (“MICs”) to perform post-payment audits of Medicaid claims and identify overpayments. The ACA increases federal funding for the MIC program for FFY 2011 and later years. In addition to RACs and MICs, the state Medicaid agencies and other contractors have also increased their review activities. Any such audit or investigation could have a material adverse effect on the results of our operations.

As a result of increased reviews from third party payors of claims for our services, we may incur additional costs and may be required to repay amounts already paid to us.

We are subject to regular post-payment inquiries, investigations and audits of the claims we submit to third party payors for payment for our services. These post-payment reviews are increasing as a result of cost containment initiatives, including enhanced medical necessity reviews, managed care arrangements and audits of claims. Third party payors have also targeted out of network providers with allegations of over billing and sought to obtain claw backs of payments made. The claims review strategies used by the third party payors generally include a review of high dollar claims, including inpatient hospital claims, facility fees and surgical fees. As a result, a large majority of the total amounts recovered by third party payors has come from large providers and hospitals. Any such audit or investigation could have a material adverse effect on the results of our operations.

In this regard, two of our subsidiaries, Foundation Surgery Affiliates, LLC and Foundation Surgery Management, LLC, and our Huntingdon Valley, Pennsylvania ASC, Huntingdon Valley Surgery Center, are currently defendants in a lawsuit in the United States District Court for the Eastern District of Pennsylvania initially filed by Aetna Life Insurance Company, or Aetna, on June 5, 2013 and amended on December 2, 2013. Aetna seeks an accounting, damages in excess of $150,000 and injunctive relief related to, among other things, allegedly improper referral inducements to physicians, waivers of deductibles and other payments, and non-disclosures by physician of their ownership interests in the Huntingdon Valley ASC with respect to Aetna patients such that patients would utilize out-of network providers at excessive cost to Aetna.

If federal or state laws or regulations prohibit physician ownership of our facilities, it may become necessary for us to purchase some or all of the ownership interests then owned by the physician owners. Alternatively, we may be asked to renegotiate some of our arrangements with our physician partners and management agreements with our facilities.

In general, physicians have an ownership interest in our facilities. For example, all of our surgical hospitals and ASCs currently have physician owners. Due to statutory and regulatory changes or changes in the interpretation of existing laws or regulations, we may be required to purchase the ownership interests in our facilities currently held by our physician partners. In such an event, we would have to reevaluate the relationship the facility has with such physician partners including referrals in order to ensure we are in compliance with federal and state fraud and abuse laws. In the event we are required to purchase any of our physician partners’ equity interests, it may negatively impact our existing cash resources or have a material adverse effect on our business. In addition, if we purchase physician partners’ equity interests in physician-owned hospitals then we may not later be able to sell that interest to another potential physician partner as a result of the ACA.

If we fail to comply with the Anti-Kickback Statute, we could be subject to criminal and civil penalties, loss of licenses and exclusion from governmental programs, which may result in a substantial loss of revenues.

The Anti-Kickback Statute prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for referring, ordering, leasing, purchasing or arranging for or recommending the ordering, purchasing or leasing of items or services payable by Medicare, Medicaid or any other federally funded healthcare program. The Anti-Kickback Statute is broad in scope, and many of its provisions have not been uniformly or definitively interpreted by existing case law or regulations. Courts have found a violation of the Anti-Kickback Statute if just one purpose of the remuneration is to generate referrals, even if there are other lawful purposes. Violations of the Anti-Kickback Statute may result in substantial civil or criminal penalties, plus three times the remuneration involved or the amount claimed and exclusion from participation in the Medicare and Medicaid programs. Our exclusion from participation in such programs would have a material adverse effect on our business, prospects, results of operations and financial condition. In addition, many of the states in which we operate have also adopted laws, similar to the Anti-Kickback Statute, that prohibit payments to physicians in exchange for referrals, some of which apply regardless of the source of payment for care. These statutes typically impose criminal and civil penalties, including the loss of a license to do business in the state.

In July 1991, HHS issued final regulations defining various “safe harbors” under the Anti-Kickback Statute. Two of the original safe harbors issued in 1991 apply to business arrangements similar to those used in connection with our surgical facilities. Business arrangements that meet the requirements of the safe harbors are deemed to be in compliance with the Anti-Kickback Statute. Business arrangements that do not meet the safe harbor requirements do not necessarily violate the Anti-Kickback Statute, but may be subject to scrutiny by the Federal government to determine compliance.

In November 1999, HHS issued final regulations creating additional safe harbor provisions, including a safe harbor that applies to physician ownership of, or investment interests in, ASCs. However, our ASC arrangements do not comply with all of the requirements of the ASC safe harbor and, therefore, are not immune from government review or prosecution.

Although we believe that our business arrangements do not violate the Anti-Kickback Statute or similar state laws, a government agency or a private party may assert a contrary position. Additionally, new federal or state laws may be enacted that would cause our relationships with our physician partners to become illegal or result in the imposition of penalties against us or our facilities. If any of our business arrangements with physician partners were alleged or deemed to violate the Anti-Kickback Statute or similar laws, or if new federal or state laws were enacted rendering these arrangements illegal, it could have a material adverse effect on our business, prospects, results of operations and financial condition.

We and our healthcare facilities are involved from time to time in lawsuits, claims and investigations, and we may be subjected to actions brought by the government under anti-fraud and abuse provisions under the False Claims Act, any of which could result in substantial costs, divert management’s attention, adversely affect our business condition, or harm our reputation, regardless of their merit or outcome.

Because of the nature of our business, we and our healthcare facilities are involved from time-to-time in lawsuits, claims, audits and investigations, including “qui tam” cases under the False Claims Act and subpoenas and investigations by the DOJ and the OIG, such as those arising out of services provided, arrangements with physicians, personal injury claims, professional liability claims, billing and marketing practices, employment disputes and contractual claims. Any of these lawsuits, claims, audits or investigations could result in substantial costs, divert management’s attention, adversely affect our business condition, or harm our reputation, regardless of their merit or outcome.

In addition, over the past several years, the federal government has accused an increasing number of healthcare providers of violating the federal False Claims Act which prohibits providers from, among other things, knowingly submitting false claims for payment to the federal government. The statute defines “knowingly” to include not only actual knowledge of a claim’s falsity, but also reckless disregard for or intentional ignorance of the truth or falsity of a claim. The “qui tam” or “whistleblower” provisions of the False Claims Act allow private individuals to bring actions under the False Claims Act on behalf of the government. These private parties are entitled to share in any amounts recovered by the government, and, as a result, the number of “whistleblower” lawsuits that have been filed against providers has increased significantly in recent years. Defendants found to be liable under the federal False Claims Act may be required to pay three times the actual damages sustained by the government, plus mandatory civil penalties ranging between $5,500 and $11,000 for each separate false claim. The statute of limitations for billing errors can extend to up to ten years. Since our facilities jointly perform thousands of similar procedures, should any allegations of billing error with payment from Medicare or Medicare occur, it could have a material adverse effect on our business and result in civil or criminal penalties. Qui tam cases are initially sealed by the court when they are filed. The only parties that are initially aware a qui tam action has been filed are the whistleblower, the federal government and the court in which the matter was filed. Therefore, it is possible for qui tam lawsuits to be filed against us or our facilities, and possibly without our knowledge.

There are many potential bases for liability under the False Claims Act. The government has used the False Claims Act to prosecute Medicare and other government healthcare program fraud such as coding errors, billing for services not provided, submitting false cost reports, and providing care that is not medically necessary or that is substandard in quality. Under the ACA, any overpayment by Medicare or Medicaid received by our facilities must be reported and repaid within sixty days of when it was identified as an overpayment. Failure to report and submit repayment within this time period may subject the facility or facilities not in compliance to FCA action. The ACA also provides that claims submitted in connection with patient referrals that result from violations of the Anti-kickback Statute constitute false claims for the purposes of the federal False Claims Act, and some courts have held that a violation of the Stark law can result in False Claims Act liability, as well. In addition, a number of states have adopted their own false claims and whistleblower provisions whereby a private party may file a civil lawsuit in state court. We are required to provide information to our employees and certain contractors about state and federal false claims laws and whistleblower provisions and protections.

Although we intend and will endeavor to conduct our business in compliance with all applicable federal and state fraud and abuse laws, many of these laws are broadly worded and may be interpreted or applied in ways that cannot be predicted. Therefore, we cannot assure you that our arrangements or business practices will not be subject to government scrutiny or be found to be in compliance with applicable fraud and abuse laws. Should any of our facilities be found liable of violating the FCA, it could have a material adverse effect on our business.

If we fail to effectively and timely implement electronic health record systems, our operations could be adversely affected.

As required by The American Recovery and Reinvestment Act of 2009, as amended, or ARRA, the Secretary of HHS has developed and implemented an incentive payment program for eligible hospitals and healthcare professionals that adopt and use electronic health record (“EHR”) technology. Currently, the ARRA incentive payment program does not apply to ASCs. HHS uses the Provider Enrollment, Chain and Ownership System (“PECOS”) to verify Medicare enrollment prior to making EHR incentive program payments. If our hospitals and employed professionals are unable to meet the requirements for participation in the incentive payment program, including having an enrollment record in PECOS, we will not be eligible to receive incentive payments that could offset some of the costs of implementing EHR systems. Further, beginning in FFY 2015, eligible hospitals and professionals that fail to demonstrate meaningful use of certified EHR technology may be subject to reduced payments from Medicare. System conversions to comply with EHR could be time consuming and disruptive for physicians and employees. Failure to implement EHR systems effectively and in a timely manner could have a material adverse effect on our financial position and results of operations.

We are in process of converting certain of our clinical and patient accounting information system applications to newer versions of existing applications or all together new applications at several of our facilities. In connection with our implementations and conversions, we have incurred significant capitalized costs and additional training and implementation expenses. In addition, EHR incentive payments previously recognized are subject to audit and potential recoupment if it is determined that we did not meet the applicable meaningful use standards required in connection with such incentive payments.

All healthcare providers, including our facilities, are currently required to begin using the new 10th revision of the International Statistical Classification of Diseases and Related Health Problems, a medical classification list by the World Health Organization, or ICD-10 coding system, as of October 1, 2015. The new ICD-10 will vastly increase the number of billing codes and provide for more detailed billing codes. The transition to ICD requires the training of staff and changes to software. The additional ICD-10 codes also may result in decreased reimbursement. Upon the implementation of the new ICD-10, it is anticipated that there may be significant delays in payment due to technical or coding errors or other implementation issues involving either our systems or health plans and third party payors.

If we fail to comply with physician self-referral laws as they are currently interpreted or may be interpreted in the future, or if other legislative restrictions are issued, we could incur substantial monetary penalties and a significant loss of revenues.

The federal physician self-referral law, commonly referred to as the Stark Law, prohibits a physician from making a referral to an entity for the furnishing of certain “designated health services” otherwise payable under Medicare or Medicaid if the physician or a member of the physician’s immediate family has a financial relationship with the entity, such as an ownership interest or compensation arrangement, unless an exception applies. The Stark Law also prohibits entities that provide designated health services otherwise payable by Medicare or Medicaid from billing the Medicare and Medicaid programs for any items or services that result from a prohibited referral and requires the entities to refund amounts received for items or services provided pursuant to the prohibited referral. HHS, acting through CMS, has promulgated regulations implementing the Stark Law. These regulations exclude health services provided by an ASC from the definition of “designated health services” if the services are included in the facility’s composite Medicare payment rate. Therefore, the Stark Law’s self-referral prohibition generally does not apply to health services provided by an ASC. However, if the ASC is separately billing Medicare for designated health services that are not covered under the ASC’s composite Medicare payment rate, or if either the ASC or an affiliated physician is performing (and billing Medicare) for procedures that involve designated health services that Medicare has not designated as an ASC service, the Stark Law’s self-referral prohibition would apply and such services could implicate the Stark Law. We believe that our operations do not violate the Stark Law, as currently interpreted. All services provided by our ASCs that would otherwise constitute designated health services are reimbursed by Medicare as part of the composite payment rate and are thus subject to an exception from the Stark Law, with the exception of implants. The Stark Law provides for a special exception for implants, such as intraocular lenses and artificial joints, furnished in ASCs as long as certain regulatory requirements are met. These requirements provide that the implant must be implanted by the referring physician or a member of his or her group practice, that the implant be implanted during a surgical procedure reimbursed as an ASC procedure by Medicare, that the arrangement for the furnishing of the implant not violate the Anti-Kickback Statute and that the billing for the implant be conducted legally. In addition, we believe that physician ownership of ASCs is not prohibited by similar self-referral statutes enacted at the state level. However, the Stark Law and similar state statutes are subject to different interpretations with respect to many important provisions. Moreover, the Stark Law applies to other of our facilities, including surgical hospitals. Violations of these self-referral laws may result in substantial civil or criminal penalties, including large civil monetary penalties and exclusion from participation in the Medicare and Medicaid programs. If physician self-referral laws are interpreted differently or if other legislative restrictions are issued, we could incur significant sanctions and loss of revenues, or we could have to change our arrangements and operations in a way that could have a material adverse effect on our business, prospects, results of operations and financial condition.

The federal Stark law restricts the ability of our surgical hospitals to expand surgical capacity.

The Stark Law provides an exception which permits physicians to refer Medicare and Medicaid patients to hospitals in which they have an ownership interest, if certain requirements are met. However, the ACA vastly limited this exception by prohibiting physician ownership in hospitals which did not have a Medicare provider agreement in place as of December 31, 2010. This prohibition does not impact our hospitals as they all had a Medicare provider agreement in place prior to December 31, 2010. Therefore, our “grandfathered” facilities are permitted to continue to operate under the same ownership structure in place prior to the ACA. However, the ACA prohibits our “grandfathered” hospitals from increasing their percentage of physician ownership, and prohibits “grandfathered” hospitals from increasing the number of inpatient beds, operating rooms and procedure rooms, thereby limiting the ability of the “grandfathered” hospitals to grow.

Companies within the healthcare industry continue to be the subject of federal and state audits and investigations, and we may be subject to such audits and investigations, including actions for false and other improper claims.

Federal and state government agencies, as well as commercial payors, have increased their auditing and administrative, civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare organizations. These audits and investigations relate to a wide variety of topics, including the following: cost reporting and billing practices; quality of care; financial reporting; financial relationships with referral sources; and medical necessity of services provided. In addition, the OIG and the U.S. Department of Justice (“DOJ”) have, from time to time, undertaken national enforcement initiatives that focus on specific billing practices or other suspected areas of abuse.

The Federal government is authorized to impose criminal, civil and administrative penalties on any person or entity that files a false claim for payment from the Medicare or Medicaid programs. Claims filed with private insurers can also lead to criminal and civil penalties. While the criminal statutes are generally reserved for instances of fraudulent intent, the Federal government is applying its criminal, civil and administrative penalty statutes in an ever-expanding range of circumstances, including claiming payment for unnecessary services if the claimant merely should have known the services were unnecessary and claiming payment for low-quality services if the claimant should have known that the care was substandard. In addition, a violation of the Stark Law or the Anti-Kickback Statute can result in liability under the FCA.

Over the past several years, the Federal government has accused an increasing number of healthcare providers of violating the FCA, which prohibits a person from knowingly presenting, or causing to be presented, a false or fraudulent claim to the Federal government. The statute defines “knowingly” to include not only actual knowledge of a claim’s falsity, but also reckless disregard for or intentional ignorance of the truth or falsity of a claim. Violators of the FCA are subject to severe financial penalties, including treble damages and per claim penalties in excess of $10,000. Because our facilities perform hundreds or thousands of similar procedures each year for which they are paid by Medicare, and since the statute of limitations for such claims extends for six years under normal circumstances (and possibly as long as ten years in the event of failure to discover material facts), a repetitive billing error or cost reporting error could result in significant, material repayments and civil or criminal penalties.

We are also subject to various state laws and regulations, as well as contractual provisions with commercial payors that prohibit us from submitting inaccurate, incorrect or misleading claims. We believe that our facilities are in material compliance with all such laws, regulations and contractual provisions regarding the submission of claims. We cannot be sure, however, that none of our facilities’ claims will ever be challenged. If we were found to be in violation of a state’s laws or regulations, or of a commercial payor contract, we could be forced to discontinue the violative practice and be subject to recoupment actions, fines and criminal penalties, which could have a material adverse effect on our business, prospects, results of operations and financial condition.

Payors are increasingly conducting post-payment audits. For example, CMS has implemented the RAC program, involving Medicare claims audits nationwide. Under the program, CMS contracts with RACs on a contingency fee basis to conduct post-payment reviews to detect and correct improper payments in the fee-for-service Medicare program. The ACA expanded the RAC program’s scope to include managed Medicare plans and Medicaid claims. In addition, CMS employs Medicaid Integrity Contractors (“MICs”) to perform post-payment audits of Medicaid claims and identify overpayments. The ACA increases federal funding for the MIC program. In addition to RACs and MICs, the state Medicaid agencies and other contractors have increased their review activities. We are regularly subject to these external audits and we also perform internal audits and monitoring. Depending on the nature of the conduct found in such audits and whether the underlying conduct could be considered systemic, the resolution of these audits could have a material adverse effect on our business, prospects, results of operations and financial condition.

In order to regulate the healthcare services provided in a particular region, certain states require a Certificate of Need (CON) to be filed prior to the construction, relocation, acquisition, change of ownership, change of control or expansion of healthcare facilities. This requirement could negatively impact our ability to increase or amend the services offered at our facilities as well as impact our ability to acquire additional facilities.

Certain states in which our facilities currently operate require that the facility apply for and receive approval for a Certificate of Need (CON) prior to the construction, expansion in the number of operating rooms or services, relocation, acquisition, change of ownership or change of control of the facility. In states that require CON approval, authorities first assess the need for the additional or expanded services. In response to a CON application, other similar facilities in that geographic may object and challenge the CON as it may adversely impact their business. In addition, the CON application process can be expensive and there is no guarantee the requested change will be approved.

We are subject to potential legal and reputational risk as a result of our access to personal information of our patients.

There are numerous federal and state laws and regulations addressing patient and consumer privacy concerns, including unauthorized access to or theft of personal information. In the ordinary course of our business, we, and vendors on our behalf, collect and store sensitive data, including personal health data and other personally identifiable information of our patients. The secure processing, maintenance and transmission of this information are critical to our operations and business strategy. We have developed a comprehensive set of policies and procedures in our efforts to comply with the Health Insurance Portability and Accountability Act of 1996, or HIPAA, and other privacy laws. The HHS Office for Civil Rights has imposed civil monetary penalties and corrective action plans on covered entities for violating HIPAA’s privacy rule. If, in spite of our compliance efforts we were to experience a breach, loss, or other compromise of such personal health information, such event could disrupt our operations, damage our reputation, result in regulatory penalties, legal claims and liability under HIPAA and other state and federal laws, which could have a material adverse effect on our business, financial condition and results of operations.

HIPAA mandates the adoption of privacy, security and integrity standards related to patient information and standardizes the method for identifying providers, employers, health plans and patients. Numerous federal regulations have been adopted under HIPAA. We have taken actions to comply with the HIPAA privacy regulations and believe that we are in substantial compliance with those regulations. These actions include the establishment of policies and procedures, teammate training, identifying “business associates” with whom we need to enter into HIPAA-compliant contractual arrangements and various other measures. Ongoing implementation and oversight of these measures involves significant time, effort and expense.

Other federal regulations adopted under HIPAA require our facilities to conduct certain standardized healthcare transactions, including billing and other claim transactions. We have undertaken significant efforts involving substantial time and expense to ensure that our facilities submit HIPAA-compliant transactions. We anticipate that continual time and expense will be required to submit HIPAA-compliant transactions and to ensure that any newly acquired facilities can submit HIPAA-compliant transactions.

In addition, compliance with the HIPAA security regulations requires healthcare facilities and other covered entities to implement reasonable technical, physical and administrative security measures to safeguard protected healthcare information maintained, used and disclosed in electronic form. We have taken actions in an effort to be in compliance with these regulations and believe that we are in substantial compliance with the HIPAA security regulations. A cyber-attack that bypasses our information security systems causing an information security breach, loss of protected health information or other data subject to privacy laws or a material disruption of our operational systems could result in a material adverse impact on our business, along with fines. Ongoing implementation and oversight of these security measures involves significant time, effort and expense.

ARRA broadened the scope of the HIPAA privacy and security regulations. Among other things, ARRA extends the application of certain provisions of the security and privacy regulations to business associates (entities that handle identifiable health information on behalf of covered entities) and subjects business associates to civil and criminal penalties for violation of the regulations. ARRA and its implementing regulations also require covered entities to report breaches of unsecured protected health information to affected individuals without unreasonable delay and in no case later than 60 days after the discovery of the breach by the covered entity or its agents. Notification must also be made to HHS and, in certain situations involving large breaches, to the media. Pursuant to a rule issued to implement ARRA, HHS has created a presumption that all non-permitted uses or disclosures of unsecured protected health information are breaches unless the covered entity or business associate establishes that there is a low probability the information has been compromised. Violations of the HIPAA privacy and security regulations may result in civil and criminal penalties, and ARRA strengthened HIPAA’s enforcement provisions. ARRA increased the amount of civil penalties, with penalties now ranging up to $50,000 per violation and a maximum civil penalty of $1.5 million in a calendar year for violations of the same requirement. In addition, ARRA authorized state attorneys general to bring civil actions seeking either an injunction or damages in response to violations of HIPAA privacy and security regulations that threaten the privacy of state residents.

In addition, states may impose more protective privacy laws, and both state and federal laws are subject to modification or enhancement of privacy protection at any time. Our facilities will continue to remain subject to any federal or state privacy-related laws that are more restrictive than the privacy regulations issued under

HIPAA. These statutes vary and could impose additional requirements on us and more severe penalties for disclosures of confidential health information. If we fail to comply with HIPAA or similar state laws, we could incur substantial monetary penalties.

If we fail to comply with laws and regulations related to the protection of the environment and human health and safety, we could incur substantial penalties and fines.

We are subject to various federal, state and local laws and regulations relating to the protection of the environment and human health and safety, including those governing the management and disposal of hazardous substances and wastes, the cleanup of contaminated sites and the maintenance of a safe workplace. Our operations include the use, generation and disposal of hazardous materials. We also plan to acquire ownership or operational interests in new facilities and properties, some of which may have had a history of commercial or other operations. We may, in the future, incur liability under environmental statutes and regulations with respect to contamination of sites we own or operate (including contamination caused by prior owners or operators of such sites, abutters or other persons) and the off-site disposal of hazardous substances. Violations of these laws and regulations may result in substantial civil penalties or fines.

Healthcare is a very regulated industry and the laws and regulations we must comply with are constantly changing.

Healthcare is among the most heavily regulated industries on both the federal and state level, and healthcare laws and regulations are constantly changing. Currently, we believe that our facilities, operations and agreements are in material compliance with all applicable laws and regulations. Notwithstanding, these laws and regulations are also subject to ever-evolving interpretation, and therefore, we cannot assure you that we will be able to successfully address changes in the current regulatory environment. As a result, the law and regulations applicable to our facilities may be interpreted or amended in a manner that could have a material adverse effect on our business.

Risks Related to Ownership of Our Common Stock and This Offering

The market price of our common stock has been, and we expect it to continue to be volatile, which may adversely affect our stockholders.

The market price of our common stock has been, and we expect it to continue to be volatile. Our common stock is also thinly traded. There can be no assurance that the market price of our common stock will remain at its current level, and a decline could lead to significant investor losses. The stock market has recently experienced significant price and volume fluctuations that have affected the market prices of securities, including securities of healthcare companies. The market price of our common stock may be influenced by many factors, including:

•	our operating and financial performance;

•	the effectiveness of our internal control over financial reporting;

•	variances in our quarterly financial results compared to expectations;

•	investor perception of our business and our prospects;

•	changes in financial estimates by securities analysts;

•	our ability or inability to raise additional capital and the terms on which we raise it;

•	announcements or press releases relating to the healthcare industry or to our own business or prospects;

•	the depth and liquidity of the market for our common stock;

•	future sales of common stock or the perception that sales could occur;

•	our ability to obtain and then maintain a listing on the NYSE MKT or maintain our current status on the OTCQB or obtain a listing on a national securities exchange;

•	developments relating to litigation or governmental investigations;

•	changes or proposed changes in laws or regulations affecting the healthcare industry or enforcement of these laws and regulations, or announcements relating to these matters; or

•	general economic, healthcare industry and stock market conditions.

In addition, the stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of healthcare companies. These broad market and industry factors may materially reduce the market price of, and trading volume in, our common stock, regardless of our operating performance. Some of these factors are beyond our control. There is no assurance that the market price of our shares of common stock will not fall in the future.

There currently is a limited liquid trading market for our common stock and we cannot assure investors that a robust trading market will ever develop or be sustained.

Our public offering price may vary from the market price of our common stock after the offering. To date, there has been a limited trading market for our common stock on the OTC Markets OTCQB. Our stock is thinly traded due to the limited number of shares available for trading on the OTCQB market thus causing large swings in price. In this regard, the OTCQB is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NYSE MKT. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our common stock may be unable to resell their securities at or near their original offering price or at any price.

We intend to apply for listing of our common stock on the NYSE MKT and believe such a listing would be beneficial to us and our stockholders. Although we believe that this offering and the NYSE MKT listing will improve the liquidity of our common stock, this offering may not improve trading volume, reduce volatility or stabilize our share price. We cannot predict how liquid the market for our common stock may become. Moreover, we cannot assure investors that we will be able to satisfy the listing standards of the NYSE MKT, or that our common stock will be accepted for listing on such exchange. Even if our common stock is accepted for listing on the NYSE MKT, there can be no assurance that it will remain listed on such exchange or that the price of our common stock will become less volatile. Should we fail to satisfy the initial listing requirements of the NYSE MKT, if our common stock is otherwise rejected for listing, or if our common stock becomes delisted from such exchange, the trading price of our common stock could be subject to increased volatility and the trading market for our common stock may be less liquid. A lack of an active market may impair investors’ ability to sell their shares at the time they wish to sell them or at a price they consider reasonable. The lack of an active trading market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies by using our common stock as consideration.

Even if an active market for our stock develops and continues, our stock price may nevertheless be volatile. If our stock experiences volatility, investors may not be able to sell their common stock at or above the price they paid for such stock. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could also adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short period of time. As a result, our stockholders could suffer losses or be unable to liquidate their holdings.

The NYSE MKT may not list our common stock on its exchange which could limit investors’ ability to make transactions in our common stock and subject us to additional trading restrictions.

We anticipate that our common stock will be listed on the NYSE MKT, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we expect to meet, on a pro forma basis, the NYSE MKT’s minimum initial listing standards, which generally mandate that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements and minimum share price, we cannot assure you that we will be able to meet those initial listing requirements. If the NYSE MKT does not list our common stock for trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our common stock;

•	reduced liquidity with respect to our common stock;

•	a determination that our shares of common stock are “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to obtain additional financing through the sale of stock in the future.

The National Securities Markets Improvement Act of 1996, a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our common stock will be listed on the NYSE MKT, we anticipate that our common stock will be covered securities. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud. In addition, if there is a finding of fraudulent activity, the states can regulate or bar the sale of covered securities in a particular case. Further, if we are not listed on the NYSE MKT or another national securities exchange, then our common stock would not be considered covered securities and we would be subject to regulation in each state in which we offer our securities.

Our failure to meet the continued listing requirements of the NYSE MKT could result in a de-listing of our common stock.

If, after listing, we fail to satisfy the continued listing requirements of the NYSE MKT, such as the corporate governance requirements or the minimum stockholder’s equity requirement, the NYSE MKT may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair our stockholders’ ability to sell or purchase our common stock when they wish to do so. In the event of a de-listing, we would take actions to restore our compliance with the listing requirements of the NYSE MKT or another national securities exchange, but we can provide no assurance that any action taken by us would result in our common stock becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our common stock.

Reports published by securities or industry analysts, including projections in those reports that exceed our actual results, could adversely affect our common stock price and trading volume.

Securities research analysts, including those affiliated with one of our underwriters, establish and publish their own periodic projections for our business. These projections may vary widely from one another and may not accurately predict the results we eventually achieve. Our stock price may decline if our actual results do not match securities research analysts’ projections. Similarly, if an analyst publishes a report which downgrades our stock, publishes inaccurate or unfavorable research about our business, ceases coverage of our company or fails to publish reports on us regularly, our stock price or trading volume could decline. Any of these events could negatively impact the price and our trading volume.

Class action litigation due to stock price volatility or other factors could cause us to incur substantial costs and divert our management’s attention and resources.

It is not uncommon for securities class action litigation to be brought against a company following periods of volatility in the market price of such company’s securities. Companies in certain industries are particularly vulnerable to this kind of litigation due to the high volatility of their stock prices. Our common stock has experienced substantial price volatility in the past. Accordingly, we may in the future be the target of securities litigation. Any securities litigation could result in substantial costs and could divert the attention and resources of our management.

Our common stock has been considered to be “penny stock” under applicable SEC rules.

Our common stock has been considered to be “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). Unless we successfully list our common stock on the NYSE MKT, or maintain a per-share price above $5.00, these rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

•	if a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment; or

•	if a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

However, investors who have signed arbitration agreements may have to pursue their claims through arbitration.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock will not be classified as a “penny stock” in the future.

Our common stock could be further diluted as the result of the issuance of additional shares of common stock, convertible securities, warrants or options.

In addition to the Warrants included as part of the Units in this offering, we have in the past issued common stock and derivative securities (such as warrants) in order to raise money. We have also issued options as compensation for services and incentive compensation for our employees and directors. We have shares of common stock reserved for issuance upon the exercise of certain of these securities and may increase the shares reserved for these purposes in the future. Our issuance of additional common stock, options, warrants or other derivative securities, or the issuance of shares of common stock upon the exercise or conversion of such derivative securities, could affect the rights of our stockholders, could reduce the market price of our common stock or could result in adjustments to exercise prices of outstanding warrants (resulting in these securities becoming exercisable for, as the case may be, a greater number of shares of our common stock). There can be no assurance that we will not issue additional shares, options, warrants or other derivative securities in the future, including at a price (or exercise price) below the price at which shares of our common stock are currently traded at such time or below or above the price per share in this offering.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. In addition, we have agreed to register the resale of additional shares of our common stock pursuant to registration obligations. Given the limited trading of our common stock, resale of even a small number of shares of our common stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our common stock.

Our current principal stockholders have significant influence over us and they could delay, deter or prevent a change of control or other business combination or otherwise cause us to take action with which you might not agree.

Our executive officers, directors and holders of greater than 5% of our outstanding common stock together beneficially own approximately 89% of our outstanding common stock. As a result, these stockholders will have the ability to significantly influence all matters submitted to our stockholders for approval, including:

•	changes to the composition of our Board of Directors, which has the authority to direct our business and appoint and remove our officers;

•	proposed mergers, consolidations or other significant corporate transactions, including a sale of substantially all of our assets; and

•	amendments to our certificate of incorporation and bylaws which govern the rights attached to our shares of common stock.

This concentration of ownership of shares of our common stock could delay or prevent proxy contests, mergers, tender offers, open market purchase programs or other transactions that might otherwise give you the opportunity to realize a premium over the then prevailing market price of our common stock. The interests of our executive officers, directors and holders of greater than 5% of our outstanding common stock may not always coincide with the interests of the other holders of our common stock. This concentration of ownership may also adversely affect our stock price.

Provisions of our charter and bylaws may make an acquisition of us or a change in our management more difficult.

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws could discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which an investor might otherwise receive a premium for their shares. These provisions also could limit the price that investors might be willing to pay in the future for shares of our common stock or warrants, thereby depressing the market price of our common stock. Stockholders who wish to participate in these transactions may not have the opportunity to do so.

Furthermore, these provisions could prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions:

•	authorize our board of directors to issue without stockholder approval blank-check preferred stock that, if issued, could operate to dilute the stock ownership of a potential acquirer to prevent an acquisition that is not approved by our board of directors;

•	establish advance notice requirements for stockholder nominations to our board of directors or for stockholder proposals that can be acted on at stockholder meetings; and

•	limit who may call stockholder meetings.

We do not anticipate paying dividends on our common stock in the foreseeable future and, consequently, your ability to achieve a return on your investment will depend solely on appreciation in the price of our common stock.

We have not paid, and do not intend to pay dividends on our shares of common stock. Instead, we intend to retain all future earnings to finance the continued growth and development of our business and for general corporate purposes. In addition, we do not anticipate paying cash dividends on our common stock in the foreseeable future. Any future payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our Board of Directors.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

We intend to use the net proceeds of this offering to acquire controlling ownership interest in ASCs in our primary hospital markets, to acquire ancillary services to complement our surgical offerings, though no such acquisitions have been identified, and for working capital related to these acquisitions. Pending the consummation of an acquisition, we may use a portion of the net proceeds for working capital and general corporate purposes. Under our SNB Credit Facility, we must obtain SNB’s approval for certain acquisitions, mergers or consolidations in which (i) the consideration is in excess of $1 million or the target entity’s operating income for the preceding 12-month period is less than zero. If approved, we intend for any acquisition we make with all or a part of the net proceeds from this offering to become a permitted acquisition under the SNB Credit Facility. If the proceeds from this offering are not used to make a permitted acquisition over the 12-month period following the offering or for the repayment of our preferred noncontrolling interests, the SNB Credit Facility requires us to make a prepayment equal to the net proceeds of the offering. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. See “Use of Proceeds.”

In addition, our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not yield profitable results or increase the market price of our common stock.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per Unit of the Units being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the Shares you purchase in this offering. Based on the public offering price of $                     per Unit, and after deducting the underwriting discount and estimated offering expenses payable by us, if you purchase Units in this offering, you will suffer immediate and substantial dilution of $                     per share in the net tangible book value of your Shares. If the underwriters exercise their over-allotment option, or if the Warrants, Underwriter Warrants or outstanding options and warrants to purchase our common stock are exercised, you will experience additional dilution. In the event that you exercise your Warrants, you will experience additional dilution to the extent that the exercise price of those warrants is higher than the book value per share of our common stock. See the section entitled “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

An investor will only be able to exercise a Warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the Warrants.

No Warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. At the time that the Warrants become exercisable, we may not be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, holders may not be able to exercise their Warrants unless our prospectus relating to the common stock issuable upon exercise of the Warrants is current. We cannot assure you that our prospectus relating to the common stock issuable upon exercise of the Warrants will be current at the time you wish to exercise your Warrant. As a result, the Warrants may be deprived of any value, the market for the Warrants may be limited, and the holders of Warrants may not be able to exercise their Warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside.

There is no public market for the Warrants to purchase common stock in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited.

Holders of our Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire our common stock.

Until holders of the Warrants acquire shares of our common stock upon exercise of the Warrants, holders of the Warrants will have no rights with respect to the shares of our common stock underlying such Warrants. Upon exercise of the Warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date

Risks Related to the Listing Reverse Split

We anticipate effecting a     -for-     reverse stock split of our outstanding common stock prior to this offering. However, the reverse stock split may not increase our stock price sufficiently and we may not be able to list our common stock on the NYSE MKT in which case this offering may not be completed.

We expect that the reverse stock split of our outstanding common stock will increase the market price of our common stock so that we will be able to meet the minimum market price requirement of the listing rules of the NYSE MKT. However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with certainty, and the results of reverse stock splits by companies in similar circumstances have been varied. There can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with the minimum market price requirement of the NYSE MKT. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain the NYSE MKT’s minimum market price requirement. In addition to specific listing and maintenance standards, the NYSE MKT has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to the listing of our common stock.

Even if we do obtain a listing on the NYSE MKT, there can be no assurance that we will be able to comply with continued listing standards of the NYSE MKT.

Even if we sustain a market price of our common stock sufficient to obtain an initial listing on the NYSE MKT, we cannot assure you that we will be able to continue to comply with the minimum market price and the other standards that we are required to meet in order to maintain a listing of our common stock on the NYSE MKT. Our failure to continue to meet these requirements may result in our common stock being delisted from the NYSE MKT.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that are outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements about:

•	our ability to execute our business and growth strategies;

•	our expectations regarding the growth of our existing surgical businesses;

•	our ability to grow through increased ownership interests in existing facilities;

•	our predictions of the opportunities to grow through the acquisition of new facilities;

•	our ability to realize our growth plans, and to identify, acquire and integrate additional facilities;

•	our ability to be a low cost provider;

•	our ability to attract and retain current and new physicians and medical personnel in the increasingly competitive surgical healthcare solutions business;

•	our ability to raise additional capital to execute our business plan and fund our liquidity needs;

•	our ability to perform profitably given reimbursement rates from Medicaid, Medicare and other third party payors;

•	our ability to achieve compliance with the financial covenants under our credit facility with SNB Bank;

•	our ability to manage the deterioration in collectability of uninsured and “patient due” accounts;

•	our ability to operate successfully and profitably in light of new competitors, market pressures, and other factors;

•	our ability to remain in compliance with government regulations and laws and the consequences if we are found in violation of any of these regulations or laws; and

•	net proceeds and expenses of this offering.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Risk Factors” section. Although the forward-looking statements in this prospectus reflect our good faith judgment, based on currently available information, they involve known and unknown risks, uncertainties and other factors that may cause our actual results or our industries’ actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” contained in this prospectus. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results, or to changes in our expectations. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of              Units in this offering will be approximately $        , (or approximately $         if the underwriters exercise their over-allotment option in full), based on a public offering price per Unit of $         and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds from the Shares and Warrant Shares acquirable upon exercise of the Warrants offered by the selling stockholder, which is     % of the total number of Shares and Warrant Shares included in this offering.

A $1.00 increase (decrease) in the assumed public offering price of $         per Unit would increase (decrease) the expected net cash proceeds to us from this offering by approximately $        , assuming that the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each 20% increase (decrease) in the assumed number of securities offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the expected net proceeds to us from this offering by approximately $        , assuming an public offering price of $         per Unit remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. See the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We intend to use the net proceeds to acquire controlling ownership interests in ASCs in our primary hospital networks, to acquire ancillary services to complement our surgical offerings, though no such acquisitions have been identified, and for working capital related to these acquisitions. Pending the consummation of an acquisition, we may use a portion of the net proceeds for working capital and general corporate purposes. Under our SNB Credit Facility, we must obtain SNB’s approval for certain acquisitions, mergers or consolidations in which:

•	the consideration is in excess of $1 million, or

•	the target entity’s operating income for the preceding 12-month period is less than zero.

We intend that any acquisition we make with all or a part of the net proceeds from this offering will be a permitted acquisition under the SNB Credit Facility. If the proceeds from this offering are not used to make a permitted acquisition over the 12-month period following the offering or for the repayment of our preferred noncontrolling interests, the SNB Credit Facility requires us to make a prepayment equal to the net proceeds of the offering. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. For more information on the terms of our credit facility, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – SNB Credit Facility” elsewhere in the prospectus.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our acquisition efforts and any unforeseen cash needs. In addition, our planned use of proceeds does not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and our management will have broad discretion in the application of the net proceeds from this offering.

We intend to invest the net proceeds of this offering in short and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or guaranteed obligations of the U.S. government and bank demand deposits, pending their use as described above.

DIVIDEND POLICY

Historically, we have not paid dividends on our common stock, and we currently do not intend to pay any dividends on our common stock after the completion of this offering. We currently plan to retain any earnings to support our operations and to finance the growth, of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements as well as other factors deemed relevant by our Board of Directors. Our existing credit facility restricts our ability to pay dividends without the approval of our lenders. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Liquidity and Capital Resources.”

CAPITALIZATION

The following table sets forth, as of June 30, 2014, our cash and cash equivalents, long-term debt and our unaudited capitalization:

•	on an actual basis; and

•	on an adjusted basis to give effect to this offering and the application of the net proceeds of this offering, as described under “Use of Proceeds.”

You should read this table in conjunction with our June 30, 2014 unaudited financial statements, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

	As of June 30, 2014
	Actual	As Adjusted
	(Unaudited)	(Unaudited)
Cash and cash equivalents	$1,875,669	$—

Short-term debt	$630,478	$—

Long-term debt, including current portion	$28,657,826	$—

Preferred noncontrolling interests	$8,700,000	$—

Shareholders’ equity:
Preferred stock $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding	$—	$—
Common stock $0.0001 par value, 500,000,000 shares authorized; 171,323,381 and shares issued and outstanding, respectively	17,132
Paid-in capital	18,939,344
Accumulated deficit	(38,573,934)

Total Foundation Healthcare stockholders’ equity (deficit)	(19,617,458)
Noncontrolling interests	836,336

Total equity (deficit)	$(18,781,122)	$—

Total capitalization	$21,082,851	$—

DILUTION

If you invest in our Units, your interest will be immediately diluted to the extent of the difference between the public offering price per Unit and the net tangible book value per share of our common stock immediately after the completion of this offering. Dilution results from the fact that the per Unit offering price is substantially in excess of the book value per share attributable to the existing stockholders for the presently outstanding stock.

Our pro forma net tangible book value as of June 30, 2014 was $                    , or $                     per share of common stock. Pro forma net tangible book value per share represents the amount of our total tangible assets less our total liabilities, the assumed proceeds of this offering, divided by the sum of the total number of shares of common stock outstanding and the assumed Units from this offering, assuming no exercise of the warrants.

After giving effect to this offering and the receipt of $                     of estimated net proceeds from this offering, the pro forma net tangible book value of our common stock as of June 30, 2014 would have been $                    , or $                     per share. This amount represents an immediate increase in net tangible book value of $                     per share to the existing stockholders and an immediate dilution in net tangible book value of $                     per share to purchasers of our Units in this offering. Dilution is determined by subtracting pro forma net tangible book value per share after this offering from the amount of cash paid by a new investor for a Unit. The new investors will have paid $                     per Share even though the per share value of our assets after subtracting our liabilities is only $                    . The following table illustrates such dilution on a per share basis:

Assumed public offering price per Unit		$

Historical net tangible book value per share as of June 30, 2014	$(0.17)

Increase per share attributable to this offering
As adjusted net tangible book value per share after this offering

Dilution per Share to new investors in this offering		$

To the extent any outstanding securities exercisable or convertible into our common stock are exercised, including the warrants in this offering, investors will experience further dilution.

If the underwriters exercise their overallotment option in full, the pro forma net tangible book value per share after the offering would be $                    , or $                     per share. This amount represents an immediate increase in net tangible book value of $                     per share to the existing stockholders and an immediate dilution in net tangible book value of $                     per Share to purchasers of our Units in this offering.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER

MATTERS

Market Information

Our common stock is quoted on the OTCQB under the symbol, “FDNH.” On December 12, 2013 and in conjunction with our name change, we changed our symbol from “GRMH” to “FDNH.” Prior to November 2, 2012, our common stock was listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol, “GRMH.”

The following table sets forth, during the periods indicated, the high and low bid and sale prices of our common stock as reported by the OTCQB and Nasdaq, respectively. Such OTC market quotations reflect inter-dealer prices, without retail markup, markdown or commissions and may not necessarily represent actual transactions. On October 3, 2014, the closing price of our common stock as quoted on OTCQB was $0.39.

	High	Low
Fiscal Year 2014
First Quarter	$0.70	0.30
Second Quarter	0.67	0.31
Third Quarter (through October 3, 2014)	0.58	0.39
Fiscal Year 2013
First Quarter	$0.48	0.20
Second Quarter	0.39	0.21
Third Quarter	0.63	0.20
Fourth Quarter	0.60	0.20
Fiscal Year 2012
First Quarter	$0.80	0.41
Second Quarter	0.50	0.30
Third Quarter	0.50	0.30
Fourth Quarter	0.52	0.17

The market price of our common stock is subject to significant fluctuations in response to, and may be adversely affected by various risks and uncertainties, including those discussed in the section entitled “Risk Factors,” and:

•	variations in our quarterly operating results and operating results below investor expectations;

•	changes in earnings estimates by analysts covering our stock;

•	developments in the surgical hospital and ASC markets;

•	announcements by us of acquisitions, dispositions and other corporate level transactions;

•	announcements by us of financings and other capital raising transactions;

•	sales of stock by our larger shareholders,

•	announcements and introductions by us of product or service innovations, and

•	general stock market conditions.

Holders

As of October 3, 2014, we have 97 owners of record of our common stock. This number does not include stockholders for whom shares were held in a “nominee” or “street” name.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 22, 2013, we acquired 100% of the interests in Foundation Surgery Affiliates, LLC, or FSA, and FSA’s consolidated variable interest entity, Foundation Surgical Hospital Affiliates, LLC, or FSHA, (collectively, “Foundation”) from Foundation Healthcare Affiliates, LLC, or FHA, in exchange for 114,500,000 shares of our common stock and a promissory note in the amount of $2,000,000, which we refer to as the Foundation Acquisition. We also assumed certain debt and other obligations of FHA in the amount of $1,991,733. The promissory note bore interest at a fixed rate of 7% and was paid in full on October 14, 2013. As of June 30, 2014, FHA beneficially owned 114,500,000 shares, or 67% of our issued and outstanding common stock.

For accounting purposes, the acquisition of FSA was accounted for as a reverse acquisition and as a result, the historical operating results included in our consolidated financial statements for the periods prior to July 22, 2013 represent those of FSA. The historical financial statements of FSA have been adjusted for the effect of the recapitalization that occurred as a result of the reverse acquisition.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 was prepared as if the acquisition had occurred on the first day of the period presented and combines the historical consolidated statement of operations of the Company with the unaudited historical consolidated statement of operations of the Company’s legacy business, which is referred to as Graymark, for the period from January 1, 2013 to July 21, 2013.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only, to show the effect of the combination of the Company and Graymark on a historical basis. These financial statements do not purport to be indicative of the financial position or results of operations that would have actually occurred had the business combination been in effect at those dates, nor do they project the expected results of operations or financial position for any future period or date.

The unaudited pro forma condensed combined financial statements do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013

	Historical		Pro Forma Adjustments	Pro Forma Combined
	Company	Graymark
Revenues:
Patient services	$79,954,593	$—	$—	$79,954,593
Management fees from affiliates	6,514,089	—	—	6,514,089
Equity in earnings of affiliates	5,885,188	—	—	5,885,188
Other revenue	4,545,608	1,369,615	—	5,915,223
Provision for doubtful accounts	(3,755,035)	—	—	(3,755,035)

Revenues	93,144,443	1,369,615	—	94,514,058
Operating Expenses:
Salaries and benefits	28,244,950	1,132,946	—	29,377,896
Supplies	22,871,118	—	—	22,871,118
Other operating expenses	32,916,003	1,659,409	—	34,575,412
Impairment of goodwill	21,864,781	—	—	21,864,781
Impairment of equity investment in affiliates	1,640,389	—	—	1,640,389
Write-down of deferred purchase agreement	—	300,000	—	300,000
Depreciation and amortization	5,093,246	185,899	—	5,279,145

Total operating expenses	112,630,487	3,278,254	—	115,908,741
Other Income (Expense):
Interest expense, net	(2,171,327)	(307,203)	—	(2,478,530)
Other income (expense)	144,776	38,403	—	183,179

Net other (expense)	(2,026,551)	(268,800)	—	(2,295,351)

Loss from continuing operations, before taxes	(21,512,595)	(2,177,439)	—	(23,690,034)
(Provision) benefit for income taxes	(814,513)	—	827,427	12,914

Loss from continuing operations, net of taxes	(22,327,108)	(2,177,439)	827,427	(23,677,120)
Loss from discontinued operations, net of tax	(839,238)	(2,762,584)	—	(3,601,822)
Extraordinary gain attributable to Foundation Healthcare, net of tax	4,833,715	—	—	4,833,715
Extraordinary gain attributable to noncontrolling interests	3,273,524	—	—	3,273,524

Net loss	(15,059,107)	(4,940,023)	827,427	(19,171,703)
Less: Net income (loss) attributable to noncontrolling interests	4,345,417	(131,559)	—	4,213,858

Net income (loss) attributable to Foundation Healthcare	(19,404,524)	(4,808,464)	827,427	(23,385,561)
Preferred noncontrolling interests dividends	(1,022,103)	—	—	(1,022,103)

Net income (loss) attributable to Foundation Healthcare common stock	$(20,426,627)	$(4,808,464)	$827,427	$(24,407,664)

Earnings per common share (basic and diluted):
Net income (loss) from continuing operations attributable to Foundation Healthcare common stock	$(0.15)			$(0.16)
Loss from discontinued operations, net of tax	(0.01)			(0.02)
Extraordinary gain attributable to Foundation Healthcare, net of tax	0.03			0.03

Net income (loss) per share, attributable to Foundation Healthcare common stock	$(0.13)			$(0.15)

Weighted average number of common and diluted shares outstanding	162,930,125			162,930,125

See accompanying notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENT

(1) BASIS FOR PRESENTATION

See “Unaudited Pro Forma Condensed Combined Financial Information.”

(2) ADJUSTMENTS – THE ACQUISITION:

The accompanying unaudited pro forma consolidated financial statements have been adjusted to give effect to the Acquisition as follows:

(a)	Income taxes reflect the effect of the historical losses of Graymark.

(3) NET INCOME PER SHARE

Pro forma per share calculations are based upon the weighted average number of common stock shares assuming the Acquisition occurred on the first day of the period presented.

(4) INCOME TAXES

The provision for income taxes is based on a combined federal and state corporate rate of 38%.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes which have been included in this prospectus. This discussion contains forward-looking statements about our business and operations. Our actual results may differ materially from those we currently anticipate as a result of the factors we describe under “Risk Factors” and elsewhere in this prospectus.

Overview

Our primary business is the ownership of surgical hospitals and ambulatory surgical centers (ASCs) in targeted regional markets in the Southeastern United States. We currently have two majority-owned hospitals (Consolidated Hospitals) and two minority-owned hospitals (Equity Owned Hospitals) in Texas. We have nine minority-owned ASCs located in Texas, Oklahoma, Pennsylvania, New Jersey, Maryland and Ohio. Also, we have two hospital outpatient departments (HOPDs) through our investment in a surgery hospital in Sherman, Texas. In addition to our ownership interests, we provide management services under contract to most of our minority-owned facilities. Finally, we have a legacy business that provides sleep testing management services.

Our strategy is to create a regional network of high-quality, yet cost effective, surgical facilities that meet the needs of patients, physicians and payors. We believe our facilities provide a friendly and convenient environment for our patients to receive high quality care. We operate our facilities, structure our strategic relationships and adopt staffing, scheduling and clinical systems and protocols with the goal of increasing physician productivity and satisfaction. In light of the efficiency of our facilities, we believe we are competitively positioned among payors to generate good clinical outcomes while containing costs. Our commitment to the needs of all relevant parties coupled with the strong growth dynamics of our markets lead us to believe that the number of procedures performed at our facilities each year will increase.

Reverse Acquisition

On July 22, 2013, we acquired 100% of the interests in Foundation Surgery Affiliates, LLC, or FSA, and FSA’s consolidated variable interest entity, Foundation Surgical Hospital Affiliates, LLC, or FSHA, and together with FSA, the Foundation Entities, from Foundation Healthcare Affiliates, LLC, or FHA, in exchange for 114,500,000 shares of our common stock and a promissory note in the amount of $2,000,000 which we refer to as the Foundation Acquisition. We also assumed certain debt and other obligations of FHA in the amount of $1,991,733. The promissory note bore interest at a fixed rate of 7% and was paid in full on October 14, 2013.

For accounting purposes, the acquisition of FSA was accounted for as a reverse acquisition and as a result, the historical operating results included in our consolidated financial statements for the periods prior to July 22, 2013 represent those of FSA. The historical financial statements of FSA have been adjusted for the effect of the recapitalization that occurred as a result of the reverse acquisition. Prior to July 22, 2013, FSA’s member had elected to have FSA’s income taxed as an S Corporation under provisions of the Internal Revenue Code and a similar section of the state income tax law. Therefore, taxable income or loss is reported to the individual member for inclusion in its respective tax returns and no provision for federal and state income taxes is included in these consolidated financial statements for periods prior to July 22, 2013. We have included pro forma income information in our consolidated statements of operations that provides an adjustment for income tax expense as if FSA and FSHA had been a C Corporation prior to July 22, 2013 at an assumed combined federal and state effective tax rate of 38%, which approximates the calculated statutory tax rates for the periods.

Going Concern and Management’s Plan

As of June 30, 2014, we had an accumulated deficit of $38.6 million, cash and cash equivalents of $1.9 million and working capital of $2.1 million. During the six months ended June 30, 2014, we generated a net loss attributable to Foundation Healthcare of $3.0 million and used $2.3 million in cash flow from operating activities from continuing operations. On June 30, 2014, we completed a refinancing of substantially all of our outstanding indebtedness through the execution of the SNB Credit Facility. The SNB Credit Facility includes a term loan in the amount of $27.5 million and a revolving loan in the amount of $2.5 million. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Liquidity and Capital Resources.”

We believe cash on hand, the $2.5 million revolving loan and projected cash flow from operations will provide us sufficient liquidity to meet our cash requirements over the next 12 months. However, if our cash flows from operations do not meet or exceed our projections, we may need to raise additional funds through debt or equity financings. These uncertainties raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Hospital and ASC Business

At our Consolidated Hospitals, we serve as a majority owner, day-to-day manager, and we have significant influence over the operations of such facilities. When we have control of the facility, we account for our investment in the facility as a consolidated subsidiary. For our Equity Owned facilities, our influence does not represent control of the facility, but we do have the ability to exercise significant influence over operating and financial policies. We account for our investment the Equity Owned facility under the equity method, and treat the facility as a nonconsolidated affiliate.

For our Consolidated Hospitals, our financial statements reflect 100% of the revenues and expenses for these subsidiaries, after the elimination of intercompany transactions and accounts. The net income attributable to our physician partners who own the remaining equity in our Consolidated Hospitals is included in net income attributable to noncontrolling interests in our consolidated statements of operations.

For our Equity Owned Facilities, our share of the net income of each Equity Owned Facility is based on the facility’s net income and our percentage of ownership in the facility and is included in our consolidated statements as equity in earnings of affiliates. We also earn management fees from most of our Equity Owned Facilities for our management of the day-to-day operations. We also provide management services to one ASC in which we own no equity.

Facility Location	Number of Physician Partners	Number of Operating Rooms	Percentage Owned by Company	Managed by Company	Mgmt. Agreement Exp. Date
Consolidated Hospitals:
San Antonio, Texas	19	4	51.00%	Yes	n/a
El Paso, Texas	68	6	53.97%	Yes	n/a
Equity Owned Hospitals:
Sherman, Texas	43	4	20.00%	Yes	6/1/2016
Houston, Texas	19	10	20.00%	No	n/a
Equity Owned ASCs:
Cumberland Valley, Maryland	14	1	31.90%	Yes	9/30/2017
Frederick, Maryland	20	4	19.60%	Yes	3/31/2017
Mercerville, New Jersey	23	3	10.00%	Yes	4/30/2020
Middleburg Heights, Ohio	12	4	10.00%	Yes	3/5/2016
Oklahoma City, Oklahoma	33	6	20.00%	Yes	1/19/2018
Huntingdon Valley, Pennsylvania	21	4	20.00%	Yes	Monthly
Houston, Texas	13	4	10.00%	Yes	2/28/2016
Houston, Texas	22	4	10.00%	Yes	12/31/2018
Nacogdoches, Texas	9	3	12.50%	Yes	Monthly
Equity Owned HOPDs:
Sherman, Texas	*	4	**	Yes	6/1/2016
Sherman, Texas	*	2	**	Yes	6/1/2016
Managed Only ASC:
Baton Rouge, Louisiana	21	6	0.00%	Yes	Monthly

*	The 43 physician partners in our hospital in Sherman also participate in these HOPDs through the hospital’s 100% ownership of these HOPDs.
**	These HOPDs are 100% owned by our hospital in Sherman, Texas.

We seek to maintain diversity of case mix at our facilities to insulate us from potential negative effects that could stem from emphasizing one particular case type. The following is our case mix by specialty for the years ended December 31, 2013 and 2012:

	Hospitals		ASC
	2013	2012	2013	2012
General	18%	6%	5%	5%
Neurology	12%	4%	—%	—%
Gastroenterology	10%	9%	18%	19%
Otolaryngology (ENT)	7%	9%	13%	13%
Ophthalmology	5%	9%	17%	18%
Podiatry	5%	4%	5%	4%
Obstetrics and gynecology	4%	3%	2%	2%
Pain management	3%	6%	6%	6%
Other	11%	25%	11%	10%

Total	100%	100%	100%	100%

The charts below provide additional operational data for our hospitals and ASCs as of and for the years ended December 31, 2013 and 2012:

	December 31,
	2013	2012
Surgical Hospitals:
Consolidated surgical hospitals, at year end	2	2
Equity Owned hospitals, at year end	1	1
Number of licensed beds, at year end	70	70
Weighted average number of beds in use, during the year	50	50
Inpatient admissions during the year	2,146	1,680
Average length of stay in days, during the year	2.3	2.6
Total patient days during the year	5,124	4,296
Occupancy rates during the year	28%	24%
Average revenue per admission during the year	$52,511	$50,521
ASCs:
Managed ASCs, at year end	11	12
Surgical procedures performed during the year	49,857	51,530
Average revenue per procedure during the year	$1,922	$1,871

Discontinued Operations

In conjunction with our shift in focus to surgical facilities following the Foundation Acquisition, we have sold or closed all of our freestanding sleep diagnostic and therapy facilities. These facilities did not meet our performance expectations and were no longer part of our business strategy.

As a result of identifying these sites as held for sale, the related assets, liabilities, results of operations and cash flows of the identified sites are classified as discontinued operations in our consolidated financial statements.

Results of Operations

The following table sets forth selected results of our operations for the three months and six months ended June 30, 2014 and 2013. The following information was derived and taken from our unaudited financial statements appearing elsewhere in this prospectus.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Net Revenues:
Patient services	$19,909,721	$18,626,077	$39,423,203	$34,486,737
Provision for doubtful accounts	(875,574)	(1,090,563)	(1,237,090)	(1,727,414)

Net patient services revenue	19,034,147	17,535,514	38,186,113	32,759,323
Management fee from affiliates	1,434,769	1,787,621	2,704,072	3,525,849
Other revenue	1,610,651	2,321,984	2,821,173	2,796,873

Revenue	22,079,567	21,645,119	43,711,358	39,082,045
Equity in earnings from affiliates	895,767	1,837,146	1,422,852	3,053,861
Operating Expenses:
Salaries and benefits	7,094,381	6,457,281	14,978,240	12,795,378
Supplies	5,693,006	5,833,285	10,634,377	10,334,225
Other operating expenses	8,925,671	8,147,336	18,154,125	15,903,357
Depreciation and amortization	1,423,384	1,229,374	2,884,301	2,346,061
Net other expense	502,919	645,952	1,004,392	1,019,614

Income (loss) from continuing operations, before taxes	(664,027)	1,169,037	(2,521,225)	(262,729)
Benefit for income taxes	—	—	852,005	—

Income (loss) from continuing operations, net of taxes	(664,027)	1,169,037	(1,669,220)	(262,729)
Discontinued operations, net of tax	(188,716)	—	(501,038)	—

Net income (loss)	(852,743)	1,169,037	(2,170,528)	(262,729)
Less: Noncontrolling interests	461,301	211,944	846,223	(880,087)

Net income (loss) attributable to Foundation Healthcare	$(1,314,044)	$957,093	$(3,016,481)	$617,358

Discussion of Three Month Periods Ended June 30, 2014 and 2013

General comments – as a result of the Foundation transaction on July 22, 2013 being recorded as a reverse acquisition, the operating results of the Company’s legacy business (referred to as “legacy Graymark”) are not included in the operating results for the three months ended June 30, 2013.

Patient services revenue increased $1.3 million or 7.0% to $19.9 million during the three months ended June 30, 2014 compared with $18.6 million during the second quarter of 2013. The increase was primarily due to:

•	an increase in the average reimbursement per surgical case at East El Paso Physician Medical Center, LLC (“EEPMC”) due to a higher percentage of inpatient spine cases. This shift in case mix resulted in an increase in patient services revenue of $0.5 million; and

•	an increase in surgical case volume at Foundation Surgical Hospital of San Antonio (“FSH SA”) driven primarily by increases in spine and orthopedic surgeries. The higher volume of surgeries resulted in an increase in patient services revenue of $0.8 million.

Provision for doubtful accounts decreased $0.2 million or 18.2% during the three months ended June 30, 2014 from the second quarter of 2013. Provision for doubtful accounts as a percentage of total patient services revenue was 4.4% and 5.9% for the second quarter of 2014 and 2013, respectively. Based on our quarterly analysis of historic bad debt trends, we reduced our allowance rates in several aging categories at both our EEPMC and FSH SA facilities which resulted in the $0.2 million decrease in second quarter of 2014 from the second quarter of 2013.

Management fees from affiliates decreased $0.4 million or 22.2% to $1.4 million during the three months ended June 30, 2014 compared with $1.8 million during the second quarter of 2013. Our management fees at both our ASCs and surgical hospitals are based on a percentage of collections. Lower collections at our ASCs due to reduced volumes resulted in a decrease of $0.3 million. A new agreement that went into effect in June 2013 at one of our managed hospitals lowered our management fees and resulted in a decrease of $0.1 million.

Other revenue decreased $0.7 million or 30.4% during the three months ended June 30, 2014 from the second quarter of 2013. The decrease was due to $1.9 million in health care information system implementation (Meaningful Use) payments received at our EEPMC facility in the second quarter of 2013. No such payments were received in 2014. In the second quarter of 2014. The decrease was partially offset by revenue from the sleep center management fees earned from our legacy business of $0.5 million. There was no legacy revenue recognized during the second quarter of 2013 as a result of the reverse acquisition recorded on July 22, 2013. The decline was also offset by $0.7 million related to the change in accounting for one of our ASC locations from the equity method to the cost method in the first quarter of 2014 compared to the first quarter of 2013.

Equity in earnings of affiliates decreased $0.9 million or 50.0% to $0.9 million during the three months ended June 30, 2014 compared with $1.8 million during the second quarter of 2013. A change in accounting method for one of our ASC’s from the equity method to the cost method resulted in the revenue from that location being booked as other revenue in 2014 resulting in a decrease of $0.7 million. Additionally, lower volumes and average reimbursement levels at our ASC in Pennsylvania resulted in a decrease of $0.2 million.

Salaries and benefits expense increased $0.6 million or 9.2% to $7.1 million during the three months ended June 30, 2014, compared with $6.5 million during the second quarter of 2013. The increase in salaries and benefits expense was primarily due to:

•	$0.2 million of stock compensation expense;

•	$0.3 million of salaries and benefits expense at legacy Graymark; and

•	$0.1 million of annual salary increases and increased personnel required to manage our expanding hospital operations.

Supplies expense decreased $0.1 million or 1.7% to $5.7 million during the three months ended June 30, 2014, from $5.8 million during the second quarter of 2013. The decrease was due to a $0.7 million decrease in supply expense at our EEPMC facility primarily as a result of an overall decline in case volume as compared to the second quarter of 2013, offset by a $0.6 million increase in supply expense at our FSH SA facility due to an increase in case volume as compared to the second quarter of 2013.

Other operating expenses increased $0.8 million or 9.9% to $8.9 million during the three months ended June 30, 2014, compared with $8.1 million during the second quarter of 2013. The increase in other operating expenses was primarily due to:

•	$0.1 million in increased facility lease expense and higher professional service fees; and

•	$0.7 million of other operating expenses at legacy Graymark.

Depreciation and amortization represents the depreciation expense associated with our fixed assets and the amortization attributable to our intangible assets. Depreciation and amortization increased $0.2 million in the second quarter of 2014 over the second quarter of 2013. The increase was due to depreciation and amortization at legacy Graymark.

Net other expense represents primarily interest expense on our debt and losses on the sale of equity investments in affiliates, reduced by interest income earned on cash and cash equivalents and gains on the sale of equity investments in affiliates. Net other expense decreased $0.1 million in the second quarter of 2014 from the second quarter of 2013. The decrease is related to lower debt balances in the normal course of business during the second quarter of 2014.

Discontinued operations represent the net loss from the operations of our independent diagnostic testing facilities (“IDTF”) which were classified as held for sale prior the Graymark reverse acquisition. The results from our discontinued operations for the three months ended June 30, 2014 are summarized below:

Revenue	$—

Net loss before taxes	(188,716)
Income tax benefit	—

Net loss from discontinued operations, net of tax	$(188,716)

Noncontrolling interests represent the equity ownership interests held by others in our majority owned hospital subsidiaries, EEPMC and FSH SA. These owners were allocated $0.5 million and $0.2 million of the net income of these hospitals during the three months ended June 30, 2014 and 2013, respectively.

Net income (loss) attributable to Foundation Healthcare. Our operations resulted in a net loss of $1.3 million during the second quarter of 2014, compared to net income of $1.0 million during the second quarter of 2013.

Discussion of Six Month Periods Ended June 30, 2014 and 2013

Overall comments – as a result of the Foundation transaction on July 22, 2013 being recorded as a reverse acquisition, the operating results of legacy Graymark are not included in the operating results for the six months ended June 30, 2013.

Patient services revenue increased $4.9 million or 14.2% to $39.4 million during the six months ended June 30, 2014 compared with $34.5 million during the first six months of 2013. The increase was primarily due to:

•	an increase in average reimbursement per surgical case at EEPMC primarily due to a higher percentage of inpatient surgical spine cases. This shift in case mix resulted in an increase in patient services revenue of $2.0 million; and

•	an increase in surgical case volume and the average reimbursement per surgical case at FSH SA driven primarily by increases in spine and orthopedic cases. The higher volume of surgeries and higher reimbursement rates resulted in an increase in patient services revenue of $2.9 million.

Provision for doubtful accounts decreased $0.5 million or 29.4% during the six months ended June 30, 2014 from the first six months of 2013. Provision for doubtful accounts as a percentage of patient services revenue was 3.1% and 5.0% for the six months ended June 30, 2014 and 2013, respectively. Based on our quarterly analysis of historic bad debt trends, we reduced our allowance rates in several aging categories at both our EPPMC and FSH SA facilities in both the first and second quarters of 2014 which resulted in the $0.5 million decrease from the second quarter of 2013.

Management fees from affiliates decreased $0.8 million or 22.9% to $2.7 million during the six months ended June 30, 2014 compared with $3.5 million during the first six months of 2013. Our management fees at both our

ASCs and surgical hospitals are based on a percentage of collections. Lower collections at our ASCs due to reduced volumes and unplanned closures due to inclement weather in the first quarter of 2014 resulted in a decrease of $0.4 million. A new agreement that went into effect in June 2013 at one of our managed hospitals lowered our management fees and resulted in a decrease of $0.4 million.

Other revenue was unchanged during the six months ended June 30, 2014 compared with the first six months of 2013. Increases in other revenue in the first six months of 2014 compared to 2013 include $1.0 million in revenue from the sleep center management fees earned from our legacy business, and $1.2 million related to the change in accounting for one of our ASC locations from the equity method to the cost method in the first quarter of 2014. The offsetting decreases in other revenue reflect the receipt of $1.9 million of meaningful use payments at our EEPMC facility in the second quarter of 2013, (no meaningful use payments were received in 2014), and a $0.3 million distribution from our minority owned hospital in Houston, Texas in the first quarter of 2013. We did not receive a distribution from this facility in the first quarter of 2014.

Equity in earnings of affiliates decreased $1.7 million or 54.8% to $1.4 million during the six months ended June 30, 2014 compared with $3.1 million during first six months of 2013. A change in accounting method for one of our ASCs from the equity method to the cost method resulted in the revenue from that location being booked as other revenue in 2014 resulting in a decrease of $1.2 million. Additionally, lower volumes and average reimbursement levels at our ASC in Pennsylvania resulted in a decrease of $0.4 million.

Salaries and benefits expense increased $2.2 million or 17.2% to $15.0 million during the six months ended June 30, 2014, from $12.8 million during the first six months of 2013. The increase in salaries and benefits expense was primarily due to:

•	$1.0 million of stock compensation expense;

•	$0.8 million of salaries and benefits expense at legacy Graymark; and

•	$0.4 million of annual salary increases and increased personnel required to manage our expanding hospital operations.

Supplies expense increased $0.3 million or 2.9% to $10.6 million during the six months ended June 30, 2014, compared with $10.3 million during the first six months of 2013. The increase was due to a $0.9 million increase at our FSH SA facility driven by higher surgical case volumes compared to the first six months of 2013, offset by a $0.6 million decrease at our EEPMC facility related to lower surgical case volumes compared to the first six months of 2013.

Other operating expenses increased $2.3 million or 14.5% to $18.2 million during the six months ended June 30, 2014, compared with $15.9 million during the first six months of 2013. The increase in other operating expenses was primarily due to:

•	$0.6 million of facility lease expense and higher professional fees primarily related to increased audit and legal fees;

•	$1.5 million of other operating expenses at legacy Graymark;

•	$0.1 million of operating expense at our EEPMC and FSH SA facilities; and a

•	$0.1 million decrease in out-of-state franchise taxes primarily related to our Maryland locations.

Depreciation and amortization represents the depreciation expense associated with our fixed assets and the amortization attributable to our intangible assets. Depreciation and amortization increased $0.6 million in the six months ended June 30, 2014 over the first six months of 2013. The increase primarily reflects $0.2 million related to additional information technology assets at our corporate offices and medical equipment assets at our EEPMC and FSH SA facilities and $0.4 million at legacy Graymark.

Net other expense represents primarily interest expense on our debt and losses on the sale of equity investments in affiliates, reduced by interest income earned on cash and cash equivalents and the gains on the sale of equity investments in affiliates. Net other expense was $1.0 million in both the six months ended June 30, 2014 and 2013.

Benefit for income taxes was $0.9 million for the first six months of 2014. Prior to July 22, 2013, FSA’s members had elected to have FSA’s income taxed as an S Corporation under provisions of the Internal Revenue Code and a similar section of the state income tax law. Therefore, taxable income or loss was reported to the individual members for inclusion in their respective tax returns and no provision for federal and state income taxes was included in our consolidated financial statements for periods prior to July 22, 2013. We have included pro forma net income information in our consolidated statements of operations that provides an adjustment for income tax expense as if FSA and FSHA had been C Corporations prior to July 22, 2013 at an assumed combined federal and state effective tax rate of 38%, the estimated statutory tax rate for the relevant periods.

Discontinued operations represent the net loss from the operations of our independent diagnostic testing facilities (“IDTF”) which were classified as held for sale prior to the Graymark reverse acquisition. The results from our discontinued operations for the six months ended June 30, 2014 are summarized below:

Revenue	$123,728

Net loss before taxes	(692,462)
Income tax benefit	191,424

Net loss from discontinued operations, net of tax	$(501,038)

Noncontrolling interests represent the equity ownership interests held by others in our majority owned hospital subsidiaries, EEPMC and FSH SA. These owners were allocated $0.8 million of net income during the six months ended June 30, 2014, compared to a net loss of $0.9 million during the six months ended June 30, 2013.

Net income (loss) attributable to Foundation Healthcare. Our operations resulted in a net loss of $3.0 million during the six months ended June 30, 2014, compared to net income of $0.6 million during the first six months of 2013.

The following table sets forth selected results of our operations for the years ended December 31, 2013 and 2012 and was derived and taken from our audited financial statements appearing elsewhere in this prospectus:

	2013	2012
Net Revenues:
Patient services	$79,954,593	$38,240,925
Management fee from affiliates	6,514,089	7,945,061
Equity in earnings from affiliates	5,885,188	6,927,466
Other revenue	4,545,608	828,471
Provision for doubtful accounts	(3,755,035)	(966,420)

Revenue	93,144,443	52,975,503
Salaries and benefits	28,244,950	15,659,561
Supplies	22,871,118	11,114,752
Other operating expenses	32,916,003	18,467,864
Impairment of goodwill	21,864,781	—
Impairment of equity investments in affiliates	1,640,389	200,000
Depreciation and amortization	5,093,246	2,593,969
Net other expense	(2,026,551)	(1,163,597)

Income (loss) from continuing operations, before taxes	(21,512,595)	3,775,760
Provision for income taxes	(814,513)	—

Income (loss) from continuing operations, net of taxes	(22,327,108)	3,775,760
Discontinued operations, net of tax	(839,238)	—
Extraordinary gain, net of tax	8,107,239	—

Net income (loss)	(15,059,107)	3,775,760
Less: Noncontrolling interests	4,345,417	46,867

Net income (loss) attributable to Foundation Healthcare	$(19,404,524)	$3,728,893

Discussion of Years Ended December 31, 2013 and 2012

Overall comments – as a result of the Foundation Acquisition on July 22, 2013 being recorded as a reverse acquisition, the operating results of legacy Graymark is included for the period of July 22, 2013 to December 31, 2013. There are no operating results for the legacy Graymark business recorded in the year ended December 31, 2012. We acquired EEPMC on October 26, 2012. As a result, there are only approximately two months of operating results for EEPMC recorded in the year ended December 31, 2012.

Patient services revenue increased $41.8 million or 109% during 2013 compared to 2012. The increase was primarily due to an increase of $37.5 million in patient services at EEPMC to $43.1 million in 2013 compared to $5.6 million in 2012. In addition, patient services revenue at our subsidiary, FSH SA increased $4.3 million during 2013 compared with 2012. This increase is due to a significant increase in inpatient revenues of $7.0 million driven by a growth in the volume of spine services. This was offset by a decrease of $2.7 million in inpatient revenues resulting from lower volumes of hyperbaric and sleep medicine services at FSH SA. Our bariatric and sleep medicine services at FSH SA are administered by a third party and we are reviewing alternatives for providing these services.

Management fees from affiliates decreased $1.4 million or 18% during 2013 compared with 2012. Prior to our acquisition of EEPMC, we provided management services to that facility. That revenue is now eliminated in our consolidated financial statements. This change resulted in a $1.0 million decrease in 2013 compared to 2012. We had revenues from two temporary management agreements during 2012 that we no longer have resulting in a decrease of $0.3 million. An agreement to lower our management fees at one of our managed hospitals resulted in a decrease of $0.4 million. Our management fees at our Equity Owned surgical hospitals and ASCs are based on a percentage of collections. Greater collections at our ASCs in 2013 compared to 2012 resulted in an offsetting increase of $0.3 million.

Income from equity investments in affiliates decreased $1.0 million or 15% during 2013 compared with 2012. Lower average reimbursement levels and lower profitability at two of our ASC’s resulted in a decrease of $0.7 million and lower operating results at our Equity Owned Hospitals resulted in a decrease of $0.2 million. The remaining decrease of $0.1 million was related to an ASC that we had an equity ownership in 2012, but only managed in 2013.

Other revenue increased $3.7 million or 449% during 2013 compared with 2012. The addition of EEPMC resulted in a $2.2 million increase, which includes $1.6 million in meaningful use payments related to the federal electronic medical records program, a $0.5 million settlement of the facilities 2009 Medicare cost report and $0.1 million of other miscellaneous revenue. Revenue earned during 2013 from the sleep center management fees earned at our legacy Graymark hospital outreach locations resulted in a $1.1 million increase. During 2013, we received a distribution of $0.3 million from an Equity Owned Hospital that is accounted for using the cost method. Prior to 2013, this hospital was accounted for using the equity method. We had an additional increase in other miscellaneous revenue of $0.1 million.

Provision for doubtful accounts increased $2.8 million or 289% during 2013 compared with 2012. Provision for doubtful accounts as a percent of patient services revenue was 4.7% and 2.5% for 2013 and 2012, respectively. The addition of EEPMC resulted in a $2.4 million increase and higher reserves related to increased revenues and changes in the collectability of our account receivables at FSH SA resulted in a $0.4 million increase.

Salaries and benefits increased $12.5 million or 80% to $28.2 million from $15.7 million during 2013 compared with 2012. The increase in salaries and benefits was primarily due to:

•	$10.3 million increase in salaries and benefits expense at EEPMC;

•	$1.1 million of salaries and benefits at legacy Graymark; and

•	$1.1 million due to increased salaries and benefits resulting from increased personnel required to manage our expanding hospital operation including increases in the number of employees in the information technology and central billing office departments.

Supplies expense increased $11.8 million or 106% to $22.9 million from $11.1 million during 2013 compared with 2012. The increase in supplies expense was primarily due to an increase of $11.2 million of medical supply expenses at EEPMC and an increase of $0.6 million at FSH SA resulting from an increase in the number of spine surgical cases which have higher supply costs.

Other operating expenses increased $14.4 million or 78% to $32.9 million from $18.5 million during 2013 compared with 2012. The increase in other operating expenses was primarily due to:

•	$15.0 million increase in other operating expenses at EEPMC;

•	$1.0 million of other operating expenses at legacy Graymark;

•	a decrease in other operating expenses at FSH SA of $1.8 million resulting from lower costs incurred with outside service vendors; and

•	an increase in other operating expenses of $0.2 million related to increased professional fees.

Impairment of goodwill – We recorded goodwill associated with the reverse acquisition related to legacy Graymark of $21.9 million. We then determined the projected cash flows from the continuing operations of the legacy Graymark business were not sufficient to support the recorded goodwill. We evaluated the fair value of the goodwill subsequent to the reverse acquisition and determined the acquired goodwill was fully-impaired.

Impairment of equity investments in affiliates – The Master Agreement covering our equity ownership in an ASC located in Chevy Chase, Maryland (referred to as “Chevy Chase”) includes a redemption feature that allows the majority owner of Chevy Chase to purchase our equity interest for $178,000. In January 2014, we received notice from the majority owner that they intend to exercise their right to purchase our equity interest in October 2014 which is the expiration date of our management agreement. Based on these facts, we concluded that we no longer have significant influence over Chevy Chase and, effective December 31, 2013, we began accounting for Chevy Chase using the cost method of accounting versus the equity method previously used. In addition, we performed an impairment analysis of the investment in Chevy Chase and determined that the projected cash distributions in 2014 from Chevy Chase would approximate our share in the earnings of Chevy Chase. As a result, we recorded an impairment charge of $1.6 million to write-down the recorded investment down to $178,000. The distributions that we receive in 2014 will be recorded as other revenue.

Depreciation and amortization represents the depreciation expense associated with our fixed assets and the amortization expense attributable to our intangible assets. Depreciation and amortization increased $2.5 million in 2013 compared to 2012. The increase was primarily due to an increase of $2.1 million in the depreciation and amortization at EEPMC, $0.4 million of depreciation and amortization at legacy Graymark and an increase of $0.2 million related to increased information technology spending. The increases were partially offset by a $0.2 million decrease at FSH SA due to certain assets becoming fully depreciated.

Net other expense represents primarily interest expense on borrowings reduced by interest income earned on cash and cash equivalents. Net other expense increased $0.8 million in 2013 compared to 2012. The increase is related to an increase of $0.9 million in interest expense attributable to EEPMC and a $0.4 million increase related to legacy Graymark. These increases were offset by a decrease in interest expense at FSH SA of $0.4 million resulting from lower debt balances at FSH SA and a gain of $0.1 million related to our redemption of the Tyche preferred noncontrolling interests.

Provision for income taxes was $0.8 million during 2013. Prior to July 22, 2013, FSA’s member had elected to have FSA’s income taxed as an S Corporation under provisions of the Internal Revenue Code and a similar section of the state income tax law. Therefore, taxable income or loss is reported to the individual member for inclusion in its respective tax returns and no provision for federal and state income taxes is included in our consolidated financial statements for periods prior to July 22, 2013. We have included pro forma income information in our consolidated statements of operations that provides an adjustment for income tax expense as if FSA and FSHA had been a C Corporation prior to July 22, 2013 at an assumed combined federal and state effective tax rate of 38%, which approximates the calculated statutory tax rates for the periods.

Discontinued operations represent the net loss from the operations of our IDTF which were classified as held for sale prior the Graymark reverse acquisition. The results from our discontinued operations for the period of July 22, 2013 to December 31, 2013 are summarized below:

Revenues	$885,323

Net loss before taxes	$(1,353,609)
Income tax benefit	514,371

Net loss from discontinued operations, net of tax	$(839,238)

Extraordinary gain, net of tax – on August 30, 2013, we entered into an Agreement of Sale and Purchase (“Purchase Sale Agreement” or “PSA”) with HCRI Texas Properties, Ltd. (“Seller”) and HC REIT and an Agreement in Connection with Assignment and Assumption of PSA (“Assignment Agreement”) with DOC-FSH El Paso Medical Center, LLC (“DOC”) resulting in an extraordinary gain of $11.1 million (collectively referred to as the “El Paso Real Estate Transaction”). The income taxes related to the extraordinary gain and the amount of the extraordinary gain attributable to noncontrolling interests are summarized below:

	Gross	Tax	Net
Attributable to Foundation Healthcare	$7,796,315	$(2,962,600)	$4,833,715
Attributable to noncontrolling interests	3,273,524	—	3,273,524

Total extraordinary gain	$11,069,839	$(2,962,600)	$8,107,239

Pursuant to the PSA, the Company agreed to acquire from Seller the real property occupied by and certain personal property used by the Company’s subsidiary East El Paso Physicians’ Medical Center, LLC (“EEPPMC”) under a master lease agreement (“Master Lease”) between EEPPMC, Seller and HCN.

The real property and other consideration covered by the Purchase Sale Agreement includes the hospital (“Hospital”) and medical office building (“MOB”) occupied by EEPPMC, an adjoining parcel of vacant land (“Excess Land”), a note payable, and certain personal property, including medical equipment, owned by Seller and attached to or located in and used in the operation of the Hospital and MOB (“Personal Property”). The purchase price under the Purchase Agreement was $39,066,428.

Simultaneous with the execution of the Purchase Sale Agreement, the Company executed the Assignment Agreement with DOC whereby FSHA assigned and DOC assumed all of FSHA’s right, title, interest and obligations in, to and under the Purchase Sale Agreement, except for the Excess Land, a note payable and Personal Property. The consideration under the Assignment Agreement with DOC was $40,000,000. In conjunction with the execution of the PSA and Assignment Agreement, HC REIT agreed to forgive certain liabilities totaling $7,108,562 due to HC REIT from EEPPMC.

We determined that the nature of the El Paso Real Estate Transaction was both unusual in nature and infrequent in occurrence given the nature of our business and current operating environment. The event is unusual given we are a health care organization that invests in and manages existing healthcare facilities, not a real estate company. This event is also unique given the complex nature of both the transaction and the unusual level of debt and liabilities forgiven as part of the transaction and as such would not be reasonably expected to reoccur in the foreseeable future.

Noncontrolling interests were allocated $4.3 million and $47,000 of net income during 2013 and 2012, respectively. Noncontrolling interests are the equity ownership interests in our majority owned hospital subsidiaries, EEPMC and FSH SA. The noncontrolling interests in 2013 includes $3.3 million related to the extraordinary gain.

Net income (loss) attributable to Foundation Healthcare. Our operations resulted in a net loss of $19.4 million during 2013 compared to net income of $3.7 million during 2012.

Key Performance Measure

Adjusted EBITDA

We define Adjusted EBITDA as net income before interest, taxes, depreciation, and amortization, further adjusted to eliminate the impact of certain additional non-cash and other items that we do not consider meaningful in the evaluation of ongoing operating performance from period to period as discussed further below. Adjusted EBITDA is included in this prospectus because it represents a key metric used by our management to assess financial performance. We use Adjusted EBITDA to supplement GAAP measures of performance in order to evaluate the effectiveness of our business strategies, to make budgeting decisions and to compare our performance to the results of other peer companies using similar measures. Adjusted EBITDA is also frequently used by analysts, investors and other interested parties to evaluate companies in our industry.

Adjusted EBITDA is a non-GAAP measure of our financial performance and should not be considered as an alternative to net income (loss) as a measure of financial performance, or any other performance measure derived in accordance with GAAP, nor should it be construed as an inference that our future results will be unaffected by unusual or other items. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the adjustments in this presentation, such as preopening expenses, stock compensation expense, and other adjustments. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures, facility openings and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. Management compensates for these limitations by also reviewing our GAAP results. Our presentation of Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

The following table sets forth a reconciliation of our Adjusted EBITDA to net income (loss) using data derived from our consolidated financial statements for the periods indicated:

	Unaudited			Unaudited
	Actual for Years Ended December 31,			Actual for Six Months Ended June 30,
	2013	2012	2011	2014	2013
Net income (loss)	$(15,059,107)	$3,775,760	$3,908,851	$(2,170,258)	$(262,729)
Less: Extraordinary gain, net of tax	8,107,239	—	—	—	—
Less: Loss from discontinued operations, net of tax	(839,238)	—	—	(501,038)	—

Income (loss) from continuing operations, net of taxes	(22,327,108)	3,775,760	3,908,851	(1,669,220)	(262,729)
EBITDA adjustments:
Plus: Interest expense, net	2,171,327	1,263,797	1,314,613	1,005,232	1,022,772
Plus: Provision (benefit) for income taxes	814,513	—	—	(852,005)	—
Plus: Depreciation and amortization	5,093,246	2,593,969	2,191,473	2,884,301	2,346,061

Total EBITDA adjustments	8,079,086	3,857,766	3,506,086	3,037,528	3,368,833

EBITDA from continuing operations	(14,248,022)	7,633,526	7,414,937	1,368,308	3,106,104
Adjusted EBITDA adjustments:
Plus: Impairment of goodwill	21,864,781	—	—	—	—
Plus: Impairment of equity investment in affiliates	1,640,389	200,000	—	—	—
Plus: Stock compensation expense	129,721	—	—	1,006,115	—

Total Adjusted EBITDA adjustments	23,634,891	200,000	—	1,006,115	—

Adjusted EBITDA	$9,386,869	$7,833,526	$7,414,937	$2,374,423	$3,106,104

Liquidity and Capital Resources

Six Months Ended June 30, 2014

Generally, our liquidity and capital resource needs are funded from cash on hand, our operations, loan proceeds and equity offerings. As of June 30, 2014, we had cash and cash equivalents of $1.9 million and working capital of $2.1 million.

Cash used in operating activities from continuing operations was $2.3 million during the six months ended June 30, 2014 compared with a use of $1.5 million during the first six months of 2013. During the six months ended June 30, 2014, our primary cash sources were generated from income from continuing operations (net loss increased by non-cash items) of $1.7 million and increases in accrued liabilities and other liabilities totaling $4.7 million. During the six months ended June 30, 2014, our primary uses of cash were increases in accounts receivables and other current and noncurrent assets totaling $6.5 million and a decrease in accounts payable and other current liabilities of $2.2 million. During the six months ended June 30, 2013, the primary uses were cash used by our loss from continuing operations (net loss decreased by non-cash items) of $0.8 million and increases in accounts receivable and other current assets of $5.6 million. The primary source of cash from operating activities from continuing operations in the six months of 2013 was an increase in accrued liabilities of $3.4 million.

Cash used by operating activities from discontinued operations for the six months ended June 30, 2014 was $0.3 million. There were no discontinued operations during the six months ended June 30, 2013.

Net cash provided by investing activities from continuing operations during the six months ended June 30, 2014 was $0.7 million compared to the first six months of 2013 when investing activities from continuing operations used $0.1 million. Investing activities during the first six months of 2014 were primarily related to distributions received from equity investments of $1.3 million which were offset by purchases of property and equipment of $0.6 million. Investing activities during the first six months of 2013 were primarily related to distributions received from equity investments of $3.0 million which were offset by purchases of property and equipment of $2.9 million.

Net cash provided by financing activities from continuing operations during the six months ended June 30, 2014 was $3.6 million compared to the first six months of 2013 when financing activities from continuing operations provided $38,000. During the six months ended June 30, 2014 and 2013, we received debt proceeds of $28.5 million and $4.6 million, respectively, and we made debt payments of $22.8 million and $3.0 million, respectively. During the six months ended June 30, 2014 and 2013, we made distributions to noncontrolling investors in our majority-owned hospitals of $1.6 million and $37,000, respectively. During the six months ended June 30, 2014 and 2013, we paid preferred noncontrolling dividends of $0.4 million and $0.8 million, respectively. During the six months ended June 30, 2013, we made distributions to FHA (prior to the reverse acquisition on July 22, 2013) of $0.7 million.

Cash used by financing activities from discontinued operations for the six months ended June 30, 2014 consisted of debt payments of $4.1 million. There were no discontinued operations during the six months ended June 30, 2013.

Year Ended December 31, 2013

Cash provided by operating activities from continuing operations was $3.0 million during 2013 compared to $0.6 million for 2012. During 2013, the primary sources of cash from operating activities from continuing operations were cash generated by income from continuing operations (net loss increased by non-cash items) of $3.9 million, increases in accrued liabilities, income taxes payable and other liabilities totaling $8.0 million and decreases in receivables from affiliates, other receivables and prepaid and other assets of $1.2 million. During the 2013, the primary uses of cash from continuing operations, was a decrease in accounts receivables of $9.4 million. During 2012, the primary sources of cash from operating activities from continuing operations were cash generated by income from continuing operations (net income reduced by non-cash items) of $0.8 million, an increase in accounts payable and accrued liabilities totaling $2.0 million and a decrease in other receivables and other assets totaling $0.7 million. The primary uses of cash from operating activities from continuing operations in 2012 were a decrease in accounts receivable, supplies inventories and prepaid and other current assets totaling $2.2 million and an increase in other liabilities of $0.7 million.

Cash used by discontinued operations for 2013 was $1.0 million. There were no discontinued operations during 2012.

Net cash provided by investing activities from continuing operations during 2013 was $2.4 million compared to $7.0 million during 2012. Investing activities during 2013 were primarily related to distributions received from equity investments of $5.6 million and proceeds from an extraordinary gain transaction of $0.5 million which were offset by purchases of property and equipment of $3.8 million. Investing activities during 2012 were primarily related to distributions received from equity investments of $6.9 million and proceeds from the sale of equity investments of $1.7 million which were offset by purchases of property and equipment of $1.3 million, purchases of businesses of $0.3 million and purchases of equity investments of $0.2 million.

Investing activities from discontinued operations during 2013 provided $0.4 million and represented proceeds from the sale of assets attributable to discontinued operations.

Net cash used by financing activities from continuing operations during 2013 was $2.9 million compared to 2012 when financing activities from continuing operations used $6.0 million. During 2013, we had proceeds from the sale of common stock and preferred noncontrolling interests totaling $9.1 million. During 2013, we paid $11.1 million to redeem preferred noncontrolling interests. During 2013 and 2012, we received debt proceeds of $10.0 and $1.2 million, respectively, and we made debt payments of $8.5 million and $4.7 million, respectively. During 2013 and 2012, we made distributions to FHA (prior to the reverse acquisition on July 22, 2013) of $0.8 million and $1.8 million, respectively. During 2013 and 2012, we paid preferred noncontrolling dividends of $1.0 million and $0.6 million, respectively. During 2013 and 2012, we paid distributions to noncontrolling interests of $0.7 million and $0.1 million, respectively.

Financing activities from discontinued operations during 2013 used $0.8 million and represented payments on debt attributable to discontinued operations.

As of June 30, 2014, we had an accumulated deficit of $38.6 million, cash and cash equivalents of $1.9 million and working capital of $2.1 million. During the six months ended June 30, 2014, we generated a net loss of $3.0 million and used $ 2.3 million in cash from operating activities from continuing operations. On June 30, 2014, we completed a refinancing of substantially all of our outstanding indebtedness through the execution of the SNB Credit Facility. The SNB Credit Facility includes a term loan in the amount of $27.5 million and a revolving loan in the amount of $2.5 million. We believe our cash on hand, the $2.5 million revolving loan and projected cash flow from operating activities from continuing operations will provide us sufficient liquidity to meet our cash requirements over the next 12 months. However, if our cash flows from operations do not meet or exceed our projections, we may need to raise additional funds through debt or equity financings. These uncertainties raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

SNB Credit Facility

Effective June 30, 2014, we entered into a Loan Agreement with Bank SNB, National Association, and Texas Capital Bank, creating a term loan and a revolving loan facility. Together, the two parties are referred to as Lenders and the two debt facilities are referred to as the SNB Credit Facility. The SNB Credit Facility was used to consolidate all of our and our subsidiaries’ debt in the principal amount of $27.5 million, which we refer to as the Term Loan. The SNB Credit Facility also provides for an additional revolving loan in the amount of $2.5 million, which we refer to as the Revolving Loan. We have also entered into a number of ancillary agreements in connection with the SNB Credit Facility, including deposit account control agreements, subsidiary guarantees, security agreements and promissory notes.

Maturity Dates. The Term Loan matures on June 30, 2021 and the Revolving Loan matures on June 30, 2016.

Interest Rates. The interest rates for the Term Loan and Revolving Loan are equal to 30-day LIBOR plus the Applicable Margins based on our Senior Debt Ratio, as defined in the SNB Credit Facility. The Applicable Margins are fixed at 3.75% for the Revolving Loan and 4.25% for the Term Loan through December 31, 2014. Subsequent to December 31, 2014, the Applicable Margins will be adjusted on a quarterly basis based on our senior debt ratio as shown below.

The Applicable Margins are as follows:

	Applicable Margin
	Revolving Loan	Term Loan
≥ 2.5x	3.75%	4.25%
< 2.5x, but ≥ 2.0x	3.25%	3.75%
< 2.0 x	2.0x	3.25%

The Senior Debt Ratio is calculated by dividing all of our indebtedness secured by a lien or security interest in any of our assets, including capital leases, by our EBITDA for the preceding four fiscal quarters. EBITDA is defined in the SNB Credit Facility as our net income calculated before interest expense, provision for income taxes, depreciation and amortization expenses, stock compensation, gains arising from the write-up of assets, extraordinary gains and any one-time expenses approved by Bank SNB.

Interest and Principal Payments. We are required to make quarterly payments of principal and interest on the Term Loan. The first four quarterly payments on the Term Loan will be $875,000 in principal plus all accrued and unpaid interest. Each subsequent quarterly payment will be $1,000,000 in principal plus all accrued and unpaid interest. We are required to make quarterly payments of interest only on the Revolving Loan equal to the accrued and unpaid interest. All unpaid principal and interest on the Term Loan and Revolving Loan must be paid on the respective maturity dates of June 30, 2021 and June 30, 2016.

Permitted Acquisitions. We must obtain the Lenders approval for any acquisition, merger or consolidation in which the consideration paid for the acquisition, merger or consolidation is in excess of $1 million or for any acquisition, merger or consolidation in which the target entity’s operating income for the preceding 12-month period is less than zero. A permitted acquisition is (i) an acquisition, merger or consolidation for which we have obtained the Lenders discretionary approval or (ii) an acquisition, merger or consolidation in which the consolidation is less than $1 million and the target entity’s operating income for the preceding 12-month period is greater than zero.

Mandatory Prepayments. If we sell any assets in excess of $100,000 or collectively sell any assets in a 12-month period in excess of $100,000, we must make a prepayment equal to the net proceeds of the asset sale(s). If we receive proceeds from a debt or equity offering that is not used for a permitted acquisition over a 12-month period following the offering or for repayment of our preferred noncontrolling interests, we must make a prepayment equal to the net proceeds of the debt or equity offering. For more information on our preferred noncontrolling interests, see “Preferred Noncontrolling Interests.” Such prepayments will not be subject to a prepayment penalty. Subsequent to the completion of our annual audited financial statements, we must make a prepayment equal to 30% of our Excess Cash Flow which is defined as the amount of EBITDA (as defined in the SNB Credit Facility) for the fiscal year that exceeds the sum of debt service payments plus capital expenditures plus cash payments for federal, state and local income taxes, plus distributions made by our Equity Owned Hospitals to persons other than us.

Voluntary Prepayments. We may prepay amounts under the Term Loan at any time provided that we are required to pay a prepayment penalty of 2% of the amount prepaid if payment is made prior to the first anniversary, 1.5%

if the prepayment is made after the first anniversary but prior to the second anniversary and 1% if the prepayment is made after the second anniversary but prior to the maturity date. We may prepay amounts under the Revolving Loan at any time without penalty.

Guaranties. Each of our direct or indirect wholly-owned subsidiaries jointly and severally and unconditionally guaranty payment of our obligations owed to Lenders.

Financial Covenants in SNB Credit Facility:

Senior Debt Ratio. We must maintain a Senior Debt Ratio not in excess of 3.00 to 1.00 as of the end of each fiscal quarter beginning with the quarter ending September 30, 2014.

Senior Debt Service Coverage Ratio. We must maintain a Senior Debt Service Coverage Ratio of not less than 1.30 to 1.00 as of the end of each fiscal quarter beginning with the quarter ending September 30, 2014.

The Senior Debt Service Coverage ratio is the ratio of EBITDA (as defined in the SNB Credit Facility) for the preceding four fiscal quarters minus cash payments for federal, state and local taxes, and minus our debt service payments for the same period.

Adjusted Senior Debt Service Coverage Ratio. We must maintain an Adjusted Senior Debt Service Coverage Ratio of not less than 1.05 to 1.00 as of the end of each fiscal quarter beginning with the quarter ending September 30, 2014.

The Adjusted Senior Debt Service Coverage Ratio is the sum of the following items divided by our debt service payments for the same period: (i) EBITDA (as defined in the SNB Credit Facility) for the preceding four fiscal quarters, (ii) minus cash payments for federal, state and local taxes, (iii) minus capital expenditures, (iv) plus distributions made to our preferred noncontrolling interest holders, (v) plus distributions made by our Equity Owned Hospitals to persons other than us.

Minimum EBITDA. We must have EBITDA (as defined in the SNB Credit Facility) of not less than $2 million for the fiscal quarter ended on June 30, 2014. Our EBITDA adjusted for certain one-time expenses, which were approved by Bank SNB, was in excess of $2 million on this date.

Annualized EBITDA. Until June 30, 2015 and for purposes of calculating compliance with the financial covenants, EBITDA shall be determined by annualizing EBITDA (as defined in the SNB Credit Facility) for the fiscal quarter ending on September 30, 2014 and each subsequent quarter thereafter.

Restrictions on Indebtedness. We and our Equity Owned Hospitals are not allowed to create any indebtedness other than indebtedness for the purchase of fixed assets not exceeding $500,000 in any fiscal year, trade payables incurred in the ordinary course of business and not past due, contingent obligations and unsecured indebtedness not exceeding $100,000 in the aggregate at any time the SNB Credit Facility is outstanding.

Use of Proceeds. All proceeds of the Term Loan were used solely for the refinancing of existing indebtedness. The proceeds of the Revolving Loan will be used for working capital.

Collateral. Payment and performance of our obligations under the SNB Credit Facility are secured in general by all of our assets.

Defaults and Remedies. In addition to the general defaults of failure to perform our obligations under the Loan Agreement, events of default also include the occurrence of a change in control, as defined in the SNB Credit Facility, and the loss of our Medicare or Medicaid certification, collateral casualties, entry of a judgment of $150,000 or more, failure of first liens on collateral and the termination of any of our management agreements that represent more than 10% of our management fees for the preceding 18-month period. In the event of a monetary default, all of our obligations due under the SNB Credit Facility shall become immediately due and payable. In the event of a non-monetary default, we have 10 days or in some cases three days to cure before Bank SNB has the right to declare our obligations under the SNB Credit Facility immediately due and payable.

Legacy Bank Credit Facility

We previously entered into various short-term and long-term notes payable with our senior lender, Legacy Bank (such debt is referred to as “Legacy Debt”). As of March 31, 2014, the balance of the Legacy Debt was $10.7 million. The Legacy Debt was collateralized by substantially all of the assets of our subsidiaries, FSA and FSHA, and a portion was personally guaranteed by certain of our officers. On June 30, 2014, the Legacy Debt was paid in full from the proceeds of the SNB Credit Facility.

Arvest Bank Credit Facility

As of the date of this prospectus, we do not have any outstanding indebtedness owed to Arvest Bank as all amounts outstanding were paid in full with the proceeds of the SNB Credit Facility. Set forth below is a historical summary of our prior indebtedness to and arrangements with Arvest Bank.

On July 22, 2013, our subsidiaries, SDC Holdings, LLC and ApothecaryRx, LLC (collectively the “Borrowers”), we and Mr. Stanton Nelson , as guarantor, entered into a Second Amended and Restated Loan Agreement (the “New Loan Agreement”) and an Amended and Restated Promissory Note (the “New Note”) with Arvest Bank. The New Loan Agreement and New Note replaced prior agreements and instruments we had with Arvest Bank under which we had outstanding principal indebtedness to Arvest Bank of approximately $9.9 million as of March 31, 2014.

On July 22, 2013, in conjunction with the New Loan Agreement with Arvest Bank, we entered into a Participation Agreement with Arvest Bank in which we purchased a $6,000,000 participation in the New Note from Arvest Bank in exchange for 13,333,333 shares of the Company’s common stock. Since the operations of the Borrowers has been discontinued, the New Note, net of the participation, is included in current liabilities from discontinued operations in our consolidated balance sheet for the relevant periods.

The New Note was collateralized by substantially all of the assets of the Borrowers and the personal guaranty of Mr. Nelson which was limited to $2,919,000. In June 2014, we, the Borrowers, Mr. Nelson and Arvest Bank entered into agreements to amend and restate the New Loan Agreement and New Note to extend the maturity date of the New Note to June 30, 2014. In conjunction with the extension of the New Note, we paid Arvest Bank $210,162 in consideration of the following: (a) $49,062 in interest on the Note, (b) $150,000 to be applied to the principal balance of the Note, and (c) fees and expense reimbursements payable to Arvest Bank of $11,100. On June 30, 2014, the Arvest Credit Facility was paid in full from the proceeds of the SNB Credit Facility.

Preferred Noncontrolling Interests

During 2013, our wholly-owned subsidiary, Foundation Health Enterprises, LLC, or FHE, completed a private placement offering of $9,135,000. The offering was comprised of 87 units, referred to as FHE Units or our preferred noncontrolling interests. Each FHE Unit was offered at $105,000 and entitled the purchaser to one (1) Class B membership interest in FHE, valued at $100,000, and 10,000 shares of our common stock, valued at $5,000. The total consideration of $9,135,000 was comprised of $8,700,000 attributable to the preferred noncontrolling interest and $435,000 attributable to the 870,000 shares of the Company’s common stock.

The FHE Units provide for a cumulative preferred annual return of 9% on the amount allocated to the Class B membership interests. The FHE Units will be redeemed by FHE in four annual installments beginning in July 2014. The first three installments shall be in the amount of $10,000 per FHE Unit and the fourth installment will be in the amount of the unreturned capital contribution and any undistributed preferred distributions. In July 2014, at the request of Bank SNB, we deferred the payment of the first installment to March 2015. The FHE Units are convertible at the election of the holder at any time prior to the complete redemption into our restricted common shares at a conversion price of $2.00 per share.

Financial Commitments

We do not have any material capital commitments during the next 12 months; however, we have contractual commitments of $18.4 million for payments on our indebtedness, operating lease payments and preferred noncontrolling interests. Although we have not entered into any definitive arrangements for obtaining additional capital resources, we continue to explore various capital alternatives to replace our long-term bank indebtedness.

Our future commitments under contractual obligations by expected maturity date at June 30, 2014 are as follows:

	< 1 year	1-3 years	3-5 years	> 5 years	Total
Short-term debt(1)	$635,105	$—	$—	$—	$635,105
Long-term debt(1)	4,245,993	10,700,898	9,608,904	11,066,372	35,622,167
Operating leases	11,926,757	24,505,396	24,109,054	89,976,358	150,517,565
Other long term liabilities	30,000	25,000	—	—	55,000
Preferred noncontrolling interest(2)	1,600,872	2,739,228	6,533,090	—	10,873,190

Total	$18,438,728	$37,970,522	$40,251,048	$101,042,730	$197,703,028

(1)	Includes principal and interest obligations.
(2)	Represents the debt principal and interest obligations and future minimum lease payments included in our discontinued operations.

Off-Balance Sheet Arrangements

We had no material off-balance sheet arrangements (as defined in Item 303(a) (4) of Regulation S-K) as of June 30, 2014 and December 31, 2013 and 2012.

CRITICAL ACCOUNTING POLICIES

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and include amounts based on management’s prudent judgments and estimates. Actual results may differ from these estimates. Management believes that any reasonable deviation from those judgments and estimates would not have a material impact on our consolidated financial position or results of operations. To the extent that the estimates used differ from actual results, however, adjustments to the statement of earnings and corresponding balance sheet accounts would be necessary. These adjustments would be made in future statements. Some of the more significant estimates include revenue recognition, allowance for contractual adjustments and doubtful accounts, and goodwill and intangible asset impairment. We use the following methods to determine our estimates:

Revenue recognition and accounts receivable – We recognize revenues in the period in which services are performed. Accounts receivable primarily consist of amounts due from third-party payors and patients. Our ability to collect outstanding receivables is critical to its results of operations and cash flows. Amounts we receive for treatment of patients covered by governmental programs such as Medicare and Medicaid and other third-party payors such as health maintenance organizations, preferred provider organizations and other private insurers are generally less than our established billing rates. Additionally, to provide for accounts receivable that could become uncollectible in the future, we establish an allowance for doubtful accounts to reduce the carrying value of such receivables to their estimated net realizable value. Accordingly, the revenues and accounts receivable reported in our consolidated financial statements are recorded at the net amount expected to be received.

Contractual Discounts and Cost Report Settlements – We derive a significant portion of our revenues from Medicare, Medicaid and other payors that receive discounts from its established billing rates. We must estimate the total amount of these discounts to prepare our consolidated financial statements. The Medicare and Medicaid regulations and various managed care contracts under which these discounts must be calculated are complex and are subject to interpretation and adjustment. We estimate the allowance for contractual discounts on a payor-specific basis given its interpretation of the applicable regulations or contract terms. These interpretations sometimes result in payments that differ from our estimates. Additionally, updated regulations and contract renegotiations occur frequently, necessitating regular review and assessment of the estimation process by management. Changes in estimates related to the allowance for contractual discounts affect revenues reported in our consolidated statements of operations.

Cost report settlements under reimbursement agreements with Medicare and Medicaid are estimated and recorded in the period the related services are rendered and are adjusted in future periods as final settlements are determined. There is a reasonable possibility that recorded estimates will change by a material amount in the near term.

Laws and regulations governing Medicare and Medicaid programs are complex and subject to interpretation. We believe that we are in compliance with all applicable laws and regulations and are not aware of any pending or threatened investigations involving allegations of potential wrongdoing that would have a material effect on our financial statements. Compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties and exclusion from the Medicare and Medicaid programs.

Provision and Allowance for Doubtful Accounts – To provide for accounts receivable that could become uncollectible in the future, we establish an allowance for doubtful accounts to reduce the carrying value of such receivables to their estimated net realizable value. The primary uncertainty lies with uninsured patient receivables and deductibles, co-payments or other amounts due from individual patients.

We have an established process to determine the adequacy of the allowance for doubtful accounts that relies on a number of analytical tools and benchmarks to arrive at a reasonable allowance. No single statistic or measurement determines the adequacy of the allowance for doubtful accounts. Some of the analytical tools that we utilize include, but are not limited to, the aging of accounts receivable, historical cash collection experience, revenue trends by payor classification, revenue days in accounts receivable, the status of claims submitted to third party payors, reason codes for declined claims and an assessment of our ability to address the issue and resubmit the claim and whether a patient is on a payment plan and making payments consistent with that plan. Accounts receivable are written off after collection efforts have been followed in accordance with our policies.

Due to the nature of the healthcare industry and the reimbursement environment in which we operate, certain estimates are required to record net revenues and accounts receivable at their net realizable values at the time services are provided. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available, which could have a material impact on our operating results and cash flows in subsequent periods. Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded.

The patient and their third party insurance provider typically share in the payment for our services. The amount patients are responsible for includes co-payments, deductibles, and amounts not covered due to the provider being out-of-network. Due to uncertainties surrounding deductible levels and the number of out-of-network patients, we are not certain of the full amount of patient responsibility at the time of service. We estimate amounts due from patients prior to service and generally collects those amounts prior to service. Remaining amounts due from patients are then billed following completion of service.

Long-lived assets – We evaluate our long-lived assets for possible impairment whenever circumstances indicate that the carrying amount of the asset, or related group of assets, may not be recoverable from estimated future cash flows. Fair value estimates are derived from established market values of comparable assets or internal calculations of estimated future net cash flows. Our estimates of future cash flows are based on assumptions and projections we believe to be reasonable and supportable. Our assumptions take into account revenue and expense growth rates, patient volumes, changes in payor mix and changes in legislation and other payor payment patterns.

Goodwill and Intangible Assets – We evaluate goodwill for impairment at least on an annual basis and more frequently if certain indicators are encountered. Goodwill is to be tested at the reporting unit level, defined as an ASC or hospital (referred to as a component), with the fair value of the reporting unit being compared to its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered to be impaired.

Intangible assets other than goodwill which include physician membership interests, service contracts and covenants not to compete are amortized over their estimated useful lives using the straight line method. The remaining lives range from five to seven years. We evaluate the recoverability of identifiable intangible asset whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable.

Income Taxes – We recognize deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In the event we determine that the deferred tax assets will not be realized in the future, the valuation adjustment to the deferred tax assets is charged to earnings in the period in which we make such a determination.

We use a two-step process to evaluate a tax position. The first step is to determine whether it is more-likely-than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.

Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. We report tax-related interest and penalties as a component of income tax expense.

Recently Adopted and Recently Issued Accounting Guidance

Adopted Guidance

In February 2013, the FASB issued changes to the accounting for obligations resulting from joint and several liability arrangements. These changes require an entity to measure such obligations for which the total amount of the obligation is fixed at the reporting date as the sum of (i) the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors, and (ii) any additional amount the reporting entity expects to pay on behalf of its co-obligors. An entity will also be required to disclose the nature and amount of the obligation as well as other information about those obligations. Examples of obligations subject to these requirements are debt arrangements and settled litigation and judicial rulings. These changes become effective for us on January 1, 2014. We have determined that the adoption of these changes did not have an impact on our consolidated financial statements, as we do not currently have any such arrangements.

In July 2013, the FASB issued changes to the presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. These changes require an entity to present an unrecognized tax benefit as a liability in the financial statements if (i) a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position, or (ii) the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset to settle any additional income taxes that would result from the disallowance of a tax position. Otherwise, an unrecognized tax benefit is required to be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. Previously, there was diversity in practice as no explicit guidance existed. These changes become effective us on January 1, 2014. We have determined that the adoption of these changes did not have a significant impact on our consolidated financial statements

Issued Guidance

In April 2014, the FASB issued changes to the reporting of discontinued operations and disclosures of disposals of components of an entity. The amendments change the criteria for reporting discontinued operations while enhancing disclosures in this area. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. Additionally, the new guidance requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income and expenses of discontinued operations. The amendments are effective prospectively for all disposals (or classifications as held for sale) of components of an entity, and for all businesses that, on acquisition, are classified as held for sale that occur within annual periods beginning on or after December 15, 2014, and interim periods within those years. We are currently evaluating the new guidance to determine the impact it may have to our consolidated financial statements.

In May 2014, the FASB issued changes to the recognition of revenue from contracts with customers. These changes created a comprehensive framework for all entities in all industries to apply in the determination of when to recognize revenue, and, therefore, supersede virtually all existing revenue recognition requirements and guidance. This framework is expected to result in less complex guidance in application while providing a consistent and comparable methodology for revenue recognition. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this principle, an entity should apply the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract(s), (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract(s), and (v) recognize revenue when, or as, the entity satisfies a performance obligation. These changes become effective for us on January 1, 2017. We are currently evaluating the potential impact of these changes on our consolidated financial statements.

OUR BUSINESS

Overview

We own and manage facilities which operate in the rapidly growing specialized surgical segment of the healthcare industry. Today, our network consists of four surgical hospitals, nine ambulatory surgical centers (ASCs) and two hospital outpatient departments (HOPDs) in the Southeastern United States. Our growth strategy involves increasing our footprint in our current markets by acquiring controlling interests in surgical hospitals, nearby ASCs and ancillary service facilities where we currently own a non-controlling interest. ASCs affiliated with surgical hospitals are known as HOPDs and generally benefit from higher payment rates from governmental insurance and other payors as compared with unaffiliated ASCs, and both the hospitals and affiliated outpatient surgery centers benefit from regional branding, increased operating efficiencies and lower costs through economies of scale. We believe that having the ability to perform procedures at surgical hospitals for more complex surgeries and at ASCs or HOPDs for same-day surgeries, coupled with the ability to provide other related non-surgical services will enable us to capture an increasing share of surgical volumes in the markets in which we serve and to generate strong patient outcomes and satisfaction.

In addition to increasing our ownership interests in our network, opportunities exist for us to grow our business strategically and profitably through the following efforts:

•	Leverage our existing staffing models, scheduling software, clinical systems, tracking software and medical protocols to improve operating efficiencies and patient outcomes at our facilities,

•	Provide new high value pre- and post-surgical procedures to better meet patient needs and to drive our revenue growth, and

•	Expand the number of mutually beneficial relationships with key physicians in our markets.

The market for specialized surgical facilities is highly-fragmented with approximately 5,300 ambulatory surgery centers performing 25 million outpatient surgeries in the United States in 2012. As no companies currently control a meaningful share of the market, we believe there are many opportunities for us to acquire new surgical facilities and to improve their operating metrics using our proven systems. Our facilities currently provide general surgeries and in such specialties as orthopedics, neurosurgery, pain management, podiatry, gynecology, optometry, gastroenterology and pediatric ENT (tubes/adenoids), as well as wound care, sleep management, radiology, imaging and other ancillary services. We are expanding our service offering to include additional imaging, intraoperative monitoring, robotic surgery, and physical therapy services. A key component of our success has been our strong relationships with 340 quality physicians partners. We believe our continued emphasis on physician satisfaction and productivity will continue to position us competitively in the future.

In 2013, our facilities performed 72,500 outpatient and 2,200 inpatient surgeries. Our procedure rates experienced strong growth as reflected in net patient services revenues of $80 million in 2013, up from $38 million in 2012. We anticipate demand for the types of surgeries performed at our facilities to grow in light of:

•	An aging U.S. demographic,

•	A preference for short-stay surgeries,

•	Technology improvements allowing more surgeries to be performed less invasively,

•	An expanding population of patients with health insurance who can now afford surgery, and

•	Incentives provided by Medicare and private insurers to perform surgeries at facilities such as ours rather than general acute care hospitals given the lower relative costs.

Our Surgical Facilities

Today, we own more than 51% of two surgical hospitals located in San Antonio and El Paso, Texas which are reflected in our financials as our Consolidated Hospitals. We maintain minority interests in two hospitals in Sherman and Houston, Texas and nine ASCs in six states which are referred to as Equity Owned Hospitals, Equity Owned ASCs, Equity Owned Facilities or Affiliates. We also have an interest in two HOPDs through our investment in the Sherman hospital. We have a management contract with one ASC in Baton Rouge, Louisiana in which we have no ownership interest. We generate revenue through our ownership interests in these surgical facilities as well as management fees for providing a variety of administrative services to most of our Equity Owned Facilities. We manage our facilities by overseeing their business office, contracting, marketing, financial reporting, accreditation, clinical, regulatory and administrative operations. We work closely with our physician partners to increase the likelihood of successful patient and financial outcomes.

Facility Location	Number of Physician Partners	Number of Operating Rooms	Percentage Owned by Company	Managed by Company	Mgmt. Agreement Exp. Date
Consolidated Hospitals:
San Antonio, Texas	19	4	51.00%	Yes	n/a
El Paso, Texas	68	6	53.97%	Yes	n/a
Equity Owned Hospitals:
Sherman, Texas	43	4	20.00%	Yes	6/1/2016
Houston, Texas	19	10	20.00%	No	n/a
Equity Owned ASCs:
Cumberland Valley, Maryland	14	1	31.90%	Yes	9/30/2017
Frederick, Maryland	20	4	19.60%	Yes	3/31/2017
Mercerville, New Jersey	23	3	10.00%	Yes	4/30/2020
Middleburg Heights, Ohio	12	4	10.00%	Yes	3/5/2016
Oklahoma City, Oklahoma	33	6	20.00%	Yes	1/19/2018
Huntingdom Valley, Pennsylvania	21	4	20.00%	Yes	Monthly
Houston, Texas	13	4	10.00%	Yes	2/28/2016
Houston, Texas	22	4	10.00%	Yes	12/31/2018
Nacogdoches, Texas	9	3	12.50%	Yes	Monthly
Equity Owned HOPD:
Sherman, Texas	*	4	* *	Yes	6/1/2016
Sherman, Texas	*	2	* *	Yes	6/1/2016
Managed Only ASC:
Baton Rouge, Louisiana	21	6	0.00%	Yes	Monthly

*	The 43 physician partners in our hospital in Sherman also participate in these HOPDs through the hospital’s 100% ownership of these HOPDs.
**	These HOPDs are 100% owned by our hospital in Sherman, Texas.

Our facilities are licensed at the state level and are accredited by either the Accreditation Association for Ambulatory Healthcare (AAAHC) or the Det Norske Veritas (DNV). The only exception is our ASC in Nacogdoches, Texas which meets the accreditation standards, but the governing board of this ASC has elected to not seek accreditation. We recognize that accreditation is a crucial quality benchmark for payors since many managed care organizations will not contract with a facility until it is accredited. We believe that our historical success in obtaining and retaining accreditation for our facilities reflects our commitment to providing high quality care in our facilities.

Generally, each facility is owned and operated by either a limited partnership or limited liability company in which ownership interests are held by our local physician partners who practice at the facility and by us. Our partnership and limited liability company agreements typically provide for the monthly or quarterly pro rata distribution of cash equal to net profits from operations, less amounts held in reserve for expenses and working capital. These limited partnership or limited liability company agreements generally grant us representation on the facility’s governing board and ensure our participation in fundamental decisions. Our influence over the businesses of our facilities is further enhanced by our management agreements with such facilities.

Our surgical hospitals and ASC facilities depend upon third-party reimbursement programs to pay for our services rendered to patients, including governmental Medicare and managed Medicare programs, a broad mix of private insurance programs, and co-pays, deductibles and cash payments from patients. Private payors typically employ reimbursement methodologies similar to those used by government providers. Under Medicare, our facilities are reimbursed for the services rendered through the payment of facility fees which vary depending on the type of facility (hospital, HOPD or ASC), and type of procedure. Hospitals and HOPDs are reimbursed for outpatient procedures in a manner similar to most ASCs except that the methodologies employed to calculate reimbursement rates generally result in rates that are higher than those for comparable procedures at free-standing ASCs. ASCs are reimbursed through the payment of a composite “ASC rate” which is set by us based on a survey of comparative rates, which includes payment for most of the expenses associated with the performance of a procedure such as nursing services, supplies, and staffing costs. Reimbursement rates for inpatient hospital services are determined using Medicare severity diagnosis related groups which are intended to compensate hospitals according to the estimated intensity of hospital resources necessary to furnish care for a particular diagnosed illness.

The Market and Opportunity

According to the American Hospital Association, from 1991 to 2012 outpatient surgeries increased from 52.3% of total surgery volumes to 64.5%. One of the main features of healthcare reform in the United States is that healthcare providers are being required to contain costs while generating better clinical outcomes. We believe that such cost and performance measures have contributed to the significant shift in the delivery of surgical services away from general acute care hospitals to more cost-effective alternate sites, including ASCs, HOPDs and surgical hospitals. In addition, the growing popularity of specialty surgical hospitals, HOPDs and ASCs reflects the benefits these facilities provide to the key participants within the healthcare system:

•	Physicians. Access to state-of-the-art facilities and equipment; scheduling efficiencies that maximize time in surgery and avoid delays; ability to perform a greater number of less-invasive surgical procedures; and more productive time focused on patients and surgeries rather than practice management.

•	Patients. A relaxed and less institutional atmosphere as compared with traditional acute care hospitals; more convenient scheduling, admissions and discharge; less likelihood of surgical delays; lower risk of hospital-acquired infections; better outcomes; and lower co-pays and payments.

•	Payors. Lower procedural and other costs related to surgeries; lower risk of infections due to reduced length of hospital stay or outpatient procedures; and improved patient outcomes and greater patient satisfaction.

Due to the non-emergency nature of the procedures performed at surgical hospitals and ASCs, these facilities are able to improve the work environment, simplify scheduling and enhance physician efficiency. At traditional acute care facilities, unplanned medical emergencies can result in the postponement or delay of scheduled surgeries, disrupting both physicians’ practices and inconveniencing patients.

New surgical techniques and technology, most notably minimally invasive surgical techniques, as well as advances in anesthesia, have significantly expanded the types of surgical procedures that are being performed in surgical hospitals and ASCs and have helped drive the growth in outpatient surgery. Lasers, arthroscopy, enhanced endoscopic techniques and fiber optics have reduced the trauma and recovery time associated with many surgical procedures. Improved anesthesia has shortened recovery time by minimizing post-operative side effects such as nausea and drowsiness, thereby avoiding the need for overnight hospitalization in many cases. In addition, some states in the United States permit, including Oklahoma, Maryland, Ohio and Texas, ASCs to keep a patient for up to 23 hours, allowing more complex surgeries, previously only performed in an inpatient setting, to be performed in an ASC.

Government programs, private insurance companies, managed care organizations and self-insured employers have implemented cost containment measures to limit increases in healthcare expenditures, including procedure reimbursement. Many of these programs have shifted additional financial responsibility to patients through higher co-payments, higher deductibles and higher premium contributions. Such cost containment measures have contributed to the significant shift in the delivery of healthcare services away from traditional acute care inpatient hospitals to more cost-effective alternate sites, including ASCs or surgical hospitals. We believe that surgery performed at a surgical hospital or an ASC is generally less expensive than hospital-based outpatient surgery because of lower facility development costs, more efficient staffing and space utilization and a specialized operating environment focused on quality of care and cost containment.

Our Competitive Strengths

While we cannot predict how changes in healthcare reimbursement trends will impact our business, we believe we are well positioned by the following competitive strengths:

Quality low cost provider. The delivery of healthcare will continue to be directed to low cost venues. As a result of our focus on operating efficiencies, we have been able to contain our costs in providing patient services and as a result, have been able to negotiate rates with third-party payors that are generally lower than those required by larger hospitals and healthcare systems in our markets. We believe our comparatively low rates, coupled with our ability to provide high quality services with less overhead, will position us competitively.

Experienced management team. Our senior management has, on average, over 25 years of experience in the healthcare industry and extensive knowledge of the growth opportunities where we operate. These seasoned executives bring expertise in financial, operational, legal, regulatory and strategic development. Additionally, many members of our senior management team have extensive experience working for our Company.

Established systems infrastructure. Our current sophisticated information systems and analytical tools, business office support, reporting, and purchasing power create an excellent platform for continued growth without significant additional investment. We believe there is an opportunity for us to acquire additional facilities and to overlay our systems, thereby enabling us to add new revenue with only modest incremental increases in expenses.

Ability to identify, structure and integrate acquisitions. Our teams of experienced operations and financial personnel conduct a review of all aspects of a target’s operations, including (1) the quality and reputation of the physicians affiliated with the facility, (2) the market position of the facility and the physicians affiliated with the facility, (3) the facility’s payor contracts and case mix, (4) competition and growth opportunities in a market, (5) the facility’s staffing and supply policies, (6) an assessment of the facility’s equipment, and (7) opportunities to improve operational efficiencies. We also have a dedicated team experienced in negotiating deal terms and in integrating the acquired facilities.

Barriers to entry. Congress passed restrictions on the creation of new surgery hospitals that have physician ownership beginning in 2010. We believe having physician owners in our facilities creates an enhanced level of loyalty and a general commitment to cost containment and practice growth. Ownership also aligns our interests with those of our physician partners. All of our hospitals are “grandfathered” and therefore permitted to have physician owners. As we believe physician ownership represents a competitive advantage, our growth strategy will target surgical hospitals that we can own in partnership with physicians.

Our Growth Strategy

We have strong skills in the acquisition, development and operation of surgical facilities, ASCs and related services. The key components of our strategy are:

Acquire majority stakes in new surgery hospitals and ASCs. We believe that increasingly, surgical facility owners and physicians are seeking to affiliate with experienced operators with access to capital, management expertise, payor contracting experience and other resources. Our in-house acquisition team has identified numerous facilities that we believe could be excellent candidates for us. In addition, we seek to identify ASCs, imaging facilities and other ancillary services that can be affiliated with our surgical hospitals allowing us to leverage our regional knowledge, expand our brand, grow our revenue base, and improve overall operating efficiencies. We seek to use our sophisticated information systems, support capacity, development capabilities, managed care expertise and analytics to become an industry consolidator.

Expand our relationships with physician partners as well as non-owner physicians to maximize the utilization of our facilities. High-performing physicians are critical to our operating model, and we constantly strive to expand our affiliations with top-performing surgeons. We market our facilities to physicians by emphasizing (i) the high level of patient and physician satisfaction, (ii) the high quality of our services and patient outcomes, and (iii) the numerous services we offer to make our physicians more productive while minimizing their administrative burdens. We work with our physician partners to identify qualified non-owner physicians to use our facilities to increase our throughput and operating margins. We believe our focus on physician satisfaction, combined with providing safe, high quality healthcare in a patient friendly and convenient environment helps us attract and retain physician partners, non-owner physicians, and referring physicians.

Provide more ancillary services. We seek to enhance the service offering by making new pre- and post-surgery procedures and services available to our patients. These services will expand our potential revenue, more fully satisfy patient needs and enhance the patient’s continuum of care. Currently, many of our surgical facilities offer some of these ancillary services, and our strategy is to our expand our services through direct ownership and affiliations with other service providers in order to offer a full menu throughout our network.

Recent Developments

Proposed Reverse Stock Split

At our annual meeting of stockholders held on May 12, 2014, our stockholders approved an amendment to our amended and restated certificate of incorporation to effect a reverse split of our common stock at a ratio between 1-for-3 to 1-for-10 shares in order to satisfy requirements for the listing of our common stock on the NYSE MKT. Our stockholders further authorized the board of directors to determine the ratio at which the reverse split would be effected by filing an appropriate amendment to our amended and restated certificate of incorporation. We expect to effect a     -for-     reverse stock split of our outstanding common stock just prior to the date of this prospectus. In determining a reverse stock split ratio of     -for-     , the board of directors considered a ratio that would allow us to have a number of outstanding shares to have a sufficient trading volume while considering a stock price that would be consistent with an uplist of our common stock from the OTC Markets QB Tier to a listing on the NYSE MKT exchange. Our board of directors determined that a ratio of     -for-     was the best balance of these and other factors.

Redemption of Minority Interest in Chevy Chase

The Master Agreement covering our ownership in the ASC located Chevy Chase, Maryland, referred to as Chevy Chase, includes a redemption feature that allows the majority owner of Chevy Chase to purchase our 18% interest in Chevy Chase for $178,000. In January 2014, we received notice from the majority owner that they intend to exercise their right to purchase our interest. On October 1, 2014, which was the termination date of our management agreement, we completed the sale of our interest in Chevy Chase. Based on these facts, we concluded that we no longer have significant influence over Chevy Chase and, effective December 31, 2013, began accounting for Chevy Chase using the cost method of accounting versus the equity method previously used. During the six months ended June 30, 2014, we received $1.2 million in cash distributions from Chevy Chase.

The Foundation Acquisition

On July 22, 2013, we acquired 100% of the interests in Foundation Surgery Affiliates, LLC, or FSA, and FSA’s consolidated variable interest entity, Foundation Surgical Hospital Affiliates, LLC, or FSHA, from Foundation Healthcare Affiliates, LLC, or FHA, in exchange for 114,500,000 shares of our common stock and a promissory note in the amount of $2,000,000, which we refer to as the Foundation Acquisition. We also assumed certain debt and other obligations of FHA in the amount of $1,991,733. The promissory note bore interest at a fixed rate of 7% and was paid in full on October 14, 2013.

For accounting purposes, the acquisition of FSA was accounted for as a reverse acquisition and as a result, the historical operating results included in our consolidated financial statements for the periods prior to July 22, 2013 represent those of FSA. The historical financial statements of FSA have been adjusted for the effect of the recapitalization that occurred as a result of the reverse acquisition. Prior to July 22, 2013, FSA’s members had elected to have FSA’s income taxed as an S Corporation under provisions of the Internal Revenue Code and a similar section of the state income tax law. Therefore, taxable income or loss was reported to the individual members for inclusion in their respective tax returns and no provision for federal and state income taxes was included in the consolidated financial statements of FSA for periods prior to July 22, 2013. We have included pro forma income information in our consolidated statements of operations of FSA that provides an adjustment for income tax expense as if FSA and FSHA had been C Corporations prior to July 22, 2013, at an assumed combined federal and state effective tax rate of 38%, which approximates the calculated statutory tax rates for the periods.

Discontinued Operations

In conjunction with shifting our focus to surgical hospitals following the Foundation Acquisition, we sold or closed all of our freestanding sleep diagnostic and sleep therapy facilities. These facilities were located in Oklahoma, Texas, Nevada, Kansas, Missouri and Iowa. These sites have been identified as “held for sale,” and as a result, their related assets, liabilities, results of operations and cash flows have been classified as “discontinued operations” in our consolidated financial statements.

Company History

Our existing focus on surgical facilities began with the Foundation Acquisition on July 22, 2013. From January 2008 through July 2013, our primary focus had been providing sleep disorder solutions, a business we entered when our predecessor company, Graymark Productions Inc., acquired ApothecaryRx, LLC, and SDC Holdings, LLC, collectively referred to as the “Graymark Acquisition.” For financial reporting purposes, Graymark was deemed acquired by ApothecaryRx, LLC and SDC Holdings, LLC. In conjunction with the Graymark Acquisition, all former operations of Graymark Productions were discontinued. On December 6, 2010, we completed the sale of substantially all of the assets of ApothecaryRx.

Sources of Revenue

Our patient services revenues are derived from the fees charged for surgical and other ancillary procedures performed in our Consolidated Hospitals. Our facility fees vary depending on the procedure, but usually include all charges for operating room usage, special equipment usage, supplies, recovery room usage, nursing staff and medications. Facility fees do not include professional fees charged by the physician that performs the surgical procedure. Revenue is recorded at the time services are rendered to a patient and billings for such procedures are made on or about that same date. It is our policy to collect patient co-payments and deductibles at the time the surgery and other services are performed. Our revenues are recorded net of estimated contractual adjustments from third-party medical service payors. Our billing and accounting systems provide us historical trends of each surgical facility’s cash collections and contractual write-offs, accounts receivable aging and established fee adjustments from third-party payors. These estimates are recorded and monitored monthly for each of our facilities as revenue is recognized. Our ability to accurately estimate contractual adjustments is dependent upon and supported by the fact that our facilities perform and bill for limited types of procedures, the range of reimbursement for those procedures within each facility specialty is very narrow and payments are typically received within 15 to 45 days of billing.

Our facilities depend upon third-party reimbursement programs, including governmental and private insurance programs, to pay for substantially all of the services rendered to patients. A modest amount of our revenue is received from payments made by patients. Patients generally are not responsible for any difference between customary hospital charges and amounts reimbursed for the services under Medicare, Medicaid, private insurance plans, HMOs or PPOs, but patients are responsible for services not covered by these plans, exclusions, deductibles or co-payment features of their coverage. The amount of exclusions, deductibles and co-payments generally has been increasing each year as employers have been shifting a higher percentage of healthcare costs to employees.

Our revenues from Equity Owned Facilities, also known as affiliates, are derived from two sources: we receive management fees in connection with services provided under management contracts. As compensation for these services, the hospitals and ASCs are charged management fees which are either fixed or are based on a percentage of the Affiliate’s cash collected or the Affiliate’s net revenue. In addition, we own equity interests in all of our surgical hospitals and ASCs except for one, and we record our pro-rata share of the earnings of the affiliates in which we exhibit significant influence. We do not exhibit significant influence in one of our equity owned hospitals and one of our ASCs and therefore we record revenue from these facilities on a cash basis which is included in other revenue.

Our revenues by type and payor and the respective percentages of revenues during 2013 and 2012 were as follows:

	2013		2012
	Amount	Ratio	Amount	Ratio
Patient services:
Medicare	$22,338,570	24%	$8,583,647	16%
Medicaid	2,549,171	3	2,937,182	6
Commercial payors	50,861,687	54	24,376,965	46
Patient self-pay	4,205,165	5	2,343,131	4
Management fees from affiliates	6,514,089	7	7,945,061	15
Equity in earnings of affiliates	5,885,188	6	6,927,466	13
Other revenue	4,545,608	5	828,471	2

Revenues before provision for doubtful accounts	96,899,478		53,941,923
Provision for doubtful accounts	(3,755,035)	(4)	(966,420)	(2)

Revenues	$93,144,443	100%	$52,975,503	100%

Medicare

Our revenues from Medicare were $22.3 million, or 24% of total revenues for the year ended December 31, 2013. Medicare provides hospital and medical insurance benefits, regardless of income, to persons age 65 and over, some disabled persons and persons with end-stage renal disease. Our hospitals are currently certified as providers of Medicare services. Amounts received under the Medicare program are often significantly less than the hospital’s customary charges for the services provided. Since 2003, Congress and the Centers for Medicare and Medicaid Services (“CMS”) have made several sweeping changes to the Medicare program and its reimbursement methodologies, such as the implementation of the prescription drug benefit that was created by the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (the “MMA”) and as the provisions of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 (collectively, the “ACA”) continue to be implemented.

Both of our Consolidated Hospitals have been, and continue to be, licensed Medicare providers and hence eligible to receive payment through a number of Medicare systems. Our hospitals receive reimbursement for inpatient services under Medicare’s Inpatient Prospective Payment System. Under this system, a hospital receives a fixed amount as reimbursement for inpatient hospital services based on each patient’s final assigned Medicare severity diagnosis-related group, or MS-DRG.

Each federal fiscal year (which begins October 1), MS-DRG rates are updated and their weights are recalibrated. The index to update the MS-DRGs known as the “market basket” gives consideration to the inflation experienced by hospitals as well as entities outside the healthcare industry in purchasing goods and services. For the past several years, however, the percentage increases to the prospective payment rates have been generally lower than the percentage increases in the costs of goods and services for hospitals. Further, the ACA introduced new limitations on the increase in the market basket. Our surgical hospitals generally focus on performing outpatient procedures and perform a relatively low number of Medicare inpatient cases.

Our surgical hospitals are subject to a separate Medicare payment system for outpatient services. Most outpatient services provided by surgical hospitals are classified into groups called Ambulatory Payment Classifications (“APCs”) that are reimbursed by Medicare under the Outpatient Prospective Payment System (“OPPS”). A Medicare payment rate has been established for each APC. Depending on the services provided, a hospital may be paid for more than one APC for a patient visit. CMS establishes a payment rate for each APC by multiplying the scaled relative weight for the APC by a conversion factor. The payment rate is further adjusted to reflect geographic wage differences. The APC conversion factors for calendar years (“CYs”) 2014, 2013, and 2012 are $72.672, $71.313, and $70.016, respectively, after the inclusion of the 0.8% reduction for CY 2014, the 0.8% reduction for CY 2013, and the 1.1% reduction for CY 2012 that were required by the ACA.

CMS has implemented a quality data reporting program for hospital outpatient care, known as the Hospital Outpatient Quality Data Reporting Program. CMS has adopted a similar quality data reporting program for hospital inpatient services, known as the Hospital Inpatient Quality Reporting Program. Hospitals that fail to report inpatient or outpatient data required for the quality measures selected by CMS in the form and manner required by CMS may incur a 2% reduction in the annual payment update factor. Therefore, if we fail to provide quality data in the manner and form required by CMS, our surgical hospitals could be subject to a reduction of the Medicare payment update by 2%. Any reduction would apply only to the payment year involved and would not be taken into account in computing the applicable payment update factor for a subsequent payment year.

Effective October 1, 2012, Medicare began offering incentive payments to hospitals for delivering high-quality care through a value-based purchasing program. The incentives will be funded through a 1% deduction in the base MS-DRG payments for hospitals’ discharges. The reductions will increase over subsequent years. Hospitals must meet or exceed a baseline score on a set of predetermined clinical and patient experience measures.

The following summarizes the Medicare inpatient MS-DRG and outpatient OPPS payments we received for the years ended December 31, 2013 and 2012:

	Medicare
	MS-DRG Payments	OPPS Payments
2013	$8,871,758	$4,663,380
2012	$4,385,150	$4,077,782

Medicaid

Our revenues under the various state Medicaid programs, including state-funded managed care programs, were $2.5 million, or 3% of total revenues for the year ended December 31, 2013. Medicaid programs are jointly funded by federal and state governments. As the Medicaid program is administered by the individual states under the oversight of CMS in accordance with certain regulatory and statutory guidelines, there are substantial differences in reimbursement methodologies and coverage policies from state to state. Many states have experienced shortfalls in their Medicaid budgets and are implementing significant cuts in Medicaid reimbursement rates. Additionally, certain states control Medicaid expenditures through restricting or eliminating coverage of certain services.

Cost Reports

Because of our participation in the Medicare and Medicaid programs, we are required to meet certain financial reporting requirements. Federal and some state regulations require the submission by us and our surgical hospitals of annual cost reports stating the revenues, costs and expenses associated with the services provided to Medicare beneficiaries and Medicaid recipients at those hospitals.

These annual cost reports are subject to routine audits, which may result in adjustments to the amounts ultimately determined to be due to us under these reimbursement programs. It generally takes years to settle audits of these cost reports. These audits are used for determining if any under- or over-payments were made by payors under these programs, setting payment levels for future years and detecting fraud. Providers are required to make certain certifications with these cost report submissions, including that they are in compliance with law. Such certifications, if incorrect and submitted knowingly or recklessly, may result in a False Claims Act, or FCA, liability.

Commercial Payors

In addition to government programs, our hospitals are reimbursed by differing types of private payors including HMOs, PPOs, other private insurance companies and employers. Our revenues from commercial payors were approximately $50.9 million, or 54% of total revenues for the year ended December 31, 2013. To attract additional volume, most of our hospitals offer discounts from established rates to certain large group purchasers of healthcare services. These discount programs often limit our ability to increase rates in response to increasing costs. Generally, patients covered by HMOs, PPOs and other private insurers will be responsible for certain co-payments and deductibles.

In some cases, our hospitals do not have written contracts prior to providing services, commonly known as “out-of-network” services. Our out-of-network third-party payors have traditionally paid for our services at a percentage of their allowed rates. There has been a growing trend in recent years, however, for third-party payors to implement out-of-network fee schedules, which are more comparable to our contracted rates.

Patient Self-Pay

Patient self-pay revenues are derived from patients who do not have any form of healthcare coverage. Our revenues from self-pay patients were approximately $4.2 million, or 5% of total revenues for the year ended December 31, 2013. The revenues associated with self-pay patients are generally reported at our gross charges. We evaluate these patients, after the patient’s medical condition is determined to be stable, for qualifications of Medicaid or other governmental assistance programs.

Management Fees from Affiliates

Our management fees from affiliates were $6.5 million, or 7% of total revenues for the year ended December 31, 2013. We have entered into agreements with most of our Equity Owned Facilities to provide management services, which basically include a variety of administrative services. In addition, we have a management agreement with an ASC in which we don’t own an equity interest. As compensation for these services, the hospitals and ASCs are charged management fees which are either fixed or are based on a percentage of the Affiliate’s cash collected or the Affiliate’s net revenue. The percentages range from 2.25% to 6.0%.

Equity in Earnings of Affiliates

Our equity in earnings of affiliates in which we own non-controlling interests were 5.9 million, or 6% of total revenues for the year ended December 31, 2013. We account for our investments in Equity Owned Facilities over which we exhibit significant influence, but not control, in accordance with the equity method of accounting. We do not consolidate our equity method investments, but rather we measure them at their initial costs and then subsequently adjust their carrying values through income for our respective shares of the earnings or losses during the period.

Provision for Doubtful Accounts

To provide for accounts receivable that could become uncollectible in the future, we establish an allowance for doubtful accounts to reduce the carrying value of such receivables to their estimated net realizable value. The primary uncertainty lies with uninsured patient receivables and deductibles, co-payments or other amounts due from individual patients. Our provision for doubtful accounts had the effect of reducing total revenues by $3.8 million, or 4% of total revenues for the year ended December 31, 2013.

We have an established process to determine the adequacy of the allowance for doubtful accounts that relies on a number of analytical tools and benchmarks to arrive at a reasonable allowance. No single statistic or measurement determines the adequacy of the allowance for doubtful accounts. Some of the analytical tools that we utilize include, but are not limited to, the aging of accounts receivable, historical cash collection experience, revenue trends by payor classification, revenue days in accounts receivable, the status of claims submitted to third party payors, reason codes for declined claims and an assessment of our ability to address the issue and resubmit the claim and whether a patient is on a payment plan and making payments consistent with that plan. Accounts receivable are written off after collection efforts have been followed in accordance with our policies.

Competition for Patients and Partners

In all of our markets, our facilities compete with other providers, including major acute care hospitals, other surgical hospitals, HOPDs and ASCs. General acute care hospitals have various competitive advantages over us, including their established managed care contracts, community position, physician loyalty and geographical convenience for physicians’ inpatient and outpatient practices. However, we believe that, in comparison to acute care hospitals, our surgical hospitals, HOPDs and ASCs compete favorably on the basis of cost, quality, efficiency and responsiveness to physician needs and a more comfortable environment for the patient.

We compete with other providers in our markets for patients, physicians and for contracts with insurers or managed care payors. Competition for managed care contracts with other providers is focused on the pricing, number of facilities in the market and affiliation with key physician groups in a particular market. We believe that our relationships with our hospital partners enhance our ability to compete for managed care contracts. We also encounter competition with other companies for acquisition and development of facilities and for strategic relationships with physicians.

There are several companies, both public and private, that have been acquiring and developing freestanding multi-specialty surgical hospitals and ASCs. Some of these competitors have greater resources than we do. The principal competitive factors that affect our ability and the ability of our competitors to acquire surgical hospitals and ASCs are price, experience, reputation and access to capital. Further, many physician groups develop ASCs without a corporate partner and this presents a competitive threat to our company.

Government Regulation

The healthcare industry is subject to extensive regulation by federal, state and local governments. Government regulation affects our business by controlling growth, requiring licensing or certification of facilities, regulating how facilities are used and controlling payment for services provided. Our ability to conduct our business and to operate profitably will depend in part upon obtaining and maintaining all necessary licenses, certificates of need and other approvals, and complying with applicable healthcare laws and regulations. See “Risk Factors – Risks Related To Healthcare Regulation.”

Licensure, Certificate of Need and Change of Ownership Regulations

Capital expenditures for the construction of new facilities, the addition of capacity or the acquisition, relocation, change of ownership or change of control of existing facilities may be reviewable by state regulators under certificate of need, or CON, laws. A certificate of need is a permit issued by a state health planning authority evidencing the authority’s opinion that a proposed facility or expansion is consistent with the need for the services to be offered by the facility. States with CON laws often place limits on the number of facilities or operating rooms in a region, or restrict providers’ ability to build, relocate, expand or change the ownership control of healthcare facilities and services. In some states, approvals are required for capital expenditures exceeding certain specified amounts or involving certain facilities or services, including surgical hospitals and ASCs. Currently, Maryland is the only state we operate in with CON laws.

Our facilities are also subject to state and local licensing requirements ranging from the quality of care to compliance with building codes and environmental protection laws. Governmental and other authorities periodically inspect our facilities to assure continued compliance with these regulations. Failure to comply with these regulations could result in the suspension or revocation of a facility’s license or other penalties.

In addition, as of December 31, 2013, all of our surgical hospitals and eight of our nine ASCs were accredited by either the AAAHC or DNV, two of the major national organizations that establish standards relating to the property, administration, quality of patient care and operation of medical staffs of various types of healthcare facilities. We have one ASC whose governing board has elected to not be accredited; however, we believe that it meets the requirements for accreditation. Many commercial payors require facilities to be accredited in order to be a participating provider under their health plans.

Medicare and Medicaid Programs

Medicare is a federally funded and administered health insurance program, primarily for individuals entitled to social security benefits who are age sixty-five years or older or who are disabled. Medicare prospectively determines fixed payment amounts for procedures performed at ASCs. These amounts are adjusted for regional wage variations.

To participate in the Medicare program and receive Medicare payments, our facilities must comply with regulations promulgated by CMS. Among other things, these regulations, known as “conditions for coverage” for ASCs and “conditions of participation” for hospitals, set forth requirements relating to the facility’s equipment, personnel, policies, standards of medical care and compliance with state and local laws and regulations. All of our surgical hospitals and ASCs are certified in the Medicare program and are subject to on-site, unannounced surveys by state survey agencies working on behalf of CMS. The frequency of on-site ASC surveys by state survey agencies has increased in recent years. Failure to comply with Medicare’s conditions for coverage and conditions of participation may result in loss of payment or other governmental sanctions, including termination of participation in the Medicare program. We have established ongoing quality assurance activities to monitor our facilities’ compliance with these conditions.

Medicaid is a health insurance program jointly funded by state and federal governments that provides medical assistance to qualifying low-income persons. Each state Medicaid program has the option to provide payment for ASC services. All of the states in which we currently operate provide Medicaid coverage for some ASC services; however, these states may elect to discontinue covering services, and states into which we expand our operations may not cover or continue to cover surgery center services. Medicaid programs pay us a fixed payment for our services, and the amounts paid vary state to state.

Health Reform Initiatives

There have been numerous legislative and regulatory initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. On March 23, 2010, the ACA was signed into law. The ACA included a number of provisions specific to our facilities as described below.

The ACA represents significant change to the healthcare industry. The ACA includes provisions designed to change how healthcare services are covered, delivered and reimbursed through, among other things, expanded coverage of uninsured individuals, reduced growth in Medicare program spending and the establishment of programs where reimbursement is tied to quality. The ACA also reforms certain aspects of health insurance, expands existing efforts to tie Medicare and Medicaid payments to performance and quality, and contains provisions intended to strengthen fraud and abuse enforcement. On June 28, 2012, the United States Supreme Court upheld the constitutionality of key provisions of the ACA but struck down provisions that would have allowed HHS to penalize states that do not implement the Medicaid expansion provisions of the law with the loss of existing federal Medicaid funding. As a result, some states may choose not to implement the Medicaid expansion, and fewer individuals will be covered by a state Medicaid program than would have been covered had the Supreme Court upheld the ACA in its entirety.

The ACA includes a number of reforms that will directly affect our facilities, including without limitation the reforms summarized below.

The ACA includes a provision requiring CMS to apply a negative productivity adjustment to the indexes used to update Medicare payment rates on an annual basis. The productivity adjustment is to equal the 10-year moving average of changes in the annual economy-wide private non-farm business multi-factor productivity measure, as reported by the Bureau of Labor Statistics and updated in the spring of each year. Hospital and ASC services were subject to this productivity adjustment starting in calendar year 2011. As a result, the rate of increase in reimbursement was less in calendar year 2011 than it would have been in the absence of the productivity adjustment. For example, ASCs would have seen an increase of 1.5%, but as a result of the -1.3% productivity adjustment mandated by the ACA, the increase was only 0.2%. Thus, the practical impact of the productivity adjustment for ASCs and hospitals is to reduce the amount of annual rate increases from Medicare, potentially to an amount below zero (that is, the index-based increase may be outweighed by the productivity adjustment and as a result reimbursement rates would decline). For our surgical hospitals, there is an additional downward adjustment for each of the following federal fiscal years as follows: 0.1% in 2013; 0.3% in 2014; 0.2% in 2015 and 2016 and 0.75% in 2017, 2018 and 2019.

Additionally, pursuant to the ACA, HHS submitted a report to Congress in 2011 outlining HHS’s plan to implement a value-based purchasing program for ASCs. While the report describes efforts to improve quality and payment efficiency in ASCs and examines the steps required to design and implement an ASC value-based purchasing program, Congress has not yet authorized CMS to implement such a program.

The ACA established a new Independent Payment Advisory Board, which, if a Medicare per capita target growth rate is exceeded, will develop and submit proposals for a Medicare spending reduction to the President and Congress beginning in 2014 for implementation in 2015. This Board would have the authority to reduce Medicare payments to certain providers, including ASCs. In addition, the Board is precluded from submitting proposals that reduce Medicare payments prior to December 31, 2019 for providers scheduled to receive a reduction in their payment updates as a result of the Medicare productivity adjustment, which currently includes our facilities.

Based on the Congressional Budget Office’s February 2013 projection, the ACA will expand insurance coverage to approximately 27 million individuals currently lacking health insurance by 2022.

However, on July 2, 2013, the U.S. Department of Treasury announced that it will delay for one year the mandatory employer and insurer reporting requirements under the ACA currently scheduled to be effective January 1, 2015. Further, the U.S. Department of Treasury announced on that date that it will delay the implementation of “shared responsibility payments” under the ACA, which are sometimes referred to as the “play-or-pay penalties.” In addition, a number of other delays to, waivers of and exemptions from other provisions of the ACA have been granted by the current Administration. These delays, waivers and exemptions may reduce the number of individuals to whom coverage will be expanded by 2022 to a number below the projected number.

The extent to which this expanded coverage and associated reimbursement may or may not offset other impacts of the ACA on our results is not clear at this time. We believe healthcare reform initiatives will continue to develop during the foreseeable future. If adopted, some aspects of previously proposed reforms, such as further reductions in Medicare or Medicaid payments, or additional prohibitions on physicians’ financial relationships with facilities to which they refer patients, could adversely affect us in a material way.

Federal Anti-Kickback Statute

State and federal laws regulate relationships among providers of healthcare services, including employment or service contracts and investment relationships. These restrictions include a federal criminal law, referred to as the Anti-Kickback Statute, which prohibits knowingly and willfully offering, paying, soliciting or receiving any form of remuneration in return for:

•	referring patients for services or items payable under a federal healthcare program, including Medicare or Medicaid, or

•	purchasing, leasing, ordering, or arranging for or recommending purchasing, leasing or ordering, any good, facility, service or item for which payment may be made in whole or in part by a federal healthcare program.

Violations of the Anti-Kickback Statute may be punished by a criminal fine of up to $25,000 for each violation or imprisonment, civil money penalties of up to $50,000 per violation and damages of up to three times the total amount of the remuneration and/or exclusion from participation in federal healthcare programs, including Medicare and Medicaid. The ACA provides that submission of a claim for services or items generated in violation of the Anti-Kickback Statute constitutes a false or fraudulent claim and may be subject to additional penalties under the FCA.

The Anti-Kickback Statute is broad in scope and the applicability of its provisions to many business transactions in the healthcare industry has not yet been subject to judicial or regulatory interpretation. For example, the method by which investors in our limited partnerships or limited liability companies are selected, solicited, and issuances to, and redemptions from, referring physicians and all of our other financial dealings with physicians are subject to regulation by the Anti-Kickback Statute. Courts have found a violation of the Anti-Kickback Statute if just one purpose of the remuneration is to generate referrals, even if there are other lawful purposes. Furthermore, the ACA provides that knowledge of the law or intent to violate the law is not required to establish a violation of the Anti-Kickback Statute.

The Federal government pays particular attention to joint ventures and other transactions among healthcare providers, particularly joint ventures involving physicians and other referral sources. In 1989, OIG published a fraud alert that outlined questionable features of “suspect” joint ventures, and the OIG has continued to refer to those fraud alerts in later pronouncements. The OIG has also published regulations containing numerous “safe harbors” that exempt some practices from enforcement under the Anti-Kickback Statute. These safe harbor regulations, if fully complied with, assure participants in particular types of arrangements that the OIG will not treat their participation as a violation of the Anti-Kickback Statute. The safe harbor regulations do not expand the scope of activities that the Anti-Kickback Statute prohibits, nor do they provide that failure to satisfy the terms of a safe harbor constitutes a violation of the Anti-Kickback Statute. The OIG has, however, indicated that failure to satisfy the terms of a safe harbor may subject an arrangement to increased scrutiny.

On November 19, 1999, the OIG promulgated a safe harbor applicable to ASCs. The ASC safe harbor generally protects ownership or investment interests in a center by physicians who are in a position to refer patients directly to the center and perform procedures at the center on referred patients, if certain conditions are met. More specifically, there are four (4) ASC safe harbors which protect any payment that is a return on an ownership or investment interest to an investor if certain standards are met. Each safe harbor has its own specific standards that an arrangement must meet in order to rely upon it. The four (4) ASC safe harbors are: (1) physician-owned surgery centers, (2) single-specialty surgery centers, (3) multi-specialty surgery centers and (4) hospital/physician surgery centers. Set forth below are the requirements that must be met for each safe harbor to be applicable.

For ASCs that are considered “physician-owned surgery centers” and “single-specialty surgery centers,” the following standards, among others, apply:

(1)	all of the investors must either be physicians who are in a position to refer patients directly to the center and perform procedures on the referred patients, group practices composed exclusively of those physicians or investors who are not employed by the entity or by any of its investors, are not in a position to provide items or services to the entity or any of its investors, and are not in a position to make or influence referrals directly or indirectly to the entity or any of its investors;

(2)	at least one-third of each physician investor’s medical practice income from all sources for the previous fiscal year or twelve-month period must be derived from performing outpatient procedures that require a surgery center or private specialty hospital setting in accordance with Medicare reimbursement rules; and

(3)	no ownership interests may be held by a non-physician or non-hospital investor if that investor is (a) employed by the center or another investor, (b) in a position to provide items or services to the center or any of its other investors, or (c) in a position to make or influence referrals directly or indirectly to the center or any of its investors.

For ASCs that are considered “multi-specialty” surgery centers, the following standards, among others, apply:

(1)	all of the investors must either be physicians who are in a position to refer patients directly to the center and perform procedures on the referred patients, group practices composed exclusively of those physicians or investors who are not employed by the entity or by any of its investors are not in a position to provide items or services to the entity or any of its investors, and are not in a position to make or influence referrals directly or indirectly to the entity or any of its investors;

(2)	at least one-third of each physician investor’s medical practice income from all sources for the previous fiscal year or twelve-month period must be derived from performing outpatient procedures that require a surgery center or private specialty hospital setting in accordance with Medicare reimbursement rules;

(3)	at least one-third of the Medicare-eligible outpatient surgery procedures performed by each physician investor for the previous fiscal year or previous twelve-month period must be performed at the surgery center in which the investment is made; and

(4)	no ownership interests may be held by a non-physician or non-hospital investor if that investor is (a) employed by the center or another investor, (b) in a position to provide items or services to the center or any of its other investors, or (c) in a position to make or influence referrals directly or indirectly to the center or any of its investors.

For ASCs that are considered “hospital/physician” surgery centers, the following standards, among others, apply: First, to apply this safe harbor, (1) at least one investor must be a hospital; and (2) all of the remaining investors must be physicians who meet the safe harbor requirements of either: (a) physician-owned ASCs; (b) single–specialty ASCs; or (c) multi–specialty ASCs. Additionally, the following eight (8) standards must be met:

(1)	The terms on which an investment interest is offered to an investor must not be related to the previous or expected volume of referrals, services furnished, or the amount of business otherwise generated from that investor to the entity.

(2)	The entity or any investor (or other individual or entity acting on behalf of the entity or any investor) must not loan funds to or guarantee a loan for an investor if the investor uses any part of such loan to obtain the investment interest.

(3)	The amount of payment to an investor in return for the investment must be directly proportional to the amount of the capital investment (including the fair market value of any pre-operational services rendered) of that investor.

(4)	The entity and any hospital or physician investor must treat patients receiving medical benefits or assistance under any Federal health care program in a nondiscriminatory manner.

(5)	The entity may not use space, including, but not limited to, operating and recovery room space, located in or owned by any hospital investor, unless such space is leased from the hospital in accordance with a lease that complies with all the standards of the space rental safe harbor set forth in paragraph (b) of this section; nor may it use equipment owned by or services provided by the hospital unless such equipment is leased in accordance with a lease that complies with the equipment rental safe harbor set forth in paragraph (c) of this section, and such services are provided in accordance with a contract that complies with the personal services and management contracts safe harbor set forth in paragraph (d) of this section.

(6)	All ancillary services for Federal health care program beneficiaries performed at the entity must be directly and integrally related to primary procedures performed at the entity, and none may be separately billed to Medicare or other Federal health care programs.

(7)	The hospital may not include on its cost report or any claim for payment from a Federal health care program any costs associated with the center (unless such costs are required to be included by a Federal health care program).

(8)	The hospital may not be in a position to make or influence referrals directly or indirectly to any investor or the entity.

Entities that own facilities which provide services under the Medicare and Medicaid programs, and their respective physician partners and members, are subject to the Anti-Kickback Statute. In cases where one of our subsidiaries is an investor in the partnership or limited liability company that owns the facility, and we or our subsidiary provides management and other services to the facility, our arrangements with physician investors do not meet all of the specific terms of the ASC safe harbor or any other safe harbor. See “Risk Factors – Risks Related to Healthcare Regulation.”

However, we believe that our operations do not violate the Anti-Kickback Statute. Moreover, we strive to ensure that our management services and lease agreements with facilities are consistent with our standards for documented fair market value for services and space provided to or received from the facilities or the physician partners at the facilities.

Federal Physician Self-Referral Law

The Stark Law prohibits any physician from referring patients to any entity for the furnishing of certain “designated health services” otherwise payable by Medicare or Medicaid, if the physician or an immediate family member has a financial relationship with the entity, unless an exception applies. The Stark Law also prohibits entities that provide designated health services otherwise payable by Medicare or Medicaid from billing the Medicare and Medicaid programs for any items or services that result from a prohibited referral and requires the entities to refund amounts received for items or services provided pursuant to the prohibited referral. As defined by the Stark Law, the term “financial relationship” includes both ownership (or investment) interests and compensation arrangements. Unlike safe harbors under the Anti-Kickback Statute with which compliance is voluntary, a financial relationship must comply with every requirement of a Stark Law exception in order to not violate the Stark Law. Persons who violate the Stark Law are subject to potential civil money penalties of up to $15,000 for each bill or claim submitted in violation of the Stark Law and up to $100,000 for each “circumvention scheme” they are found to have entered into, and potential exclusion from the Medicare and Medicaid programs. In addition, the Stark Law requires the denial (or refund, as the case may be) of any Medicare and Medicaid payments received for designated health services that result from a prohibited referral.

CMS has promulgated regulations to implement the Stark Law. Under these regulations, services provided by an ASC that would otherwise constitute “designated health services” are excluded from the definition of that term if the services are reimbursed by Medicare as part of the ASC’s composite payment rate. All services provided by our ASCs that would otherwise constitute designated health services are reimbursed by Medicare as part of the composite payment rate and are thus exempted from the Stark Law, with the exception of implants. The Stark Law provides for a special exception for implants, such as intraocular lenses and artificial joints, furnished in ASCs as long as certain regulatory requirements are met. These requirements provide that the implant must be implanted by the referring physician or a member of his or her group practice, that the implant be implanted during a surgical procedure reimbursed as an ASC procedure by Medicare, that the arrangement for the furnishing of the implant not violate the Anti-Kickback Statute and that the billing for the implant be conducted legally. We believe the operations of our ASCs comply with these requirements and, consequently, that the Stark Law generally does not apply to services provided by our ASCs. See “Risk Factors – Risks Related to Healthcare Regulation.”

As of December 31, 2013, four of our facilities are surgical hospitals. The Stark Law includes an exception that permits physicians to refer Medicare and Medicaid patients to hospitals in which they have an ownership interest if certain requirements are met. Federal legislation enacted in 2010 dramatically curtailed this exception and prohibits physician ownership in hospitals that did not have a Medicare provider agreement by December 31, 2010. This prohibition does not apply to our surgical hospitals, each of which had a Medicare provider agreement prior to December 31, 2010 and are therefore able to continue operating with their existing ownership structure in compliance with the applicable exception. However, the law prohibits “grandfathered” hospitals from increasing the percentage of physician ownership, and the law limits to a certain extent their ability to grow because it prohibits such hospitals from increasing the aggregate number of inpatient beds, operating rooms and procedure rooms. In addition, the new law required all our surgical hospitals with physician owners to adopt certain measures addressing potential conflicts of interest, ensuring that physician investments are bona fide and relating to patient safety. We believe our facilities are in compliance with such requirements, but even the assertion of a violation of the Stark Law could have a material adverse effect upon us.

False and Other Improper Claims

The Federal government is authorized to impose criminal, civil and administrative penalties on any person or entity that files a false claim for payment from the Medicare or Medicaid programs. False claims filed with private insurers can also lead to criminal and civil penalties. While the criminal statutes are generally reserved for instances of fraudulent intent, the government applies criminal, civil and administrative penalty statutes to a range of circumstances, including coding errors, billing for services not provided, submitting false cost reports and submitting claims resulting from arrangements prohibited by the Stark Law or the Anti-Kickback Statute.

Over the past decade or more, the government has accused an increasing number of healthcare providers of violating the FCA, which prohibits a person from knowingly presenting, or causing to be presented, a false or fraudulent claim to the United States. The statute defines “knowingly” to include not only actual knowledge of a claim’s falsity, but also reckless disregard for or intentional ignorance of the truth or falsity of a claim. Violations of the FCA can result in awards of treble damages and significant per claim penalties.

Also, under the “qui tam” provisions of the FCA, private parties (“relators” or “whistleblowers”) may bring actions against providers on behalf of the Federal government. Such private parties are entitled to share in any amounts recovered by the government through trial or settlement. Qui tam cases are sealed by the court at the time of filing. The only parties privy to the information contained in the complaint are the relator, the Federal government and the presiding court.

Both direct enforcement activity by the government and whistleblower lawsuits under the FCA have increased significantly in recent years and have increased the risk of healthcare companies like us having to defend a false claims action, repay claims paid by the government, pay fines or be excluded from the Medicare and Medicaid programs. In addition, under the ACA, if we receive an overpayment, we must report and refund the overpayments before the later of 60 days after the overpayment was identified or the date any corresponding cost report is due, if applicable. Any overpayment that is retained after this deadline is considered an obligation subject to an action under the FCA.

Although we believe that our operations materially comply with both federal and state laws, we and our healthcare facilities are involved from time to time in lawsuits, claims, audits and investigations, including “qui tam” cases under the False Claims Act and subpoenas and investigations by the DOJ and the OIG, and there can be no assurance that our business will not be harmed as a result. See “Risk Factors – Risks Related to Healthcare Regulation.”

State Anti-Kickback, Physician Self-Referral and False Claims Laws

Many states, including those in which we do business, have laws that prohibit payment of kickbacks or other remuneration in return for the referral of patients. Some of these laws apply only to services reimbursable under state Medicaid programs. In most states, these laws have not been subjected to significant judicial and regulatory interpretation. Noncompliance with these laws could subject us to penalties and sanctions and have a material adverse effect on us. We believe that our operations are in material compliance with the physician self-referral laws of the states in which our facilities are located.

A number of states, including some of those in which we do business, have their own laws prohibiting the submission of false claims. These laws may be modeled on the FCA and contain qui tam provisions. Some state false claims acts can involve broader liability in terms of the costs that losing defendants must pay or the types of claims that are subject to the act.

Healthcare Industry Investigations and Audits

Both federal and state government agencies have increased their civil and criminal enforcement efforts in the healthcare industry and the ACA includes additional federal funding of $350 million to fight healthcare fraud, waste and abuse. Investigations by government agencies have addressed a wide variety of issues, including billing practices and financial arrangements with referral sources. In addition, the OIG and the DOJ have, from time to time, established national enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. We and our healthcare facilities are involved from time to time in investigations by governmental agencies such as the DOJ and the OIG, any of which could result in significant liabilities and penalties, as well as adverse publicity.

In addition, government agencies and their agents may conduct audits of the operations of our facilities. Under the Recovery Audit Contractor (“RAC”) program, CMS contracts with RACs on a contingency basis to conduct post-payment reviews to detect and correct improper Medicare payments. The ACA expanded the scope of the RAC program to include Medicaid claims by requiring all states to enter into contracts with RACs to audit payments to Medicaid providers. In addition to RACs, other contractors, such as Medicare Administrative Contractors and Medicaid Integrity Contractors, perform payment audits to identify and correct improper payments.

Health Information Privacy and Security Practices

The Health Insurance Portability and Accountability Act of 1996, or HIPAA, as amended by the American Recovery and Reinvestment Act of 2009, or ARRA, and the HIPAA Omnibus Rule of 2013 (“HIPAA Omnibus”), contains provisions that require covered entities, including most healthcare providers, to employ systems and procedures designed to protect individually identifiable health information, known as “protected health information.” Pursuant to HIPAA, HHS has promulgated privacy and security regulations that extensively regulate the use and disclosure of protected health information and require covered entities to implement administrative, physical and technical safeguards to protect the security of such information. The ARRA contains provisions that broaden the scope of the HIPAA privacy and security regulations and strengthen HIPAA’s enforcement provisions. As covered entities under HIPAA, both we and our facilities are required to comply with rules governing the use and disclosure of protected health information and to impose those rules, by contract, on any business associate to which such information is disclosed. In other relationships, such as when we provide management or consulting services to another covered entity, we are subject to the rules applicable under HIPAA, ARRA and HIPAA Omnibus to business associates. Pursuant to a rule issued to implement ARRA and amended by HIPAA Omnibus, business associates and their subcontractors are subject to direct liability under the HIPAA privacy and security regulations. In addition, a covered entity may be subject to penalties as a result of its business associate violating the HIPAA privacy and regulations if the business associate is found to be an agent of the covered entity.

As required by ARRA and HIPAA Omnibus, covered entities must report breaches of unsecured protected health information to affected individuals without unreasonable delay and in no case later than 60 days after the discovery of the breach by the covered entity or its agents. Notification must also be made to HHS and, in certain situations involving large breaches, to the media. HHS is required to publish on its website a list of all covered entities that report a breach involving more than 500 individuals. Pursuant to a rule issued to implement ARRA, and amended by HIPAA Omnibus, HHS has created a presumption that all non-permitted uses or disclosures of unsecured protected health information are breaches unless the covered entity or business associate establishes that there is a low probability the information has been compromised. Various state laws and regulations may also require us to notify affected individuals in the event of a data breach involving individually identifiable information.

Violations of the HIPAA privacy and security regulations may result in civil and criminal penalties. ARRA and HIPAA Omnibus increased the amount of civil penalties for HIPAA violations, with penalties now ranging up to $50,000 per violation and a maximum civil penalty of $1.5 million in a calendar year for violations of the same requirement. In addition, ARRA and HIPAA Omnibus authorizes state attorneys general to bring civil actions seeking either injunction or damages in response to violations of HIPAA privacy and security regulations that threaten the privacy of state residents.

States may impose more protective privacy and security laws, and both state and federal laws are subject to modification or enhancement of privacy and security protection at any time. Our facilities will continue to remain subject to any federal or state privacy-related laws that are more restrictive than the privacy regulations issued under HIPAA. These statutes vary and could impose additional requirements on us and more severe penalties for breaches of privacy.

HIPAA Transactions and Code Sets Standards

HIPAA and its implementing regulations establish electronic data transmission standards that all healthcare providers must use for certain electronic healthcare transactions, such as submitting claims for payment for medical services. The ACA requires the adoption of standards for additional electronic transactions and provides for the creation of operating rules to promote uniformity in the implementation of each standardized electronic transaction.

Under HIPAA, HHS has also published a final rule requiring the use or updated standard code sets for certain diagnoses and procedures known as ICD-10 code sets. Use of the ICD-10 code sets is required beginning October 1, 2015. It is possible that our facilities could experience disruptions or delays in payment due to the implementation of new electronic data transmission standards and the transition to ICD-10 code sets.

Federal Emergency Medical Treatment and Active Labor Act

The federal Emergency Medical Treatment and Active Labor Act (“EMTALA”) applies to our four surgical hospitals. EMTALA requires hospitals participating in the Medicare program, including those without emergency rooms, to evaluate individuals who present with emergencies, provide initial stabilizing treatment and refer or transfer patients where appropriate. Possible liability for a violation of EMTALA includes a civil action by the patient as well as civil monetary penalties and exclusion from participation in the Medicare program.

Antitrust Laws

The federal government and most states have enacted antitrust laws that prohibit certain types of conduct deemed to be anti-competitive. These laws prohibit price fixing, concerted refusal to deal, market monopolization, price discrimination, tying arrangements, acquisitions of competitors and other practices that have, or may have, an adverse effect on competition. Violations of federal or state antitrust laws can result in various sanctions, including criminal and civil penalties. Antitrust enforcement in the healthcare industry is currently a priority of the FTC.

Some of our operating activities are subject to regulation by the antitrust laws. For example, the exchange of pricing information in connection with the creation of a joint venture or an acquisition, the formation of joint ventures with large health systems and the negotiation of our commercial payor contracts by our health system partners are all regulated by the antitrust laws. We undertake to conduct all of our business operations in compliance with these laws. The DOJ and the FTC, the two agencies charged with enforcing the federal antitrust laws, have promulgated a series of “Statements Antitrust Enforcement Policy in Health Care.” These statements provide a series of “safety zones.” A “safety zone” describes conduct that the FTC and the DOJ will not challenge under the antitrust laws, absent extraordinary circumstances. Our activities do not necessarily fall within any of these safety zones. Nevertheless, we believe that our operations are in compliance with the antitrust laws, but courts or regulatory authorities may reach a contrary conclusion, and such a conclusion could adversely affect our operations.

Utilization Review

Federal law contains numerous provisions designed to ensure that services rendered by hospitals to Medicare and Medicaid patients meet professionally recognized standards and are medically necessary and that claims for reimbursement are properly filed. These provisions include a requirement that a sampling of admission of Medicare and Medicaid patients must be reviewed by quality improvement organizations, which review the appropriateness of Medicare and Medicaid patient admissions and discharges, the quality of care provided, the validity of diagnosis related group classifications and the appropriateness of cases of extraordinary length of stay or cost. Quality improvement organizations may deny payment for services provided or assess fines and also have the authority to recommend to HHS that a provider which is in substantial noncompliance with the standards of the quality improvement organization be excluded from participation in the Medicare program.

Employees

As of August 31, 2014, we and our Equity Owned Facilities that we manage employed 1,000 people, 712 of whom were full-time employees and 288 of whom were part-time employees. Of our employees, 106 are corporate employees, primarily based at our headquarters in Oklahoma City, Oklahoma. None of these employees are represented by a union. We believe our relationship with our employees to be good.

A detail of our employees as of August 31, 2014 is as follows:

	Full-Time	Part-Time	Total
Corporate	101	5	106
Consolidated Hospitals	229	76	305
Equity Owned Hospitals	150	41	191
Equity Owned ASCs	232	166	398

Total	712	288	1,000

DESCRIPTION OF PROPERTY

Our corporate headquarters and offices are located in Oklahoma City, Oklahoma. The office facilities consist of an approximately 52,000 square feet medical office building (“OKC MOB”) and are occupied under a master lease agreement, requiring monthly rental payments of $104,000, with annual rate escalations of 2% plus additional payments for our allocable share of the basic expenses. The master lease agreement expires on September 30, 2023. Currently, we occupy 20,800 square feet and sublease the remaining 31,200 square feet under sublease agreements that expire from December 2014 to December 2020. The master lease agreement was executed as part of a transaction in which we simultaneously bought and sold the OKC MOB for $10.6 million and $15.6 million, respectively. Given the disparity between the annual rent expense under the master lease and the rental income of the underlying sub-leases, the gain on the sale of the OKC MOB was deferred and is being recorded on a straight-line basis as a reduction in the rent expense under the master lease. We believe that suitable additional or substitute space will be available as needed on reasonable terms.

As of December 31, 2013, we operated two hospitals in Texas and our Affiliates operated two hospitals in Texas and nine ASCs in six states. Most of the locations are occupied under multiple-year (or long-term) lease arrangements requiring monthly rental payments. The following table presents, as of December 31, 2013, the locations and lease expiration dates of occupancy leases, if applicable, of each facility:

Type and Location	Lease Expiration Date
Consolidated Hospitals:
San Antonio, Texas	December 2022
El Paso, Texas	August 2028
Equity Owned Hospitals:
Sherman, Texas	Owned
Houston, Texas	December 2023
Equity Owned ASCs:
Cumberland Valley, Maryland	June 2018
Frederick, Maryland	December 2019
Mercerville, New Jersey	December 2018
Oklahoma City, Oklahoma (located in OKC MOB)	December 2020
Middleburg Heights, Ohio	March 2016
Huntingdon Valley, Pennsylvania	June 2019
Nacogdoches, Texas	Owned
Houston, Texas	July 2015
Houston, Texas	April 2017

LEGAL PROCEEDINGS

Due to the nature of our business, we and our healthcare facilities are or may become involved in lawsuits, claims, audits and investigations, such as investigations by the DOJ or the OIG or other legal proceedings, including those arising out of services provided, arrangements with physicians, personal injury claims, professional liability claims, billing and marketing practices, employment disputes and contractual claims. See “Risk Factors.” Any of these lawsuits, claims, audits or investigations could result in substantial costs, divert management’s attention, adversely affect our business condition, or harm our reputation, regardless of their merit or outcome.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus:

Name	Age	Position with the Company
Thomas Michaud	67	Chairman of the Board
Stanton Nelson	43	Chief Executive Officer and Director
Hubert King	66	Chief Financial Officer
Grant A. Christianson	45	Chief Accounting Officer and Treasurer
Joseph Harroz, Jr.	47	Director
Robert A. Moreno, M.D.(1)(2)(3)	59	Director
Steven L. List(1)(2)(3)	47	Director
Scott R. Mueller(1)(2)(3)	43	Director
Robert M. Byers	68	Advisor to Chairman of the Board

(1)	Serves on our Compensation Committee.
(2)	Serves on our Audit Committee.
(3)	Serves on our Nominating and Governance Committee.

Biographical Information

The following is a brief description of the business experience of our executive officers and directors:

Thomas Michaud was appointed as Chairman of the Board, effective July 2013. Mr. Michaud’s responsibilities include marketing the Foundation program to potential surgeon partners, developing new geographic and product markets for the Company, along with medium and long term corporate planning and strategy. Mr. Michaud founded Foundation Surgery Affiliates, or FSA, in January 1996 and serves as Chief Executive Officer of FSA and Foundation Surgical Hospital Affiliates, LLC, which are wholly-owned subsidiaries of the Company. Prior to founding FSA, Mr. Michaud held the positions of Chief Operating Officer and Chief Financial Officer of a regional surgery center management company. After graduating from Boston College with a Bachelor of Science degree in Accounting, Mr. Michaud earned his CPA certificate while serving as a staff accountant with the international accounting firm, Ernst & Young. Mr. Michaud’s experience also includes a position as a partner in a local CPA firm, acting as Chief Operating Officer of a regional wholesale company, along with holding the upper management positions of Manager of Management Information Systems and Manager of Materials at an aerospace company. Mr. Michaud’s qualifications to serve on our Board of Directors include his service as Foundation’s Chief Executive Officer, his experience in commercial enterprises in diverse industries and his background in public accounting.

Stanton Nelson was named as our Chief Executive Officer in January 2008 and has served as one of our directors since August 2003 and our Chairman of the Board from July 2008 until June 2011. From September 2001 to December 2013, Mr. Nelson served as Executive Vice President of R.T. Oliver Investment Company, a privately-held company engaged in oil and gas exploration, retail and commercial real estate and banking. R.T. Oliver Investments is controlled by Roy T. Oliver, one of our greater than 5% shareholders. Mr. Nelson also serves on the board of directors of Valliance Bank as its Vice Chairman. Previously, from July 1996 to January 2000, Mr. Nelson was the Chief Executive Officer of Monroe-Stephens Broadcasting, a privately-held company that owned and operated radio stations in Southwest Oklahoma and North Texas. Mr. Nelson began his career as a staff member for United States Senator David Boren. Mr. Nelson has a B.B.A. in business management from the University of Oklahoma. Mr. Nelson’s qualifications to serve on our Board of Directors include his service as our Chief Executive Officer, his prior experience as a chief executive officer and his experience in commercial enterprises in diverse industries.

Hubert King was named our Chief Financial Officer on July 1. 2014. From April 2010 to April 2014, Mr. King served as Vice President and Chief Financial Officer of SoutheastHEALTH which is a four hospital system consisting of a tertiary care hospital with three satellite hospital facilities and multiple outpatient facilities. From 2006 to January 2010, Mr. King held various positions with Quorum Health Resources including roles as Chief Executive Officer and Chief Financial Officer of a community hospital in Texas and Chief Operating Officer and Chief Financial Officer of a three hospital health system in California. Mr. King’s career includes other positions as Chief Financial Officer of hospitals and healthcare systems. From 1995 to 1998, Mr. King founded and owned a consulting services company in Florida that was focused on providing consulting services to hospitals. Mr. King began his career in public accounting. Mr. King is a Certified Public Accountant (inactive) and holds a M.B.A. from Southern Methodist University and a B.S.B.A. in accounting from the University of Central Florida.

Grant Christianson was named our Chief Accounting Officer in November 2010 and previously served as our Chief Financial Officer from April 2009 until November 2010. Mr. Christianson has served as Vice President for Finance and Accounting of ApothecaryRx, LLC since August 2006. Prior to becoming Vice President for Finance and Accounting of ApothecaryRx, Mr. Christianson was a principal in a financial operations consulting firm that he founded in 2005. Previously he held financial management positions within Novartis Medical Nutrition and McKesson Medication Management. Mr. Christianson is a member of the American Institute of Certified Public Accountants, and he received a Bachelor of Accountancy from the University of North Dakota.

Joseph Harroz, Jr. has served as one of our directors since December 2007. Mr. Harroz is currently the Dean of the University of Oklahoma, College of Law and Vice President of the University, positions he has held since July 2010. Previously, Mr. Harroz served as our President from July 2008 until June 2010 and our Chief Operating Officer from July 2008 until September 2009. Mr. Harroz served as Vice President and General Counsel of the Board of Regents, University of Oklahoma from 1996 to 2008. He has been the Managing Member of Harroz Investments, LLC (commercial enterprise) since 1998. He is also a member and Chair of the Board of Trustees of Waddell and Reed Ivy Funds (member from 2004 to present; Chair from 2008 to present) and a Trustee of Waddell and Reed Advisors, Ivy VIP and InvestEd Funds (member from 1998 to present; Vice Chair from 2014 to present), both open-ended mutual fund complexes managed by Waddell and Reed. Additionally, he serves as a Director of Valliance Bank (2004 to present), Mewbourne Family Support Organization (2000 to present), and Oklahoma Foundation for Excellence (2008 to present). Mr. Harroz’ qualifications to serve on our Board of Directors include his past experience as our President, as well as his knowledge and expertise as a general counsel and a director of various companies. He is able to provide a depth of knowledge as to best practices in corporate governance as well as provide advice on transactional matters.

Robert A. Moreno, M.D. was appointed one of our directors in July 2013. Dr. Moreno is a practicing physician with over 20 years’ experience in internal medicine and rehabilitative medicine. Dr. Moreno is the President of the El Paso Integrated Physicians Group, which he founded in 1990. Dr. Moreno has served as chief of staff and medical director of numerous hospitals including: Highlands Regional Rehabilitation Hospital, Rio Vista Rehabilitation Hospital and Southwestern General Hospital. Dr. Moreno graduated from University of Texas Medical Branch in 1980 and University of Ciudad Juarez in 1985 with a Doctorate of Medicine. Dr. Moreno’s qualifications to serve on our Board of Directors include his experience in health care as a practicing physician and on other boards of directors. His health care experience is relevant to us in gaining a better understanding of the relationships with our physician partners.

Steven L. List has served as one of our directors since December 2009. Mr. List is a Managing Director at Mount Kellett Asset Management, an investment firm, having joined in April 2012. Previously, Mr. List was a Managing Director at CRG Partners, a financial advisory firm, having joined in February 2011. Mr. List was an independent consultant who provided financial advisory and transaction services to companies from June 2008 to February 2011. Previously, Mr. List was Senior Vice President and Chief Financial Officer of Mattress Giant Corporation from February 2002 to June 2008 and served as a Managing Director of Crossroads, LLC from December 1998 to January 2002. From May 1995 to November 1998, he served as Senior Manager, Corporate Restructuring at KPMG, LLP. Mr. List earned his BBA in accounting from the University of Oklahoma and is a certified public accountant and certified insolvency and restructuring advisor. Mr. List’s qualifications to serve on our Board of Directors include his experience as a chief financial officer of numerous companies in different industries which is relevant to our business as well as to provide us advice in financial and transactional matters.

Scott R. Mueller has served as one of our directors since July 2008. Mr. Mueller is currently the Chief Financial Officer of American Energy Partners, having joined in March 2013. From October 2011 until March 2013, Mr. Mueller was the Chief Financial Officer for Arcadia Resources, an oil and gas business. Mr. Mueller was a partner at the private equity firm of Hall Capital Partners from July 2009 until October 2011, when he joined Arcadia Resources. Prior to joining Hall Capital Partners, he was a partner at TLW Investments from June 2008 to July 2009. He was employed at Goldman Sachs from 1999 through May 2008, most recently as a vice president in the Private Wealth Management group from 2002 through 2008. Mr. Mueller earned a Masters of Business Administration from the University of Texas in 1999 and graduated from the Honors College at Michigan State University in 1992 with a Bachelor of Arts in General Administration-Pre Law. Mr. Mueller also serves on the board of ProspX, Inc. Mr. Mueller’s qualifications to serve on our Board of Directors include his experience as a chief financial officer as well as his experience in private equity and financial matters which provide us advice in operational, financial and transactional matters.

Robert M. Byers joined us in July 2013 and currently serves as Advisor to the Chairman of the Board, a position he was appointed to in February 2014. Prior to that time, Mr. Byers served as President and Chief Operating Officer of Foundation Surgery Affiliates since February 2001. Prior to 2001, Mr. Byers served as president of an Oklahoma City CPA firm and as chief financial officer of a mortgage company. He has been a licensed Certified Public Accountant for over 40 years. Mr. Byers received a Bachelor of Business Administration degree in Accounting from the University of Oklahoma in Norman and earned his Certified Public Accountant certificate while serving with the international firm of Ernst & Ernst.

Other Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our directors or executive officers during the last ten years that we consider material to the evaluation of the ability and integrity of any director or executive officer.

Information Concerning our Board of Directors

Director Independence

Our Board of Directors currently consists of six members, three of whom qualify as independent within the meaning of the listing standards of the NYSE MKT. The Board determined that Robert A. Moreno, M.D., Steven L. List and Scott R. Mueller, qualify as independent directors. Dr. Moreno and Messrs. List and Mueller comprise the membership of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Board Committees

Our Board maintains three standing committees: Audit, Compensation, and Nominating and Corporate Governance. The Compensation Committee and Audit Committee were established in January 2008 and the Corporate Governance Committee was established in April 2008. There will, from time to time, be occasions on which the Board may form a new committee or disband a current committee depending upon the circumstances.

All committees report on their activities to our Board and serve at the pleasure of our Board. Each Committee has a written charter, approved by the Board, which describes the Committee’s general authority and responsibilities. Each Committee will undertake an annual review of its charter, and will work with the Board to make such revisions as are considered appropriate.

Each Committee has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the Committee in its work.

Audit Committee

The Audit Committee, is established in accordance with Section 3(a)(58)(A) of the Exchange Act, is responsible for the selection and retention of our independent auditors, reviews the scope of the audit function of the independent auditors, and reviews audit reports rendered by the independent auditors. All of the members of the Audit Committee are considered “independent directors” and meet the heightened independence requirements under NYSE MKT listing rules, and one member, Scott R. Mueller, serves as the Audit Committee’s financial expert. The Audit Committee is comprised of Robert A. Moreno, M.D. (since August 2013), Steven L. List and Scott R. Mueller (Chair). S. Edward Dakil, M.D., served as a member of our Audit Committee until his resignation in August 2013. During 2013, the Audit Committee met 4 times.

The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s website at http://www.fdnh.com under “Investor Relations – Corporate Governance.”

Compensation Committee

The Compensation Committee reviews our compensation philosophy and programs, and exercises authority with respect to payment of direct salaries and incentive compensation to our officers. The Compensation Committee is comprised of Robert A. Moreno, M.D. (since August 2013), Steven L. List (Chair) and Scott R. Mueller. S. Edward Dakil, M.D., served as a member of our Compensation Committee until his resignation in August 2013. During 2013, the Compensation Committee met 2 times.

The Compensation Committee operates under a written charter adopted by the Board, which is available on the Company’s website at http://www.fdnh.com under “Investor Relations – Corporate Governance.”

The purpose of the committee shall be to carry out the Board’s overall responsibility relating to executive officer compensation. In furtherance of this purpose, the Compensation Committee shall have the following authority and responsibilities:

•	To evaluate candidates for executive positions, including the Chief Executive Officer, and to oversee the development of executive succession plans;

•	To review and approve the corporate goals and objectives with respect to compensation for the Chief Executive Officer. The Committee shall evaluate at least once a year, the Chief Executive Officer’s performance in light of these established goals and objectives and based upon these evaluations shall set the Chief Executive Officer’s annual compensation, including salary, bonus, incentive and equity compensation;

•	To review and approve on an annual basis the evaluation process and compensation structure for the Company’s executive officers. The committee shall approve the annual compensation, including salary, bonus, incentive and equity compensation, for the Company’s executive officers. The Committee shall also provide oversight of management’s decisions concerning the performance and compensation of other Company officers;

•	To review the Company’s incentive compensation plans (including equity and stock option plans) and recommend changes to such plans to the Board as needed. The Committee shall have and shall exercise all the authority of the Board with respect to the administration of such plans;

•	To maintain regular contact with the leadership of the Company in order to continually assess and assist with the making of progress towards the Company’s goals and objectives; and

•	To prepare and publish an annual executive compensation report in the Company’s proxy statement as required by federal securities laws.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (a) monitors and oversees matters of corporate governance, including the evaluation of Board performance and processes and the “independence” of directors, and (b) selects, evaluates and recommends to the Board qualified candidates for election or appointment to the Board. The Nominating and Corporate Governance Committee is comprised of Robert A. Moreno, M.D. (since August 2013), Steven L. List and Scott R. Mueller (Chair). S. Edward Dakil, M.D., served as a member of our Nominating and Corporate Governance Committee until his resignation in August 2013. During 2013, the Nominating and Corporate Governance Committee met 1 time.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, which is available on the Company’s website at http://www.fdnh.com under “Investor Relations – Corporate Governance.”

The responsibilities of the Nominating and Corporate Governance Committee include:

•	Formulating, recommending to the Board and overseeing the implementation and administration of the Company’s corporate governance structure and framework;

•	Monitoring and reviewing any issues regarding the “independence” of the directors or involving potential conflicts of interest, and evaluating any change of status of directors and making recommendations regarding the propriety of continued service;

•	Reviewing the Company’s Code of Conduct at least annually and recommending changes, as necessary, to the Board;

•	Reviewing and reporting additional corporate governance matters as necessary or appropriate or as directed by the Chairman of the Board;

•	Leading the search for, screening, evaluating and recommending to the Board qualified candidates or nominees for election or appointment as directors;

•	Recommending Board committee assignments and committee chairs for consideration by the Board;

•	Recommending the number of members that shall serve on the Board; and

•	Periodically administering and reviewing with the Board an evaluation of the processes and performance of the Board in order to identify areas of concern or potential issues relating to Board and committee processes, performance and effectiveness and to assess and evaluate the overall effectiveness of individual directors.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the total compensation paid or accrued of our Chief Executive Officer, our Chief Financial Officer and certain other executive officers for our fiscal years ended December 31, 2013 and 2012 (the “named executive officers”).

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
Stanton Nelson(3)(8)	2013	$199,000	$—	$—	$—	$—	$199,000
Chief Executive Officer	2012	199,000	100,000	—	62,400	—	361,400
Thomas Michaud(6)(7)(8)	2013	263,000	17,000	—	—	51,000	331,000
Chairman, CEO of FSA and FSHA	2012	263,000	15,000	—	—	55,000	333,000
Hubert King(4)	2013	—	—	—	—	—	—
Chief Financial Officer	2012	—	—	—	—	—	—
Mark R. Kidd(5)(8)	2013	120,000	50,000	—	—	—	170,000
Former Chief Financial Officer	2012	96,600	—	7,200	—	—	103,800
Grant A. Christianson	2013	130,900	—	—	—	—	130,900
Chief Accounting Officer	2012	162,000	—	—	—	—	162,000
Robert M. Byers(6)(7)(8)	2013	248,000	17,000	—	—	55,000	320,000
Advisor to Chairman of the Board	2012	248,000	15,000	—	—	29,000	292,000

(1)	The value of Stock Awards is the grant date fair value multiplied by the number of shares awarded computed in accordance with FASB ASC Topic 718. For financial reporting purposes, the fair value of the Stock Awards is expensed over the requisite vesting period for the award. The assumptions the Company used for calculating the grant date fair values are set forth in Note 15 to the Company’s consolidated financial statements for the year ended December 31, 2013, which are included herein.
(2)	The value of Option Awards is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For financial reporting purposes, the fair value of the Option Awards is expensed over the requisite vesting period for the award. The assumptions the Company used for calculating the grant date fair values are set forth in Note 15 to the Company’s consolidated financial statements for the year ended December 31, 2013, which are included herein.
(3)	Mr. Nelson’s salary and bonus for 2012 includes $165,800 and $100,000, respectively, in compensation that was earned in 2012 but not paid by the Company until 2013.
(4)	Mr. King was appointed as our Chief Financial Officer on July 1, 2014.
(5)	Mr. Kidd served as our Chief Financial Officer from May 14, 2012 to June 30, 2014. Mr. Kidd currently serves as our SEC Reporting Manager and previously served in that capacity from July 2008 to May 2012. He also served as our Chief Financial Officer from August 2003 to July 2008.
(6)	The compensation information reported for Messrs. Michaud and Byers includes compensation received by the individuals from the Foundation Entities prior to our July 2013 acquisition and as such, was not considered compensation awarded by us. The compensation information reported for Messrs. Michaud and Byers subsequent to July 22, 2013, the acquisition date, and awarded by us to the individuals is approximately $156,000 and $151,000, respectively.
(7)	While employed by the Foundation Entities, prior to September 2012, Messrs. Michaud and Byers were under a vacation policy that provided for unlimited accrual of paid-time off. In September 2012, the Foundation Entities transitioned to a vacation policy that limited the amount that could be carried forward. The amount of accrued paid-time off that was owed to Messrs. Michaud and Byers at that time is being paid out over a three-year period and is reported under “All Other Compensation” in this table.
(8)	Messrs. Nelson and Kidd were paid a discretionary bonus of $100,000 and $50,000, respectively, during 2013 in relation to their work on the Foundation Acquisition. Messrs. Michaud and Byers were each paid a discretionary bonus of $17,000 during 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information related to equity awards held by our named executive officers as of December 31, 2013. During 2013, no options to purchase our common stock were exercised by the named executive officers.

Outstanding Equity Awards at December 31, 2013
	Option Awards				Stock Awards
	Number of Common Stock Underlying Options		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Note Vested
Name	Exercisable	Unexercisable
Stanton Nelson(1)	330,000	—	$0.50	3/30/2022	—	$—
Thomas Michaud	—	—	$—	—	—	$—
Hubert King(2)	—	—	$—	—	—	$—
Mark R. Kidd	—	—	$—	—	—	$—
Grant A. Christianson	—	—	$—	—	—	$—
Robert M. Byers	—	—	$—	—	—	$—

(1)	On March 30, 2012, Mr. Nelson was granted options to purchase 330,000 shares of the Company’s common stock at $0.50 per share. The option grant had six tranches of 55,000 shares each that vested based on the passage of time and/or the achievement of certain performance targets by the Company. On July 22, 2013, a change of control provision within Mr. Nelson’s option award was triggered as a result of the acquisition of the Foundation Entities and all of his options became vested.
(2)	Mr. King was appointed as our Chief Financial Officer on July 1, 2014 and was awarded, subject to the approval of the Company’s Board of Directors, a stock grant of 1,000,000 shares of the Company’s common stock. The stock award vests over a five year period beginning on January 1, 2015.

Employment Arrangements with Named Executive Officers

We have entered into an employment agreement with Stanton Nelson, our Chief Executive Officer. We originally entered into such agreement effective October 1, 2009, and the agreement was subsequently amended and restated on April 6, 2012. The material terms of this employment agreement, as amended to such date, are summarized below.

Initial Employment Agreement with Stanton Nelson

Effective October 1, 2009, we entered into an employment agreement with Mr. Nelson to serve as either or both the Chief Executive Officer and Chairman of the Board of Directors of the Company (the “Prior Agreement”). The Prior Agreement was for an initial three-year term, and automatically extended for additional three year periods, unless earlier terminated in accordance with its terms or we notified him within 120 days of termination date that the term would not be extended. Under the Prior Agreement, the employment of Mr. Nelson was full time and terminable by him or the Company with or without cause. Except to a limited extent and as expressly permitted by our Board of Directors, Mr. Nelson was prohibited from serving as an officer or director of a publicly-held company or owning an interest in a company that interfered with his full-time employment or that was engaged in a business activity similar to our business. Mr. Nelson received a base salary of $1.00, and was eligible to be paid bonus compensation, if any, as determined in the absolute discretion of the Company. In addition, upon execution of the Prior Agreement, and on October 1 of each year during the term of his employment agreement, Mr. Nelson was entitled to the grant of a fully vested stock award of 100,000 shares of the Company’s common stock pursuant to the Company’s Amended 2008 Plan. Mr. Nelson was eligible for participation in any and all benefit programs that the Company made available to its employees, including health, dental and life insurance to the extent that he met applicable eligibility requirements. Mr. Nelson was entitled to four weeks paid vacation yearly. We had the right to terminate Mr. Nelson’s agreement without cause for any reason, and Mr. Nelson may have terminated his employment for cause, in either case on at least 30-day advance notice. In the event of termination without cause by us or termination by Mr. Nelson for cause, Mr. Nelson was entitled to a grant of 300,000 shares of fully vested common stock under our Amended 2008 Plan, reduced by any amounts of common stock already granted to him pursuant to his employment agreement, issued in 24 equal installments, plus eligibility in health and certain other benefit plans for 12 months from termination.

Amended and Restated Employment Agreement with Stanton Nelson

The amended employment agreement with Mr. Nelson replaces the Prior Agreement. Under the terms of the amended agreement, Mr. Nelson will continue to serve as Chief Executive Officer of the Company. Mr. Nelson’s employment is “at will” and may be terminated at any time by Mr. Nelson or the Company, subject to the terms of the amended agreement. Except to a limited extent and as expressly permitted by our Board of Directors, Mr. Nelson is prohibited from serving as an officer or director of a publicly-held company or owning an interest in a company that interferes with his full-time employment or that is engaged in a business activity similar to our business. Mr. Nelson will receive a base salary of $199,000, which may be increased in the discretion of the Compensation Committee of the Board of Directors of the Company. Mr. Nelson is eligible for participation in any and all benefit programs that the Company makes available to its employees, including health, dental and life insurance to the extent that he meets applicable eligibility requirements. Mr. Nelson is entitled to four weeks paid vacation yearly. We have the right to terminate Mr. Nelson’s agreement without cause for any reason, and Mr. Nelson may terminate his employment for cause, in either case on at least 30-days advance notice. In the event of termination without cause by us or termination by Mr. Nelson for cause, Mr. Nelson shall be entitled to a payment equal to 18-months of his most recent base salary plus eligibility in health and certain other benefit plans for 18 months from termination.

In addition, Mr. Nelson agreed that, during the 24 months following termination of his employment, he will:

•	Not acquire, attempt to acquire, solicit, perform services (directly or indirectly) in any capacity for, or aid another in the acquisition or attempted acquisition of an interest in any business involved in providing sleep disorder diagnostic services, sleep therapy or re-supply services in any city in the United States where the Company or any of its affiliates owns a sleep center, or that is within 40 miles of a sleep center location owned by the Company or any of its affiliates;

•	Not solicit, induce, entice or attempt to entice (directly or indirectly) any employee, officer or director (except the executive officer’s personal secretary, if any), contractor, customer, vendor or subcontractor of the Company or any of its affiliates, or breach any relationship with the Company or any of its affiliates; and

•	Not solicit, induce, entice or attempt to entice any customer, vendor or subcontractor of the Company or any of its affiliates to cease doing business with the Company or any of its affiliates.

The foregoing summary of the Amended and Restated Employment Agreement is qualified in its entirety by reference to the exhibit incorporated by reference hereto.

In February 2014, the Compensation Committee of the Board of Directors increased Mr. Nelson’s base salary to $350,000 per year.

Unwritten Employment Arrangements with Messrs. Thomas Michaud, Hubert King, Grant Christianson and Robert Byers

We have also entered into an employment arrangements with the following named executive officers:

Employee	Title	Annual Salary
Thomas Michaud	Chairman of the Board	$350,000
Hubert King	Chief Financial Officer	$220,000
Grant A. Christianson	Chief Accounting Officer	$170,000
Robert M. Byers	Office of the Chairman	$275,000

The employment of Messrs. Michaud, King, Christianson and Byers is full time and may be terminated by the employee or the Company with or without cause.

Compensation of Directors

During 2013, we did not compensate our directors for service on our Board of Directors or for attending meetings of our Board of Directors or any of its committees, other than Ms. Jamie Hopping. Pursuant to an agreed-upon arrangement, we compensated our former Chairman of the Board, Ms. Jamie Hopping, $10,000 per month for services provided in her capacity as Chairman but do not have such an arrangement in place with our current Chairman. From January 2013 until her resignation in July 2013, Ms. Hopping earned $70,000 for her services as Chairman. We reimburse our independent directors for travel and out-of-pocket expenses in connection with their attendance at meetings of our Board of Directors.

Director Compensation Table

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Thomas Michaud(1)	$—	$—	$—	$—	$—
Jamie Hopping (former Chairman of the Board)(2)	$70,000	$—	$—	$—	$70,000	(3)
Scott R. Mueller	$—	$—	$—	$—	$—
Steven L. List	$—	$—	$—	$—	$—
Joseph Harroz, Jr.	$—	$—	$—	$—	$—
Robert A. Moreno, M.D.(1)	$—	$—	$—	$—	$—
S. Edward Dakil, M.D. (former Director)(2)	$—	$—	$—	$—	$—

(1)	Mr. Michaud and Dr. Moreno were elected to the Board on July 22, 2013.
(2)	Ms. Hopping and Dr. Dakil each respectively resigned from the Board on July 22, 2013.
(3)	Ms. Hopping earned $70,000 for her services as Chairman during the period of January – July 2013. At the time of Ms. Hopping’s resignation in July 2013, the Company owed her $130,000 for fees earned but not paid. This information is not included in the total compensation above as it was compensation earned prior to 2013. In October 2013, we issued Ms. Hopping 100,000 shares of common stock and agreed to pay her $90,000 in settlement of the amount owed to her. We no longer have any outstanding obligations owed to Ms. Hopping.

Agreement with Jamie Hopping

We entered into an agreement with our former Chairman, Ms. Jamie Hopping, pursuant to which she was paid a fee of $10,000 per month for serving as Chairman of the Board and attending meetings of our Board. We also reimbursed Ms. Hopping, along with our other independent directors, for travel and out-of-pocket expenses in connection with their attendance at meetings of our Board. When Ms. Hopping resigned in July 2013, we owed her $130,000 for fees that had been earned under the agreement but not been paid by us. In October 2013, we issued Ms. Hopping 100,000 shares of common stock and agreed to pay her $90,000 in settlement of the amount owed to her. We no longer have any outstanding obligations owed to Ms. Hopping.

Equity Compensation Plans

For the benefit of our employees, directors and consultants, we have adopted the Amended and Restated 2008 Long-Term Incentive Plan, or Amended 2008 Plan. The following is a summary of the existing terms of the Amended 2008 Plan.

At our 2014 Annual Meeting of Shareholders held on May 12, 2014, our shareholders approved a proposal to amend and restate certain terms of the Amended 2008 Plan. Approval of the amendment and restatement of our Amended 2008 Plan resulted (i) in the increase of the number of shares of common stock authorized for issuance under the plan by 17,250,000 to 20,000,000 (there are currently 10,271,337 shares of common stock reserved and

9,728,663 shares remain available), (ii) to amend the maximum award of stock options, stock awards, stock appreciation rights or performance units under the Amended 2008 Plan so that no individual can receive awards covering more than 10,000,000 shares of common stock in any year and amend the maximum award of a performance bonus so that no individual may receive a performance bonus valued at more than $2,500,000 for any calendar year period; and (iii) to correct minor administrative and typographical errors.

The Amended and Restated 2008 Long-Term Incentive Plan. The Amended 2008 Plan was established to create equity compensation incentives designed to motivate our directors and employees to put forth maximum effort toward our success and growth and enable our ability to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to our success. The Amended 2008 Plan provides for the grant of stock options, including incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), restricted stock awards, performance units, performance bonuses and stock appreciation rights to our employees and the grant of nonqualified stock options, stock appreciation rights and restricted stock awards to non-employee directors, subject to the conditions of the Amended 2008 Plan (“Incentive Awards”).

For purposes of administration of the Amended 2008 Plan, it is deemed to consist of three separate incentive plans, a Non-Executive Officer Participant Plan, an Executive Officer Participant Plan and a Non-Employee Director Participant Plan. Except for administration and the category of employees eligible to receive incentive awards, the terms of the Non-Executive Officer Participant Plan and the Executive Officer Participant Plan are identical. The Non-Employee Director Plan has other variations in terms and only permits the grant of nonqualified stock options and restricted stock awards. The Amended 2008 Plan is designed to provide flexibility to meet our needs in a changing and competitive environment while minimizing dilution to our shareholders. We do not intend to use all incentive elements of the Amended 2008 Plan at all times for each participant but will selectively grant the incentive awards and rights to achieve long-term goals.

The Amended 2008 Plan became effective on October 29, 2008 and was approved and adopted by our Board of Directors, as amended, on March 30, 2012 and by our shareholders on May 14, 2012. The Amended 2008 Plan has a 10-year term, ending October 29, 2018, during which time incentive awards may be granted. The Amended 2008 Plan will continue in effect until all matters relating to the payment of incentive awards and administration are settled.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth as of June 30, 2014, information related to each category of equity compensation plan approved or not approved by our shareholders, including individual compensation arrangements with our non-employee directors. The equity compensation plan approved by our shareholders is our Amended & Restated 2008 Long-Term Incentive Plan (“2008 Incentive Plan”). All stock options and rights to acquire our equity securities are exercisable for or represent the right to purchase our common stock.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2008 Incentive Plan	1,105,000	$0.75	9,728,663
Equity compensation plans not approved by security holders:
Warrants issued to investor relation firm	90,000	$0.50	—
Warrants issued to investment banking firm	25,000	$3.65	—

Total	1,220,000	$0.79	9,728,663

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our policies with respect to related party transaction are included in more general conflict of interest policies and practices set forth in our Code of Conduct.

Our Code of Conduct prohibits conflicts involving family members, ownership in outside businesses, and outside employment. Our directors, officers and employees and their family members are not permitted to own, directly or indirectly, a significant financial interest in any business enterprise that does or seeks to do business with, or is in competition with, us unless prior specific written approval has been granted by our Board of Directors. As a guide, “a significant financial interest” refers to an ownership interest of more than 1% of the outstanding securities or capital value of the business enterprise or that represents more than 5% of the total assets of the director, officer, employee or family member.

Our Nominating and Corporate Governance Committee is charged with reviewing conflicts of interests. If the matter cannot be resolved by the committee, our Board of Directors may take action, or in the case of a conflict among all or nearly all of the members of our Board of Directors, the matter may be brought to our shareholders.

Contained below is a description of transactions and proposed transactions we entered into with our officers, directors and shareholders that beneficially own more than 5% of our common stock during 2013 and 2012. These transactions will continue in effect and may result in conflicts of interest between us and these individuals. Although our officers and directors have fiduciary duties to us and our shareholders, there can be no assurance that conflicts of interest will always be resolved in favor of us and our shareholders.

Effective June 1, 2014, our Equity Owned Hospital in El Paso, Texas entered into a sublease agreement with The New Sleep Lab International, Ltd., referred to as New Sleep. New Sleep is controlled by Dr. Robert Moreno, one of our Directors. The sublease with New Sleep calls for monthly rent payments of $8,767 and the sublease expires on November 30, 2018. The space subleased from New Sleep will be sublet to physician partners and casual uses of our hospital and is located in a building that also houses one of our imaging facilities.

On August 31, 2012, December 31, 2012, March 1, 2013, April 2, 2013 and July 22, 2013, we executed promissory notes with Mr. Roy T. Oliver in the amount of $1,184,808, $351,710, $485,082, $351,710 and $5,648,290, respectively, for a total of $8,021,600 (the “Oliver Notes”). The interest rate on the notes was 8% and the maturity dates of the notes were July 31, 2013. All principal and interest outstanding were due on the maturity date. Mr. Oliver is one of our greater than 5% shareholders and affiliates and also held such status at the time of each transaction. The promissory notes were subordinate to our credit facility with Arvest Bank. We used the proceeds from the notes to fund our payment obligations to Arvest Bank. On July 22, 2013, we issued Mr. Oliver 17,970,295 shares of common stock for full satisfaction of the Oliver Notes including principal and accrued interest owed thereon of $114,263.

In October 2013, we and our wholly-owned subsidiary, Foundation Health Enterprises, LLC, or FHE, completed a private placement offering $9,135,000. The offering was comprised of 87 units, referred to as FHE Units or preferred noncontrolling interests. Each FHE Unit was offered at $105,000 and entitled the purchaser to one (1) Class B membership interest in FHE, valued at $100,000, and 10,000 shares of the Company’s common stock, valued at $5,000. Mr. Stanton Nelson, our chief executive officer, purchased 5 FHE units for $525,000.

As of June 30, 2014, we had approximately $0.9 million on deposit at Valliance Bank. Valliance Bank is controlled by Mr. Roy T. Oliver, one of our greater than 5% shareholders and affiliates. In addition, we were obligated to Valliance Bank under certain notes payable totaling $5.9 million at December 31, 2013. On June 30, 2014, the notes were paid in full from the proceeds of the SNB Credit facility. The interest rates on the notes range from 5% to 10%. A non-controlling interest in Valliance Bank is held by Mr. Joseph Harroz, Jr., one of our directors. Mr. Stanton Nelson, our Chief Executive Officer and Mr. Harroz also serve as directors of Valliance Bank.

In March 2012, we executed a lease agreement with City Place, LLC (“City Place”) for our new corporate headquarters and offices. Under the lease agreement, we pay monthly rent of $17,970 through June 30, 2014; $0.00 from July 1, 2014 to January 31, 2015 and $17,970 from February 1, 2015 to March 31, 2017 plus additional payments for allocable basic expenses of City Place. The lease expires on March 31, 2017. As part of the lease agreement, City Place paid $450,000 to offset a portion of the costs we incurred to build-out the office space. Non-controlling interests in City Place are held by Roy T. Oliver, one of our greater than 5% shareholders and affiliates, and Mr. Stanton Nelson, our Chief Executive Officer. During the six months ended June 30, 2014 and the year ended December 31, 2013, we incurred approximately $47,000 and $93,000, respectively, in lease expense under the terms of the lease.

Our previous corporate headquarters and offices were occupied under a month to month lease with Oklahoma Tower Realty Investors, LLC, requiring monthly rental payments of approximately $7,000. Mr. Roy T. Oliver, one of our greater than 5% shareholders and affiliates, controls Oklahoma Tower Realty Investors, LLC (“Oklahoma Tower”). During 2012, we incurred approximately $21,000 in lease expense under the terms of the lease. In addition, during 2012, we paid Oklahoma Tower approximately $42,000 for employee parking under a month to month agreement.

We have received cash advances from FHA and certain real estate subsidiaries and affiliates of FHA (“FHA Real Estate”). As of December 31, 2013, we owed FHA Real Estate approximately $1.0 million.

On October 1, 2012, we entered into a purchase agreement to acquire 100% of the membership interests of Midwest Sleep Specialists (“MSS”) located in Kansas City, Missouri, for a purchase price of $720,000. The membership interests of MSS are currently held by Dr. Steven Hull, our Chief Medical Officer. Under the agreement, the purchase price was to be paid in semi-monthly installments of $15,000 commencing on October 18, 2012 and ending on September 30, 2014 (the “Transfer Date”). Under the agreement, the membership interests will not be transferred to us until the final payment is made on the Transfer Date. Prior to the Transfer Date, we do not have any control over the operation of MSS. In addition, we are not obligated to continue to make the semi-monthly payments and may rescind the agreement at any time. As a result, we would not record the MSS purchase until the Transfer Date. As of June 30, 2013, we had incurred cumulative semi-monthly payments of $300,000. In July 2013, we exercised our right to rescind the agreement. As a result, the installment payments made to date were written-off.

On October 1, 2012, we entered into a management services agreement with MSS to provide certain administrative staffing and other support to the back office operations of MSS. MSS is owned by Dr. Steven Hull, our Chief Medical Officer. The term of the management services agreement is five years and renews automatically for successive five year periods unless either party provides 90 day written notice of termination. Additionally, the management services agreement will automatically terminate upon the Transfer Date. We have received approximately $64,000 in management fees since October 1, 2012 under this agreement. Prior to the current agreement, we provided similar services to MSS under other arrangements. Under the previous arrangements, the total management fees received from MSS during 2012 were approximately $298,000.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table presents certain information regarding the beneficial ownership of our common stock as of August 31, 2014, and as adjusted to reflect the sale of the Units in this offering, of (i) the only persons known by us to own beneficially more than 5% of our common stock; (ii) each of our current directors and named executive officers; (iii) all of our executive officers and directors as a group and (iv) the selling stockholder, together with their percentage holdings of the beneficially owned outstanding shares. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated in the applicable footnotes, subject to community property laws, where applicable. For purposes of the table, the number of shares and percent of ownership of outstanding common stock that the named person beneficially owns includes common stock shares that the named person has the right to acquire within 60 days following August 31, 2014 (pursuant to exercise of stock options, warrants or conversion rights) and are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the number of shares beneficially owned and percent of outstanding common stock of any other named person. Percentage ownership calculations for beneficial ownership before this offering are based on 171,320,116 shares of common stock outstanding as of August 31, 2014. Percentage ownership calculations for beneficial ownership after this offering also include              Shares included in the Units we are offering hereby and assume no exercise of the underwriters’ overallotment option.

	Shares Beneficially Owned Before the Offering		Shares and Warrant Shares to be Sold	Shares Beneficially Owned After the Offering
Name and Address of Beneficial Owner	Number	Percent	Number	Number	Percent
5% or Greater Stockholders:
Foundation Healthcare Affiliates, LLC(1)(2)	114,500,000	66.8%	—	114,500,000		%
Arvest Bank(3)	13,333,333	7.8%	—	13,333,333		%
Selling and 5% or Greater Stockholder:
Oliver Company Holdings, LLC(4)	17, 926,957	10.5%				%
Directors and Named Executive Officers
Thomas Michaud(1)(5)(6)	114,500,000	66.8%	—	114,500,000		%
Robert M. Byers(1)(5)(6)	114,500,000	66.8%	—	114,500,000		%
Stanton Nelson(5)(6)(8)	8,577,547	5.0%	—	8,577,547		%
Joseph Harroz, Jr.(5)(6)	110,350	* %	—	110,350	*	%
Scott R. Mueller(5)(6)	103,546	* %	—	103,546	*	%
Steven L. List(5)(6)	80,000	* %	—	80,000	*	%
Robert A. Moreno, M.D.(5)(6)	261,000	* %	—	261,000	*	%
Hubert King(5)(6)(7)	—	* %	—	—	*	%
Grant A. Christianson(5)(6)	24,540	* %	—	24,540	*	%
Executive Officers and Directors as a Group (8 individuals)	123,656,983	71.8%	—	123,656,983		%

*	Represents less than one percent (1.0%) of the outstanding shares of common stock.
(1)	Messrs. Michaud and Byers are officers and directors of Foundation Healthcare Affiliates, LLC and may be deemed to beneficially own such shares.
(2)	The business address of Foundation Healthcare Affiliates, LLC (FHA) is 14000 N. Portland Ave., Ste. 204, Oklahoma City, Oklahoma 73134. FHA is governed by a board of directors that includes five members. Messrs. Michaud and Byers are both on the board of FHA and own 36% and 11%, respectively, of FHA.
(3)	The business address of Arvest Bank is 5621 N. Classen Blvd., Oklahoma City, Oklahoma 73118.
(4)

Includes (i) 50,000 shares held by Mr. Roy T. Oliver, (ii) 17,445,922 shares held by Oliver Company Holdings, LLC, the selling stockholder in this offering, and (iii) 431,035 shares held by Valiant Investments, LLC. Mr. Oliver has voting and investment power over the shares held by Oliver Company Holdings, LLC and Valiant Investments, LLC, and therefore may be deemed to beneficially own such shares. The business address of each of Oliver Company Holdings, LLC and Roy T. Oliver is 101 North Robinson, Ste. 900, Oklahoma City, Oklahoma 73102. For a description of certain material relationships Oliver Company Holdings, LLC has had with the Company within the past three years, see “Certain Relationships and Related Party Transactions.” In addition, pursuant to a Closing Agreement, dated as of May 21, 2014, we granted Oliver Company Holdings, LLC, Mr. Oliver and Valiant Investments, LLC registration rights to include on a Form S-1 registration statement 17,970,295 shares of common stock issued to Oliver Company Holdings, LLC on July 22, 2013 in full satisfaction of the Oliver Notes, 1,707,249 existing shares of common stock held by Oliver Company Holdings, LLC, 50,000 existing shares held by Mr. Oliver, and 431,035 shares of common stock acquirable upon exercise of existing warrants held by Valiant Investments, LLC. We also agreed to include such shares in any offering as Mr. Oliver may request up to 15% of the total number of shares to be issued by us, on the same terms and conditions as the shares we issue. We also agreed to pay all of the costs and expenses of Oliver Company Holdings, LLC in this offering excluding underwriting discounts and commissions payable by the selling stockholder, consisting of % of the total underwriter discounts and commissions of this offering.
(5)	The named person is an executive officer or a director or both.
(6)	The business address of such person is 14000 N. Portland Ave., Ste. 200, Oklahoma City, Oklahoma 73134.
(7)	Mr. King was appointed as our Chief Financial Officer on July 1, 2014 and was awarded a stock grant, subject to approval by the Company’s board of directors, of 1,000,000 shares of the Company’s common stock. The stock award vests over a five year period beginning on January 1, 2015.
(8)	Includes 330,000 shares of common stock issuable upon the exercise of fully vested stock options.

DESCRIPTION OF SECURITIES

This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation, amended and restated bylaws, form of Warrant, form of Warrant agreement and form of Underwriter Warrant, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, 171,320,116 shares of which were outstanding as of August 31, 2014, and 10,000,000 shares of preferred stock, par value $0.0001 per share, none of which are outstanding.

Proposed Reverse Stock Split

At our annual meeting of stockholders held on May 12, 2014, our stockholders approved an amendment to our amended and restated certificate of incorporation to effect a reverse split of our common stock at a ratio between 1-for-3 to 1-for-10 shares in order to satisfy requirements for the listing of our common stock on the NYSE MKT. Our stockholders further authorized the board of directors to determine the ratio at which the reverse split would be effected by filing an appropriate amendment to our amended and restated certificate of incorporation. We expect to effect a     -for-     reverse stock split of our outstanding common stock just prior to the date of this prospectus. In determining a reverse stock split ratio of     -for-     , the board of directors considered a ratio that would allow us to have a number of outstanding shares to have a sufficient trading volume while considering a stock price that would be consistent with an uplist of our common stock from the OTC Markets QB Tier to a listing on the NYSE MKT exchange. Our board of directors determined that a ratio of     -for-     was the best balance of these and other factors.

Common Stock

The rights, privileges, disabilities and restrictions in general of the holders of our outstanding shares of the common stock are as follows:

•	the right to receive ratably dividends, if any, as may be declared from time to time by the Board of Directors out of assets legally available therefor, subject to the payment of preferential dividends with respect to our then outstanding preferred stock;

•	the right to share ratably in all assets available for distribution to the common stock shareholders after payment of our liabilities in the event of our liquidation, dissolution and winding-up, subject to the prior distribution rights of the holders of our then outstanding preferred stock;

•	the right to one vote per share on matters submitted to a vote by our common stock shareholders;

•	no preferential or preemptive right and no subscription, redemption or conversion privilege with respect to the issuance of additional shares of our common stock; and

•	no cumulative voting rights, which means that the holders of a majority of shares voting for the election of directors can elect all members of our Board of Directors then subject to election.

In general, a majority vote of shares represented at a meeting of common stock shareholders at which a quorum (a majority of the outstanding shares of common stock) is present, is sufficient for all actions that require the vote or concurrence of shareholders, subject to and possibly in connection with the voting rights of the holders of our then outstanding preferred stock and entitled to vote with the holders of our common stock. Upon issuance of the common stock offered under the offering, all of the outstanding shares of our common stock will be fully paid and non-assessable.

Our common stock is quoted on the OTCQB platform of the over-the-counter bulletin board under the symbol “FDNH.”

Units

We are offering to sell in this offering          Units, consisting in the aggregate of          Shares and Warrants to purchase          Warrant Shares.     % of the Shares included in the Units and of the Warrant Shares acquirable upon exercise of the Warrants will be newly issued shares of our common stock offered by us and     % will be existing shares of our common stock offered by the selling stockholder named herein. We will not receive any of the proceeds from the sale of the Shares or Warrant Shares acquirable upon exercise of the Warrants being sold by the selling stockholder. In addition, we and the selling stockholder have granted the underwriters a 30-day option to purchase up to (i)                 additional Units from us, (ii)                 additional Shares from us and the selling stockholder and/or (iii) additional Warrants from us to purchase up to                 Warrant Shares, with     % of any such Shares and/or Warrant Shares to be sold by us and     % of any such Shares and /or Warrant Shares to be sold by the selling stockholder. The Shares and the Warrants are immediately separable and will be issued separately. No fractional Warrants will be issued. There will be no market for the Units or the Warrants.

Warrants to be Issued as Part of This Offering

In connection with the purchase of each Unit in this offering, each investor will receive one Share and one Warrant. Each Warrant entitles the registered holder to purchase                      Warrant Share at an initial exercise price of $         per Warrant Share. The Warrants may only be exercised for cash and will expire on                     . The exercise price and number of Warrant Shares issuable on exercise of the Warrants may be adjusted in certain circumstances, including but not limited to in the event of a stock split, stock dividend, recapitalization, reorganization, merger or consolidation. The form of the Warrant and Warrant agreement have been filed as an exhibit to the registration statement of which this prospectus is a part, and you should review a copy of these documents for a complete description of the terms and conditions applicable to the Warrants.

The Warrants may be exercised upon surrender of the Warrant on or prior to the expiration date, with the exercise form included with the Warrant completed and executed as indicated, accompanied by full payment of the exercise price. The holders of Warrants do not have any voting rights or other rights or privileges of holders of common stock until they exercise their Warrants and receive the Warrant Shares. After issuance of Warrant Shares upon exercise of the Warrants, each holder will have the same rights with respect to such Warrant Shares as do all other holders of common stock.

No Warrants will be exercisable unless at the time of exercise a prospectus relating to the Warrant Shares is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the Warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to Warrant Shares issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the Warrant Shares, holders will be unable to exercise their Warrants and we will not be required to settle any such Warrant exercise. If the prospectus relating to the Warrant Shares is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, we will not be required to net cash settle or cash settle the Warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless.

Underwriter Warrants

In addition, we have agreed to issue to the underwriters warrants to purchase up to a total of          Units (4% of the Units sold in this offering), referred to as the Underwriter Warrants, including Units issued pursuant to the underwriters’ over-allotment option. The Underwriter Warrants will be exercisable in whole or in part commencing one year from the effective date of the offering through a period ending five years from the date of the offering. The Underwriter Warrants are exercisable at a per Unit price of $        , or 130% of the public offering price per Unit in the offering, with     % of the shares of common stock underlying the Units and     % of the shares of common stock underlying the Warrants included in the Units acquirable upon exercise of the Underwriter Warrants to be newly issued shares of common stock by us, for which we shall receive a proportional amount of proceeds, and     % of such shares by the selling stockholder, for which it shall receive a proportional amount of proceeds. The Underwriter Warrants are deemed compensation by FINRA and are therefore subject to a lock-up of at least

180 days pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate the Underwriter Warrants or the securities underlying the Underwriter Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter Warrants or the underlying securities for a period of 180 days from the effective date of the offering. The exercise price and number of shares issuable upon exercise of the Underwriter Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the exercise price of the Underwriter Warrants or underlying shares or warrants will not be adjusted for issuances of shares of common stock at a price below the Underwriter Warrant exercise price. We are registering the Underwriter Warrants and the securities issuable upon the exercise of the Underwriter Warrants under this Registration Statement on Form S-1.

Preferred Stock

Our authorized preferred stock may be issued from time to time in one or more series. Our Board of Directors, without further approval of the common stock shareholders, is authorized to fix the relative rights, preferences, privileges and restrictions applicable to each series of our preferred stock. We believe that having this class of preferred stock provides greater flexibility in financing, acquisitions and other corporate activities. While there are no current plans, commitments or understandings, written or oral, to issue any of our preferred stock, in the event of any issuance, our common stock shareholders will not have any preemptive or similar rights to acquire any of the preferred stock. Issuance of preferred stock could adversely affect the voting power of the holders of our then outstanding common stock, the likelihood that the holders will receive dividend payments and payments upon liquidation and could have the effect of delaying or preventing a change in shareholder and management control.

Transfer Agent and Registrar

Computershare is the registrar and transfer agent of our common stock. The mailing address for Computershare is P.O. Box 43078, Providence, RI 02940.

Shareholder Action

Under our bylaws, the affirmative vote of the holders of a majority of the shares of the common stock voted at a meeting of shareholders is sufficient to authorize, affirm, ratify or consent to any act or action required of or by the holders of the common stock, except as otherwise provided by the Oklahoma General Corporation Act.

Under the Oklahoma General Corporation Act, our shareholders may take actions by written consent without holding a meeting. The written consent must be signed by the holders of a sufficient number of shares to approve the act or action had all of our outstanding shares of capital stock entitled to vote thereon been present at a meeting. In this event, we are required to provide prompt notice of any corporate action taken without a meeting to our shareholders who did not consent in writing to the act or action. However, any time that we have 1,000 or more shareholders of record, any act or action required of or by the holders of our capital stock entitled to vote thereon may only be taken by unanimous affirmative written consent of the shareholders or a shareholder meeting.

Anti-Takeover Provisions

Our amended and restated certificate of incorporation amended and restated bylaws and the Oklahoma General Corporation Act include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging the proposals because, among other things, negotiation of the proposals might result in an improvement of the takeover terms. The description below is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws. Our certificate of incorporation authorizes the issuance of the preferred stock in classes. Our Board of Directors is authorized to set and determine the voting rights, redemption rights, conversion rights and other rights relating to the class of preferred stock. In some circumstances, the preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt which our Board of Directors opposes. In addition, our bylaws establish advance notice requirements for stockholder nominations to our board of directors or for stockholder proposals that can be acted on at stockholder meetings and limit who may call stockholder meetings.

UNDERWRITING

We and the selling stockholder have entered into an underwriting agreement with the several underwriters listed in the table below. Roth Capital Partners, LLC is the representative of the underwriters. We refer to the several underwriters listed in the table below as the “underwriters.” Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the number of Units indicated next to their respective names in the following table.

Underwriter	Number of Units
Roth Capital Partners, LLC
Dougherty & Company, LLC
Total

The underwriting agreement provides that the obligation of the underwriters to purchase the Units offered by this prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the Units offered hereby if any of the Units are purchased.

Our common stock is quoted on the OTCQB under the symbol “FDNH.”

Over-Allotment Option

We and/or the selling stockholder have granted the underwriters a 30-day option to purchase up to (i)                  additional Units at a price, after the underwriting discount, of $         per Unit from us, (ii)                  additional Shares at a price, after the underwriting discount, of $         per Share from us and the selling stockholder and/or (iii) additional Warrants from us to purchase up to                      Warrant Shares at a price, after the underwriting discount of $         per Warrant, to cover overallotments, if any, with     % of any such Shares and/or Warrant Shares to be sold by us and     % to be sold by the selling stockholder. If the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions, to purchase the number of additional Units, Shares and/or Warrants proportionate to that underwriter’s initial purchase commitment for Units as indicated in the table above.

Discounts, Commissions and Expenses

The underwriters propose to offer the Units purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $         per Unit. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

In connection with the sale of the Units to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriters’ commissions and discounts will be 7.0% of the gross proceeds of this offering, or $         per Unit, based on the public offering price per Unit set forth on the cover page of this prospectus.

We have also agreed to reimburse the underwriters at closing for legal expenses incurred by them in connection with the offering. We estimate the total offering expenses of this offering that will be payable by us, excluding the underwriting discounts and commissions and Underwriter Warrants described below, will be approximately $         , which includes legal costs and various other fees.

The following table shows the underwriting discounts and commissions payable to the underwriters in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional Units, Shares and/or Warrants we have granted to the underwriters):

	Per Unit		Total
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Public offering price	$	$	$	$
Underwriting discounts and commissions to be paid by: Us(1)	$	$	$	$
The selling stockholder	$	$	$	$

(1)	The fees do not include the Underwriter Warrants described below or expense reimbursement provisions described above.

We have agreed to issue to the underwriters warrants to purchase up to a total of          Units (4% of the Units sold in this offering), referred to as the Underwriter Warrants, including Units issued pursuant to the underwriters’ over-allotment option. The Underwriter Warrants will be exercisable in whole or in part commencing one year from the effective date of the offering through a period ending five years from the date of the offering. The Underwriter Warrants are exercisable at a per Unit price of $        , or 130% of the public offering price per Unit in the offering, with     % of the shares of common stock underlying the Units and     % of the shares of common stock underlying the Warrants included in the Units acquirable upon exercise of the Underwriter Warrants to be newly issued shares of common stock by us, for which we shall receive a proportional amount of proceeds, and     % of such shares by the selling stockholder, for which it shall receive a proportional amount of proceeds. The Underwriter Warrants are deemed compensation by FINRA and are therefore subject to a lock-up of at least 180 days pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate the Underwriter Warrants or the securities underlying the Underwriter Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter Warrants or the underlying securities for a period of 180 days from the effective date of the offering. The exercise price and number of shares issuable upon exercise of the Underwriter Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the exercise price of the Underwriter Warrants or underlying shares or warrants will not be adjusted for issuances of shares of common stock at a price below the Underwriter Warrant exercise price. We are registering the Underwriter Warrants and the securities issuable upon the exercise of the Underwriter Warrants under this Registration Statement on Form S-1.

Indemnification

Pursuant to the underwriting agreement, we and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

We, and certain of our stockholders, have agreed not to (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock; (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock; or (iii) file any registration statement with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, without the prior written consent of Roth Capital Partners for a period of 180 days following the date of this prospectus supplement, subject to an 18-day extension under certain circumstances (the “Lock-up Period”). This consent may be given at any time without public notice. These restrictions on future issuances are subject to exceptions for (i) the issuance of shares of our common stock sold in this offering, (ii) the issuance of shares of our common stock upon the exercise of outstanding options or warrants and the vesting of restricted stock awards or units, (iii) the issuance of employee stock options not exercisable during the Lock-up Period and the grant, redemption or forfeiture of restricted stock awards or restricted stock units pursuant to our equity incentive plans or as new employee inducement grants and (iv) the issuance of common stock or warrants to purchase common stock in connection with mergers or acquisitions of securities, businesses, property or other assets, joint ventures, strategic alliances, equipment leasing arrangements or debt financing.

In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriters. Under the lock-up agreements, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, or publicly announce any intention to do any of the foregoing, without the prior written consent of Roth Capital Partners, for a period of 90 days from the closing date of this offering, subject to an 18-day extension under certain circumstances. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors and executive officers are subject to exceptions for (i) one or more bona fide gift transfers of securities to immediate family members who agree to be bound by these restrictions and (ii) transfers of securities to one or more trusts for bona fide estate planning purposes. Each officer and director shall be immediately and automatically released from all restrictions and obligations under the lock-up agreement in the event that he or she ceases to be a director or officer of our company and has no further reporting obligations under Section 16 of the Exchange Act.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus in electronic format, the information on the underwriters’ websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus, or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the underlying security while the offering is in progress. Over-allotment involves syndicate sales of Units in excess of the number of Units to be purchased by the underwriters in the offering, which create a syndicate short position. Syndicate covering transactions involve purchases of Units in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These activities may stabilize, maintain or otherwise affect the market price of the common stock, and could cause the price of the security to be higher than the price that might otherwise prevail in the open market.

The imposition of a penalty bid may also affect the price of a security to the extent it discourages resales of the security. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Selling Restrictions

European Economic Area

This prospectus does not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (each, a “Relevant Member State”) an offer to the public of any Units which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriter for any such offer; or

(c) in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Units to be offered so as to enable an investor to decide to purchase any shares of common stock, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto including the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus is not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and have not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) by a person authorized under FSMA. The financial promotions contained in this prospectus are directed at, and this prospectus is only being distributed to, (1) persons who receive this prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “Relevant Persons”). This prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

The underwriters have represented, warranted and agreed that:

(a) they have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the Units in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b) they have complied with and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the Units in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Goodwin Procter LLP, Boston, Massachusetts is acting as securities counsel for us in connection with this offering. The validity of the issuance of the shares of common stock offered by this prospectus will be passed upon for us by our counsel, McAfee & Taft A Professional Corporation, Oklahoma City, Oklahoma. The underwriters are being represented by DLA Piper LLP (US), Phoenix, Arizona in connection with this offering.

EXPERTS

The consolidated financial statements of Foundation Healthcare, Inc. and its subsidiaries as of December 31, 2013 and 2012, and for each of the years in the periods ended December 31, 2013 and 2012, and the consolidated financial statements of Graymark Healthcare, Inc. and subsidiaries as of December 31, 2012 and for the year then ended, included in this prospectus and registration statement have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their reports thereon included herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the securities to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities offered by this prospectus. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates and you may read the information in person free of charge. You may obtain information on the operation of the public reference rooms by calling the SEC at 1–800–SEC–0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

FOUNDATION HEALTHCARE, INC.

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$1,875,669	$4,212,076
Accounts receivable, net of allowances for doubtful accounts of $2,262,790 and $4,778,915, respectively	13,045,004	12,755,642
Receivables from affiliates	938,538	848,002
Supplies inventories	1,906,963	1,931,142
Prepaid and other current assets	9,038,400	4,302,885
Current assets from discontinued operations	165,030	518,629

Total current assets	26,969,604	24,568,376

Property and equipment, net	10,780,857	12,073,986
Equity method investments in affiliates	5,804,919	5,699,093
Intangible assets, net	10,110,886	11,138,621
Goodwill	973,927	973,927
Other assets	446,274	244,598
Other assets from discontinued operations	450,529	576,228

Total assets	$55,536,996	$55,274,829

LIABILITIES, PREFERRED NONCONTROLLING INTEREST AND SHAREHOLDERS’ DEFICIT
Liabilities:
Accounts payable	$10,288,809	$11,648,987
Accrued liabilities	5,829,474	4,114,915
Preferred noncontrolling interests dividends payable	193,069	195,411
Short term debt	630,478	5,664,827
Current portion of long-term debt	3,146,727	7,919,179
Other current liabilities	3,553,701	4,391,587
Current liabilities from discontinued operations	1,249,217	5,620,697

Total current liabilities	24,891,475	39,555,603

Long-term debt, net of current portion	25,511,099	10,031,732
Other liabilities	15,215,544	12,255,809
Other liabilities from discontinued operations	—	9,969

Total liabilities	65,618,118	61,853,113
Preferred noncontrolling interest	8,700,000	8,700,000
Commitments and contingencies (Note 9)
Foundation Healthcare shareholders’ deficit:
Preferred stock $0.0001 par value, 10,000,000 authorized; no shares issued and outstanding	—	—
Common stock $0.0001 par value, 500,000,000 shares authorized; 171,323,381 and 163,834,886 issued and outstanding, respectively	17,132	16,383
Paid-in capital	18,939,344	18,241,756
Accumulated deficit	(38,573,934)	(35,171,315)

Total Foundation Healthcare shareholders’ deficit	(19,617,458)	(16,913,176)
Noncontrolling interests	836,336	1,634,892

Total deficit	(18,781,122)	(15,278,284)

Total liabilities, preferred noncontrolling interest and shareholders’ deficit	$55,536,996	$55,274,829

See Accompanying Notes to Condensed Consolidated Financial Statements

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Operations

For the Three Months Ended June 30, 2014 and 2013

(Unaudited)

	2014	2013
Net Revenues:
Patient services	$19,909,721	$18,626,077
Provision for doubtful accounts	(875,574)	(1,090,563)

Net patient services revenue	19,034,147	17,535,514
Management fees from affiliates	1,434,769	1,787,621
Other revenue	1,610,651	2,321,984

Revenues	22,079,567	21,645,119
Equity in earnings of affiliates	895,767	1,837,146
Operating Expenses:
Salaries and benefits	7,094,381	6,457,281
Supplies	5,693,006	5,833,285
Other operating expenses	8,925,671	8,147,336
Depreciation and amortization	1,423,384	1,229,374

Total operating expenses	23,136,442	21,667,276

Other Income (Expense):
Interest expense, net	(503,759)	(556,103)
Other income (expense)	840	(89,849)

Net other (expense)	(502,919)	(645,952)

Income (loss) from continuing operations, before taxes	(664,027)	1,169,037
Benefit for income taxes	—	—

Income (loss) from continuing operations, net of taxes	(664,027)	1,169,037
Loss from discontinued operations, net of tax	(188,716)	—

Net income (loss)	(852,743)	1,169,037
Less: Net income attributable to noncontrolling interests	461,301	211,944

Net income (loss) attributable to Foundation Healthcare	(1,314,044)	957,093
Preferred noncontrolling interests dividends	(193,069)	(318,331)

Net income (loss) attributable to Foundation Healthcare common stock	$(1,507,113)	$638,762

Earnings per common share (basic and diluted):
Net income (loss) attributable to continuing operations attributable to Foundation Healthcare common stock	$(0.01)	$0.00
Loss from discontinued operations, net of tax	0.00	0.00

Net income (loss) per share, attributable to Foundation Healthcare common stock	$(0.01)	$0.00

Weighted average number of common and diluted shares outstanding	171,285,897	162,523,276

Pro forma income information (Note 3):
Pro forma provision for income taxes		$363,695
Pro forma net income attributable to Foundation Healthcare common stock		$593,398
Pro forma basic and diluted net income per share		$0.00

See Accompanying Notes to Condensed Consolidated Financial Statements

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2014 and 2013

(Unaudited)

	2014	2013
Net Revenues:
Patient services	$39,423,203	$34,486,737
Provision for doubtful accounts	(1,237,090)	(1,727,414)

Net patient services revenue	38,186,113	32,759,323
Management fees from affiliates	2,704,072	3,525,849
Other revenue	2,821,173	2,796,873

Revenues	43,711,358	39,082,045
Equity in earnings of affiliates	1,422,852	3,053,861
Operating Expenses:
Salaries and benefits	14,978,240	12,795,378
Supplies	10,634,377	10,334,225
Other operating expenses	18,154,125	15,903,357
Depreciation and amortization	2,884,301	2,346,061

Total operating expenses	46,651,043	41,379,021

Other Income (Expense):
Interest expense, net	(1,005,232)	(1,022,772)
Other income (expense)	840	3,158

Net other (expense)	(1,004,392)	(1,019,614)

Income (loss) from continuing operations, before taxes	(2,521,225)	(262,729)
Benefit for income taxes	852,005	—

Income (loss) from continuing operations, net of taxes	(1,669,220)	(262,729)
Loss from discontinued operations, net of tax	(501,038)	—

Net income (loss)	(2,170,258)	(262,729)
Less: Net income attributable to noncontrolling interests	846,223	(880,087)

Net income (loss) attributable to Foundation Healthcare	(3,016,481)	617,358
Preferred noncontrolling interests dividends	(386,138)	(599,207)

Net income (loss) attributable to Foundation Healthcare common stock	$(3,402,619)	$18,151

Earnings per common share (basic and diluted):
Net income (loss) attributable to continuing operations attributable to Foundation Healthcare common stock	$(0.02)	$0.00
Loss from discontinued operations, net of tax	0.00	0.00

Net income (loss) per share, attributable to Foundation Healthcare common stock	$(0.02)	$0.00

Weighted average number of common and diluted shares outstanding	169,318,636	162,523,276

Pro forma income information (Note 3):
Pro forma provision for income taxes		$234,596
Pro forma net income attributable to Foundation Healthcare common stock		$(216,445)
Pro forma basic and diluted net income per share		$0.00

See Accompanying Notes to Condensed Consolidated Financial Statements

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2014 and 2013

(Unaudited)

	2014	2013
Operating activities:
Net income (loss)	$(2,170,258)	$(262,729)
Less: Loss from discontinued operations, net of tax	(501,038)	—

Income from continuing operations	(1,669,220)	(262,729)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	2,884,301	2,346,061
Stock-based compensation, net of cashless vesting	698,337	—
Provision for doubtful accounts	1,237,090	1,727,414
Equity in earnings of affiliates	(1,422,852)	(3,053,861)
Changes in assets and liabilities -
Accounts receivable, net of provision for doubtful accounts	(1,526,452)	(4,430,322)
Receivables from affiliates	(90,536)	(763,329)
Supplies Inventories	24,179	(39,940)
Prepaid and other current assets	(4,735,515)	(387,398)
Other assets	(201,676)	—
Accounts payable	(1,360,178)	(67,654)
Accrued liabilities	1,714,559	3,435,092
Other current liabilities	(837,886)	—
Other liabilities	2,959,735	23,272

Net cash (used in) operating activities from continuing operations	(2,326,114)	(1,473,394)
Net cash (used in) operating activities from discontinued operations	(330,293)	—

Net cash (used in) operating activities	(2,656,407)	(1,473,394)

Investing activities:
Purchase of property and equipment	(563,436)	(2,897,420)
Distributions from affiliates	1,317,026	3,011,245

Net cash provided by (used in) investing activities from continuing operations	753,590	113,825
Net cash provided by investing activities from discontinued operations	—	—

Net cash provided by (used in) investing activities	753,590	113,825

Financing activities:
Debt proceeds	28,468,812	4,575,738
Debt payments	(22,796,246)	(2,976,299)
Preferred noncontrolling interests dividend	(388,481)	(776,644)
Distributions to noncontrolling interests	(1,644,779)	(37,446)
Distributions to member	—	(747,680)

Net cash provided by financing activities from continuing operations	3,639,306	37,669
Net cash (used in) financing activities from discontinued operations	(4,072,896)	—

Net cash provided by (used in) financing activities	(433,590)	37,669

Net change in cash and cash equivalents	(2,336,407)	(1,321,900)
Cash and cash equivalents at beginning of period	4,212,076	3,037,067

Cash and cash equivalents at end of period	$1,875,669	$1,715,167

Cash Paid for Interest and Income Taxes:
Interest expense	$1,162,072	$957,230
Interest expense, discontinued operations	$168,733	$—
Income taxes, continuing operations	$1,950,000	$—

See Accompanying Notes to Condensed Consolidated Financial Statements

FOUNDATION HEALTHCARE, INC.

Notes to Condensed Consolidated Financial Statements

For the Periods Ended June 30, 2014 and 2013

(Unaudited)

Note 1 – Nature of Business

Foundation Healthcare, Inc. (the “Company”) is organized under the laws of the state of Oklahoma and owns controlling and noncontrolling interests in surgical hospitals located in Texas. The Company also owns noncontrolling interests in ambulatory surgery centers (“ASCs”) located in Texas, Oklahoma, Pennsylvania, New Jersey, Maryland and Ohio. Additionally, the Company provides sleep testing management services to various rural hospitals in Iowa, Minnesota, Missouri, Nebraska and South Dakota under management contracts with the hospitals. The Company provides management services to a majority of the facilities that it has noncontrolling interests (referred to as “Affiliates”) under the terms of various management agreements.

Note 2 – Basis of Presentation

Reverse Acquisition – On July 22, 2013, the Company acquired Foundation Surgery Affiliates, LLC (“FSA”) and FSA’s consolidated variable interest entity, Foundation Surgical Hospital Affiliates, LLC (“FSHA”) (collectively referred to as “Foundation”). For accounting purposes, the acquisition of FSA was accounted for as a reverse acquisition and as a result, the Company’s historical operating results included in the accompanying consolidated financial statements for the periods prior to July 22, 2013 represent those of FSA. The historical financial statements of FSA have been adjusted for the effect of the recapitalization that occurred as a result of the reverse acquisition.

Going Concern and Management’s Plan – As of June 30, 2014, the Company had an accumulated deficit of $38.6 million, cash and cash equivalents of $1.9 and working capital of $2.1 million. During the six months ended June 30, 2014, the Company generated a net loss attributable to Foundation Healthcare of $3.0 million and used $2.3 million in cash flow from operating activities from continuing operations. On June 30, 2014, the Company completed a refinancing of substantially all of its outstanding indebtedness through the execution of the SNB Credit Facility. The SNB Credit Facility includes a Term Loan in the amount of $27.5 million and a Revolving Loan in the amount of $2.5 million (see Note 7 – Borrowings and Capital Lease Obligations).

As of June 30, 2014, the Company has $2.5 million available under the Revolving Loan. Management believes that the line of credit along with the Company’s cash on hand and projected cash flow from operations will provide the Company with enough liquidity to meet its cash requirements over the next 12 months. However, if the Company’s cash flows from operations do not meet or exceed management’s projections, the Company may need to raise additional funds through debt or equity financings. These uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – Summary of Significant Accounting Policies

For a complete list of the Company’s significant accounting policies, please see the Company’s Annual Report on Form 10-K for the year ending December 31, 2013.

Interim Financial Information – The condensed consolidated financial statements included herein are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial statements and in accordance with Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months and six months ended June 30, 2014 are not necessarily indicative of results that may be expected for the year ended December 31, 2014. The consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Form 10-K for the year ended December 31, 2013. The December 31, 2013 consolidated balance sheet was derived from audited financial statements.

Pro forma income information – Prior to July 22, 2013, FSA’s and FSHA’s member had elected to have FSA’s and FSHA’s income taxed as an S Corporation under provisions of the Internal Revenue Code and a similar section of the state income tax law. Therefore, taxable income or loss is reported to the individual member for inclusion in its tax returns and no provision for income taxes is included in the Company’s consolidated financial statements for periods prior to July 22, 2013. The pro forma income information provides an adjustment for income tax expense as if FSA and FSHA had been a C Corporation prior to July 22, 2013 at an assumed combined federal and state effective tax rate of 38%, which approximates the calculated statutory tax rates for the periods.

Consolidation – The accompanying consolidated financial statements include the accounts of the Company and its wholly owned, majority owned and controlled subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

The Company accounts for its investments in Affiliates in which the Company exhibits significant influence, but not control, in accordance with the equity method of accounting. The Company does not consolidate its equity method investments, but rather measures them at their initial costs and then subsequently adjusts their carrying values through income for their respective shares of the earnings or losses during the period. The Company monitors its investments for other-than-temporary impairment by considering factors such as current economic and market conditions and the operating performance of the companies and records reductions in carrying values when necessary.

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue recognition and accounts receivable – The Company recognizes revenues in the period in which services are performed. Accounts receivable primarily consist of amounts due from third-party payors and patients. The Company’s ability to collect outstanding receivables is critical to its results of operations and cash flows. Amounts the Company receives for treatment of patients covered by governmental programs such as Medicare and Medicaid and other third-party payors such as health maintenance organizations, preferred provider organizations and other private insurers are generally less than the Company’s established billing rates. Additionally, to provide for accounts receivable that could become uncollectible in the future, the Company establishes an allowance for doubtful accounts to reduce the carrying value of such receivables to their estimated net realizable value. Accordingly, the revenues and accounts receivable reported in the Company’s consolidated financial statements are recorded at the net amount expected to be received.

Contractual Discounts and Cost Report Settlements – The Company derives a significant portion of its revenues from Medicare, Medicaid and other payors that receive discounts from its established billing rates. The Company must estimate the total amount of these discounts to prepare its consolidated financial statements. The Medicare and Medicaid regulations and various managed care contracts under which these discounts must be calculated are complex and are subject to interpretation and adjustment. The Company estimates the allowance for contractual discounts on a payor-specific basis given its interpretation of the applicable regulations or contract terms. These interpretations sometimes result in payments that differ from the Company’s estimates. Additionally, updated regulations and contract renegotiations occur frequently, necessitating regular review and assessment of the estimation process by management. Changes in estimates related to the allowance for contractual discounts affect revenues reported in the Company’s accompanying consolidated statements of operations.

Cost report settlements under reimbursement agreements with Medicare, Medicaid and Tricare are estimated and recorded in the period the related services are rendered and are adjusted in future periods as final settlements are determined. There is a reasonable possibility that recorded estimates will change by a material amount in the near term. The estimated net cost report settlements due to the Company were $521,555 and $235,000 as of June 30, 2014 and December 31, 2013 respectively, and are included in prepaid and other current assets in the accompanying consolidated balance sheets. We adjusted our cost report estimate by $286,555 during the six months ended June 30, 2014 based on our final filed cost report for 2013 and an estimate of the 2014 cost report. The Company’s management believes that adequate provisions have been made for adjustments that may result from final determination of amounts earned under these programs.

Laws and regulations governing Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing that would have a material effect on the Company’s financial statements. Compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties and exclusion from the Medicare and Medicaid programs.

Provision and Allowance for Doubtful Accounts – To provide for accounts receivable that could become uncollectible in the future, the Company establishes an allowance for doubtful accounts to reduce the carrying value of such receivables to their estimated net realizable value. The primary uncertainty lies with uninsured patient receivables and deductibles, co-payments or other amounts due from individual patients.

The Company has an established process to determine the adequacy of the allowance for doubtful accounts that relies on a number of analytical tools and benchmarks to arrive at a reasonable allowance. No single statistic or measurement determines the adequacy of the allowance for doubtful accounts. Some of the analytical tools that the Company utilizes include, but are not limited to, the aging of accounts receivable, historical cash collection experience, revenue trends by payor classification, revenue days in accounts receivable, the status of claims submitted to third party payors, reason codes for declined claims and an assessment of the Company’s ability to address the issue and resubmit the claim and whether a patient is on a payment plan and making payments consistent with that plan. Accounts receivable are written off after collection efforts have been followed in accordance with the Company’s policies. During the Company’s normal quarterly review process at March 31, 2014, management determined that a portion of the accounts receivable related to personal injury cases at our FSH SA location had grown to a level requiring it to be analyzed as a distinct payor category. Based on the historical cash collection experience and other analytical measures as noted above, the allowance for doubtful accounts related to the personal injury cases was lowered by $1.0 million.

Due to the nature of the healthcare industry and the reimbursement environment in which the Company operates, certain estimates are required to record net revenues and accounts receivable at their net realizable values at the time products or services are provided. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available, which could have a material impact on the Company’s operating results and cash flows in subsequent periods. Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded.

The patient and their third party insurance provider typically share in the payment for the Company’s products and services. The amount patients are responsible for includes co-payments, deductibles, and amounts not covered due to the provider being out-of-network. Due to uncertainties surrounding deductible levels and the number of out-of-network patients, the Company is not certain of the full amount of patient responsibility at the time of service. The Company estimates amounts due from patients prior to service and generally collects those amounts prior to service. Remaining amounts due from patients are then billed following completion of service.

The activity in the allowance for doubtful accounts for the six months ending June 30, 2014 follows:

2014
Balance at beginning of period	$4,778,915
Provisions recognized as reduction in revenues	1,237,090
Write-offs, net of recoveries	(3,753,215)

Balance at end of period	$2,262,790

Cash and cash equivalents – The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. Certificates of deposit with original maturities of more than three months are also considered cash equivalents if there are no restrictions on withdrawing funds from the account.

Restricted Cash – As of June 30, 2014 and December 31, 2013, the Company had restricted cash of approximately $3.4 million and $0.7 million respectively, included in prepaid and other current assets in the accompanying consolidated balance sheets. The restricted cash at June 30, 2014 is related to the SNB Credit Facility (see Note 7 – Borrowings and Capital Lease Obligations) and represents the proceeds from the Term Loan that were not utilized as of June 30, 2014 to retire existing debt (“SNB Restricted Cash”). The SNB Restricted Cash can be utilized to complete the payoff of the remaining indebtedness of the Company and to pay federal and state income taxes. Use of the SNB Restricted Cash must be approved by Bank SNB. The restricted cash at December 31, 2013 was pledged as collateral against debt that was paid-off from the proceeds of the SNB Credit Facility.

Goodwill and Intangible Assets – The Company evaluates goodwill for impairment at least on an annual basis and more frequently if certain indicators are encountered. Goodwill is to be tested at the reporting unit level, defined as an ASC or hospital (referred to as a component), with the fair value of the reporting unit being compared to its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered to be impaired. The Company will complete its annual impairment test in December 2014.

Intangible assets other than goodwill which include physician membership interests, service contracts and covenants not to compete are amortized over their estimated useful lives using the straight line method. The remaining lives range from five to ten years. The Company evaluates the recoverability of identifiable intangible asset whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable.

Net income (loss) per share – Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted during the period. Dilutive securities having an anti-dilutive effect on diluted loss per share are excluded from the calculation.

Recently Adopted and Recently Issued Accounting Guidance

Adopted Guidance

In February 2013, the FASB issued changes to the accounting for obligations resulting from joint and several liability arrangements. These changes require an entity to measure such obligations for which the total amount of the obligation is fixed at the reporting date as the sum of (i) the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors, and (ii) any additional amount the reporting entity expects to pay on behalf of its co-obligors. An entity will also be required to disclose the nature and amount of the obligation as well as other information about those obligations. Examples of obligations subject to these requirements are debt arrangements and settled litigation and judicial rulings. These changes become effective for the Company on January 1, 2014. Management has determined that the adoption of these changes did not have an impact on the Company’s consolidated financial statements, as the Company does not currently have any such arrangements.

In July 2013, the FASB issued changes to the presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. These changes require an entity to present an unrecognized tax benefit as a liability in the financial statements if (i) a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position, or (ii) the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset to settle any additional income taxes that would result from the disallowance of a tax position. Otherwise, an unrecognized tax benefit is required to be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. Previously, there was diversity in practice as no explicit guidance existed. These changes become effective for the Company on January 1, 2014. Management has determined that the adoption of these changes did not have a significant impact on the Company’s consolidated financial statements.

Issued Guidance

In April 2014, the FASB issued changes to the reporting of discontinued operations and disclosures of disposals of components of an entity. The amendments change the criteria for reporting discontinued operations while enhancing disclosures in this area. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. Additionally, the new guidance requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income and expenses of discontinued operations. The amendments are effective prospectively for all disposals (or classifications as held for sale) of components of an entity, and for all businesses that, on acquisition, are classified as held for sale that occur within annual periods beginning on or after December 15, 2014, and interim periods within those years. The Company is currently evaluating the new guidance to determine the impact it may have to its consolidated financial statements.

In May 2014, the FASB issued changes to the recognition of revenue from contracts with customers. These changes created a comprehensive framework for all entities in all industries to apply in the determination of when to recognize revenue, and, therefore, supersede virtually all existing revenue recognition requirements and guidance. This framework is expected to result in less complex guidance in application while providing a consistent and comparable methodology for revenue recognition. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this principle, an entity should apply the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract(s), (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract(s), and (v) recognize revenue when, or as, the entity satisfies a performance obligation. These changes become effective for the Company on January 1, 2017. Management is currently evaluating the potential impact of these changes on the Company’s consolidated financial statements.

Note 4 – Reverse Acquisition

On July 22, 2013, the Company acquired FSA and FSA’s consolidated variable interest entity, FSHA, from Foundation Healthcare Affiliates, LLC (“FHA”) pursuant to an Amended and Restated Membership Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company (i) issued to FHA 114,500,000 shares of its common stock, (ii) issued to FHA a demand promissory note in the principal amount of $2.0 million, and (iii) assumed certain liabilities and obligations of FHA totaling approximately $2.0 million.

For accounting purposes, the acquisition of FSA was accounted for as a reverse acquisition and as a result, the Company’s historical operating results included in the accompanying condensed consolidated financial statements for the periods prior to July 22, 2013 represent those of FSA. The historical financial statements of FSA have been adjusted for the effect of the recapitalization that occurred as a result of the reverse acquisition.

The acquisition of Foundation was based on management’s belief that Foundation’s acquisition and development strategy and operating model will enable the Company to grow by taking advantage of highly-fragmented markets, an increasing demand for short stay surgery and a need by physicians to forge strategic alliances to meet the needs of the evolving healthcare landscape while also shaping the clinical environments in which they practice.

Simultaneous with and subject to the reverse acquisition, the Company issued 13,333,333 shares of common stock to purchase a $6.0 million participation in the credit facility owed by the Company to Arvest Bank (see Note 5 – Discontinued Operations for more information) and 17,970,295 shares of common stock to Mr. Roy T. Oliver, one of our greater than 5% shareholders and affiliates, for full satisfaction of debt owed to Mr. Oliver totaling $8,136,390. Since the completion of the reverse acquisition was subject to these transactions, they have been recorded as part of the reverse acquisition.

Since FSA is deemed to be the accounting acquirer, the reverse acquisition was recorded by allocating the purchase price of the acquisition to the assets acquired, including intangible assets and liabilities assumed, from the legacy business of Graymark Healthcare, Inc. (“Graymark”), based on their estimated fair values at the acquisition date. The excess of the cost of the acquisitions over the net amounts assigned to the estimated fair value of the assets acquired, net of liabilities assumed, was recorded as goodwill, none of which is anticipated to be tax deductible.

The fair value of the total consideration issued in the reverse acquisition amounted to $17.4 million and included $13.4 million for the issuance of the Company’s common stock to FHA, Arvest Bank and Mr. Oliver, $2.0 million for the promissory note issued to FHA and $2.0 million for the debt obligations and liabilities assumed from FHA.

The final purchase allocation for the reverse acquisition is presented in the table below:

Graymark
Assets acquired
Cash and cash equivalents	$68,170
Accounts receivable	249,333
Current assets from discontinued operations	1,360,143
Other current assets	198,976

Total current assets	1,876,622
Property and equipment	1,389,169
Intangible assets	2,733,000
Goodwill	21,864,781
Other assets	252,528
Other assets from discontinued operations	1,224,140

Total assets acquired	$29,340,240

Liabilities assumed
Accounts payable and accrued liabilities	$2,899,823
Short term debt	2,000,000
Current portion of long term debt	714,711
Current liabilities from discontinued operations	7,375,521

Total current liabilities	12,990,055
Long term debt	742,385
Other liabilities	305,969
Other liabilities from discontinued operations	1,362,957

Total liabilities assumed	15,401,366

Net assets acquired	$13,938,874

During the six months ended June 30, 2013, the Company incurred $138,542 in expenses related to the reverse acquisition. The expenses incurred related primarily to legal fees related to the Purchase Agreement and structure of the transaction and professional fees related to the audits of the 2012 and 2011 consolidated financial statements of FSA.

The amounts of acquisition revenues and earnings included in the Company’s consolidated statements of operations for the six months ended June 30, 2014, and the revenue and earnings of the combined entity had the reverse acquisition date for Graymark been January 1, 2013 are as follows:

				Attributable to Foundation
	Revenue	Loss From Continuing Operations	Net Loss	Net Loss	Net Loss Per Share
Actual:
From 1/1/2014 to 6/30/2014	$1,036,089	$(2,633,975)	$(2,909,171)	$(2,909,171)	$(0.02)
Supplemental Pro Forma:
From 1/1/2013 to 6/30/2013	$44,993,767	$(5,959,633)	$(4,606,396)	$(3,594,748)	$(0.21)

The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of that time, nor is it intended to be a projection of future results.

Note 5 – Discontinued Operations

Prior to the reverse acquisition, Graymark committed to a plan to divest of or close certain sleep diagnostic and sleep therapy locations. The decision was based on a combination of the financial performance of the facilities and the shift in focus to the business model of Foundation. As a result of the pending closure or sale of these locations, the related assets, liabilities, results of operations and cash flows were classified as discontinued operations which were acquired by the Company in the reverse acquisition.

Under the plan, from July 2013 to October 2013, the Company closed or sold 24 sleep diagnostic locations including both IDTF and contracted locations in Georgia, Iowa, Kansas, Missouri, Nevada, Oklahoma and Texas and 5 sleep therapy locations in Iowa, Kansas, Nevada, Oklahoma and Texas.

As part of the reverse acquisition, the Company acquired the special charge liability of $475,570 related to the estimated closing costs resulting from the plan to sell or close the sleep diagnostic and therapy locations. For the six month period ended June 30, 2014, the activity in the acquired accruals for restructuring charges established for lease termination costs were as follows:

Lease Termination Cost
Balance at December 31, 2013	$78,235
Adjustments	139,940
Cash Payments	(20,575)

Balance at June 30, 2014	$197,600

Adjustments to the special charge liability include changes to estimated settlements or other changes to the liabilities. Additional charges or adjustments may be recorded in future periods dependent upon the Company’s ability to sub-lease or otherwise mitigate future lease costs at closed facilities.

The operating results of the discontinued sleep diagnostic and therapy locations and the Company’s other discontinued operations for the six month period ended June 30, 2014 are summarized below:

2014
Revenue	$123,728

Net loss before taxes	(692,462)
Income tax benefit	191,424

Net loss from discontinued operations, net of tax	$(501,038)

The balance sheet items for discontinued operations are summarized below:

	June 30, 2014	December 31, 2013
Cash and cash equivalents	$—	$49,252
Accounts receivable, net of allowances	—	222,943
Inventories	—	1,893
Other current assets	165,030	244,541

Total current assets	165,030	518,629
Fixed assets, net	300,529	426,228
Other assets	150,000	150,000

Total non-current assets	450,529	576,228

Total assets	$615,559	$1,094,857

Payables and accrued liabilities	$1,249,217	$1,557,771
Short-term debt	—	3,994,932
Current portion of long-term debt	—	67,994

Total current liabilities	1,249,217	5,620,697
Long-term debt, net of current portion	—	9,969

Total liabilities	$1,249,217	$5,630,666

The Company’s borrowings and capital lease obligations included in discontinued operations are as follows:

	June 30, 2014	December 31, 2013
Short-term Debt
Arvest bank	$—	$3,994,932
Long-term Debt
Sleep center notes payable	—	28,723
Equipment capital leases	—	49,389

Total	—	78,112
Less: Current portion of long term debt	—	(68,143)

Long-term debt	$—	$9,969

On June 30, 2014, the Company completed a refinancing of substantially all its outstanding indebtedness through the execution of the SNB Credit Facility. The SNB Credit Facility includes a Term Loan in the amount of $27.5 million and a Revolving Loan in the amount of $2.5 million (see Note 7 – Borrowings and Capital Lease Obligations). A portion of the proceeds from the Term Loan were used to refinance the full amount of the Company’s indebtedness previously included in discontinued operations.

Note 6 – Goodwill and Other Intangibles

Changes in the carrying amount of goodwill are as follows:

	Gross Amount	Accumulated Impairment Loss	Net Carrying Value
December 31, 2013	$23,019,309	$(22,045,382)	$973,927
June 30, 2014	$23,019,309	$(22,045,382)	$973,927

Goodwill and intangible assets with indefinite lives must be tested for impairment at least once a year. Carrying values are compared with fair values, and when the carrying value exceeds the fair value, the carrying value of the impaired asset is reduced to its fair value. The Company tests goodwill for impairment on an annual basis in the fourth quarter or more frequently if management believes indicators of impairment exist. The performance of the test involves a two-step process. The first step of the impairment test involves comparing the fair values of the applicable reporting units with their aggregate carrying values, including goodwill. The Company generally determines the fair value of its reporting units using the income approach methodology of valuation that includes the discounted cash flow method as well as other generally accepted valuation methodologies. If the carrying amount of a reporting unit exceeds the reporting unit’s fair value, the Company performs the second step of the goodwill impairment test to determine the amount of impairment loss. The second step of the goodwill impairment test involves comparing the implied fair value of the affected reporting unit’s goodwill with the carrying value of that goodwill.

The goodwill associated with the reverse acquisition was $21.9 million. The Company then determined the projected cash flows from the continuing operations of the legacy Graymark business were not sufficient to support the recorded goodwill. The Company evaluated the fair value of the goodwill subsequent to the reverse acquisition and determined the acquired goodwill was fully-impaired.

Changes in the carrying amount of intangible assets during the six months ended June 30, 2014 were as follows:

	Carrying	Accumulated
	Amount	Amortization	Net
December 31, 2013	$14,524,500	$(3,385,879)	$11,138,621
Amortization	—	(1,027,735)	(1,027,735)

June 30, 2014	$14,524,500	$(4,413,614)	$10,110,886

Intangible assets as of June 30, 2014 and December 31, 2013 include the following:

		June 30, 2014			December 31, 2013 Net
	Useful	Carrying	Accumulated
	Life (Years)	Value	Amortization	Net
Management fee contracts	6 - 8	$3,498,500	$(1,952,472)	$1,546,028	$1,763,463
Non-compete	5	2,027,000	(646,444)	1,380,556	1,583,256
Physician memberships	7	6,468,000	(1,540,000)	4,928,000	5,390,000
Trade Name	5	381,000	(71,882)	309,118	347,218
Service Contracts	10	2,150,000	(202,816)	1,947,184	2,054,684

		$14,524,500	$(4,413,614)	$10,110,886	$11,138,621

Amortization expense for the three months ended June 30, 2014 and 2013 was $513,868 and $446,218 respectively. Amortization expense for the six months ended June 30, 2014 and 2013 was $1,027,735 and $896,960 respectively. Amortization expense for the next five years related to these intangible assets is expected to be as follows:

Twelve months ended June 30,
2015	$2,055,474
2016	2,055,474
2017	2,055,474
2018	1,618,673
2019	1,145,607
Thereafter	1,180,184

Note 7 – Borrowings and Capital Lease Obligations

The Company’s short-term debt obligations are as follows:

	Rate (1)	June 30, 2014	December 31, 2013
Note payable - Legacy		$—	$2,814,027
Note payable - S&H leasing		—	1,865,600
Note payable - working capital		—	800,000
Insurance premium financings	3.9 - 4.8%	583,663	101,135
Note payable - Medicare cost report	10.1%	46,815	84,065

Short-term debt		$630,478	$5,664,827

(1)	Effective rate as of June 30, 2014

The Company’s long-term debt and capital lease obligations are as follows:

	Rate (1)	Maturity Date	June 30, 2014	December 31, 2013
Senior Lender:
Note payable	4.4%	Jul. 2021	$27,500,000	$—
Other Lenders:
Line of credit			—	896,000
Notes payable - working capital			—	3,715,088
Note payable - equity investments			—	3,270,427
Note payable - management agreements			—	640,466
Note payable - assumption			—	146,857
Note payable - preferred interest redemption			—	5,100,000
Note payable - settlements	5.25 - 5.75%	Apr. 2016 - Jan. 2018	232,787	1,189,725
Note payable - THE	4.6 - 8.0%	Jan. 2015 - Feb. 2016	233,252	311,149
Notes payable - physician partners			—	103,604
Notes payable - acquisition	6.0%	Dec. 2014 - Oct. 2015	78,355	99,610
Capital Lease Obligations	5.5 - 9.1%		613,432	2,477,985

Total			28,657,826	17,950,911
Less: Current portion of long-term debt			(3,146,727)	(7,919,179)

Long-term debt			$25,511,099	$10,031,732

(1)	Effective rate as of June 30, 2014

SNB Credit Facility

Effective June 30, 2014, we entered into a Loan Agreement with Bank SNB, National Association, and Texas Capital Bank, together referred to as Lenders and collectively the agreement is referred to as the SNB Credit Facility. The SNB Credit Facility was used to consolidate substantially all of our and our subsidiaries’ debt in the principal amount of $27.5 million, which we refer to as the Term Loan, and provides for an additional revolving loan in the amount of $2.5 million, which we refer to as the Revolving Loan. As of June 30, 2014 we have not drawn funds from the Revolving Loan. We have also entered into a number of ancillary agreements in connection with the SNB Credit Facility, including deposit account control agreements, subsidiary guarantees, security agreements and promissory notes.

Maturity Dates. The Term Loan matures on June 30, 2021 and the Revolving Loan matures on June 30, 2016.

Interest Rates. The interest rate for the Term Loan and Revolving Loan is 30-day LIBOR plus the Applicable Margins based on our Senior Debt Ratio, as defined. The Applicable Margins are as follows:

	Applicable Margin
Senior Debt Ratio	Revolving Loan	Term Loan
≥ 2.5x	3.75%	4.25%
< 2.5x, but ≥ 2.0x	3.25%	3.75%
< 2.0 x	2.75%	3.25%

The Applicable Margins are established at 3.75% for the Revolving Loan and 4.25% for the Term Loan through December 31, 2014. Subsequent to December 31, 2014, the Applicable Margins will be adjusted on a quarterly basis based on our senior debt ratio. The Senior Debt Ratio is calculated by dividing all of our indebtedness, including capital leases, which is secured by a lien or security interest in any of our assets by our EBITDA for the preceding four fiscal quarters. EBITDA is defined in the SNB Credit Facility as our net income calculated before interest expense, provision for income taxes, depreciation and amortization expenses, stock compensation, gains arising from the write-up of assets, extraordinary gains and any one-time expenses approved by Bank SNB.

Interest and Principal Payments. We are required to make quarterly payments of principal and interest on the Term Loan. The first four quarterly payments on the Term Loan will be $875,000 plus all accrued and unpaid interest. Each subsequent quarterly payment will be $1,000,000 plus all accrued and unpaid interest. We are required to make quarterly payments on the Revolving Loan equal to the accrued and unpaid interest. All unpaid principal and interest on the Term Loan and Revolving Loan must be paid on the respective maturity dates of June 30, 2021 and June 30, 2016.

Permitted Acquisitions. We must obtain the Lenders approval for any acquisition, merger or consolidation in which the consideration paid for the acquisition, merger or consolidation is in excess of $1 million or for any acquisition, merger or consolidation in which the target entity’s operating income for the preceding 12 month period is less than zero.

Mandatory Prepayments. If we sell any assets in excess of $100,000 or collectively sell any assets in a 12 month period in excess of $100,000, we must make a prepayment equal to the net proceeds of the asset sale(s). If we receive proceeds from a debt or equity offering that is not used for a permitted acquisition over a 12 month period following the offering or for repayment of our preferred noncontrolling interests, we must make a prepayment equal to the net proceeds of the debt or equity offering. Subsequent to the completion of our annual audited financial statements, we must make a prepayment equal to 30% of our Excess Cash Flow which is defined as the amount of EBITDA (as defined in the SNB Credit Facility) for the fiscal year that exceeds the sum of debt service payments plus capital expenditures plus cash payments for federal, state and local income taxes, plus distributions made by our Equity Owned Hospitals to persons other than us.

Voluntary Prepayments. We may prepay amounts under the Term Loan at any time provided that we are required to pay a prepayment penalty of 2% of the amount prepaid if payment is made prior to the first anniversary, 1.5% if the prepayment is made after the first anniversary but prior to the second anniversary and 1% if the prepayment is made after the second anniversary but prior to the maturity date. We may prepay amounts under the Revolving Loan at any time without penalty.

Guaranties. Each of our direct or indirect wholly-owned subsidiaries jointly and severally and unconditionally guaranty payment of our obligations owed to Lenders.

Financial Covenants:

Senior Debt Ratio. We must maintain a Senior Debt Ratio not in excess of 3.00 to 1.00 as of the end of each fiscal quarter beginning with the quarter ending September 30, 2014.

Senior Debt Service Coverage Ratio. We must maintain a Senior Debt Service Coverage Ratio of not less than 1.30 to 1.00 as of the end of each fiscal quarter beginning with the quarter ending September 30, 2014. The Senior Debt Service Coverage ratio is the ratio of EBITDA (as defined in the SNB Credit Facility) for the preceding four fiscal quarters minus cash payments for federal, state and local taxes, minus capital expenditures to our debt service payments for the same period.

Adjusted Senior Debt Service Coverage Ratio. We must maintain an Adjusted Senior Debt Service Coverage Ratio of not less than 1.05 to 1.00 as of the end of each fiscal quarter beginning with the quarter ending September 30, 2014. The Adjusted Senior Debt Service Coverage Ratio is the ratio of EBITDA (as defined in the SNB Credit Facility) for the preceding four fiscal quarters minus cash payments for federal, state and local taxes, minus capital expenditures, plus distributions made to our preferred noncontrolling interest holders, plus distributions made by our Equity Owned Hospitals to persons other than us to our debt service payments for the same period.

Minimum EBITDA. We must have EBITDA of not less than $2 million for the fiscal quarter ended on June 30, 2014. The Company’s EBITDA adjusted for certain onetime expenses, which were approved by Bank SNB, was in excess of $2 million.

Annualized EBITDA. Until June 30, 2015 and for purposes of calculating compliance with the financial covenants in SNB Credit Facility, EBITDA shall be determined by annualizing EBITDA for the fiscal quarter ending on September 30, 2014 and each quarter that has elapsed thereafter.

Restrictions on Indebtedness. We and our Equity Owned Hospitals are not allowed to create any indebtedness other than indebtedness for the purchase of fixed assets not exceeding $500,000 in any fiscal year, trade payables incurred in the ordinary course of business and not past due, contingent obligations and unsecured indebtedness not exceeding $100,000 in the aggregate at any time outstanding.

Use of Proceeds. All proceeds of the Term Loan were used solely for the refinancing of existing indebtedness. The proceeds of the Revolving Loan will be used for working capital.

Collateral. Payment and performance of our obligations under the SNB Credit Facility are secured in general by all of our assets.

Defaults and Remedies. In addition to the general defaults of failure to perform our obligations under the Loan Agreement, events of default also include the occurrence of a change in control, as defined, and the loss of our Medicare or Medicaid certification, collateral casualties, entry of a judgment of $150,000 or more, failure of first liens on collateral and the termination of any of our management agreements that represent more than 10% of our management fees for the preceding 18 month period. In the event of a monetary default, all of our obligations due under the SNB Credit Facility shall become immediately due and payable. In the event of a non-monetary default, we have 10 days or in some cases three days to cure before Bank SNB has the right to declare our obligations due under the SNB Credit Facility immediately due and payable.

At June 30, 2014, future maturities of long-term debt were as follows:

Twelve months ended June 30:
2015	$3,146,727
2016	4,226,915
2017	4,209,171
2018	4,052,562
2019	4,022,451
Thereafter	9,000,000

Note 8 – Preferred Noncontrolling Interests

During 2013, the Company’s wholly-owned subsidiary, Foundation Health Enterprises, LLC (“FHE”) completed a private placement offering of $9,135,000. The offering was comprised of 87 units (“FHE Unit” or “preferred noncontrolling interest”). Each FHE Unit was offered at $105,000 and entitled the purchaser to one (1) Class B membership interest in FHE, valued at $100,000, and 10,000 shares of the Company’s common stock, valued at $5,000. The total consideration of $9,135,000 was comprised of $8,700,000 attributable to the preferred noncontrolling interest and $435,000 attributable to the 870,000 shares of the Company’s common stock.

The FHE Units provide for a cumulative preferred annual return of 9% on the amount allocated to the Class B membership interests. The FHE Units will be redeemed by FHE in four annual installments beginning in July 2014. The first three installments shall be in the amount of $10,000 per FHE Unit and the fourth installment will be in the amount of the unreturned capital contribution and any undistributed preferred distributions. The FHE Units are convertible at the election of the holder at any time prior to the complete redemption into restricted common shares of the Company at a conversion price of $2.00 per share. Since the FHE Units have a redemption feature and a conversion feature which the Company determined to be substantive, the preferred noncontrolling interests has been recorded at the mezzanine level in the accompanying consolidated balance sheets and the corresponding dividends are recorded as a reduction of accumulated deficit.

Note 9 – Commitments and Contingencies

Legal claims – The Company is exposed to asserted and unasserted legal claims encountered in the normal course of business, including claims for damages for personal injuries, medical malpractice, breach of contracts, wrongful restriction of or interference with physicians’ staff privileges and employment related claims. In certain of these actions, plaintiffs request payment for damages, including punitive damages that may not be covered by insurance. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the operating results or the financial position of the Company. There were no settlement expenses during the six months ended June 30, 2014 and 2013 related to the Company’s ongoing unasserted legal claims.

Self-insurance – Effective January 1, 2014, the Company began using a combination of insurance and self-insurance for employee-related healthcare benefits. The self-insurance liability is determined actuarially, based on the actual claims filed and an estimate of incurred but not reported claims. Self-insurance reserves as of June 30, 2014 were $484,764 and are included in accrued liabilities in the accompanying consolidated balance sheets.

Note 10 – Fair Value Measurements

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability (i.e., an exit price) in the principal or most advantageous market in an orderly transaction between market participants. In determining fair value, the accounting standards established a three-level hierarchy that distinguishes between (i) market data obtained or developed from independent sources (i.e., observable data inputs) and (ii) a reporting entity’s own data and assumptions that market participants would use in pricing an asset or liability (i.e., unobservable data inputs). Financial assets and financial liabilities measured and reported at fair value are classified in one of the following categories, in order of priority of observability and objectivity of pricing inputs:

•	Level 1 – Fair value based on quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Fair value based on significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data.

•	Level 3 – Fair value based on prices or valuation techniques that require significant unobservable data inputs. Inputs would normally be a reporting entity’s own data and judgments about assumptions that market participants would use in pricing the asset or liability.

The fair value measurement level for an asset or liability is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

Recurring Fair Value Measurements: The carrying value of the Company’s financial assets and financial liabilities is their cost, which may differ from fair value. The carrying value of cash held as demand deposits, money market and certificates of deposit, accounts receivable, short-term borrowings, accounts payable and accrued liabilities approximated their fair value. At June 30, 2014, the fair value of the Company’s long-term debt, including the current portion was determined to be approximately equal to its carrying value.

Nonrecurring Fair Value Measurements: During the six months ended June 30, 2014, the Company did not have any assets or liabilities recorded using nonrecurring fair value measurements.

Note 11 – Real Estate Transaction

On March 1, 2014, the Company executed a 15 year master lease on the building occupied by the Company’s hospital subsidiary in San Antonio, Texas for an annual rent of $2.3 million with annual escalations of 3%. The current lease income on the underlying sub-lease is approximately $2.1 million per year which includes the rent paid by FBH SA. The master lease is an operating lease. In conjunction with the master lease and certain other agreements with the landlord, the Company received $4.1 million at the time of the lease. Given the disparity between the annual rent expense under the master lease and the rental income of the underlying sub-lease, the cash received at the execution of the lease was deferred and will be recorded on a straight-line basis as a reduction in the rent expense under the master lease.

Note 12 – Related Party Transactions

Effective June 1, 2014, the Company’s hospital subsidiary located in El Paso, Texas entered into a sublease agreement with The New Sleep Lab International, Ltd., referred to as New Sleep. New Sleep is controlled by Dr. Robert Moreno, one of our Directors. The sublease with New Sleep calls for monthly rent payments of $8,767 and the sublease expires on November 30, 2018. The space subleased from New Sleep will be sublet to physician partners and casual uses of our hospital and is located in a building that also houses one of our imaging facilities. During the six months ended June 30, 2014, the Company incurred approximately $8,767 in lease expense under the terms of the lease.

As of June 30, 2014, the Company had $0.9 million on deposit at Valliance Bank. Valliance Bank is controlled by Mr. Roy T. Oliver, one of our greater than 5% shareholders and affiliates. In addition, the Company was obligated to Valliance Bank under certain notes payable totaling $5.9 million at December 31, 2013. On June 30, 2014, the notes were paid in full from the proceeds of the SNB Credit facility. The interest rates on the notes ranged from 5% to 10%. A non-controlling interest in Valliance Bank is held by Mr. Joseph Harroz, Jr., a director of the Company. Mr. Stanton Nelson, the Company’s Chief Executive Officer and Mr. Harroz also serve as directors of Valliance Bank.

In October 2013, the Company completed a private placement offering $9,135,000 (see Note 8 – Preferred Noncontrolling Interests for additional information). The offering was comprised of 87 FHE Units. Each FHE Unit was offered at $105,000 and entitled the purchaser to one (1) Class B membership interest in FHE, valued at $100,000, and 10,000 shares of the Company’s common stock, valued at $5,000. Mr. Stanton Nelson, the Company’s chief executive officer, purchased 5 FHE units for $525,000.

The Company occupies office space subject to a lease agreement with City Place, LLC (“City Place”). Under the lease agreement, the Company pays monthly rent of $17,970 until June 30, 2014; $0.00 from July 1, 2014 to January 31, 2015 and $17,970 from February 1, 2015 to March 31, 2017 plus additional payments for allocable basic expenses of City Place; the lease expires on March 31, 2017. A non-controlling interest in City Place is held by Roy T. Oliver, one of the Company’s greater than 5% shareholders and affiliates. During the six months ended June 30, 2014, the Company incurred approximately $47,000 in lease expense under the terms of the lease.

As of June 30, 2014 and December 31, 2013, the Company has obligations of $1.4 million that are owed to FHA and certain real estate subsidiaries and affiliates of FHA related to transactions that occurred prior to the Foundation acquisition in July 2013. The amounts owed to FHA and FHA affiliates are included in other liabilities on the accompanying consolidated balance sheets.

The Company has entered into agreements with certain of its Affiliate ASCs and hospitals to provide management services. As compensation for these services, the surgery centers and hospitals are charged management fees which are either fixed or are based on a percentage of the Affiliates cash collected or the Affiliates net revenue. The percentages range from 2.25% to 6.0%.

Note 13 – Subsequent Events

Management evaluated all activity of the Company and concluded that no material subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements, except as noted below:

During July 2014, the Company utilized approximately $0.5 million of the SNB Restricted Cash to complete the payoff of certain indebtedness that was outstanding at June 30, 2014.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee, Board of Directors,

    and Shareholders of Foundation Healthcare, Inc.

We have audited the accompanying consolidated balance sheets of Foundation Healthcare, Inc. and subsidiaries (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, shareholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Foundation Healthcare, Inc. and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had insufficient working capital as of December 31, 2013 to fund anticipated working capital needs over the next twelve months. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hein & Associates LLP

Denver, Colorado

March 31, 2014

FOUNDATION HEALTHCARE, INC.

Consolidated Balance Sheets

As of December 31, 2013 and 2012

	2013	2012
ASSETS
Cash and cash equivalents	$4,212,076	$3,037,067
Accounts receivable, net of allowance for doubtful accounts of $4,778,915 and $1,659,337, respectively	12,755,642	6,849,055
Receivables from affiliates	848,002	1,045,485
Supplies inventories	1,931,142	1,943,284
Deferred tax assets	2,118,637	—
Prepaid and other current assets	2,184,248	1,903,486
Current assets from discontinued operations	518,629	—

Total current assets	24,568,376	14,778,377

Property and equipment, net	12,073,986	9,403,853
Equity method investments in affiliates	5,699,093	7,013,611
Intangible assets, net	11,138,621	10,270,858
Goodwill	973,927	1,154,528
Other assets	244,598	126,559
Other assets from discontinued operations	576,228	—

Total assets	$55,274,829	$42,747,786

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Liabilities:
Accounts payable	$11,648,987	$10,596,333
Accrued liabilities	4,114,915	5,585,180
Income taxes payable	3,564,455	—
Preferred noncontrolling interests dividends payable	195,411	3,549,670
Short-term debt	5,664,827	2,007,597
Current portion of long-term debt	7,919,179	5,971,339
Other current liabilities	827,132	—
Current liabilities from discontinued operations	5,620,697	—

Total current liabilities	39,555,603	27,710,119

Long-term debt, net of current portion	10,031,732	11,532,751
Deferred tax liabilities	2,604,879	—
Other liabilities	9,650,930	5,773,638
Other liabilities from discontinued operations	9,969	—

Total liabilities	61,853,113	45,016,508
Preferred noncontrolling interests	8,700,000	11,072,465
Commitments and contingencies (Note 12)
Foundation Healthcare shareholder’s deficit:
Preferred stock $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.0001 par value, 500,000,000 shares authorized; 163,834,886 and 162,523,276 shares issued and outstanding, respectively	16,383	16,252
Paid-in capital	18,241,756	3,437,219
Accumulated deficit	(35,171,315)	(14,744,688)

Total Foundation Healthcare shareholders’ deficit	(16,913,176)	(11,291,217)
Noncontrolling interests	1,634,892	(2,049,970)

Total deficit	(15,278,284)	(13,341,187)

Total liabilities, preferred noncontrolling interests and shareholders’ deficit	$55,274,829	$42,747,786

See Accompanying Notes to Consolidated Financial Statements

FOUNDATION HEALTHCARE, INC.

Consolidated Statements of Operations

For the Years Ended December 31, 2013 and 2012

	2013	2012
Revenues:
Patient services	$79,954,593	$38,240,925
Management fees from affiliates	6,514,089	7,945,061
Equity in earnings of affiliates	5,885,188	6,927,466
Other revenue	4,545,608	828,471
Provision for doubtful accounts	(3,755,035)	(966,420)

Revenues	93,144,443	52,975,503
Operating Expenses:
Salaries and benefits	28,244,950	15,659,561
Supplies	22,871,118	11,114,752
Other operating expenses	32,916,003	18,467,864
Impairment of goodwill	21,864,781	—
Impairment of equity investment in affiliate	1,640,389	200,000
Depreciation and amortization	5,093,246	2,593,969

Total operating expenses	112,630,487	48,036,146
Other Income (Expense):
Interest expense, net	(2,171,327)	(1,263,797)
Loss on sale of equity investments in affiliates	—	(173,499)
Other income (expense)	144,776	273,699

Net other (expense)	(2,026,551)	(1,163,597)

Income (loss) from continuing operations, before taxes	(21,512,595)	3,775,760
Provision for income taxes	(814,513)	—

Income (loss) from continuing operations, net of taxes	(22,327,108)	3,775,760
Loss from discontinued operations, net of tax	(839,238)	—
Extraordinary gain attributable to Foundation Healthcare, net of tax	4,833,715	—
Extraordinary gain attributable to noncontrolling interests	3,273,524	—

Net income (loss)	(15,059,107)	3,775,760
Less: Net income attributable to noncontrolling interests	4,345,417	46,867

Net income (loss) attributable to Foundation Healthcare	(19,404,524)	3,728,893

Preferred noncontrolling interests dividends	(1,022,103)	(1,274,985)

Net income (loss) attributable to Foundation Healthcare common stock	$(20,426,627)	$2,453,908

Earnings per common share (basic and diluted):
Net income (loss) from continuing operations attributable to Foundation Healthcare common stock	$(0.15)	$0.02
Loss from discontinued operations, net of tax	(0.01)	—
Extraordinary gain, attributable to Foundation Healthcare, net of tax	0.03	—

Net income (loss) per share, attributable to Foundation Healthcare common stock	$(0.13)	$0.02

Weighted average number of common and diluted shares outstanding	162,930,125	162,523,276

Pro forma income information (Note 3):
Pro forma provision for income taxes	$(914,350)	$(1,434,789)
Pro forma net income (loss) attributable to Foundation Healthcare common stock	$(20,526,464)	1,019,119
Pro forma basic and diluted net income (loss) per share	$(0.13)	$0.01

See Accompanying Notes to Consolidated Financial Statements

FOUNDATION HEALTHCARE, INC.

Consolidated Statements of Shareholders’ Deficit

For the Years Ended December 31, 2013 and 2012

	Common Stock		Paid-in Capital	Accumulated Deficit	Noncontrolling Interests	Total
	Shares	Amount
Balances, January 1, 2012	162,523,276	$16,252	$5,284,661	$(17,198,596)	$(1,983,328)	$(13,881,011)
Net income	—	—	—	3,728,893	—	3,728,893
Net income attributable to noncontrolling interests	—	—	—	—	46,867	46,867
Preferred noncontrolling interests dividends	—	—	—	(1,274,985)	—	(1,274,985)
Distributions to noncontrolling interests	—	—	—	—	(126,009)	(126,009)
Contributions from noncontrolling interests	—	—	—	—	12,500	12,500
Distributions to member	—	—	(1,847,442)	—	—	(1,847,442)

Balances, December 31, 2012	162,523,276	16,252	3,437,219	(14,744,688)	(2,049,970)	(13,341,187)
Net loss	—	—	—	(19,404,524)	—	(19,404,524)
Net income attributable to noncontrolling interests	—	—	—	—	4,345,417	4,345,417
Reverse acquisition	—	—	13,938,874	—	—	13,938,874
Issuance of common stock and warrants	870,000	87	1,370,913	—	—	1,371,000
Stock-based compensation	225,938	23	129,698	—	—	129,721
Issuance of stock for payment of liabilities	247,000	24	108,513	—	—	108,537
Cancellation of outstanding shares	(31,328)	(3)	3	—	—	—
Preferred noncontrolling interests dividends	—	—	—	(1,022,103)	—	(1,022,103)
Distributions to noncontrolling interests	—	—	—	—	(660,555)	(660,555)
Distributions to member	—	—	(743,464)	—	—	(743,464)

Balances, December 31, 2013	163,834,886	$16,383	$18,241,756	$(35,171,315)	$1,634,892	$(15,278,284)

See Accompanying Notes to Consolidated Financial Statements

FOUNDATION HEALTHCARE, INC.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2013 and 2012

	2013	2012
Operating activities:
Net income (loss)	$(15,059,107)	$3,775,760
Less: Net loss from discontinued operations, net of tax	(839,238)	—
Less: Extraordinary gain, net of tax	8,107,239	—

Income (loss) from continuing operations	(22,327,108)	3,775,760
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,093,246	2,593,969
Impairment of goodwill	21,864,781	—
Impairment of equity investment in affiliate	1,640,389	200,000
Deferred tax benefit	(301,713)	—
Stock-based compensation, net of cashless vesting	129,721	—
Loss on sale of equity investment in affiliates	—	173,499
Gain on redemption of noncontrolling interests	(66,915)	—
Provision for doubtful accounts	3,755,035	966,420
Equity in earnings of affiliates	(5,885,188)	(6,927,466)
Changes in assets and liabilities, net of acquisitions –
Accounts receivable, net of provision for doubtful accounts	(9,412,289)	(1,574,044)
Receivables from affiliates	197,483	962,236
Supplies inventories	12,142	(195,639)
Prepaid and other current assets	(81,786)	(175,129)
Other assets	534,489	10,373
Accounts payable	(170,691)	1,028,196
Accrued liabilities	365,981	983,638
Income taxes payable	3,564,455	—
Other current liabilities	827,132	—
Other liabilities	3,302,290	(699,938)

Net cash provided by operating activities from continuing operations	3,041,454	1,121,875
Net cash (used in) operating activities from discontinued operations	(992,512)	—

Net cash provided by operating activities from continuing operations	2,048,942	1,121,875

Investing activities:
Cash received in business acquisition	68,170	193,314
Purchase of businesses	—	(309,048)
Purchase of property and equipment	(3,794,643)	(1,290,651)
Disposal of property and equipment	90,762	—
Distributions from affiliates	5,559,317	6,889,405
Cash received in extraordinary gain transaction	463,678	—
Sale of equity investments in affiliates	—	1,665,266
Purchase of equity investments in affiliates	—	(200,000)

Net cash provided by investing activities from continuing operations	2,387,284	6,948,286
Net cash provided by investing activities from discontinued operations	395,000	—

Net cash provided by investing activities	2,782,284	6,948,286

FOUNDATION HEALTHCARE, INC.

Consolidated Statements of Cash Flows (continued)

For the Years Ended December 31, 2013 and 2012

	2013	2012
Financing activities:
Debt proceeds	10,035,860	1,243,596
Debt payments	(8,513,927)	(4,713,016)
Common stock proceeds	435,000	—
Preferred noncontrolling interests proceeds	8,700,000
Redemption of preferred noncontrolling interests	(11,102,372)
Preferred noncontrolling interests dividends	(1,003,635)	(583,828)
Distributions to noncontrolling interests	(660,555)	(126,009)
Contributions from noncontrolling interests	—	12,500
Distributions to member	(743,464)	(1,847,442)

Net cash used in financing activities from continuing operations	(2,853,093)	(6,014,199)
Net cash used in financing activities from discontinued operations	(803,124)	—

Net cash used in financing activities	(3,656,217)	(6,014,199)

Net change in cash and cash equivalents	1,175,009	2,055,962
Cash and cash equivalents at beginning of year	3,037,067	981,105

Cash and cash equivalents at end of year	$4,212,076	$3,037,067

Cash paid for interest and income taxes:
Interest expense	$2,366,345	$1,574,050
Interest expense, discontinued operations	$124,821	$—
Income taxes	$—	$—
Income taxes, discontinued operations	$—	$—
Noncash investing and financing activities:
Debt converted to common stock	$(14,138,187)	$—
Common stock warrants issued	$(936,000)	$—
Common stock issued as payment for liabilities	$(108,537)	$—
Seller financing – reverse acquisition	$2,000,000	$—
Debt and liabilities assumed – reverse acquisition	$2,032,098	$—
Debt issued in purchase of noncontrolling preferred interest	$(2,339,905)	$—

See Accompanying Notes to Consolidated Financial Statements

FOUNDATION HEALTHCARE, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 1 – Nature of Business

Foundation Healthcare, Inc. (the “Company”) is organized under the laws of the state of Oklahoma and owns controlling and noncontrolling interests in surgical hospitals located in Texas. The Company also owns noncontrolling interests in ambulatory surgery centers (“ASCs”) located in Texas, Oklahoma, Pennsylvania, New Jersey, Maryland and Ohio. Additionally, the Company provides sleep testing management services to various rural hospitals in Iowa, Minnesota, Missouri, Nebraska and South Dakota under management contracts with the hospitals. The Company provides management services to a majority of the facilities that it has noncontrolling interests (referred to as “Affiliates”) under the terms of various management agreements.

Note 2 – Basis of Presentation

Reverse Acquisition – On July 22, 2013, the Company acquired Foundation Surgery Affiliates, LLC (“FSA”) and FSA’s consolidated variable interest entity, Foundation Surgical Hospital Affiliates, LLC (“FSHA”) (collectively referred to as “Foundation”). For accounting purposes, the acquisition of FSA was accounted for as a reverse acquisition and as a result, the Company’s historical operating results included in the accompanying consolidated financial statements for the periods prior to July 22, 2013 represent those of FSA. The historical financial statements of FSA have been adjusted for the effect of the recapitalization that occurred as a result of the reverse acquisition.

Going Concern and Management’s Plan – As of December 31, 2013, the Company had an accumulated deficit of $35.2 million and a working capital deficiency of $15.0 million. During the year ended December 31, 2013, the Company generated a net loss attributable to Foundation Healthcare of $19.4 million, including a goodwill impairment charge of $21.9 million, and generated cash flow from operating activities from continuing operations of $3.0 million. As of December 31, 2013, the Company had cash and cash equivalents of $4.2 million and in March 2014, the Company received $4.1 million as part of a lease transaction (see Note 19 – Subsequent Events). Management expects to refinance, by the end of the second quarter of 2014, a significant portion of the Company’s long-term debt obligations. Management expects that the Company will be able to significantly reduce its annual debt service payments as part of the refinancing; however, there is no assurance that management will be successful in completing the debt refinancing.

If management is unable to refinance a significant portion of its existing debt as noted above, the Company may be forced to obtain extensions on existing debt obligations as they become due in 2014. Although management has historically been successful in obtaining extensions, there is no assurance that the Company’s banks will continue to grant them in the future. In addition, management may choose to raise additional funds through the sale of equity or assets, but there is no assurance that the Company will be successful in completing such actions.

If management does not complete the debt refinancing or alternatively obtain extensions on some of its debt obligations during 2014, the Company may not have sufficient cash on hand or generate sufficient cash flow from operations to meet its cash requirements over the next 12 months. These uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – Summary of Significant Accounting Policies

Consolidation – The accompanying consolidated financial statements include the accounts of Foundation Healthcare, Inc. and its wholly owned, majority owned and controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company accounts for its investments in Affiliates in which the Company exhibits significant influence, but not control, in accordance with the equity method of accounting. The Company does not consolidate its equity method investments, but rather measures them at their initial costs and then subsequently adjusts their carrying values through income for their respective shares of the earnings or losses during the period. The Company monitors its investments for other-than-temporary impairment by considering factors such as current economic and market conditions and the operating performance of the companies and records reductions in carrying values when necessary.

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassifications – Certain amounts presented in prior years have been reclassified to conform to the current year’s presentation. Such reclassifications had no effect on net loss.

Pro forma income information – Prior to July 22, 2013, FSA’s and FSHA’s member had elected to have FSA’s and FSHA’s income taxed as an S Corporation under provisions of the Internal Revenue Code and a similar section of the state income tax law. Therefore, taxable income or loss is reported to the individual member for inclusion in its tax returns and no provision for income taxes is included in the Company’s consolidated financial statements for periods prior to July 22, 2013. The pro forma income information provides an adjustment for income tax expense as if FSA and FSHA had been a C Corporation prior to July 22, 2013 at an assumed combined federal and state effective tax rate of 38%, which approximates the calculated statutory tax rates for the periods.

Revenue recognition and accounts receivable – The Company recognizes revenues in the period in which services are performed. Accounts receivable primarily consist of amounts due from third-party payors and patients. The Company’s ability to collect outstanding receivables is critical to its results of operations and cash flows. Amounts the Company receives for treatment of patients covered by governmental programs such as Medicare and Medicaid and other third-party payors such as health maintenance organizations, preferred provider organizations and other private insurers are generally less than the Company’s established billing rates. Additionally, to provide for accounts receivable that could become uncollectible in the future, the Company establishes an allowance for doubtful accounts to reduce the carrying value of such receivables to their estimated net realizable value. Accordingly, the revenues and accounts receivable reported in the Company’s consolidated financial statements are recorded at the net amount expected to be received.

During the years ended December 31, 2013 and 2012, the Company’s revenue payor mix was as follows:

	2013	2012
Medicare and Medicaid	27%	16%
Commercial health insurance payors	54%	46%
Patient self-pay	5%	4%
Management fees from affiliates	7%	15%
Equity in earnings of investments in affiliates	6%	13%
Other	5%	2%
Provision for doubtful accounts	(4%)	(2%)

Contractual Discounts and Cost Report Settlements – The Company derives a significant portion of its revenues from Medicare, Medicaid and other payors that receive discounts from its established billing rates. The Company must estimate the total amount of these discounts to prepare its consolidated financial statements. The Medicare and Medicaid regulations and various managed care contracts under which these discounts must be calculated are complex and are subject to interpretation and adjustment. The Company estimates the allowance for contractual discounts on a payor-specific basis given its interpretation of the applicable regulations or contract terms. These interpretations sometimes result in payments that differ from the Company’s estimates. Additionally, updated regulations and contract renegotiations occur frequently, necessitating regular review and assessment of the estimation process by management. Changes in estimates related to the allowance for contractual discounts affect revenues reported in the Company’s accompanying consolidated statements of operations.

Cost report settlements under reimbursement agreements with Medicare and Medicaid are estimated and recorded in the period the related services are rendered and are adjusted in future periods as final settlements are determined. There is a reasonable possibility that recorded estimates will change by a material amount in the near term. There was no adjustment for estimated cost report settlements in 2013 or 2012. The net cost report settlements due to the Company was approximately $235,000 and $3,500 at December 31, 2013 and 2012, respectively, and in included in prepaid and other current assets in the accompanying consolidated balance sheets. The Company’s management believes that adequate provisions have been made for adjustments that may result from final determination of amounts earned under these programs.

Laws and regulations governing Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing that would have a material effect on the Company’s financial statements. Compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties and exclusion from the Medicare and Medicaid programs.

Provision and Allowance for Doubtful Accounts – To provide for accounts receivable that could become uncollectible in the future, the Company establishes an allowance for doubtful accounts to reduce the carrying value of such receivables to their estimated net realizable value. The primary uncertainty lies with uninsured patient receivables and deductibles, co-payments or other amounts due from individual patients.

The Company has an established process to determine the adequacy of the allowance for doubtful accounts that relies on a number of analytical tools and benchmarks to arrive at a reasonable allowance. No single statistic or measurement determines the adequacy of the allowance for doubtful accounts. Some of the analytical tools that the Company utilizes include, but are not limited to, the aging of accounts receivable, historical cash collection experience, revenue trends by payor classification, revenue days in accounts receivable, the status of claims submitted to third party payors, reason codes for declined claims and an assessment of the Company’s ability to address the issue and resubmit the claim and whether a patient is on a payment plan and making payments consistent with that plan. Accounts receivable are written off after collection efforts have been followed in accordance with the Company’s policies.

Due to the nature of the healthcare industry and the reimbursement environment in which the Company operates, certain estimates are required to record net revenues and accounts receivable at their net realizable values at the time products or services are provided. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available, which could have a material impact on the Company’s operating results and cash flows in subsequent periods. Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded.

The patient and their third party insurance provider typically share in the payment for the Company’s products and services. The amount patients are responsible for includes co-payments, deductibles, and amounts not covered due to the provider being out-of-network. Due to uncertainties surrounding deductible levels and the number of out-of-network patients, the Company is not certain of the full amount of patient responsibility at the time of service. The Company estimates amounts due from patients prior to service and generally collects those amounts prior to service. Remaining amounts due from patients are then billed following completion of service.

The activity in the allowances for doubtful accounts for the years ending December 31, 2013 and 2012 follows:

	2013	2012
Balances at beginning of year	$1,659,337	$1,353,710
Reclassification from contractual allowances	1,458,737	—
Provisions recognized as reduction in revenues	3,755,035	966,420
Write-offs, net of recoveries	(2,094,194)	(660,793)

Balances at end of year	$4,778,915	$1,659,337

Cash and cash equivalents – The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. Certificates of deposit with original maturities of more than three months are also considered cash equivalents if there are no restrictions on withdrawing funds from the account.

Restricted cash – As of December 31, 2013 and 2012, the Company had restricted cash of approximately $701,000 and $400,000, respectively, included in prepaid and other current assets in the accompanying consolidated balance sheets. The restricted cash is pledged as collateral against certain debt of the Company.

Receivables from Affiliates – Receivables from Affiliates are stated at the amount billed to the Affiliates plus any accrued and unpaid interest.

Supplies inventories – Supplies inventories are stated at the lower of cost or market and primarily include operating supplies used in the direct or indirect treatment of patients. The Company accounts for inventories using the first in–first out method of accounting for substantially all of its inventories.

Property and equipment – Property and equipment is stated at cost and depreciated using the straight line method to depreciate the cost of various classes of assets over their estimated useful lives. At the time assets are sold or otherwise disposed of, the cost and accumulated depreciation are eliminated from the asset and depreciation accounts; profits and losses on such dispositions are reflected in current operations. Fully depreciated assets are written off against accumulated depreciation. Assets under capital leases are amortized using the straight-line method over the shorter of the estimated useful life of the assets or life of the lease term, excluding any lease renewals, unless the lease renewals are reasonably assured. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

The estimated useful lives of the Company’s property and equipment are as follows:

Asset Class	Useful Life
Furniture and equipment	3 to 7 years
Equipment under capital leases	3 to 7 years
Leasehold improvements	5 to 10 years or remaining lease period, whichever is shorter

Long-lived assets – The Company evaluates its long-lived assets for possible impairment whenever circumstances indicate that the carrying amount of the asset, or related group of assets, may not be recoverable from estimated future cash flows. Fair value estimates are derived from established market values of comparable assets or internal calculations of estimated future net cash flows. The Company’s estimates of future cash flows are based on assumptions and projections it believes to be reasonable and supportable. The Company’s assumptions take into account revenue and expense growth rates, patient volumes, changes in payor mix and changes in legislation and other payor payment patterns.

Goodwill and Intangible Assets – Goodwill is not amortized; instead, it is reviewed for impairment annually (in the fourth quarter) or more frequently if indicators of impairment exist or if a decision is made to sell a business. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include deterioration in general economic conditions, negative developments in equity and credit markets, adverse changes in the markets in which an entity operates, increases in input costs that have a negative effect on earnings and cash flows, or a trend of negative or declining cash flows over multiple periods, among others. The fair value that could be realized in an actual transaction may differ from that used to evaluate the impairment of goodwill. Goodwill is allocated among and evaluated for impairment at the reporting unit level.

The Financial Accounting Standards Board (“FASB”) guidance on testing goodwill for impairment provides an entity the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not (more than 50%) that the estimated fair value of a reporting unit is less than its carrying amount. If an entity elects to perform a qualitative assessment and determines that an impairment is more likely than not, the entity is then required to perform the existing two-step quantitative impairment test (described below), otherwise no further analysis is required. An entity also may elect not to perform the qualitative assessment and, instead, proceed directly to the two-step quantitative impairment test. The ultimate outcome of the goodwill impairment review for a reporting unit should be the same whether an entity chooses to perform the qualitative assessment or proceeds directly to the two-step quantitative impairment test.

The Company evaluates goodwill for impairment at least on an annual basis and more frequently if certain indicators are encountered. Goodwill is to be tested at the reporting unit level, defined as an ASC or hospital (referred to as a component), with the fair value of the reporting unit being compared to its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered to be impaired. The Company completed its annual impairment test as of December 31, 2013, and determined that goodwill was not impaired.

Intangible assets other than goodwill which include customer relationships, customer files, covenants not to compete, trademarks and payor contracts are amortized over their estimated useful lives using the straight line method. The remaining lives range from three to five years. The Company evaluates the recoverability of identifiable intangible asset whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable.

Noncontrolling Interests – Noncontrolling interests in the results of operations of consolidated subsidiaries represents the noncontrolling shareholders’ share of the income or loss of the various consolidated subsidiaries. The noncontrolling interests in the consolidated balance sheet reflect the original investment by these noncontrolling shareholders in these consolidated subsidiaries, along with their proportional share of the earnings or losses of these subsidiaries less distributions made to these noncontrolling interest holders.

Legal Issues – For asserted claims and assessments, liabilities are recorded when an unfavorable outcome of a matter is deemed to be probable and the loss is reasonably estimable. Management determines the likelihood of an unfavorable outcome based on many factors such as the nature of the matter, available defenses and case strategy, progress of the matter, views and opinions of legal counsel and other advisors, applicability and success of appeals processes, and the outcome of similar historical matters, among others. Once an unfavorable outcome is deemed probable, management weighs the probability of estimated losses, and the most reasonable loss estimate is recorded. If an unfavorable outcome of a matter is deemed to be reasonably possible, then the matter is disclosed and no liability is recorded. With respect to unasserted claims or assessments, management must first determine that the probability that an assertion will be made is likely, then, a determination as to the likelihood of an unfavorable outcome and the ability to reasonably estimate the potential loss is made. Legal matters are reviewed on a continuous basis or sooner if significant changes in matters have occurred to determine if a change in the likelihood of an unfavorable outcome or the estimate of a loss is necessary.

Concentration of credit risk – The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk. As of December 31, 2013 and 2012, the Company had cash deposits in excess of FDIC limits of $3.4 million and $2.9 million, respectively.

Advertising Costs – Advertising costs are expensed as incurred. Advertising expense for 2013 and 2012, included in continuing operations, was approximately $244,000 and $153,000, respectively.

Acquisition Costs – Acquisition costs are charged directly to expense when incurred.

Income Taxes – In 2012, the Company’s member elected to have the Company’s income taxed as an “S” Corporation under provisions of the Internal Revenue Code and a similar section of the state income tax law. Therefore, taxable income or loss is reported to the individual member for inclusion in its respective tax returns and no provision for federal and state income taxes is included in the 2012 consolidated financial statements.

For 2013, the Company recognizes deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In the event the Company determines that the deferred tax assets will not be realized in the future, the valuation adjustment to the deferred tax assets is charged to earnings in the period in which the Company makes such a determination.

The Company uses a two-step process to evaluate a tax position. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.

Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The Company reports tax-related interest and penalties as a component of income tax expense.

Based on all known facts and circumstances and current tax law, the Company believes that the total amount of unrecognized tax benefits as of December 31, 2013, is not material to its results of operations, financial condition or cash flows. The Company also believes that the total amount of unrecognized tax benefits as of December 31, 2013, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on current tax law and policy that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the Company’s results of operations, financial condition or cash flows.

Loss per share – Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted during the period. Dilutive securities having an anti-dilutive effect on diluted earnings (loss) per share are excluded from the calculation.

The dilutive potential common shares on options and warrants are calculated in accordance with the treasury stock method, which assumes that proceeds from the exercise of all options and warrants are used to repurchase common stock at market value. The amount of shares remaining after the proceeds are exhausted represents the potential dilutive effect of the securities.

The following securities were not included in the computation of diluted earnings (loss) per share from continuing operations or discontinued operations as their effect would be anti-dilutive:

	2013	2012
Stock options and warrants	18,361,064	—

Stock options – The Company accounts for its stock option grants using the modified prospective method. Under the modified prospective method, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which is the vesting period.

Recently Adopted and Recently Issued Accounting Guidance

Adopted Guidance

On January 1, 2013, the Company adopted changes issued by the FASB to the testing of indefinite-lived intangible assets for impairment, similar to the goodwill changes issued in September 2011. These changes provide an entity the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not (more than 50%) that the fair value of an indefinite-lived intangible asset is less than its carrying amount. Such qualitative factors may include the following: macroeconomic conditions; industry and market considerations; cost factors; overall financial performance; and other relevant entity-specific events. If an entity elects to perform a qualitative assessment and determines that an impairment is more likely than not, the entity is then required to perform the existing two-step quantitative impairment test, otherwise no further analysis is required. An entity also may elect not to perform the qualitative assessment and, instead, proceed directly to the two-step quantitative impairment test. Since management proceeds directly to the two-step quantitative test for the Company’s indefinite-lived intangible assets, these do not affect the outcome of the impairment analysis of an indefinite-lived intangible asset. As a result, management determined these changes did not have an impact on the Company’s consolidated financial statements.

On January 1, 2013, the Company adopted changes issued by FASB to the disclosure of offsetting assets and liabilities. These changes require an entity to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The enhanced disclosures will enable users of an entity’s financial statements to understand and evaluate the effect or potential effect of master netting arrangements on an entity’s financial position, including the effect or potential effect of rights of setoff associated with certain financial instruments and derivative instruments. Other than the additional disclosure requirements, management determined that the adoption of these changes did not have an impact on the Company’s consolidated financial statements.

On January 1, 2012, the Company adopted changes issued by the FASB to conform existing guidance regarding fair value measurement and disclosure between GAAP and International Financial Reporting Standards. These changes both clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements and amend certain principles or requirements for measuring fair value or for disclosing information about fair value measurements. The clarifying changes relate to the application of the highest and best use and valuation premise concepts, measuring the fair value of an instrument classified in a reporting entity’s shareholders’ equity, and disclosure of quantitative information about unobservable inputs used for Level 3 fair value measurements. The amendments relate to measuring the fair value of financial instruments that are managed within a portfolio; application of premiums and discounts in a fair value measurement; and additional disclosures concerning the valuation processes used and sensitivity of the fair value measurement to changes in unobservable inputs for those items categorized as Level 3, a reporting entity’s use of a nonfinancial asset in a way that differs from the asset’s highest and best use, and the categorization by level in the fair value hierarchy for items required to be measured at fair value for disclosure purposes only. Other than the additional disclosure requirements, the adoption of these changes had no impact on the Company’s consolidated financial statements.

Issued Guidance

In February 2013, the FASB issued changes to the accounting for obligations resulting from joint and several liability arrangements. These changes require an entity to measure such obligations for which the total amount of the obligation is fixed at the reporting date as the sum of (i) the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors, and (ii) any additional amount the reporting entity expects to pay on behalf of its co-obligors. An entity will also be required to disclose the nature and amount of the obligation as well as other information about those obligations. Examples of obligations subject to these requirements are debt arrangements and settled litigation and judicial rulings. These changes become effective for the Company on January 1, 2014. Management has determined that the adoption of these changes will not have an impact on the Company’s consolidated financial statements, as the Company does not currently have any such arrangements.

In July 2013, the FASB issued changes to the presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. These changes require an entity to present an unrecognized tax benefit as a liability in the financial statements if (i) a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position, or (ii) the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset to settle any additional income taxes that would result from the disallowance of a tax position. Otherwise, an unrecognized tax benefit is required to be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. Previously, there was diversity in practice as no explicit guidance existed. These changes become effective for the Company on January 1, 2014. Management has determined that the adoption of these changes will not have a significant impact on the Company’s consolidated financial statements.

Note 4 – Reverse Acquisition

On July 22, 2013, the Company acquired FSA and FSA’s consolidated variable interest entity, FSHA, from Foundation Healthcare Affiliates, LLC (“FHA”) pursuant to an Amended and Restated Membership Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company (i) issued to FHA 114,500,000 shares of its common stock, (ii) issued to FHA a demand promissory note in the principal amount of $2.0 million, and (iii) assumed certain liabilities and obligations of FHA totaling approximately $2.0 million.

For accounting purposes, the acquisition of FSA was accounted for as a reverse acquisition and as a result, the Company’s historical operating results included in the accompanying consolidated financial statements for the periods prior to July 22, 2013 represent those of FSA. The historical financial statements of FSA have been adjusted for the effect of the recapitalization that occurred as a result of the reverse acquisition.

The acquisition of Foundation was based on management’s belief that Foundation’s acquisition and development strategy and operating model will enable the Company to grow by taking advantage of highly-fragmented markets, an increasing demand for short stay surgery and a need by physicians to forge strategic alliances to meet the needs of the evolving healthcare landscape while also shaping the clinical environments in which they practice. The Company expects the acquisition of Foundation will generate positive earnings and cash flow that will be accretive to the earnings and cash flow of the Company.

Simultaneous with and subject to the reverse acquisition, the Company issued 13,333,333 shares of common stock to purchase a $6.0 million participation in the credit facility owed by the Company to Arvest Bank (see Note 6 – Discontinued Operations for more information) and 17,970,295 shares of common stock to Mr. Roy T. Oliver, one of our greater than 5% shareholders and affiliates, for full satisfaction of debt owed to Mr. Oliver totaling $8,136,390. Since the completion of the reverse acquisition was subject to these transactions, they have been recorded as part of the reverse acquisition.

Since FSA is deemed to be the accounting acquirer, the reverse acquisition was recorded by allocating the purchase price of the acquisition to the assets acquired, including intangible assets and liabilities assumed, from the legacy business of Graymark Healthcare, Inc. (“Graymark”), based on their estimated fair values at the acquisition date. The excess of the cost of the acquisitions over the net amounts assigned to the estimated fair value of the assets acquired, net of liabilities assumed, was recorded as goodwill, none of which is anticipated to be tax deductible.

The fair value of the total consideration issued in the reverse acquisition amounted to $27.3 million and included $13.9 million for the issuance of the Company’s common stock to FHA, Arvest Bank and Mr. Oliver, $2.0 million for the promissory note issued to FHA, $2.0 million for the debt obligations and liabilities assumed from FHA and $9.3 million in debt and working capital deficit assumed by the Company.

The fair value amounts were initially recorded using preliminary estimates. Subsequently, management engaged a third-party valuation company to complete a valuation of the fair value of the assets acquired and liabilities assumed in the reverse acquisition. The preliminary and final purchase allocations for the reverse acquisition are as follows:

	Preliminary	Final
Cash and cash equivalents	$68,170	$68,170
Accounts receivable	249,333	249,333
Current assets from discontinued operations	1,773,471	1,360,143
Other current assets	198,977	198,976

Total current assets	2,289,951	1,876,622

Property and equipment	647,862	1,389,169
Intangible assets	3,800,000	2,733,000
Goodwill	20,847,608	21,864,781
Other assets from discontinued operations	295,542	1,224,140
Other assets	12,753	252,528

Total assets acquired	27,893,716	29,340,240

Liabilities assumed:
Accounts payable and accrued liabilities	2,501,877	2,899,823
Short term debt	2,000,000	2,000,000
Current portion of long-term debt	714,711	714,711
Current liabilities from discontinued operations	7,812,192	7,375,521

Total current liabilities	13,028,780	12,990,055
Long-term debt, net of current portion	742,385	742,385
Other liabilities from discontinued operations	174,509	305,969
Other liabilities	575,000	1,362,957

Total liabilities assumed	14,520,674	15,401,366

Net assets acquired	$13,373,042	$13,938,874

During the year ended December 31, 2013 and 2012, the Company incurred approximately $506,000 and $446,000 in expenses related to the reverse acquisition. The expenses incurred related primarily to legal fees related to the Purchase Agreement and structure of the transaction and professional fees related to the audits of the 2012 and 2011 consolidated financial statements of FSA.

The amounts of acquisition revenues and earnings included in the Company’s consolidated statements of operations for the year ended December 31, 2013, and the revenue and earnings of the combined entity had the reverse acquisition date for Graymark been January 1, 2012 are as follows:

				Attributable to Foundation
	Revenue	Loss from Continuing Operations	Net Income (Loss)	Net Income (Loss)	Net Income (Loss) per Share
Actual:
From 7/22/2013 to 12/31/2013	$968,729	$(23,413,107)	$(24,995,058)	$(24,995,058)

Supplemental Pro Forma:
Year ending 12/31/2013	$94,514,058	$(24,733,907)	$(19,402,769)	$(23,616,628)	$(0.14)

Year ending 12/31/2012	$70,178,706	$(18,792,393)	$(19,016,863)	$(18,720,810)	$(0.12)

The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of that time, nor is it intended to be a projection of future results.

Note 5 – Acquisitions

On October 26, 2012, the Company acquired a controlling interest in East El Paso Physicians’ Medical Center, LLC (“El Paso”), located in El Paso, Texas. The Company obtained its controlling interest through the acquisition of 108.41 Class A ownership units and 37.00 non-dilutable Class C ownership units of the total 223.41 ownership units of El Paso, or 66.39%. The Company obtained the Class A units by guaranteeing debt in the amount of $50,000 per unit. Additional Class A units may be sold to other investors which may dilute the Company’s overall ownership percentage in El Paso. The Company obtained the Class C units by guaranteeing debt in the amount of $50,000 per unit. The Class C units may only be held by the Company and represent a 19.68% ownership in El Paso. This ownership percentage may not be diluted by the future sale of any other class of ownership unit. In the fourth quarter of 2012, the Company also completed the acquisition of two imaging centers located in El Paso, Texas (“Imaging Centers”). The Imaging Centers were acquired through a combination of cash payments and the assumption of certain debt and other obligations of the sellers.

The acquisition of El Paso was based on management’s belief that through the application of the Company’s management and operating model the hospital could be turned around to generate positive earnings and cash flow that will be accretive to the earnings and cash flow of the Company. The acquisition of the Imaging Centers is consistent with the Company’s strategy of growing revenue and earnings through acquiring ancillary service providers in close proximity to a managed or owned hospital.

The acquisitions were recorded by allocating the cost of the acquisition to the assets acquired, including intangible assets and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the cost of the acquisitions over the net amounts assigned to the fair value of the assets acquired, net of liabilities assumed, was recorded as goodwill, none of which is tax deductible. As of December 31, 2012, management completed a valuation of the fair value of the assets acquired and liabilities assumed in the El Paso acquisition. The fair value amounts for the Imaging Centers were initially recorded using preliminary estimates. During the fourth quarter of 2013, management engaged a third-party valuation company to complete a valuation of the fair value of the assets acquired and liabilities assumed in the Imaging Center acquisitions. The purchase allocations for the acquisitions were as follows:

		Imaging Centers
	El Paso	Preliminary	Final
Cash and cash equivalents	$193,314	$—	$—
Accounts receivable	1,814,324	—	—
Inventories	932,184	7,500	7,500
Other current assets	613,860	—	—

Total current assets	3,553,682	7,500	7,500

Property and equipment	5,319,000	358,709	539,309
Intangible assets	8,293,000	—	—
Goodwill	603,250	551,278	370,678

Total assets acquired	17,768,932	917,487	917,487

Liabilities assumed:
Accounts payable and accrued liabilities	7,621,930	85,330	85,330
Other current liabilities	110,000	—	—
Short term debt	1,413,278	156,242	156,242
Current portion of long-term debt	1,982,848	78,423	78,423

Total current liabilities	11,128,056	319,995	319,995
Long-term debt, net of current portion	3,842,341	288,444	288,444
Other liabilities	2,798,535	—	—

Total liabilities assumed	17,768,932	608,439	608,439

Net assets acquired	$—	$309,048	$309,048

El Paso agreed to pay the legal, due diligence and other expenses associated with the acquisition. As a result, during 2012, the Company did not record any material expenses related to the acquisition of El Paso. The company also did not incur any material expenses in the acquisition of the imaging centers.

The amounts of acquisitions revenues and earnings included in the Company’s consolidated statements of operations for the year ended December 31, 2012, and the revenue and earnings of the combined entity had the acquisition dates for El Paso and the Imaging Centers been January 1, 2012 are as follows:

	Revenues	Earnings
Actual:
From 10/26/2012 to 12/31/2012	$5,151,604	$(1,252,763)

Supplemental Pro Forma:
2012	$69,442,123	$(7,388,605)

The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of that time, nor is it intended to be a projection of future results.

Note 6 – Discontinued Operations

Prior to the reverse acquisition, Graymark committed to a plan to divest of or close certain sleep diagnostic and sleep therapy locations. The decision was based on a combination of the financial performance of the facilities and the shift in focus to the business model of Foundation. As a result of the pending closure or sale of these locations, the related assets, liabilities, results of operations and cash flows were classified as discontinued operations which were acquired by the Company in the reverse acquisition.

Under the plan, from July 2013 to October 2013, Graymark closed or sold 24 sleep diagnostic locations including both IDTF and contracted locations in Georgia, Iowa, Kansas, Missouri, Nevada, Oklahoma and Texas and 5 sleep therapy locations in Iowa, Kansas, Nevada, Oklahoma and Texas.

As part of the reverse acquisition, the Company acquired the special charge liability of $475,570 related to the estimated closing costs resulting from the plan to sell or close the sleep diagnostic and therapy locations. From July 22, 2013 to December 31, 2013, the activity in the acquired accruals for restructuring charges established for lease termination and other exit costs were as follows:

	Lease Termination Costs	Other Exit Costs	Total
Acquired balance at July 22, 2013	$355,028	$140,542	$495,570
Adjustments	(192,685)	—	(192,685)
Cash payments	(84,108)	(140,542)	(224,650)

Balance at December 31, 2013	$78,235	$—	$78,235

Additional charges may be recorded in future periods dependent upon the Company’s ability to sub-lease or otherwise mitigate future lease costs at closed facilities.

The operating results of the discontinued sleep diagnostic and therapy locations and the Company’s other discontinued operations from July 22, 2013 to December 31, 2013 are summarized below:

July 22 to December 31, 2013
Revenues	$877,362

Net loss before taxes	$(1,353,609)
Income tax benefit	514,371

Net loss from discontinued operations, net of tax	$(839,238)

The balance sheet items for discontinued operations are summarized below:

December 31, 2013
Cash and cash equivalents	$49,252
Accounts receivable, net of allowances	222,943
Inventories	1,893
Other current assets	244,541

Total current assets	518,629

Fixed assets, net	426,228
Other assets	150,000

Total noncurrent assets	576,228

Total assets	$1,094,857

Payables and accrued liabilities	$1,557,771
Short term debt	3,994,932
Current portion of long-term debt	67,994

Total current liabilities	5,620,697

Long-term debt	9,969

Total liabilities	$5,630,666

The Company’s borrowings and capital lease obligations included in discontinued operations as of December 31, 2013 is as follows:

	Rate(1)	Maturity Date	December 31, 2013
Short-term Debt
Senior bank debt	6%	Apr. 2014	$3,994,932

Long-term Debt
Sleep center notes payable	6%	Nov. 2014	$28,723
Equipment capital leases	8%	Jan. 2015	49,389

Total			78,112
Less: Current portion of long-term debt			(68,143)

Long-term debt			$9,969

(1)	Effective rate as of December 31, 2013

At December 31, 2013, future maturities of long-term debt included in discontinued operations were as follows:

Twelve months ended December 31,
2014	$68,143
2015	9,969
2016	—
2017	—
2018	—
Thereafter	—

On July 22, 2013, the Company’s subsidiaries, SDC Holdings, LLC and ApothecaryRx, LLC (collectively the “Borrowers”), the Company and Mr. Stanton Nelson (the “Guarantor” and the Company’s chief executive officer) entered into a Second Amended and Restated Loan Agreement (the “New Loan Agreement”) and an Amended and Restated Promissory Note (the “New Note”) with Arvest Bank. The Company, Borrowers, Guarantor and other guarantors previously entered into the Amended and Restated Loan Agreement dated effective December 17, 2010, as amended by the First Amendment to Loan Agreement dated January 1, 2012, the Second Amendment to Loan Agreement dated effective June 30, 2012, and the Third Amendment to Loan Agreement dated effective October 12, 2012 (the “Prior Agreement”). Under the Prior Agreement, the Company and Borrowers were indebted to Arvest Bank under the Amended and Restated Promissory Note, in the original principal amount of $15,000,000 dated June 30, 2010 and the Second Amended and Restated Promissory Note, in the original principal amount of $30,000,000, dated June 30, 2010 (the “Prior Notes”). Arvest Bank, the Company, the Borrowers and the Guarantor have agreed to restructure the loan evidenced by the Prior Notes and the Prior Agreement. As of December 31, 2013, the outstanding principal amount of the New Note was $9,994,932.

On July 22, 2013, in conjunction with the New Loan Agreement with Arvest Bank, the Company entered into a Participation Agreement with Arvest Bank in which we purchased a $6,000,000 participation in the New Note from Arvest Bank in exchange for 13,333,333 shares of the Company’s common stock. The Company purchased the participation in the last $6,000,000 of the principal amount due under the Arvest credit facility. The Company’s participation in the note is eliminated against the New Note in the long-term debt table shown above.

The New Loan Agreement and New Note were entered into on the same date as and in conjunction with the reverse acquisition. As such, the New Note is included in the opening balance sheet in the reverse acquisition accounting (see Note 4 – Reverse Acquisition).

The New Note is collateralized by substantially all of the assets of the Borrowers and the personal guaranty of the Guarantor which is limited to $2,919,000. The note bears interest at the greater of the prime rate or 6.0% and provided the Borrowers are not in default, the Borrowers are required to make monthly payments of interest only. The entire unpaid principal balance and all accrued and unpaid interest thereon will be due and payable on December 31, 2013. Additionally, the New Note is subject to certain financial covenants including a debt service coverage ratio (“DSR”) covenant of not less than 1.25 to 1. Arvest Bank has waived the DSR and other financial covenant requirements through April 30, 2014, which is the maturity date of the New Note.

Note 7 – Equity Investments in Affiliates

The Company invests in non-majority interests in its Affiliates. The Company’s equity investments and respective ownership interest as of December 31, 2013 and 2012 are as follows:

		Ownership %
Affiliate	Location	2013	2012
Surgical Hospitals:
Grayson County Physicians Property, LLC	Sherman, TX	20%	20%
Houston Orthopedic Hospital, LLC	Houston, TX	20%	20%
ASCs
Foundation Surgery Affiliate of Nacogdoches, LLP	Nacogdoches, TX	13%	13%
Kirby Glen Surgery Center	Houston, TX	10%	10%
Park Ten Surgery Center	Houston, TX	10%	10%
Foundation Surgery Affiliate of Middleburg Heights, LLC	Middleburg Heights, OH	10%	10%
Foundation Surgery Affiliate of Huntingdon Valley, LP	Huntingdon Valley, PA	20%	20%
Foundation Surgery Affiliate of Seguin, LLP	Seguin, TX	20%	20%
New Jersey Surgery Center, LLC	Mercerville, NJ	10%	10%
Foundation Surgery Affiliate of Northwest Oklahoma City, LLC	Oklahoma City, OK	20%	20%
Foundation Surgery Affiliate of Grayson County, LLP	Sherman, TX	20%	20%
Metropolitan Medical Partners, LLC (“Chevy Chase”)	Chevy Chase, MD	18%	18%
Cumberland Valley Surgery Center, LLC	Hagerstown, MD	32%	32%
Frederick Surgical Center, LLC	Frederick, MD	20%	19%

The unaudited results of operations and financial position for the years ended and as of December 31, 2013 and 2012, respectively, of the Company’s equity investments in Affiliates are as follows:

(Unaudited)	2013	2012
Net operating revenues	$186,777,871	$203,083,755

Net income	$40,559,684	$43,345,570

Current assets	$44,091,846	$48,755,477
Noncurrent assets	44,668,968	48,369,312

Total assets	$88,760,814	$97,124,789

Current liabilities	$31,891,679	$29,161,233
Noncurrent liabilities	29,015,316	36,047,919

Total liabilities	$60,906,995	$65,209,152

Members’ equity	$27,853,819	$31,915,637

During 2012, the Company sold certain equity investments in Affiliates. The Company did not sell any equity investments in Affiliates in 2013. The gain or loss recorded on those transactions follows:

	Ownership % Sold	2013	2012
FSA of Middleburg Heights, LLC	10%	$—	$342,055
Park Ten Surgery Center	10%	—	35,299
Kirby Glen Surgery Center	10%	—	16,537
Perkins Plaza ASC, LLC	24%	—	(524,590)
River Oaks Surgical Center, LLP	10%	—	(42,800)

Gain (loss) on sale of equity investments in Affiliates		$—	$(173,499)

The Master Agreement covering the Company’s ownership in Chevy Chase includes a redemption feature that allows the majority owner of Chevy Chase to purchase the Company’s 18% interest in Chevy Chase for $178,000. In January 2014, the Company received notice from the majority owner that they intend to exercise their right to purchase the Company’s interest in October 2014 which is the term date of the Company’s management agreement. Based on these facts, management concluded that the Company no longer has significant influence over Chevy Chase and, effective December 31, 2013, began accounting for Chevy Chase using the cost method of accounting versus the equity method previously used. In addition, the Company performed an impairment analysis of the investment in Chevy Chase and determined that the projected cash distributions in 2014 from Chevy Chase would approximate the Company’s share in the earnings of Chevy Chase. As a result, the Company recorded an impairment charge of $1.6 million to write-down the recorded investment down to $178,000. The distributions that the Company receives in 2014 will be recorded as other revenue.

In May 2012, the Company invested $200,000 for a 20% interest in River City Surgical Institute, LLC (“River City ASC”). This venture was a start-up ASC in Jacksonville, Florida along with one surgeon partner who owned the remaining 80% interest. The physician partner did not fulfill his obligations and as a result the River City ASC has not opened and management does not anticipate it opening. As a result, management determined that the Company’s investment in the River City ASC was impaired and recorded an impairment charge of $200,000 during the year ended December 31, 2012.

Note 8 – Property and Equipment

Following are the components of property and equipment included in the accompanying consolidated balance sheets as of December 31, 2013 and 2012:

	2013	2012
Equipment	$22,820,537	$11,755,055
Equipment under capital leases	4,477,231	12,186,938
Leasehold improvements	2,240,442	914,592
Land	2,065,000	—

	31,603,210	24,856,585
Accumulated depreciation	(19,529,224)	(15,452,732)

	$12,073,986	$9,403,853

Depreciation expense for the years ended December 31, 2013 and 2012 was $3,228,009 and $1,812,399 respectively.

Note 9 – Goodwill and Other Intangibles

Changes in the carrying amount of goodwill during the years ended December 31, 2013 and 2012 were as follows:

	2013	2012
December 31, 2012	$1,154,528	$—
Reverse acquisition	21,864,781	—
Impairment charge	(21,864,781)	—
Finalization valuation – Imaging Centers	(180,601)
Business acquisitions	—	1,154,528

Balance, end of year	$973,927	$1,154,528

Goodwill and intangible assets with indefinite lives must be tested for impairment at least once a year. Carrying values are compared with fair values, and when the carrying value exceeds the fair value, the carrying value of the impaired asset is reduced to its fair value. The Company tests goodwill for impairment on an annual basis in the fourth quarter or more frequently if management believes indicators of impairment exist. The performance of the test involves a two-step process. The first step of the impairment test involves comparing the fair values of the applicable reporting units with their aggregate carrying values, including goodwill. The Company generally determines the fair value of its reporting units using the income approach methodology of valuation that includes the discounted cash flow method as well as other generally accepted valuation methodologies. If the carrying amount of a reporting unit exceeds the reporting unit’s fair value, the Company performs the second step of the goodwill impairment test to determine the amount of impairment loss. The second step of the goodwill impairment test involves comparing the implied fair value of the affected reporting unit’s goodwill with the carrying value of that goodwill.

The goodwill associated with the reverse acquisition was $21,864,781. The Company then determined the projected cash flows from the continuing operations of the legacy Graymark business were not sufficient to support the recorded goodwill. The Company evaluated the fair value of the goodwill subsequent to the reverse acquisition and determined the acquired goodwill was fully-impaired.

Changes in the carrying amount of intangible assets during the years ended December 31, 2013 and 2012 were as follows:

	Carrying Amount	Accumulated Amortization	Net
January 1, 2012	$3,498,500	$(739,072)	$2,759,428
Business Acquisition	8,293,000	—	8,293,000
Amortization	—	(781,570)	(781,570)

December 31, 2012	11,791,500	(1,520,642)	10,270,858
Business acquisition	2,733,000	—	2,733,000
Amortization	—	(1,865,237)	(1,865,237)

December 31, 2013	$14,524,500	$(3,385,879)	$11,138,621

Intangible assets as of December 31, 2013 and 2012 include the following:

		2013			2012
	Useful Life (Years)	Carrying Amount	Accumulated Amortization	Net	Net
ASC management contracts	6 – 8	$3,498,500	$(1,735,037)	$1,763,463	$2,202,858
Covenants not to compete	5	2,027,000	(443,744)	1,583,256	1,764,167
Physician memberships	7	6,468,000	(1,078,000)	5,390,000	6,303,833
Trade name	5	381,000	(33,782)	347,218	—
Service contracts	10	2,150,000	(95,316)	2,054,684	—

Total		$14,524,500	$(3,385,879)	$11,138,621	$10,270,858

Amortization expense for the next five years related to these intangible assets is expected to be as follows:

2014	$2,055,470
2015	2,055,470
2016	2,055,470
2017	1,994,637
2018	1,227,890

Note 10 – Borrowings and Capital Lease Obligations

The Company’s short-term debt obligations as of December 31, 2013 and 2012 are as follows:

	Rate(1)	2013	2012
Senior Lender:
Notes payable – working capital	6.5 – 7.0%	$2,814,027	$778,287
Other Lenders:
Note payable – S&H Leasing	11.5%	1,865,600	—
Note payable – working capital	5.0%	800,000	796,231
Insurance premium financings	3.0 – 3.9%	101,135	176,837
Note payable – Medicare cost report	10.1%	84,065	—
Note payable – HC REIT		—	100,000
Notes payable – acquisition		—	156,242

Short-term debt		$5,664,827	$2,007,597

(1)	Effective rate as of December 31, 2013

The Company has two short-term working capital loans from its senior lender that are collateralized by the inventory, accounts receivable, equipment and other assets of one of the Company’s hospital subsidiaries. The notes bear interest at variable rates of prime plus 1.5% and 3.75% with floors of 6.5% and 7%. The Company is required to make monthly payments totaling $15,608 with the balances due at maturity in March 2014 and July 2014. The Company is in process of extending the maturity date on both notes to January 2015.

On July 22, 2013, in conjunction with the Tyche Transaction (see Note 11 – Preferred Noncontrolling Interests), the Company issued a note payable to S&H Leasing, LLC (“S&H Leasing”), a member of Tyche. The note is unsecured and bears interest at a fixed rate of 11.5%. All principal and interest on the note is due at maturity on August 1, 2014.

The Company has a short-term working capital loan with a bank that is collateralized by the accounts receivable of one of the Company’s hospital subsidiaries. The note bears interest at a variable rate of prime plus 1% with a floor of 5% and the Company is required to make monthly interest payments of $3,333 with the balance due at maturity in October 2014.

The Company has various insurance premium financing notes payable that bear interest rates ranging from 3.0% to 3.9%. The insurance notes mature from February 2014 to September 2014 and the Company is required to make monthly principal and interest payments totaling $26,118.

In November 2013, the Company entered into an unsecured note payable with a finance company for $91,329. The note bears interest at 10.13% and requires monthly payments of principal and interest totaling $8,035. The note matures in November 2014. The proceeds from the note were used to pay amounts due under a Medicare cost report at one of the Company’s hospital subsidiaries.

In August 2013, the HC REIT short-term note payable (“HC REIT Note 1”) was forgiven by HC REIT in conjunction with the El Paso Real Estate Transaction described in Note 16 – Extraordinary Gain and Other Item.

On July 22, 2013, in conjunction with the Foundation acquisition, the Company issued a promissory note for $2,000,000 to FHA. The note was unsecured, bore interest at a fixed rate of 7% and was due on demand. The balance on the note was paid in full in October 2013.

The Company’s long-term debt and capital lease obligations as of December 31, 2013 and 2012 are as follows:

	Rate(1)	Maturity Date	2013	2012
Senior Lender:
Line of credit	7.0%	Jun. 2014	$896,000	$431,000
Notes payable – working capital	5.5 – 7.0%	Mar. 2014 – Feb. 2016	3,715,088	5,216,251
Note payable – equity investments	6.25%	Sept. 2016	3,270,427	4,289,057
Note payable – management agreements	6.0%	Dec. 2016	640,466	826,617
Note payable – assumption	6.75%	Jan. 2015	146,857	—
Other Lenders:
Note payable – preferred interest redemption	10.0%	Jul. 2015	5,100,000	—
Notes payable – settlements	5.25 – 8.0%	Dec. 2014 – Jan. 2018	1,189,725	—
Notes payable – THE	4.6 – 8%	Dec. 2014 – Feb. 2016	311,149	453,034
Notes payable – physician partners	5.25 – 6.75%	Jun. 2013 – Nov. 2014	103,604	617,198
Notes payable – acquisition	6.0%	Dec. 2014 – Oct. 2015	99,610	172,289
Note payable – HC REIT			—	450,917
Note payable – equity investments			—	167,841
Capital lease obligations	0.2 – 11.0%	Oct. 2013 – Jul. 2017	2,477,985	4,879,886

Total			17,950,911	17,504,090
Less: Current portion of long-term debt			(7,919,179)	(5,971,339)

Long-term debt			$10,031,732	$11,532,751

(1)	Effective rate as of December 31, 2013

The Company has a $1 million line of credit with its senior lender that is collateralized by the accounts receivable of one of the Company’s hospital subsidiaries. The line bears interest at a variable interest rate of prime plus 1% with a floor of 7% and the Company is required to make monthly payments of interest. As of December 31, 2013 and 2013, the Company had $104,000 and $569,000, respectively, available to borrow under the line.

The Company has various working capital notes payable with its senior lender that are collateralized by the Company’s accounts receivable, inventory, equipment and other assets. The notes bear interest at variable rates ranging from prime plus 1% to prime plus 1.5% with floor rates ranging from 5.5% to 7%. The Company is required to make monthly principal and interest payments under the notes payable totaling $156,912. Two of the working capital notes matured in March 2014. The Company is in process of extending the maturity of these notes to January 2015.

The Company has a note payable with its senior lender that is collateralized by the Company’s equity investment in one of its Affiliates. The note bears interest at a variable rate of prime plus 1.5% with a floor of 6.25% and the Company is required to make monthly principal and interest payments of $107,821.

The Company has a note payable with its senior lender that is collateralized by the Company’s management agreement with one of its ASC Affiliates. The note bears interest at a variable rate of prime plus 2.75% and the Company is required to make monthly principal and interest payments under the note of $19,683.

On July 22, 2013, as part of the acquisition of Foundation, the Company assumed a note payable with its senior lender from FHA. The note is unsecured and bears interest at a fixed rate of 6.75%. The Company is required to make monthly principal and interest payments under the note of $11,628.

On July 22, 2013, in conjunction with the Tyche Transaction (see Note 11 – Preferred Noncontrolling Interests), the Company issued a note payable a bank for $5.1 million. The note is secured by the preferred noncontrolling interests purchased from Tyche and bears interest at a fixed rate of 10%. The Company is required to make one payment of $728,571 in August 2014 with the remaining balance plus accrued interest due at maturity.

On July 22, 2013, as part of the acquisition of Foundation, the Company assumed various notes payable from FHA, totaling $1.2 million that are owed to various third parties and a bank. The notes payable were related to past legal settlements of the Company that were funded by FHA through the notes payable. The assumed settlement notes bear interest at fixed rates ranging from 5.25% to 8%. On September 3, 2013, the Company entered into a note payable with a noncontrolling interest holder in one of the Company’s hospital subsidiaries. The note bears interest at prime plus 2% and was entered into as a settlement of a dispute and for the purpose of purchasing the noncontrolling interest from the holder. All of the settlements notes payable are unsecured and the Company is required to make monthly principal and interest payments totaling $48,029.

The Company has two notes payable with THE Investments, LLC (“THE”). The notes are unsecured and bear interest at a fixed rates ranging from 4.6% to 8%. The Company is required to make monthly principal and interest payments totaling $15,913. The managing member of THE is also the managing member of Tyche.

The Company has various working capital notes payable with banks that are collateralized by the personal guarantees of Company’s physician partners that own noncontrolling interests in one of the Company’s hospital subsidiaries. The notes bear interest at fixed rates ranging from 5.25% to 6.5%. The Company is required to make monthly principal and interest payments totaling $17,609.

The Company has two unsecured notes payable related to the purchase of an imaging center in 2012. One of the notes, with a balance of $76,957 at December 31, 2013, is owed to the seller of the imaging center; the other note payable, with a balance of $22,653 at December 31, 2013, is related to the payment of rent that was owed on the imaging center at the time it was purchased. The notes bear interest at a fixed rate of 6% and the Company is required to make monthly principal and interest payments totaling $7,219.

In August 2013, the HC REIT note payable (“HC REIT Note 2”) was assigned to FSHA as part of the El Paso Real Estate Transaction described in Note 16 – Extraordinary Gain and Other Item.

The Company has entered into various capital leases that are collateralized by certain computer and medical equipment used by the Company. The capital leases bear interest at fixed rates ranging from 4.8% to 13.7%. The Company is required to make monthly principal and interest payments under the capital leases totaling $129,989.

The Company has entered into various short-term and long-term notes payable with its senior lender, Legacy Bank (referred to as “Legacy Debt”). As of December 31, 2013 and 2012, the balance of the Legacy Debt was $11.48 million and $11.54 million, respectively. The Legacy Debt is collateralized by substantially all of the assets of the Company’s subsidiaries, FSA and FSHA, and a portion is personally guaranteed by certain officers of the Company. In conjunction with the Legacy Debt, the Company has agreed to comply with certain financial covenants (as defined and calculated at the FSA and FSHA level) including:

•	Debt Service Coverage Ratio of 1.05 to 1 and increasing to 1.1 to 1 by December 31, 2013; 1.15 to 1 by March 31, 2014; and 1.2 to 1 by June 30, 2014; and

•	Minimum Tangible Net Worth (as defined for FSA and FSHA) of $11.1 million increased each quarter (beginning in September 30, 2013 by 50% of FSA’s and FSHA’s net income for the quarter).

As of December 31, 2013, FSA and FSHA are in compliance with the Legacy Debt financial covenants. There is no assurance that Legacy Bank will waive any future violations of the financial covenants. Historically, management has been successful in obtaining waivers from the bank for any covenant non-compliance; however there is no assurance that the Company will be able to obtain waivers in the future.

At December 31, 2013, future maturities of long-term debt were as follows:

2014	$7,919,179
2015	8,235,461
2016	1,641,600
2017	73,100
2018	52,349
Thereafter	29,222

Note 11 – Preferred Noncontrolling Interests

On March 13, 2013, the Company’s wholly-owned subsidiary, Foundation Health Enterprises, LLC (“FHE”) initiated a private placement offering for up to $15,960,000. The offering was comprised of 152 units (“FHE Unit” or “preferred noncontrolling interest”). Each FHE Unit was offered at $105,000 and entitled the purchaser to one (1) Class B membership interest in FHE, valued at $100,000, and 10,000 shares of the Company’s common stock, valued at $5,000. During July 2013 to October 2013, FHE and the Company completed the sale of 87 FHE Units for total consideration of $9,135,000 which was comprised of $8,700,000 attributable to the preferred noncontrolling interest and $435,000 attributable to the 870,000 shares of the Company’s common stock.

The FHE Units provide for a cumulative preferred annual return of 9% on the amount allocated to the Class B membership interests. The FHE Units will be redeemed by FHE in four annual installments beginning in July 2014. The first three installments shall be in the amount of $10,000 per FHE Unit and the fourth installment will be in the amount of the unreturned capital contribution and any undistributed preferred distributions. The FHE Units are convertible at the election of the holder at any time prior to the complete redemption into restricted common shares of the Company at a conversion price of $2.00 per share. Since the FHE Units have a redemption feature and a conversion feature which the Company determined to be substantive, the preferred noncontrolling interests has been recorded at the mezzanine level in the accompanying consolidated balance sheets and the corresponding dividends are recorded as a reduction of accumulated deficit.

As of December 31, 2012, the Company had an outstanding preferred membership interest of $11,072,465. The preferred member interest was owned by Tyche Health Enterprises, LLC (“Tyche”) and provided for annual cash dividends at a rate of 11.5%. On March 31, 2013, the Company entered into an Asset Purchase Agreement (the “Tyche Agreement”) with Tyche which was subsequently amended on March 31, 2013 and amended and closed on July 22, 2013. Under the Tyche Agreement, the Company purchased from Tyche (i) all of Tyche’s right, title and interest in the Membership Interest Purchase Agreement; (ii) all of Tyche’s right, title and interest in the preferred and common membership interest in FSH and the right to various equity interests in the affiliates of FSH; (iii) all of Tyche’s right, title and interest in the preferred and common membership interest in FSHA and the right to various equity interest in the affiliates of FSHA; and (iv) all of Tyche’s right, title and interest in any preferred or non-preferred ownership interest in any Foundation entities that have been acquired as a result of the Membership Interest Purchase Agreement.

Under the Tyche Agreement, the Company paid $11,102,372 to Tyche and Tyche related entities and TSH issued promissory notes totaling $2,339,905 to Tyche and Tyche related entities for total consideration of $13,442,277. As further consideration for the Tyche Agreement, the Company issued Tyche and certain Tyche related entities warrants for the purchase of Company’s common stock. The warrants issued included:

1.	Five year warrants for the purchase of a total of 1,937,500 shares of the Company’s common stock at a strike price of $1.00 per share;

2.	Seven and one-half year warrants for the purchase of a total of 3,516,204 shares of the Company’s common stock at a strike price of $1.35 per share; and

3.	Ten year warrants for the purchase of a total of 2,296,296 shares of the Company’s common stock at a strike price of $1.60 per share.

Note 12 – Commitments and Contingencies

Legal Issues

The Company is exposed to asserted and unasserted legal claims encountered in the normal course of business, including claims for damages for personal injuries, medical malpractice, breach of contracts, wrongful restriction of or interference with physicians’ staff privileges and employment related claims. In certain of these actions, plaintiffs request payment for damages, including punitive damages that may not be covered by insurance. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the operating results or the financial position of the Company. During the year ended December 31, 2013, the Company did not incur any settlement expenses related to its ongoing asserted and unasserted legal claims. During the year ended December 31, 2012, the Company incurred $71,000 in settlement expenses related to its ongoing asserted and unasserted legal claims.

Operating Leases

The Company leases all of the real property used in its business for office space, surgical hospital facilities and certain medical equipment under operating lease agreements. Rent expense for leases that contain scheduled rent increases is recognized on a straight-line basis over the lease term (“Deferred Rent”). As of December 31, 2013 and 2012, the Company had Deferred Rent of $6,648,369 and $4,307,500, respectively, which is included in other liabilities in the accompanying consolidated balance sheets. In addition to minimum lease payments, certain leases require reimbursement for common area maintenance and insurance, which are expensed when incurred.

The Company’s rental expense, net of sublease income, for operating leases in 2013 and 2012 was $7,112,362 and $4,314,690, respectively.

Following is a summary of the future minimum lease payments under operating leases as of December 31, 2013:

2014	$9,611,819
2015	9,584,196
2016	9,791,970
2017	9,798,571
2018	9,554,184
Thereafter	64,449,264
Less: Sublease income	(3,938,036)

Total	$108,851,968

At December 31, 2013, the Company had current and long-term deferred lease incentives of $614,987 and $5,563,984, respectively. The lease incentives are included in current other liabilities and other liabilities the accompanying consolidated balance sheets and are amortized on a straight line basis over the life of the lease as a reduction in rent expense. There were no deferred lease incentives at December 31, 2012.

Note 13 – Income Taxes

Prior to July 22, 2013, FSA’s and FSHA’s member had elected to have FSA’s and FSHA’s income taxed as an S Corporation under provisions of the Internal Revenue Code and a similar section of the state income tax law. Therefore, taxable income or loss is reported to the individual member for inclusion in its tax returns and no provision for income taxes is included in the Company’s consolidated financial statements for periods prior to July 22, 2013. The pro forma income information provides an adjustment for income tax expense as if FSA and FSHA had been a C Corporation prior to July 22, 2013 at an assumed combined federal and state effective tax rate of 38%, which approximates the calculated statutory tax rates for the periods.

The income tax provision for the year ended December 31, 2013 consists of:

2013
Current provision	$1,116,226
Deferred benefit	(378,781)
Increase in valuation allowance	77,068

Total	$814,513

Tax benefit, discontinued operations	$(514,371)

Tax provision, extraordinary item	$2,962,600

The Company has accrued interest and penalties of approximately $200,000 at December 31, 2013 related to the late filing of certain tax returns related to Graymark. The accrued interest and penalties are included in accrued liabilities in the accompanying consolidated balance sheets.

Deferred income tax assets and liabilities as of December 31, 2013 are comprised of:

2013
Deferred income tax assets:
Accounts receivable	$135,983
Accounts payable	1,131,070
Accrued liabilities	338,901
Deferred rent and lease incentives	2,353,514
Stock compensation	202,453
Other assets	54,836

Total deferred tax assets	4,216,757
Valuation allowance	(314,289)

Net deferred tax assets	3,902,468

Deferred income tax liabilities:
Fixed assets	(1,158,897)
Intangible assets	(1,725,099)
Equity investments in affiliates	(1,330,295)
Prepaid and other current assets	(174,419)

Total deferred tax liabilities	(4,388,710)

Net deferred tax liabilities	$(486,242)

The balance sheet classification of deferred income tax assets (liabilities) at December 31, 2013 follows:

2013
Current	$2,118,637
Long-term	(2,604,879)

Total	$(486,242)

The change in the Company’s valuation allowance on deferred tax assets during the year ended December 31, 2013 follows:

2013
Beginning valuation allowance	$—
Reverse acquisition	237,221
Change in valuation allowance	77,068

Ending valuation allowance	$314,289

The Company’s effective income tax rate for continuing operations differs from the U.S. Federal statutory rate as follows:

2013
Federal statutory rate	34%
State	4
Impairment of goodwill	-43%
Tax provision, extraordinary item	15%
Tax benefit, discontinued operations	-3%
Deferred taxes, reverse acquisition	-4%
Other	-7%

Effective income tax rate	-4%

The amount of income taxes the Company pays is subject to ongoing examinations by federal and state tax authorities. To date, there have been no reviews performed by federal or state tax authorities on any of the Company’s previously filed returns. The Company’s 2007 and later tax returns are still subject to examination.

At the time of the Foundation reverse acquisition, Graymark had federal and state net operating loss carryforwards in excess of $30 million. Due to the change of control resulting from the Foundation reverse acquisition, the Company will not be able to utilize the loss carryforwards.

Note 14 – Capital Structure

During 2013 in conjunction with the FHE private placement offering, the Company issued 870,000 shares of common stock valued at $435,000 ($0.50 per share). See Note 11 – Preferred Noncontrolling Interests for additional information.

During 2013, the Company issued 247,000 shares of common stock as payments for liabilities owed to certain professional service providers. The shares were valued at $108,537 which represented the fair value of the services provided.

Note 15 – Stock Options, Grants and Warrants

As part of the Foundation Acquisition, the Company has adopted the 2008 Long-Term Incentive Plan (the “Incentive Plan”). The Incentive Plan consists of three separate stock incentive plans, a Non-Executive Officer Participant Plan, an Executive Officer Participant Plan and a Non-Employee Director Participant Plan. Except for administration and the category of employees eligible to receive incentive awards, the terms of the Non-Executive Officer Participant Plan and the Executive Officer Participant Plan are identical. The Non-Employee Director Plan has other variations in terms and only permits the grant of nonqualified stock options and restricted stock awards. Each incentive award will be pursuant to a written award agreement. The number of shares of common stock authorized and reserved under the Incentive Plan is 2,750,000.

The fair value of each option and warrant grant is estimated on the date of grant using the Black-Scholes option pricing model. The determination of the fair value of stock-based payment awards on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables. These variables include the expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rate and expected dividends. Given the Company’s limited trading history and lack of employee option exercise history, the Company has included the assumptions and variables of similar companies in the determination of the actual variables used in the option pricing model. The Company bases the risk-free interest rate used in the option pricing model on U.S. Treasury zero-coupon issues. The Company does not anticipate paying any cash dividends in the foreseeable future and therefore an expected dividend yield of zero is used in the option pricing model.

The assumptions used to value the option and warrant grants are as follows:

2013
Expected life (in years)	2.5 – 5.0
Volatility	73 – 76%
Risk free interest rate	0.46 – 1.32%
Dividend yield	0%

Information with respect to stock options and warrants outstanding follows:

	Shares	Average Exercise Price
Outstanding at December 31, 2012	—	$—
Reverse acquisition – warrants	8,572,418	1.54
Reverse acquisition – options	562,500	1.33
Granted – warrants	8,663,646	1.33
Granted – options	600,000	0.43
Forfeited – options	(37,500)	4.00

Outstanding at December 31, 2013	18,361,064	$1.29

	Options and Warrants Outstanding			Options and Warrants Exercisable
	Shares Outstanding at 12/31/13	Average Remaining Life (Years)	Average Exercise Price	Shares Outstanding at 12/31/13	Average Exercise Price
$0.50 to $1.00	2,942,500	4.9	$0.81	2,542,500	$0.88
$1.01 to $2.00	15,218,564	4.4	1.37	15,208,564	1.37
$2.01 to $4.00	200,000	2.3	2.49	200,000	2.49

Total	18,361,064			17,951,064

The fair value of the 600,000 options issued in 2013 was estimated to be $120,000. The value of the options is recorded as compensation expense over the requisite service period which equals the vesting period of the options. Compensation expense related to stock options was approximately $145,000 during 2013. There was no compensation expense related to stock options during 2012.

Included in the warrants obtained as part of the reverse acquisition were warrants that were issued under a warrant agreement that contains an anti-dilution provision that requires the exercise price and number of shares exercisable under the warrants to be adjusted in certain instances including when the Company issues an equity security at a price less than $1.50. During 2013, the Company granted 913,646 additional warrants under this provision and adjusted the exercise price from $1.40 to $1.24. The total amount of money the Company would receive under the exercise of the warrants did not change.

In conjunction with the Tyche Agreement, the Company issued Tyche and certain Tyche related entities warrants for the purchase of Company’s common stock (the “Tyche Warrants”). The Tyche Warrants included:

1.	Five year warrants for the purchase of a total of 1,937,500 shares of the Company’s common stock at a strike price of $1.00 per share;

2.	Seven and one-half year warrants for the purchase of a total of 3,516,204 shares of the Company’s common stock at a strike price of $1.35 per share; and

3.	Ten year warrants for the purchase of a total of 2,296,296 shares of the Company’s common stock at a strike price of $1.60 per share.

The fair value of the Tyche Warrants was estimated to be $936,000. See Note 11 – Preferred Noncontrolling Interests for additional information on the Tyche Agreement.

The options and warrants outstanding and options and warrants exercisable as of December 31, 2013 had no intrinsic value. The intrinsic value is calculated as the difference between the market value and exercise price of the shares.

Information with respect to the Company’s restricted stock awards follows:

Unvested Restricted Stock Awards	Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2012	—	$—
Reverse acquisition	43,750	1.11
Granted	230,000	0.49
Vested	(13,750)	2.88
Forfeited	—	—

Unvested at December 31, 2013	260,000	$0.47

During 2013, the Company issued 230,000 restricted stock grant awards to certain key employees. The fair value of the restricted stock grant awards was approximately $113,000 and was calculated by multiplying the number of restricted shares issued times the closing share price on the date of issuance. The value of the stock grants is recorded as compensation over the requisite service period which equals vesting period of the stock award. During 2013, the Company recorded compensation expense related to stock grant awards of approximately $130,000. As of December 31, 2013, the Company has unrecognized compensation expense associated with the stock grants, options and warrants of approximately $165,000.

Note 16 – Extraordinary Gain and Other Item

Extraordinary Gain – On August 30, 2013, the Company, entered into an Agreement of Sale and Purchase (“Purchase Sale Agreement” or “PSA”) with HCRI Texas Properties, Ltd. (“Seller”) and HC REIT and an Agreement in Connection with Assignment and Assumption of PSA (“Assignment Agreement”) with DOC-FSH El Paso Medical Center, LLC (“DOC”) resulting in an extraordinary gain of $11.1 million (collectively referred to as the “El Paso Real Estate Transaction”). The income taxes related to the extraordinary gain and the amount of the extraordinary gain attributable to noncontrolling interests are summarized below:

	Gross	Tax	Net
Attributable to Foundation Healthcare	$7,796,315	$(2,962,600)	$4,833,715
Attributable to noncontrolling interests	3,273,524	—	3,273,524

Total extraordinary gain	$11,069,839	$(2,962,600)	$8,107,239

Pursuant to the PSA, the Company agreed to acquire from Seller the real property occupied and certain personal property used by the Company’s subsidiary East El Paso Physicians’ Medical Center, LLC (“EEPPMC”) under a master lease agreement (“Master Lease”) between EEPPMC, Seller and HCN.

The real property and other consideration covered by the Purchase Sale Agreement includes the hospital (“Hospital”) and medical office building (“MOB”) occupied by EEPPMC, an adjoining parcel of vacant land (“Excess Land”), the HC REIT Note 2, and certain personal property, including medical equipment, owned by Seller and attached to or located in and used in the operation of the Hospital and MOB (“Personal Property. The purchase price under the Purchase Agreement was $39,066,428.

Simultaneous with the execution of the Purchase Sale Agreement, the Company executed the Assignment Agreement with DOC whereby FSHA assigned and DOC assumed all of FSHA’s right, title, interest and obligations in, to and under the Purchase Sale Agreement, except for the Excess Land, HC REIT Note 2 and Personal Property. The consideration under the Assignment Agreement with DOC was $40,000,000 and was composed of the following:

1.	$39,066,428 which was paid directly to Seller;

2.	$400,000 which was retained by DOC as a security deposit for the performance of EEPPMC’s payment obligations under the Master Lease;

3.	$463,678 which was paid to the Company; and

4.	$69,894 which was paid on behalf of the Company to cover certain legal and closing expenses.

The estimated excess value of the assets obtained compared to the consideration paid as a result of the PSA and Assignment agreement was $4,027,562. The Company is in the process of conducting formal valuations of the Excess Land and Personal Property acquired in the transaction and will adjust the extraordinary gain accordingly based on the results of those evaluations.

In conjunction with the execution of the PSA and Assignment Agreement, HC REIT agreed to forgive certain liabilities totaling $7,108,562 due to HC REIT from EEPPMC composed of the following:

1.	$714,824 in capital equipment leases net of the write off of the related capital lease assets;

2.	$467,132 in a note (HC REIT Note 1) and related accrued and unpaid interest (HC REIT Note 1 and HC REIT Note 2);

3.	$2,767,905 in unpaid, past due rent on the hospital and MOB;

4.	$3,158,701 in other accrued liabilities related to the hospital and MOB facilities.

The Company determined that the nature of the El Paso Real Estate Transaction was both unusual in nature and infrequent in occurrence given the nature of our business and current operating environment. The event is unusual given we are a health care organization that invests in and manages existing healthcare facilities, not a real estate company. This event is also unique given the complex nature of both the transaction and the unusual level of debt and liabilities forgiven as part of the transaction and as such would not be reasonably expected to reoccur in the foreseeable future.

Other Item – On September 30, 2013, the Company entered into an Agreement of Sale and Purchase (“OKC MOB Agreement”) with Foundation Medical Center of Oklahoma City, LLC (“FMC”) pursuant to which the Company agreed to acquire from Seller the real property occupied as the corporate headquarters of FSA and FSHA.

The real property covered by the OKC MOB Agreement includes an ambulatory surgery center facility owned and operated by a Foundation affiliate called Foundation Surgery Affiliate of Northwest Oklahoma City, LLC. The remainder of the building is medical office space occupied by a physician group, a sleep lab, a medical infusion company, and the Foundation corporate office. The building consists of approximately 52,000 square feet. The purchase price under the Purchase Agreement was $10,588,235.

Simultaneous with the execution of the OKC MOB Agreement, the Company entered into an Agreement in Connection with Assignment and Assumption of PSA (“OKC MOB Assignment Agreement”) with DOC-GREYMARK HQ OKC MOB, LLC (“OKC DOC”) whereby the Company assigned and OKC DOC assumed, all of the Company’s right, title, interest and obligations in, to and under the OKC MOB Agreement. The consideration under the OKC MOB Assignment Agreement with OKC DOC was $15,600,000 and was composed of the following:

1.	$10,588,235 which was paid directly to FMC;

2.	$4,885,328 which was paid to the Company; and

3.	$35,937 which was paid on behalf of the Company to cover certain legal and closing expenses.

Simultaneous with the sale to OKC DOC, the Company executed a 10 year master lease on the building for an annual rent of $1,248,000 with annual escalations of 2%. The current lease income on the underlying sub-leases is approximately $900,000 per year. The master lease is an operating lease. Given the disparity between the annual rent expense under the master lease and the rental income of the underlying sub-leases, the gain on the sale to OKC DOC was treated as a lease incentive and is being recorded on a straight-line basis as a reduction in the rent expense under the master lease.

Note 17 – Fair Value Measurements

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability (i.e., an exit price) in the principal or most advantageous market in an orderly transaction between market participants. In determining fair value, the accounting standards established a three-level hierarchy that distinguishes between (i) market data obtained or developed from independent sources (i.e., observable data inputs) and (ii) a reporting entity’s own data and assumptions that market participants would use in pricing an asset or liability (i.e., unobservable data inputs). Financial assets and financial liabilities measured and reported at fair value are classified in one of the following categories, in order of priority of observability and objectivity of pricing inputs:

•	Level 1 – Fair value based on quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Fair value based on significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data.

•	Level 3 – Fair value based on prices or valuation techniques that require significant unobservable data inputs. Inputs would normally be a reporting entity’s own data and judgments about assumptions that market participants would use in pricing the asset or liability.

The fair value measurement level for an asset or liability is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

Recurring Fair Value Measurements: The carrying value of the Company’s financial assets and financial liabilities is their cost, which may differ from fair value. The carrying value of cash held as demand deposits, money market and certificates of deposit, accounts receivable, short-term borrowings, accounts payable and accrued liabilities approximated their fair value. At December 31, 2013 and 2012, the fair value of the Company’s long-term debt approximated its fair value. The fair value of the Company’s debt was valued using Level 3 inputs.

Nonrecurring Fair Value Measurements:

Reverse Acquisition – During 2013, the Company completed the Foundation reverse acquisition; see Note 4 – Reverse Acquisition for additional information. The assets acquired and liabilities assumed in the reverse acquisition were recorded at their fair values on the date of acquisition.

El Paso Real Estate Transaction – On August 30, 2013, the Company, entered into an Agreement of Sale and Purchase (“Purchase Sale Agreement” or “PSA”) with HCRI Texas Properties, Ltd. (“Seller”) and HC REIT and an Agreement in Connection with Assignment and Assumption of PSA (“Assignment Agreement”) with DOC-FSH El Paso Medical Center, LLC (“DOC”) to acquire from Seller the real property occupied and certain personal property used by the Company’s subsidiary East El Paso Physicians’ Medical Center, LLC (“EEPPMC”); see Note 16 – Extraordinary Gain for additional information. The assets acquired as a result of the El Paso Real Estate Transaction were recorded at their fair market value on the date of the transaction.

Business Acquisitions – During 2012, the Company acquired El Paso and the Imaging Centers; see Note 5 – Acquisitions for additional information. The assets acquired and liabilities assumed in the El Paso and Imaging Centers transactions were recorded at their respective fair values on the date of the acquisition.

For the reverse acquisition and the business acquisitions, the nonrecurring fair value measurements were developed using significant unobservable inputs (Level 3). For the El Paso Real Estate Transaction, a portion of the fair value measurements were developed using significant other observable inputs (Level 2). The primary valuation technique used was an income methodology based on estimates of forecasted cash flows for each business unit, with those cash flows discounted to present value using rates commensurate with the risks of those cash flows. Assumptions used were similar to those that would be used by market participants performing valuations of these business units and were based on analysis of current and expected future economic conditions and the updated strategic plan for each business unit.

The fair value measurements for the Company’s assets measured at fair value on a nonrecurring basis as of December 31, 2013 and 2012 follows:

	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Gains (Losses)
December 31, 2013:
Foundation reverse acquisition:
Assets	$7,475,459	$—	$—	$7,475,459	$(21,864,781)
Liabilities	(15,401,366)	—	—	(15,401,366)	—
El Paso Real Estate Transaction	3,024,550	—	2,573,633	450,917	3,958,122

					$(17,906,659)

December 31, 2012:
El Paso acquisition:
Assets	$17,768,932	$—	$—	$17,768,932	$—
Liabilities	(17,768,932)	—	—	(17,768,932)	—
Imaging Centers acquisition:
Assets	917,487	—	—	917,487	—
Liabilities	(608,439)	—	—	(608,439)	—

Note 18 – Related Party Transactions

On July 22, 2013, the Company issued Mr. Roy T. Oliver, one of our greater than 5% shareholders and affiliates, 17,970,295 shares of common stock for full satisfaction of debt owed to Mr. Oliver totaling $8,136,390. The Company previously used the proceeds from the debt to fund its payment obligations to Arvest Bank.

As of December 31, 2013, the Company had $2.2 million on deposit at Valliance Bank. Valliance Bank is controlled by Mr. Roy T. Oliver, one of our greater than 5% shareholders and affiliates. In addition, the Company is obligated to Valliance Bank under certain notes payable totaling approximately $5.9 million and $0.8 million at December 31, 2013 and December 31, 2012, respectively. The interest rates on the notes range from 5% to 10%. Non-controlling interests in Valliance Bank are held by Mr. Stanton Nelson, the Company’s chief executive officer and Mr. Joseph Harroz, Jr., a director of the Company. Mr. Nelson and Mr. Harroz also serve as directors of Valliance Bank.

The Company occupies office space subject to a lease agreement with City Place, LLC (“City Place”). Under the lease agreement, the Company pays monthly rent of $17,970 until June 30, 2014; $0.00 from July 1, 2014 to January 31, 2015 and $17,970 from February 1, 2015 to March 31, 2017 plus additional payments for allocable basic expenses of City Place; the lease expires on March 31, 2017. Non-controlling interests in City Place are held by Roy T. Oliver, one of the Company’s greater than 5% shareholders and affiliates, and Mr. Stanton Nelson, the Company’s Chief Executive Officer. During the period from July 22, 2013 to December 31, 2013, the Company incurred approximately $57,000 in lease expense under the terms of the lease.

Until September 30, 2013, FHA charged the Company rent for office space and an allocation for shared services, including payroll, legal and support services. The total rental expense allocation charged to the Company was $211,787 and $310,810 during 2013 and 2012, respectively.

The Company has entered into agreements with certain of its Affiliate ASCs and hospitals to provide management services. As compensation for these services, the surgery centers and hospitals are charged management fees which are either fixed or are based on a percentage of the Affiliates cash collected or the Affiliates net revenue. The percentages range from 2.25% to 6.0%.

The Company has received cash advances from FHA and certain real estate subsidiaries and affiliates of FHA (“FHA Real Estate”) and New Age Fuel, Inc. (“New Age”). New Age has an ownership interest in Tyche. As of December 31, 2013 and 2012, the Company owes FHA Real Estate a total of $1,049,303 and New Age $316,833. The amounts owed to FHA Real Estate and New Age are included in “Other liabilities” on the accompanying consolidated balance sheets.

Note 19 – Subsequent Events

Management evaluated all activity of the Company and concluded that no material subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements, except as noted below:

On March 1, 2014, the Company executed a 15 year master lease on the building occupied by the Company’s hospital subsidiary in San Antonio, Texas for an annual rent of $2.3 million with annual escalations of 3%. The current lease income on the underlying sub-lease is approximately $2.1 million per year which includes the rent paid by FBH SA. The master lease is an operating lease. In conjunction with the master lease and certain other agreements with the landlord, the Company received $4.1 million at the time of the lease. Given the disparity between the annual rent expense under the master lease and the rental income of the underlying sub-lease, the cash received at the execution of the lease will be deferred and recorded on a straight-line basis as a reduction in the rent expense under the master lease.

On February 17, 2014, the Company’s board of directors granted Mr. Stanton Nelson, the Company’s chief executive officer, a restricted stock award for 8,191,745 shares of the Company’s common stock. The award vests over a five-year period with 20% of the award vesting at the beginning of each year. For the shares that vested at the time award grant (1,638,349 shares), Mr. Nelson elected to exercise his right to cashless vest in the shares and have the Company pay the withholding taxes on the award. As a result of the cashless vesting, Mr. Nelson received 865,099 shares.

GRAYMARK HEALTHCARE, INC.

Consolidated Condensed Balance Sheet

(Unaudited)

July 21, 2013
ASSETS
Cash and cash equivalents	$68,170
Accounts receivable, net of allowances for doubtful accounts of $2,057	249,333
Current assets from discontinued operations	1,773,471
Other current assets	198,977

Total current assets	2,289,951

Property and equipment, net	708,045
Other assets from discontinued operations	1,492,552
Other assets	252,528

Total assets	$4,743,076

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Liabilities:
Accounts payable	$2,202,582
Accrued liabilities	1,999,059
Notes payable to shareholder	2,373,310
Current portion of long-term debt	6,382,084
Current liabilities from discontinued operations	13,606,585

Total current liabilities	26,563,620

Long-term debt, net of current portion	16,991
Other liabilities from discontinued operations	174,509

Total liabilities	26,755,120
Equity:
Graymark Healthcare shareholders’ equity (deficit):
Preferred stock $0.0001 par value, 10,000,000 authorized; no shares issued and outstanding	—
Common stock $0.0001 par value, 500,000,000 shares authorized; 16,719,648 issued and outstanding	1,672
Paid-in capital	40,982,531
Accumulated deficit	(62,371,553)

Total Graymark Healthcare shareholders’ equity (deficit)	(21,387,350)
Noncontrolling interest	(624,694)

Total equity (deficit)	(22,012,044)

Total liabilities and shareholders’ equity (deficit)	$4,743,076

See Accompanying Notes to Consolidated Condensed Financial Statements

GRAYMARK HEALTHCARE, INC.

Consolidated Condensed Statement of Operations

For the Period from January 1, 2013 to July 21, 2013

(Unaudited)

January 1 – July 21, 2013
Service revenues	$1,369,615

Operating Expenses:
Selling, general and administrative	2,792,355
Write-down of deferred purchase consideration	300,000
Depreciation and amortization	185,899

3,278,254

Other Income (Expense):
Interest expense, net	(307,203)
Other income	38,403

Net other (expense)	(268,800)

Loss from continuing operations, before taxes	(2,177,439)
Provision for income taxes	—

Loss from continuing operations, net of taxes	(2,177,439)
Loss from discontinued operations, net of taxes	(2,762,584)

Net loss	(4,940,023)
Less: Net loss attributable to noncontrolling interests	(131,559)

Net loss attributable to Graymark Healthcare	$(4,808,464)

Earnings per common share (basic and diluted):
Net loss from continuing operations	$(0.12)
Loss from discontinued operations	(0.17)

Net loss per share	$(0.29)

Weighted average number of common and diluted shares outstanding	16,742,328

See Accompanying Notes to Consolidated Condensed Financial Statements

GRAYMARK HEALTHCARE, INC.

Consolidated Condensed Statement of Cash Flows

For the Period from January 1, 2013 to July 21, 2013

(Unaudited)

January 1 – July 21, 2013
Operating activities:
Net loss	$(4,940,023)
Less: Income (loss) from discontinued operations	(2,762,584)

Loss from continuing operations	(2,177,439)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	185,899
Stock-based compensation and professional services, net of cashless vesting	85,423
Changes in assets and liabilities –
Accounts receivable	(65,251)
Other assets	219,950
Accounts payable	909,055
Accrued liabilities	299,025

Net cash used in operating activities from continuing operations	(543,338)
Net cash provided by operating activities from discontinued operations	326,435

Net cash used in operating activities	(216,903)

Investing activities:
Purchase of property and equipment	(2,539)
Disposal of property and equipment	8,005

Net cash provided by investing activities from continuing operations	5,466
Net cash provided by investing activities from discontinued operations	24,070

Net cash provided by investing activities	29,536

Financing activities:
Debt proceeds	836,792
Debt payments	(235,387)

Net cash provided by financing activities from continuing operations	601,405
Net cash used in financing activities from discontinued operations	(473,761)

Net cash provided by financing activities	127,644

Net change in cash and cash equivalents	(59,723)
Cash and cash equivalents at beginning of period	127,893

Cash and cash equivalents at end of period	$68,170

Cash Paid for Interest and Income Taxes:
Interest expense	$172,198

Interest expense, discontinued operations	$206,646

Income taxes	$—

See Accompanying Notes to Consolidated Condensed Financial Statements

GRAYMARK HEALTHCARE, INC.

Notes to Consolidated Condensed Financial Statements

For the Period from January 1, 2013 to July 21, 2013

Note 1 – Nature of Business

Graymark Healthcare, Inc. (the “Company”) is organized under the laws of the state of Oklahoma and is a provider of care management solutions to the sleep disorder market based in the United States. The Company provides a comprehensive diagnosis and care management solution for patients suffering from sleep disorders.

The Company provides diagnostic sleep testing services and care management solutions for people with chronic sleep disorders. In addition, the Company sells equipment and related supplies and components used to treat sleep disorders. The Company’s products and services are used primarily by patients with obstructive sleep apnea, or OSA. The Company’s sleep centers provide monitored sleep diagnostic testing services to determine sleep disorders in the patients being tested. The majority of the sleep testing is to determine if a patient has OSA. A continuous positive airway pressure, or CPAP, device is the American Academy of Sleep Medicine’s (“AASM”) preferred method of treatment for obstructive sleep apnea. The Company’s sleep diagnostic facilities also determine the correct pressure settings for patient treatment with positive airway pressure. The Company sells CPAP devices and disposable supplies to patients who have tested positive for sleep apnea and have had their positive airway pressure determined. There are noncontrolling interests held in some of the Company’s testing facilities, typically by physicians located in the geographical area being served by the diagnostic sleep testing facility.

On July 22, 2013, the Company acquired 100% of the interests in Foundation Surgery Affiliates, LLC (“FSA”) and Foundation Surgical Hospital Affiliates, LLC (“FSHA”) (collectively “Foundation”) from Foundation Healthcare Affiliates, LLC (“FHA”) in exchange for 114,500,000 shares of the Company’s common stock and promissory note in the amount of $2,000,000. The effective date of the Foundation acquisition was July 1, 2013. For financial reporting purposes, the transaction will be recorded as a reverse merger and Foundation will be considered the accounting acquirer. As a result of the reverse merger, the Company’s historical operating results will only include the results of Foundation.

The Company intends to operate the Foundation businesses along with its existing sleep management solutions business. FSA and FSHA own and manage ambulatory surgery centers (“ASC” or “ASCs”) and surgical hospitals with facilities located in Louisiana, Maryland, New Jersey, Ohio, Oklahoma, Pennsylvania and Texas. Foundation typically owns a minority ownership in its facilities with ownership ranging from 10% to 28%. However, Foundation does own over 51% in two of its larger hospitals located in San Antonio and El Paso, Texas. The Foundation facilities collectively offer a portfolio of specialties ranging from relatively intensive specialties such as orthopedics and neurosurgery to low-surgery-intensive specialties such as pediatric ENT (tubes / adenoids), pain management and gastroenterology. The Foundation facilities are located in freestanding buildings or medical office buildings.

As of July 21, 2013, the Company had an accumulated deficit of $62.4 million and reported a net loss of $4.9 million for the period from January 1, 2013 to July 21, 2013. In addition, the Company used $0.5 million in cash from operating activities from continuing operations during the period from January 1, 2013 to July 21, 2013. Management expects the new combined entity to generate positive cash flow; however the Company’s legacy Graymark business has a significant working capital deficiency. As of July 21, 2013, the Company had a working capital deficiency of $5.6 million (excluding short-term debt and current portion of long-term debt from continuing operations and discontinued operations totaling $18.7 million). In addition, the Company’s lenders have placed restrictions on the amount of cash the Company can transfer from Foundation to the Company’s parent entity or its sleep business subsidiaries. The Company has significantly delayed payments to its vendors and service providers as a result of the working capital deficiency. Management expects to negotiate discounts and/or payment plans with many of the Company’s vendors and service providers; however, there is no assurance that some of them will not take legal action against us which could have a negative impact on the Company’s liquidity.

Note 2 – Summary of Significant Accounting Policies

For a complete list of the Company’s significant accounting policies, please see the Company’s Annual Report on Form 10-K for the year ending December 31, 2012.

Interim Financial Information – The unaudited consolidated condensed financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial statements and in accordance with Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the period from January 1, 2013 to July 21, 2013 are not necessarily indicative of results that may be expected for the year ended December 31, 2013.

Consolidation – The accompanying consolidated condensed financial statements include the accounts of the Company and its wholly owned, majority owned and controlled subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue recognition – Sleep center services and product sales are recognized in the period in which services and related products are provided to customers and are recorded at net realizable amounts estimated to be paid by customers and third-party payors. Insurance benefits are assigned to the Company and, accordingly, the Company bills on behalf of its customers. For its sleep diagnostic business and acquired therapy business, the Company estimates the net realizable amount based primarily on the contracted rates stated in the contracts the Company has with various payors or for payors without contracts, historic payment trends. In addition, the Company, on a monthly basis, calculates the historic payments received from all payors at each location to determine if an incremental contractual reserve is necessary and if so, the amount of that reserve. The Company does not anticipate any future changes to this process. In the Company’s historic sleep therapy business, the business has been predominantly out-of-network and as a result, the Company has not had contract rates to use for determining net revenue for a majority of its payors. For this portion of the business, the Company performs a monthly analysis of actual reimbursement from each third party payor for the most recent 12-months. In the analysis, the Company calculates the percentage actually paid by each third party payor of the amount billed to determine the applicable amount of net revenue for each payor. The key assumption in this process is that actual reimbursement history is a reasonable predictor of the future reimbursement for each payor at each facility.

For certain sleep therapy and other equipment sales included in discontinued operations, reimbursement from third-party payors is earned over a period of time, typically 10 to 13 months. The Company recognizes revenue on these sales as amounts are earned over the payment period stipulated by the third-party payor.

The Company has established an allowance to account for contractual adjustments that result from differences between the amount billed and the expected realizable amount. Actual adjustments that result from differences between the payment amount received and the expected realizable amount are recorded against the allowance for contractual adjustments and are typically identified and ultimately recorded at the point of cash application or when otherwise determined pursuant to the Company’s collection procedures. Revenues included in in the loss from discontinued operations in the accompanying consolidated condensed financial statements are reported net of such adjustments.

Due to the nature of the healthcare industry and the reimbursement environment in which the Company operates, certain estimates are required to record net revenues and accounts receivable at their net realizable values at the time products or services are provided. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available, which could have a material impact on the

Company’s operating results and cash flows in subsequent periods. Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded.

The patient and their third party insurance provider typically share in the payment for the Company’s products and services. The amount patients are responsible for includes co-payments, deductibles, and amounts not covered due to the provider being out-of-network. Due to uncertainties surrounding deductible levels and the number of out-of-network patients, the Company is not certain of the full amount of patient responsibility at the time of service. The Company estimates amounts due from patients prior to service and attempts to collect those amounts prior to service. Remaining amounts due from patients are then billed following completion of service.

Restricted cash – As of July 21, 2013, the Company had long-term restricted cash of approximately $236,000 included in other assets in the accompanying consolidated condensed balance sheet. This amount is pledged as collateral to the Company’s senior bank debt. On July 22, 2013, the Company’s senior lender applied the restricted cash against the principle balance owed by the Company.

Accounts receivable – The majority of the Company’s accounts receivable is included in current assets from discontinued operations and is due from private insurance carriers, Medicare/Medicaid and other third-party payors, as well as from patients relating to deductible and coinsurance provisions of their health insurance policies.

Third-party reimbursement is a complicated process that involves submission of claims to multiple payors, each having its own claims requirements. Adding to this complexity, a significant portion of the Company’s historic therapy business has been out-of-network with several payors, which means the Company does not have defined contracted reimbursement rates with these payors. For this reason, the Company’s systems report this revenue at a higher gross billed amount, which the Company adjusts to an expected net amount based on historic payments. As the Company continues to move more of its business to in-network contracting, the level of reserve related to contractual allowances is expected to decrease. In some cases, the ultimate collection of accounts receivable subsequent to the service dates may not be known for several months. As these accounts age, the risk of collection increases and the resulting reserves for bad debt expense reflect this longer payment cycle. The Company has established an allowance to account for contractual adjustments that result from differences between the amounts billed to customers and third-party payors and the expected realizable amounts. The percentage and amounts used to record the allowance for doubtful accounts are supported by various methods including current and historical cash collections, contractual adjustments, and aging of accounts receivable.

The Company offers payment plans of up to three months to patients for amounts due from them for the sales and services the Company provides. The minimum monthly payment amount for is calculated based on the down payment and the remaining balance divided by the number of months the patient has to pay the balance.

Accounts are written-off as bad debt using a specific identification method. For amounts due from patients, the Company utilizes a collections process that includes distributing monthly account statements. For patients that are not on a payment plan, collection efforts including collection letters and collection calls begin once the balance becomes the responsibility of the patient. If the patient is on a payment program, these efforts begin within 30 days of the patient failing to make a planned payment. Beginning in the fourth quarter of 2012, all patient responsibility accounts are forwarded to a contracted Extended Business Office (“EBO”). The EBO prepares and mails all patient account statements and follow up with patients via phone calls and letters to collect amounts due prior to them being turned over for collection. For diagnostic patients, the Company submits patient receivables to an outside collection agency if the patient has failed to pay 120 days following service or, if the patient is on a payment plan, they have failed to make two consecutive payments. For therapy patients, patient receivables are submitted to an outside collection agency if payment has not been received between 180 and 240 days following service depending on the service provided and circumstances of the receivable or, if the patient is on a payment plan, they have failed to make two consecutive payments. It is the Company’s policy to write-off as bad debt all patient receivables at the time they are submitted to an outside collection agency. If funds are recovered by a collection agency, the amounts previously written-off are accounted for as a recovery of bad debt. For amounts due from third party payors, it is the Company’s policy to write-off an account receivable to bad debt based on the specific circumstances related to that claim resulting in a determination that there is no further recourse for collection of a denied claim from the denying payor.

For the period from January 1, 2013 to July 21, 2013, the Company collected $27,000 less than the recorded contractual allowances. These amounts reflect the amount of actual cash received in excess of (less than) the original contractual allowance recorded at the time of service.

Accounts receivable are reported net of allowances for contractual adjustments and doubtful accounts as follows:

	Continuing Operations	Discontinued Operations
Allowance for contractual adjustments	$—	$955,645
Allowance for doubtful accounts	2,057	1,616,166

Total	$2,057	$2,571,811

The activity in the allowances for contractual adjustments and doubtful accounts for the period from January 1, 2013 to July 21, 2013 follows:

	Discontinued Operations
	Contractual Adjustments	Doubtful Accounts	Total
Balance at January 1, 2013	$1,658,172	$1,548,133	$3,206,305
Provisions	1,644,022	293,917	1,937,939
Write-offs, net of recoveries	(2,346,549)	(225,884)	(2,572,433)

Balance at July 21, 2013	$955,645	$1,616,166	$2,571,811

The aging of the Company’s accounts receivable, net of allowances for contractual adjustments and doubtful accounts as of July 21, 2013 follows:

	Continuing Operations	Discontinued Operations
1 to 60 days	$249,333	$781,770
61 to 90 days	—	144,075
91 to 120 days	—	112,645
121 to 180 days	—	112,304
181 to 360 days	—	131,521
Greater than 360 days	—	41,929

Total	$249,333	$1,324,244

In addition to the aging of accounts receivable shown above, management relies on other factors to determine the collectability of accounts including the status of claims submitted to third party payors, reason codes for declined claims and an assessment of the Company’s ability to address the issue and resubmit the claim and whether a patient is on a payment plan and making payments consistent with that plan.

Included in accounts receivable from discontinued operations are earned but unbilled receivables of approximately $90,588 as of July 21, 2013. Unbilled accounts receivable represent charges for services delivered to customers for which invoices have not yet been generated by the billing system. Prior to the delivery of services or equipment and supplies to customers, the Company performs certain certification and approval procedures to ensure collection is reasonably assured and that unbilled accounts receivable is recorded at net amounts expected to be paid by customers and third-party payors. Billing delays can occur due to delays in obtaining certain required payor-specific documentation from internal and external sources, interim transactions occurring between cycle billing dates established for each customer within the billing system and new sleep centers awaiting assignment of new provider enrollment identification numbers. In the event that a third-party payor does not accept the claim for payment, the customer is ultimately responsible.

Loss per share – Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted during the period. Dilutive securities having an anti-dilutive effect on diluted loss per share are excluded from the calculation.

Recently Adopted and Recently Issued Accounting Guidance

Adopted Guidance

On January 1, 2013, the Company adopted changes issued by the Financial Accounting Standards Board (FASB) to the testing of indefinite-lived intangible assets for impairment, similar to the goodwill changes adopted in September 2011. These changes provide an entity the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not (more than 50%) that the fair value of an indefinite-lived intangible asset is less than its carrying amount. Such qualitative factors may include the following: macroeconomic conditions; industry and market considerations; cost factors; overall financial performance; and other relevant entity-specific events. If an entity elects to perform a qualitative assessment and determines that an impairment is more likely than not, the entity is then required to perform the existing two-step quantitative impairment test, otherwise no further analysis is required. An entity also may elect not to perform the qualitative assessment and, instead, proceed directly to the two-step quantitative impairment test. Notwithstanding the adoption of these changes, management plans to proceed directly to the two-step quantitative test for the Company’s indefinite-lived intangible assets. The adoption of these changes had no impact on the Company’s consolidated financial statements.

On January 1, 2013, the Company adopted changes issued by the FASB to the disclosure of offsetting assets and liabilities. These changes require an entity to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The enhanced disclosures will enable users of an entity’s financial statements to understand and evaluate the effect or potential effect of master netting arrangements on an entity’s financial position, including the effect or potential effect of rights of setoff associated with certain financial instruments and derivative instruments. The adoption of these changes had no impact on the Company’s consolidated financial statements.

Issued Guidance

In February 2013, the FASB issued changes to the accounting for obligations resulting from joint and several liability arrangements. These changes require an entity to measure such obligations for which the total amount of the obligation is fixed at the reporting date as the sum of (i) the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors, and (ii) any additional amount the reporting entity expects to pay on behalf of its co-obligors. An entity will also be required to disclose the nature and amount of the obligation as well as other information about those obligations. Examples of obligations subject to these requirements are debt arrangements and settled litigation and judicial rulings. These changes become effective for the Company on January 1, 2014. Management has determined that the adoption of these changes will not have an impact on the consolidated financial statements, as the Company does not currently have any such arrangements.

Note 3 – Discontinued Operations

On July 17, 2013, the Company implemented a plan to sell certain sleep diagnostic and therapy facilities (referred to as “IDTF Sleep”). The facilities identified as held for sale were selected because the revenue from these facilities have not met expectations and are not adequate to offset fixed operating costs. If a sale of these facilities cannot be achieved within an acceptable time frame, then these facilities will be closed. The time frame for achieving a sale or closing the site ranges from July 31, 2013 to August 31, 2013. The facilities identified are located in Oklahoma, Texas, Nevada, Kansas, Missouri and Iowa.

On September 1, 2010, the Company executed an Asset Purchase Agreement, which was subsequently amended on October 29, 2010, (as amended, the “Agreement”) pursuant to which we sold substantially all of the assets of the Company’s subsidiary, ApothecaryRx, LLC (“ApothecaryRx”). ApothecaryRx operated 18 retail pharmacy stores selling prescription drugs and a small assortment of general merchandise, including diabetic merchandise, non-prescription drugs, beauty products and cosmetics, seasonal merchandise, greeting cards and convenience foods. As a result of the sale of ApothecaryRx, the related assets, liabilities, results of operations and cash flows of ApothecaryRx have been classified as discontinued operations in the accompanying consolidated condensed financial statements.

The operating results the Company’s discontinued operations for the period from January 1, 2013 to July 21, 2013 are summarized below:

January 1 – July 21, 2013
IDTF Sleep revenues	$4,132,624

Income (loss) before taxes:
IDTF Sleep	$(2,952,005)
ApothecaryRx	175,115
Other	14,306
Income tax (provision)	—

Loss from discontinued operations, net of tax	$(2,762,584)

The balance sheet items for discontinued operations are summarized below:

July 21, 2013
Cash and cash equivalents	$32,582
Accounts receivable, net	1,324,244
Inventories	246,194
Other current assets	170,451

Total current assets	1,773,471
Property and equipment, net	1,492,552

Total assets	$3,266,023

Accounts payable	$2,012,833
Accrued liabilities	1,663,466
Current portion of long-term debt	9,930,286

Total current liabilities	13,606,585
Long-term debt, net of current portion	43,049
Other liabilities	131,460

Total liabilities	$13,781,094

Note 4 – Other Assets

On October 1, 2012 the Company entered into a purchase agreement to acquire 100% of the membership interests of Midwest Sleep Specialists (“MSS”) located in Kansas City, Missouri, for a purchase price of $720,000. The membership interests of MSS are currently held by Dr. Steven Hull, the Company’s chief medical officer. Under the agreement, the purchase price was to be paid in semi-monthly installments of $15,000 commencing on October 18, 2012 and ending on September 30, 2014 (the “Transfer Date”). Under the agreement, the membership interests would not be transferred to the Company until the final payment was made on the Transfer Date. Prior to the Transfer Date, the Company did not have any control over the operation of MSS. In addition, the Company was not obligated to continue to make the semi-monthly payments and could rescind the agreement at any time. As a result, the Company would not record the MSS purchase until the Transfer Date. As of July 21, 2013, the Company has incurred cumulative semi-monthly payments of $300,000. In July 2013, the Company exercised its right to rescind the agreement. As a result, the installment payments made to date were written-off and are reflected as a write-down of deferred purchase consideration in the accompanying consolidated condensed income statement. As of December 31, 2012, the cumulative installment payments were included in other assets in the accompanying consolidated condensed balance sheet.

Note 5 – Borrowings

The Company’s long-term debt as of July 21, 2013 is as follows:

	Rate(1)	Maturity Date	Continuing Operations	Discontinued Operations
Short-term Debt
Notes payable to shareholder	8%	Jul. 2013	$2,373,310	$—

Long-term Debt
Bank line of credit	6%	Dec. 2013	$6,358,752	$5,858,454
Senior bank debt	6%	Dec. 2013	—	3,932,585
Notes payable on equipment	6%	Dec. 2013	—	66,821
Sleep center notes payable	6%	Jan. 2015	—	43,804
Notes payable on vehicles	2.9 – 3.9%	Jun. 2013 – Dec. 2013	—	3,119
Equipment capital lease	8.2 – 11.5%	Jan. 2015 – Feb. 2015	40,323	68,529

Total			6,399,075	9,973,312
Less: Current portion of long-term debt			(6,382,084)	(9,930,263)

Long-term debt			$16,991	$43,049

(1)	Effective rate as of July 21, 2013

At July 21, 2013, future maturities of long-term debt were as follows:

	Continuing Operations	Discontinued Operations
Twelve months ended July 21,
2014	$6,382,084	$9,930,263
2015	16,991	43,049
2016	—
2017	—
2018	—
Thereafter	—

On August 31, 2012, December 31, 2012, March 1, 2013 and April 2, 2013, the Company executed promissory notes with Mr. Roy T. Oliver in the amount of $1,184,808, $351,710, $485,082 and 351,710, respectively, for a total of $2,373,310. The interest rate on the notes is 8% and the maturity date of the notes is July 31, 2013. All principal and interest outstanding are due on the maturity date. Mr. Oliver is one of the Company’s greater than 5% shareholders and affiliates. The promissory notes are subordinate to the Company’s credit facility with Arvest Bank. The Company used the proceeds from the notes to fund its payment obligations to Arvest Bank. On July 22, 2013, the Company converted all amounts owed to Mr. Oliver into shares of the Company’s common stock. See “Note 10 – Subsequent Events” for additional information.

On July 22, 2013, the Company’s subsidiaries, SDC Holdings, LLC and ApothecaryRx, LLC (collectively the “Borrowers”), the Company and Mr. Stanton Nelson (the “Guarantor” and the Company’s chief executive officer) entered into a Second Amended and Restated Loan Agreement (the “New Loan Agreement”) and an Amended and Restated Promissory Note (the “New Note”) with Arvest Bank. The Company, Borrowers, Guarantor and other guarantors previously entered into the Amended and Restated Loan Agreement dated effective December 17, 2010, as amended by the First Amendment to Loan Agreement dated January 1, 2012, the Second Amendment to Loan Agreement dated effective June 30, 2012, and the Third Amendment to Loan Agreement dated effective October 12, 2012 (the “Prior Agreement”). Under the Prior Agreement, the Company and Borrowers were indebted to Arvest Bank under the Amended and Restated Promissory Note, in the original principal amount of $15,000,000 dated June 30, 2010 and the Second Amended and Restated Promissory Note, in the original principal amount of $30,000,000.00, dated June 30, 2010 (the “Prior Notes”). Arvest Bank, the Company, the Borrowers and the Guarantor have agreed to restructure the loan evidenced by the Prior Notes and the Prior Agreement. As of July 22, 2013, the outstanding principal amount of the New Note was $10,691,262.

Personal Guaranty. Under the New Loan Agreement, the Guarantor unconditionally guarantees payment of Borrower’s obligations owed to Arvest Bank and Borrower’s performance under the New Loan Agreement and related documents. Guarantor’s liability is limited to $2,919,000.

Maturity Dates. The maturity date of the New Note is December 31, 2013.

Interest Rate. The outstanding principal amount of the New Note bears interest at the greater of the prime rate as reported in the “Money Rates” section of The Wall Street Journal (the “WSJ Prime Rate”) or 6% (“Floor Rate”).

Interest and Principal Payments. Provided the Borrowers are not in default, the New Note is payable in monthly payments of accrued and unpaid interest. The entire unpaid principal balance of the New Note plus all accrued and unpaid interest thereon will be due and payable on December 31, 2013.

Use of Proceeds. All proceeds of the New Note were used solely for the refinancing of the existing indebtedness owed to Arvest Bank; and other costs the Company incurred by Arvest Bank in connection with the preparation of the loan documents, subject to approval by Arvest Bank.

Collateral. Payment and performance of our obligations under the Arvest Credit Facility are collateralized by the assets of the Borrowers and the limited personal guaranty of the Guarantor. If we sell any assets which are collateral for the New Note, then subject to certain exceptions and without the consent of Arvest Bank, such sale proceeds must be used to reduce the amounts outstanding to Arvest Bank.

Default and Remedies. In addition to the general defaults of failure to perform our obligations and those of the Guarantor, default also includes collateral casualties, misrepresentation, bankruptcy, entry of a judgment of $50,000 or more, or failure of first liens on collateral. In the event a default is not cured within 10 days or in some case five days following notice of the default by Arvest Bank (and in the case of failure to perform a payment obligation for three times with notice), Arvest Bank will have the right to declare the outstanding principal and accrued and unpaid interest immediately due and payable.

Deposit Account Control Agreement. The Company has entered into a Deposit Control Agreement (“Deposit Agreement”) with Arvest Bank and Valliance Bank covering the deposit accounts that we have at Valliance Bank. The Deposit Agreement requires Valliance Bank to comply with instructions originated by Arvest Bank directing the disposition of the funds held by us at Valliance Bank without our further consent. Without Arvest Bank’s consent, we cannot close any of our deposit accounts at Valliance Bank or open any additional accounts at Valliance Bank. Arvest Bank may exercise its rights to give instructions to Valliance Bank under the Deposit Agreement only in the event of an uncured default under the Loan Agreement, as amended.

Debt Service Coverage Ratio. Based on the latest four rolling quarters, the Company has agreed to continuously maintain a “Debt Service Coverage Ratio” of not less than 1.25 to 1. Debt Service Coverage Ratio is, for any period, the ratio of:

•	the net income of Graymark Healthcare (i) increased (to the extent deducted in determining net income) by the sum, without duplication, of our interest expense, amortization, depreciation, and non-recurring expenses as approved by Arvest, and (ii) decreased (to the extent included in determining net income and without duplication) by the amount of minority interest share of net income and distributions to minority interests for taxes, if any, to

•	the annual debt service including interest expense and current maturities of indebtedness as determined in accordance with generally accepted accounting principles.

If we acquire another company or its business, the net income of the acquired company and the new debt service associated with acquiring the company may both be excluded from the Debt Service Coverage Ratio, at our option.

Positive EBITDA. Beginning on March 31, 2013, and on the last day of each quarter thereafter, the Company’s EBITDA (“earnings before interest, taxes, depreciation and amortization”) must be positive for such immediately ended quarter. “Positive EBITDA” for any period means the net income for that period: (a) plus the following for such period to the extent deducted in calculating such net income, without duplication: (i) interest expense, (ii) all income tax expense; (iii) depreciation and amortization expense; and (iv) non-cash charges constituting intangible impairment charges, equity compensation and fixed asset impairment charges; (b) but, and in all cases, excluding from the calculation of EBITDA: (i) any extraordinary items (as determined in accordance with GAAP); and (ii) onetime or non-recurring gains or losses associated with the sale or disposition of any business, asset, contract or lease.

Compliance with Financial Covenants. Arvest Bank has waived the financial covenants related to the Company’s Debt Service Coverage Ratio, Positive EBITDA and minimum net worth through December 31, 2013 which is the maturity date of the New Note.

Note 6 – Restructuring Charges – Discontinued Operations

On January 7, 2013, the Company implemented a plan to close four of its sleep diagnostic facilities (two of the locations also had therapy facilities). The facilities were located in Oklahoma and Texas and were closed because the revenue from the facilities had not met expectations and was not adequate to offset the fixed operating costs of the locations. Two of the facilities were operated through January 11, 2013 and two of the facilities were operated through January 31, 2013. The Company recorded restructuring charges of $0.9 million in connection with the closure of these facilities which included $0.8 million for lease termination costs with respect to the remaining lease obligations for the facilities and $0.1 million for other exit costs including severance payments to affected employees and other write-downs. All cash payments related to the severance costs were paid during the first quarter of 2013. The cash payments for the remaining lease obligations will continue for the life of the respective leases which extend through January 2018.

Restructuring charges during the period from January 1, 2013 to July 21, 2013.

During the period from January 1, 2013 to July 21, 2013, the activity in the accruals for restructuring charges established for lease termination and other exit costs were as follows:

	Lease Termination Costs	Other Exit Costs	Total
Balance at January 1, 2013	$—	$—	$—
Restructuring charges	812,758	86,074	898,832
Adjustments for lease settlements	(499,215)	—	(499,215)

Net restructuring charges	313,543	86,074	399,617
Cash payments	(88,111)	(74,253)	(162,364)

Balance at July 21, 2013	$225,432	$11,821	$237,253

Note 7 – Commitments and Contingencies

Legal Issues: The Company is exposed to asserted and unasserted legal claims encountered in the normal course of business. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the operating results or the financial position of the Company. During the period from January 1, 2013 to July 21, 2013, the Company did not incur any material costs or settlement expenses related to its ongoing asserted and unasserted legal claims.

Note 8 – Fair Value Measurements

Recurring Fair Value Measurements: The carrying value of the Company’s financial assets and financial liabilities is their cost, which may differ from fair value. The carrying value of cash held as demand deposits, money market and certificates of deposit, accounts receivable, short-term borrowings, accounts payable and accrued liabilities approximated their fair value. At July 21, 2013, the fair value of the Company’s long-term debt, including the current portion was determined to be $10 million. The fair value of the Company’s debt was valued using Level 3 inputs.

Note 9 – Related Party Transactions

On October 1, 2012 the Company entered into a purchase agreement to acquire 100% of the membership interests of Midwest Sleep Specialists (“MSS”) located in Kansas City, Missouri, for a purchase price of $720,000. The membership interests of MSS are currently held by Dr. Steven Hull, the Company’s chief medical officer. Under the agreement, the purchase price was to be paid in semi-monthly installments of $15,000 commencing on October 18, 2012 and ending on September 30, 2014 (the “Transfer Date”). Under the agreement, the membership interests would not be transferred to the Company until the final payment was made on the Transfer Date. Prior to the Transfer Date, the Company did not have any control over the operation of MSS. In addition, the Company was not obligated to continue to make the semi-monthly payments and could rescind the agreement at any time. As a result, the Company would not record the MSS purchase until the Transfer Date. As of July 21, 2013, the Company has incurred cumulative semi-monthly payments of $300,000. In July 2013, the Company exercised its right to rescind the agreement. As a result, the installment payments made to date were written-off and are reflected as a write-down of deferred purchase consideration in the accompanying condensed consolidated income statement. As of December 31, 2012, the cumulative installment payments were included in other assets in the accompanying condensed consolidated balance sheet.

On October 1, 2012 the Company entered into a management services agreement with MSS to provide certain administrative staffing and other support to the back office operations of MSS. MSS is owned by Dr. Steven Hull, our Chief Medical Officer. The term of the management services agreement is five years and renews automatically for successive five year periods unless either party provides 90 day written notice of termination. Prior to the current agreement, the Company provided similar services to MSS under other arrangements. The total management fees received from MSS during the period from January 1, 2013 to July 21, 2013 were approximately $129,000.

On August 31, 2012, December 31, 2012, March 1, 2013 and April 2, 2013, the Company executed promissory notes with Mr. Roy T. Oliver in the amount of $1,184,808, $351,710, $485,082 and 351,710, respectively, for a total of $2,373,310. The interest rate on the notes is 8% and the maturity dates of the notes are July 31, 2013. All principal and interest outstanding are due on the maturity date. Mr. Oliver is one of the Company’s greater than 5% shareholders and affiliates. The promissory notes are subordinate to the Company’s credit facility with Arvest Bank. The Company used the proceeds from the notes to fund its payment obligations to Arvest Bank.

As of July 21, 2013, the Company had $11,000 on deposit at Valliance Bank. Valliance Bank is controlled by Mr. Roy T. Oliver, one of our greater than 5% shareholders and affiliates. In addition, the Company is obligated to Valliance Bank under certain sleep center capital notes totaling approximately $44,000 at July 21, 2013. The interest rates on the notes are fixed at 6.0%. Non-controlling interests in Valliance Bank are held by Mr. Stanton Nelson, the Company’s chief executive officer and Mr. Joseph Harroz, Jr., a director of the Company. Mr. Nelson and Mr. Harroz also serve as directors of Valliance Bank.

In March 2012, the Company executed a lease agreement with City Place, LLC (“City Place”) for the Company’s new corporate headquarters and offices. Under the lease agreement, the Company pays monthly rent of $17,970 from April 1, 2012 to June 30, 2014; $0.00 from July 1, 2014 to January 31, 2015 and $17,970 from February 1, 2015 to March 31, 2017 plus additional payments for allocable basic expenses of City Place; the lease expires on March 31, 2017. As part of the lease agreement, City Place paid $450,000 to offset a portion of the costs the Company incurred to build-out the office space. Non-controlling interests in City Place are held by Roy T. Oliver, one of the Company’s greater than 5% shareholders and affiliates, and Mr. Stanton Nelson, the Company’s Chief Executive Officer. During the period from January 1, 2013 to July 21, 2013, the Company incurred approximately $49,000 in lease expense under the terms of the lease. As of June 30, 2013, the Company had accrued but unpaid rent to City Place of approximately $216,000.

The Company’s previous corporate headquarters and offices were occupied under a month to month lease with Oklahoma Tower Realty Investors, LLC, requiring monthly rental payments of approximately $7,000. Mr. Roy T. Oliver, one of our greater than 5% shareholders and affiliates, controls Oklahoma Tower Realty Investors, LLC (“Oklahoma Tower”). During the period from January 1, 2013 to July 21, 2013 and 2012, the Company paid Oklahoma Tower approximately $10,000 for employee parking under a month to month agreement

Note 10 – Subsequent Events

Management evaluated all activity of the Company and concluded that no material subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements, except the following:

Foundation Transaction – On July 22, 2013, the Company acquired 100% of the interests in Foundation Surgery Affiliates, LLC and Foundation Surgical Hospital Affiliates, LLC (collectively “Foundation”) from Foundation Healthcare Affiliates, LLC (“FHA”) in exchange for 114,500,000 shares of the Company’s common stock and promissory note in the amount of $2,000,000, of which $250,000 was paid on July 24, 2013. The effective date of the Foundation acquisition was July 1, 2013. For financial reporting purposes, the transaction will be recorded as a reverse merger and Foundation will be considered the accounting acquirer. As a result of the reverse merger, the Company’s historical operating results will only include the results of Foundation.

The initial accounting for the Foundation transaction has not been completed as it will require the completion of audits for FSA and FSHA. In addition, the Company must complete a fair value analysis of its assets and liabilities as of July 1, 2013 in order to record the reverse merger transaction. As a result of the initial accounting being incomplete, the following disclosures have been omitted:

•	The acquisition date fair value amounts used to record the reverse merger transaction.

•	The pro forma revenue and earnings of the combined entity as though the reverse-merger had occurred on January 1, 2013 and 2012, respectively.

Arvest Debt – On July 22, 2013, the Company’s subsidiaries, SDC Holdings, LLC and ApothecaryRx, LLC (collectively the “Borrowers”), the Company and Mr. Stanton Nelson (the “Guarantor” and the Company’s chief executive officer) entered into a Second Amended and Restated Loan Agreement (the “New Loan Agreement”) and an Amended and Restated Promissory Note (the “New Note”) with Arvest Bank. The Company, Borrowers, Guarantor and other guarantors previously entered into the Amended and Restated Loan Agreement dated effective December 17, 2010, as amended by the First Amendment to Loan Agreement dated January 1, 2012, the Second Amendment to Loan Agreement dated effective June 30, 2012, and the Third Amendment to Loan Agreement dated effective October 12, 2012 (the “Prior Agreement”). Under the Prior Agreement, the Company and Borrowers are indebted to Arvest Bank under the Amended and Restated Promissory Note, in the original principal amount of $15,000,000 dated June 30, 2010 and the Second Amended and Restated Promissory Note, in the original principal amount of $30,000,000.00, dated June 30, 2010 (the “Prior Notes”). Arvest Bank, the Company, the Borrowers and the Guarantor have agreed to restructure the loan evidenced by the Prior Notes and the Prior Agreement. As of July 22, 2013, the outstanding principal amount of the New Note was $10,691,262. See “Note 5 – Borrowings” for additional information about the Arvest Debt.

Arvest Loan Participation – On July 22, 2013, in conjunction with the New Loan Agreement with Arvest Bank, the Company entered into a Participation Agreement with Arvest Bank in which we purchased a $6,000,000 participation in the New Note from Arvest Bank in exchange for 13,333,333 shares of the Company’s common stock. The Company purchased the participation in the last $6,000,000 of the principal amount due under the Arvest credit facility.

Roy T. Oliver Note – On July 22, 2013, the Company issued a promissory note in the original principal amount of $5,648,290 in favor of Roy T. Oliver (the “Oliver Note”). The principal amount of the Oliver Note represents the amount Mr. Oliver, a Guarantor under the Prior Agreement, paid to Arvest Bank in full satisfaction of his limited guaranty. Mr. Oliver is not a guarantor of the New Note.

The Oliver Note bears interest at an annual rate of 8.0% and is unsecured and subordinated to the New Loan Agreement. In the event the Company defaults on the Oliver Note, and the event of default is not cured in a timely manner, the lender has the right to declare the outstanding principal and accrued and unpaid interest immediately due and payable. Events of default under the Oliver Note include the failure of the Company to pay the Oliver Note when due, the Company’s assignment for the benefit of creditors or admission of its inability to pay debts as they become due, the commencement of bankruptcy or similar proceedings by or against the Company. or an event of default occurs under the Loan Agreement. The Oliver Note matures on July 31, 2013 provided that, if the New Loan Agreement as in effect on such maturity date does not permit the Company to repay the Oliver Note, then the maturity date is continued until such time as the Arvest loan is refinanced or the provisions of the Loan Agreement permits repayment.

Oliver Debt Conversion – On August 31, 2012, December 31, 2012, March 1, 2013, April 1, 2013 and July 22, 2013, the Company executed promissory notes with Mr. Roy T. Oliver in the amount of $1,184,808, $351,710, $485,082, $351,470 and $5,648,290, respectively, for a total of $8,021,360 (collectively referred to as the “Oliver Notes”). The Company used the proceeds from the notes to fund its payment obligations to Arvest Bank. On July 22, 2013, the Company issued Mr. Oliver 17,970,295 shares of common stock for full satisfaction of the Oliver Notes including principal and accrued interest owed thereon of $114,263.

Preferred Interest Financing Transaction – On March 13, 2013, the Company’s wholly-owned subsidiary, Foundation Health Enterprises, LLC (“FHE”) initiated a private placement offering for up to $15,960,000. The offering is comprised of 152 units (“FHE Unit”). Each FHE Unit is being offered at $105,000 and entitles the purchaser to one (1) Class B membership interest in FHE, valued at $100,000, and 10,000 shares of the Company’s common stock, valued at $5,000. On July 22, 2013, FHE and the Company completed the sale of 68 FHE Units for total consideration received was $7,140,000.

The FHE Units provide for a cumulative preferred annual return of 9% on the amount allocated to the Class B membership interests. The FHE Units will be redeemed by FHE in four annual installments beginning in July

2014. The first three installments shall be in the amount of $10,000 per FHE Unit and the fourth installment will be in the amount of the unreturned capital contribution and any undistributed preferred distributions. The FHE Units are convertible at the election of the holder at any time prior to the complete redemption into restricted common shares of the Company at a conversion price of $2.00 per share.

The proceeds from the FHE Units allocated to the Class B membership units were used to fund a portion of the Tyche Transaction described below.

Tyche Transaction – On March 31, 2013, the Company and its wholly-owned subsidiary, TSH Acquisition, LLC (“TSH”) entered into an Asset Purchase Agreement (the “Tyche Agreement”) with Tyche Health Enterprises, LLC (“Tyche”) which was subsequently amended on March 31, 2013 and July 22, 2013. The Tyche Agreement provides for the purchase of the preferred membership interests that Tyche owns in certain subsidiaries of FSHA and FSA under a Membership Interest Purchase Agreement, dated July 17, 2007, between Tyche and Foundation Surgery Holdings, L.L.C. (“FSH”), Foundation Weightwise Holdings, L.L.C. (nka FSHA), Foundation Healthcare Affiliates, L.L.C. (“FHA”) as well as the right to various equity interest in the affiliates of FSH, FSA and FHA (collectively “Foundation”).

The transactions under the Tyche Agreement were closed on July 22, 2013. Under the Tyche Agreement, TSH purchased from Tyche (i) all of Tyche’s right, title and interest in the Membership Interest Purchase Agreement; (ii) all of Tyche’s right, title and interest in the preferred and common membership interest in FSH and the right to various equity interests in the affiliates of FSH; (iii) all of Tyche’s right, title and interest in the preferred and common membership interest in FSHA and the right to various equity interest in the affiliates of FSHA; and (iv) all of Tyche’s right, title and interest in any preferred or non-preferred ownership interest in any Foundation entities that have been acquired as a result of the Membership Interest Purchase Agreement.

Under the Tyche Agreement, TSH paid $11,102,372 in cash to Tyche and Tyche related entities and TSH issued promissory notes totaling $2,339,905 to Tyche and Tyche related entities for total consideration of $13,442,277. The promissory notes bear interest at annual rate of 11.5% and mature on August 1, 2013 with all principal and interest being due at that time. On August 1, 2013, the Company paid-off two of the promissory notes totaling $474,305. Management is in the process of extending the terms on the remaining note in the amount of $1,865,600.

As further consideration for the Tyche Agreement, the Company issued Tyche and certain Tyche related entities warrants for the purchase of the Company’s common stock. The warrants issued included:

1.	Five year warrants for the purchase of a total of 1,937,500 shares of the Company’s common stock at a strike price of $1.00 per share;

2.	Seven and one-half year warrants for the purchase of a total of 3,516,204 shares of the Company’s common stock at a strike price of $1.35 per share; and

3.	Ten year warrants for the purchase of a total of 2,296,296 shares of the Company’s common stock at a strike price of $1.60 per share.

Valliance Loan Agreement – On July 22, 2013, the Company’s subsidiary, FHE executed a loan agreement and a promissory note in the amount of $5,100,000 payable to Valliance Bank. The note bears interest at annual rate of 10% and FHE is required to make quarterly payments of interest beginning on October 15, 2013. FHE is required to make one principal payment of $728,571 on August 15, 2014. The note matures on July 22, 2015 at which time all outstanding principal and accrued interest is due. The proceeds of the note, net of a $100,000 loan origination fee, were used to help fund FHE’s purchase of the preferred interests of FHA and FSHA from Tyche. The loan agreement requires FHE to prepay a portion of the loan upon the completion of a sale of FSHA’s equity interest in a hospital located in Sherman, TX. The promissory note is secured by the Company’s equity interests in TSH Acquisition, LLC. Valliance Bank is controlled by Mr. Roy T. Oliver, one of our greater than 5%

shareholders and affiliates. Non-controlling interests in Valliance Bank are held by Mr. Stanton Nelson, the Company’s chief executive officer and Mr. Joseph Harroz, Jr., a director of the Company. Mr. Nelson and Mr. Harroz also serve as directors of Valliance Bank.

Restructuring Plan – During July 2013, the Company closed four of its sleep diagnostic and therapy facilities and implemented a plan to close a fifth location. The facilities are located in Oklahoma and Georgia and are being closed because the revenue from these facilities has not met expectations and is not adequate to offset the fixed operating costs of these locations.

The Company expects to record restructuring charges in connection with the closure of these facilities with respect to the remaining lease obligations for the facilities, severance payments to affected employees and other write-downs. The remaining lease obligations and severance payments are estimated to be approximately $132,000 and $56,000, respectively, and will be recorded in the third quarter of 2013. All cash payments related to the severance costs are expected to be paid during the third quarter of 2013. The cash payments for the remaining lease obligations will continue for the life of the respective leases which extend through September 2014.

On July 17, 2013, the Company implemented a plan to sell certain sleep diagnostic and therapy facilities. The facilities identified as held for sale were selected because the revenue from these facilities have not met expectations and are not adequate to offset fixed operating costs. If a sale of these facilities cannot be achieved within an acceptable time frame, then these facilities will be closed. The time frame for achieving a sale or closing the site ranges from July 31, 2013 to August 31, 2013. The facilities identified are located in Oklahoma, Texas, Nevada, Kansas, Missouri and Iowa.

As a result of identifying these sites as held for sale, the related assets, liabilities, results of operations and cash flows of the identified sites have been classified as discontinued operations in the Company’s accompanying consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee, Board of Directors,

    and Shareholders of

    Graymark Healthcare, Inc.

We have audited the accompanying consolidated balance sheet of Graymark Healthcare, Inc. and subsidiaries (the “Company”) as of December 31, 2012, and the related consolidated statements of operations, shareholders’ equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Graymark Healthcare, Inc. and subsidiaries as of December 31, 2012, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered significant losses from operations, anticipates additional losses in the next year and had insufficient working capital as of December 31, 2012 to fund the anticipated losses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hein & Associates LLP

Denver, Colorado

April 1, 2013, except for the last three paragraphs of Note 1 and Note 16, as to which the date is October 6, 2014

GRAYMARK HEALTHCARE, INC.

Consolidated Balance Sheet

As of December 31, 2012

2012
ASSETS
Cash and cash equivalents	$127,893
Accounts receivable, net of allowance for doubtful accounts of $2,171	184,082
Current assets from discontinued operations	3,272,515
Other current assets	319,675

Total current assets	3,904,165

Property and equipment, net	899,410
Other assets from discontinued operations	1,920,258
Other assets	351,781

Total assets	$7,075,614

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Liabilities:
Accounts payable	$1,293,527
Accrued liabilities	1,700,034
Notes payable to shareholder	1,536,518
Current portion of long-term debt	6,605,496
Current liabilities from discontinued operations	12,992,858

Total current liabilities	24,128,433

Long-term debt, net of current portion	28,966
Other liabilities from discontinued operations	75,659

Total liabilities	24,233,058
Commitments and contingencies (Notes 2, 10 and 13)
Equity:
Graymark Healthcare shareholders’ equity (deficit):
Preferred stock $0.0001 par value, 10,000,000 authorized; no shares issued and outstanding	—
Common stock $0.0001 par value, 500,000,000 shares authorized; 16,640,079 issued and outstanding	1,664
Paid-in capital	40,897,116
Accumulated deficit	(57,563,089)

Total Graymark Healthcare shareholders’ equity (deficit)	(16,664,309)
Noncontrolling interest	(493,135)

Total equity (deficit)	(17,157,444)

Total liabilities and shareholders’ equity (deficit)	$7,075,614

See Accompanying Notes to Consolidated Financial Statements

GRAYMARK HEALTHCARE, INC.

Consolidated Statement of Operations

For the Year Ended December 31, 2012

2012
Service revenues	$2,513,052
Operating Expenses:
Selling, general and administrative	5,544,415
Bad debt expense	480
Impairment of goodwill and intangible assets	2,043,873
Depreciation and amortization	361,975

7,950,743

Other Income (Expense):
Interest expense, net	(458,725)
Other income (expense)	(17,522)

Net other (expense)	(476,247)

Loss from continuing operations, before taxes	(5,913,938)
Provision for income taxes	—

Loss from continuing operations, net of taxes	(5,913,938)
Loss from discontinued operations, net of taxes	(16,878,685)

Net loss	(22,792,623)
Less: Net loss attributable to noncontrolling interests	(342,920)

Net loss attributable to Graymark Healthcare	$(22,449,703)

Earnings per common share (basic and diluted):
Net loss from continuing operations	$(0.36)
Income (loss) from discontinued operations	(1.10)

Net loss per share	$(1.46)

Weighted average number of common and diluted shares outstanding	15,329,359

See Accompanying Notes to Consolidated Financial Statements

GRAYMARK HEALTHCARE, INC.

Consolidated Statement of Shareholders’ Equity (Deficit)

For the Year Ended December 31, 2012

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Noncontrolling Interest
	Shares	Amount
Balances, January 1, 2012	15,070,634	$1,507	$40,080,923	$(35,113,386)	$(144,021)
Issuance of common stock in private stock offering	1,444,445	144	649,856	—	—
Stock-based compensation	125,000	13	155,057	—	—
Stock-based professional services	—	—	11,280	—	—
Distributions to noncontrolling interests	—	—	—	—	(6,194)
Net loss	—	—	—	(22,449,703)	—
Net loss attributable to noncontrolling interests	—	—	—	—	(342,920)

Balances, December 31, 2012	16,640,079	$1,664	$40,897,116	$(57,563,089)	$(493,135)

See Accompanying Notes to Consolidated Financial Statements

GRAYMARK HEALTHCARE, INC.

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2012

2012
Operating activities:
Net loss	$(22,449,703)
Less: Loss from discontinued operations	(16,878,685)

Net loss from continuing operations	(5,571,018)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	361,975
Loss on sale of equipment	42,135
Net loss attributable to noncontrolling interests	(342,920)
Stock-based compensation and professional services	166,350
Bad debt expense	480
Impairment charges	2,043,873
Changes in assets and liabilities (net of acquisitions) –
Accounts receivable	56,462
Other assets	(251,564)
Accounts payable	912,091
Accrued liabilities	428,435

Net cash used in operating activities from continuing operations	(2,153,701)
Net cash used in operating activities from discontinued operations	(1,752,898)

Net cash used in operating activities	(3,906,599)

Investing activities:
Purchase of property and equipment	(698,721)

Net cash used in investing activities from continuing operations	(698,721)
Net cash used in investing activities from discontinued operations	(303,994)

Net cash used in investing activities	(1,002,715)

Financing activities:
Issuance of common stock	650,000
Debt proceeds	1,602,757
Debt payments	(888,996)
Distributions to noncontrolling interests	(6,194)

Net cash provided by financing activities from continuing operations	1,357,567
Net cash used in financing activities from discontinued operations	(1,370,972

Net cash used in financing activities	(13,405)

Net change in cash and cash equivalents	(4,922,719)
Cash and cash equivalents at beginning of year	5,050,612

Cash and cash equivalents at end of year	$127,893

See Accompanying Notes to Consolidated Financial Statements

GRAYMARK HEALTHCARE, INC.

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2012

Note 1 – Nature of Business

Graymark Healthcare, Inc. (the “Company”) is organized under the laws of the state of Oklahoma and is a provider of care management solutions to the sleep disorder market based in the United States. The Company provides a comprehensive diagnosis and care management solution for patients suffering from sleep disorders.

The Company provides diagnostic sleep testing services and care management solutions for people with chronic sleep disorders. In addition, the Company sells equipment and related supplies and components used to treat sleep disorders. The Company’s products and services are used primarily by patients with obstructive sleep apnea, or OSA. The Company’s sleep centers provide monitored sleep diagnostic testing services to determine sleep disorders in the patients being tested. The majority of the sleep testing is to determine if a patient has OSA. A continuous positive airway pressure, or CPAP, device is the American Academy of Sleep Medicine’s (“AASM”) preferred method of treatment for obstructive sleep apnea. The Company’s sleep diagnostic facilities also determine the correct pressure settings for patient treatment with positive airway pressure. The Company sells CPAP devices and disposable supplies to patients who have tested positive for sleep apnea and have had their positive airway pressure determined. There are noncontrolling interests held in some of the Company’s testing facilities, typically by physicians located in the geographical area being served by the diagnostic sleep testing facility.

In May 2011 and December 2010, the Company executed the sale of substantially all of the assets of the Company’s subsidiaries, Nocturna East, Inc. (“East”) and ApothecaryRx, LLC (“ApothecaryRx”), respectively. East operated the Management Services Agreement (“MSA”) under which the Company provided certain services to the sleep centers owned by Independent Medical Practices (“IMA”) including billing and collections, trademark rights, non-clinical sleep center management services, equipment rental fees, general management services, legal support and accounting and bookkeeping services. ApothecaryRx operated 18 retail pharmacy stores selling prescription drugs and a small assortment of general merchandise, including diabetic merchandise, non-prescription drugs, beauty products and cosmetics, seasonal merchandise, greeting cards and convenience foods. As a result of the sale of East and ApothecaryRx, the related assets, liabilities, results of operations and cash flows of East and ApothecaryRx have been classified as discontinued operations in the accompanying consolidated financial statements.

On July 22, 2013, the Company acquired 100% of the interests in Foundation Surgery Affiliates, LLC (“FSA”) and Foundation Surgical Hospital Affiliates, LLC (“FSHA”) (collectively “Foundation”) from Foundation Healthcare Affiliates, LLC (“FHA”) in exchange for 114,500,000 shares of the Company’s common stock and promissory note in the amount of $2,000,000. The effective date of the Foundation acquisition was July 1, 2013. For financial reporting purposes, the transaction will be recorded as a reverse merger and Foundation will be considered the accounting acquirer. As a result of the reverse merger, the Company’s historical operating results will only include the results of Foundation.

The Company intends to operate the Foundation businesses along with its existing sleep management solutions business. FSA and FSHA own and manage ambulatory surgery centers (“ASC” or “ASCs”) and surgical hospitals with facilities located in Louisiana, Maryland, New Jersey, Ohio, Oklahoma, Pennsylvania and Texas. Foundation typically owns a minority ownership in its facilities with ownership ranging from 10% to 28%. However, Foundation does own over 51% in two of its larger hospitals located in San Antonio and El Paso, Texas. The Foundation facilities collectively offer a portfolio of specialties ranging from relatively intensive specialties such as orthopedics and neurosurgery to low-surgery-intensive specialties such as pediatric ENT (tubes / adenoids), pain management and gastroenterology. The Foundation facilities are located in freestanding buildings or medical office buildings.

On July 17, 2013, the Company implemented a plan to sell certain sleep diagnostic and therapy facilities. The facilities identified as held for sale were selected because the revenue from these facilities have not met expectations and are not adequate to offset fixed operating costs. If a sale of these facilities cannot be achieved within an acceptable time frame, then these facilities will be closed. The time frame for achieving a sale or closing the site ranges from July 31, 2013 to August 31, 2013. The facilities identified are located in Oklahoma, Texas, Nevada, Kansas, Missouri and Iowa. As a result of identifying these sites as held for sale, the related assets, liabilities, results of operations and cash flows of the identified sites have been classified as discontinued operations in the Company’s accompanying consolidated financial statements.

Note 2 – Basis of Presentation

Going Concern and Management’s Plan – As of December 31, 2012, the Company had an accumulated deficit of $57.6 million and reported a net loss of $22.4 million for 2012. In addition, the Company used $2.2 million in cash from operating activities from continuing operations during the year. On March 29, 2013, the Company signed a definitive purchase agreement with Foundation Surgery Affiliates, LLC and Foundation Surgical Hospital Affiliates, LLC (collectively “Foundation”) for 98.5 million shares of the Company’s common stock. Management expects the transaction to close in the second quarter of 2013, however there is no assurance the acquisition will close at that time or at all. The closing of the Foundation transaction is subject to the consent of Arvest Bank (the Company’s senior lender), Foundation’s senior lender and certain preferred interest holders of Foundation and there is no assurance that these consents will be obtained. For financial reporting purposes the transaction will be recorded as a reverse merger and Foundation will be considered the accounting acquirer. If the transaction is closed, the Company’s primary focus will be the execution of the Foundation business plan which includes operating surgical hospitals and surgery centers. In addition, management anticipates that the Company’s existing strategy of providing diagnosis and care management solution for patients suffering from sleep disorders would be significantly curtailed. See Note 16 – Subsequent Events for additional information.

There is no assurance that the Foundation transaction will close and the Company currently does not have sufficient cash on hand and does not expect to generate sufficient cash flow from operations to meet its cash requirements over the next 12 months. Historically, management has been able to raise the capital necessary to fund the operation and growth of the Company, but there is no assurance that the Company will be successful in raising the necessary capital to fund the Company’s operations and obligations.

As noted in Note 9 – Borrowings, the Company’s Debt Service Coverage Ratio is less than 1.25 to 1 which will be the required ratio under the Company’s loan agreement with Arvest Bank for each quarterly period beginning after March 31, 2013. In addition, beginning on March 31, 2013, the Company must have Positive EBITDA (“earnings before interest, taxes, depreciation and amortization”), as defined by Arvest Bank, for the previous three month period. Since the Debt Service Coverage Ratio becomes effective in less than 12 months and it is unlikely that we will initially meet the requirement, the associated debt with Arvest Bank has been classified as current in the accompanying consolidated balance sheet as of December 31, 2012. Historically, the Company has been successful in obtaining default waivers from Arvest Bank, but there is no assurance that Arvest Bank will waive any future defaults.

If the Company is unable to close the Foundation transaction or raise additional funds, the Company may be forced to substantially scale back operations or entirely cease its operations and discontinue its business. These uncertainties raise substantial doubt regarding the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – Summary of Significant Accounting Policies

Consolidation – The accompanying consolidated financial statements include the accounts of Graymark Healthcare, Inc. and its wholly owned, majority owned and controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue recognition – Sleep center services and product sales are recognized in the period in which services and related products are provided to customers and are recorded at net realizable amounts estimated to be paid by customers and third-party payors. Insurance benefits are assigned to the Company and, accordingly, the Company bills on behalf of its customers. For its sleep diagnostic business and acquired sleep therapy business, the Company estimates the net realizable amount based primarily on the contracted rates stated in the contracts the Company has with various payors or for payors without contracts, historic payment trends. In addition, the Company calculates on a monthly basis, the actual payments received from all payors at each location to determine if an incremental contractual reserve is necessary and if so, the amount of that reserve. The Company does not anticipate any future changes to this process. In the Company’s historic sleep therapy business, the business has been predominantly out-of-network and as a result, the Company has not used contract rates to determine net revenue for its payors. For this portion of the business, the Company performs a monthly analysis of actual reimbursement from each third party payor for the most recent 12-months. In the analysis, the Company calculates the percentage actually paid by each third party payor of the amount billed to determine the applicable amount of net revenue for each payor. The key assumption in this process is that actual reimbursement history is a reasonable predictor of the future reimbursement for each payor at each facility. The Company expects to transition its historic sleep therapy business to the same process currently used for its sleep diagnostic business in 2013. This change in process and assumptions for the Company’s historic sleep therapy business is not expected to have a material impact on future operating results.

For certain sleep therapy and other equipment sales included in discontinued operations, reimbursement from third-party payors occurs over a period of time, typically 10 to 13 months. The Company recognizes revenue on these sales as payments are earned over the payment period stipulated by the third-party payor.

The Company has established an allowance to account for contractual adjustments that result from differences between the amount billed and the expected realizable amount. Actual adjustments that result from differences between the payment amount received and the expected realizable amount are recorded against the allowance for contractual adjustments and are typically identified and ultimately recorded at the point of cash application or when otherwise determined pursuant to the Company’s collection procedures. Revenues included in the loss from discontinued operations in the accompanying consolidated financial statements are reported net of such adjustments.

Due to the nature of the healthcare industry and the reimbursement environment in which the Company operates, certain estimates are required to record net revenues and accounts receivable at their net realizable values at the time products or services are provided. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available, which could have a material impact on the Company’s operating results and cash flows in subsequent periods. Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded.

The patient and their third party insurance provider typically share in the payment for the Company’s products and services. The amount patients are responsible for includes co-payments, deductibles, and amounts not covered due to the provider being out-of-network. Due to uncertainties surrounding deductible levels and the number of out-of-network patients, the Company is not certain of the full amount of patient responsibility at the time of service. The Company estimates amounts due from patients prior to service and increase collection of those amounts prior to service. Remaining amounts due from patients are then billed following completion of service.

During the year ended December 31, 2012, the Company’s revenue payor mix was as follows:

2012
Managed care organizations	53%
Medicaid / Medicare	8%
Hospital contracts	28%
Private-pay	11%

Cost of Services and Sales (Discontinued Operations) – Cost of services includes technician labor required to perform sleep diagnostics, fees associated with interpreting the results of the sleep study and disposable supplies used in providing sleep diagnostics. Cost of sales includes the acquisition cost of sleep therapy products sold. Costs of services are recorded in the time period the related service is provided. Cost of sales is recorded in the same time period that the related revenue is recognized. If the sale is paid for over a specified period, the product cost associated with that sale is recognized over that same period. If the product is paid for in one period, the cost of sale is recorded in the period the product was sold.

Cash and cash equivalents – The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. Certificates of deposit with original maturities of more than three months are also considered cash equivalents if there are no restrictions on withdrawing funds from the account.

Restricted cash – As of December 31, 2012, the Company had long-term restricted cash of approximately $236,000 included in other assets in the accompanying consolidated balance sheet. This amount is pledged as collateral to the Company’s senior bank debt and bank line of credit.

Accounts receivable – The majority of the Company’s accounts receivable is included in current assets from discontinued operations and is due from private insurance carriers, Medicare/Medicaid and other third-party payors, as well as from patients relating to deductible and coinsurance and deductible provisions of their health insurance policies.

Third-party reimbursement is a complicated process that involves submission of claims to multiple payors, each having its own claims requirements. Adding to this complexity, a significant portion of the Company’s historic therapy business has been out-of-network with several payors, which means the Company does not have defined contracted reimbursement rates with these payors. For this reason, the Company’s systems report this revenue at a higher gross billed amount, which the Company adjusts to an expected net amount based on historic payments. As the Company continues to move more of its business to in-network contracting, the level of reserve related to contractual allowances is expected to decrease. In some cases, the ultimate collection of accounts receivable subsequent to the service dates may not be known for several months. As these accounts age, the risk of collection increases and the resulting reserves for bad debt expense reflect this longer payment cycle. The Company has established an allowance to account for contractual adjustments that result from differences between the amounts billed to customers and third-party payors and the expected realizable amounts. The percentage and amounts used to record the allowance for doubtful accounts are supported by various methods including current and historical cash collections, contractual adjustments, and aging of accounts receivable.

The Company offers payment plans of up to three months to patients for amounts due from them for the sales and services the Company provides. The minimum monthly payment amount is calculated based on the down payment and the remaining balance divided by three months.

Accounts are written-off as bad debt using a specific identification method. For amounts due from patients, the Company utilizes a collections process that includes distributing monthly account statements. For patients that are not on a payment plan, collection efforts including collection letters and collection calls begin once the balance of the claim becomes the patient responsibility. If the patient is on a payment program, these efforts begin within 30 days of the patient failing to make a planned payment. Beginning in the fourth quarter of 2012, all patient responsibility accounts are forwarded to a contracted Extended Business Office (“EBO”). The EBO prepares and mails all patient account statements and follows up with patients via phone calls and letters to collect amounts due prior to them being turned over for collection. For diagnostic patients, the Company submits patient receivables to an outside collection agency if the patient has failed to pay 120 days following service or, if the patient is on a payment plan, they have failed to make two consecutive payments. For therapy patients, patient receivables are submitted to an outside collection agency if payment has not been received between 180 and 240 days following service depending on the service provided and circumstances of the receivable or, if the patient is on a payment plan, they have failed to make two consecutive payments. It is the Company’s policy to write-off as bad debt all patient receivables at the time they are submitted to an outside collection agency. If funds are recovered by a collection agency, the amounts previously written-off are accounted for as a recovery of bad debt. For amounts due from third party payors, it is the Company’s policy to write-off an account receivable to bad debt based on the specific circumstances related to that claim resulting in a determination that there is no further recourse for collection of a denied claim from the denying payor.

For the year ended December 31, 2012, the amount the Company collected in excess of recorded contractual allowances was approximately $52,000.

As of December 31, 2012, accounts receivable are reported net of allowances for contractual adjustments and doubtful accounts as follows:

	Continuing Operations	Discontinued Operations
Allowance for contractual adjustments	$—	$1,658,172
Allowance for doubtful accounts	2,171	1,548,841

Total	$2,171	$3,207,013

The activity in the allowances for contractual adjustments and doubtful accounts for the year ending December 31, 2012 follows:

	Discontinued Operations
	Contractual Adjustments	Doubtful Accounts	Total
Balances at January 1, 2012	$1,563,324	$1,534,409	$3,097,733
Provisions	4,026,674	1,443,565	5,470,239
Write-offs, net of recoveries	(3,931,826)	(1,429,133)	(5,360,959)

Balances at December 31, 2012	$1,658,172	$1,548,841	$3,207,013

The aging of the Company’s accounts receivable, net of allowances for contractual adjustments and doubtful accounts as of December 31, 2012 follows:

	Continuing Operations	Discontinued Operations
1 to 60 days	$184,082	$1,536,659
61 to 90 days	—	324,221
91 to 120 days	—	227,929
121 to 180 days	—	321,117
181 to 360 days	—	220,133
Greater than 360 days	—	—

Total	$184,082	$2,630,059

In addition to the aging of accounts receivable shown above, management relies on other factors to determine the collectability of accounts including the status of claims submitted to third party payors, reason codes for declined claims and an assessment of the Company’s ability to address the issue and resubmit the claim and whether a patient is on a payment plan and making payments consistent with that plan.

Included in accounts receivable from discontinued operations are earned but unbilled receivables of approximately $179,000 as of December 31, 2012. Unbilled accounts receivable represent charges for services delivered to customers for which invoices have not yet been generated by the billing system. Prior to the delivery of services or equipment and supplies to customers, the Company performs certain certification and approval procedures to ensure collection is reasonably assured and that unbilled accounts receivable is recorded at net amounts expected to be paid by customers and third-party payors. Billing delays can occur due to delays in obtaining certain required payor-specific documentation from internal and external sources, interim transactions occurring between cycle billing dates established for each customer within the billing system and new sleep centers awaiting assignment of new provider enrollment identification numbers. In the event that a third-party payor does not accept the claim for payment, the customer is ultimately responsible.

As of December 31, 2012, approximately 9% of the Company’s accounts receivable from discontinued operations is from Medicare and Medicaid programs and another 50% is due from major insurance companies. The Company has not experienced losses due to the inability of these major insurance companies to meet their financial obligations and does not foresee that this will change in the near future.

Inventories (Discontinued Operations) – Inventories are stated at the lower of cost or market and include the cost of products acquired for sale. The Company accounts for inventories using the first in–first out method of accounting for substantially all of its inventories.

Property and equipment – Property and equipment is stated at cost and depreciated using the straight line method to depreciate the cost of various classes of assets over their estimated useful lives. At the time assets are sold or otherwise disposed of, the cost and accumulated depreciation are eliminated from the asset and depreciation accounts; profits and losses on such dispositions are reflected in current operations. Fully depreciated assets are written off against accumulated depreciation. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

The estimated useful lives of the Company’s property and equipment are as follows:

Asset Class	Useful Life
Equipment	5 to 7 years
Software	3 to 7 years
Furniture and fixtures	7 years
Leasehold improvements	25 years or remaining lease period, whichever is shorter
Vehicles	3 to 5 years

Goodwill and Intangible Assets – Goodwill and other indefinite-lived intangible assets are not amortized, but are subject to annual impairment reviews, or more frequent reviews if events or circumstances indicate there may be an impairment of goodwill.

Intangible assets other than goodwill which include customer relationships, customer files, covenants not to compete, trademarks and payor contracts are amortized over their estimated useful lives using the straight line method. The remaining lives range from three to five years. The Company evaluates the recoverability of identifiable intangible asset whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable.

Noncontrolling Interests – Noncontrolling interests in the results of operations of consolidated subsidiaries represents the noncontrolling shareholders’ share of the income or loss of the various consolidated subsidiaries. The noncontrolling interests in the consolidated balance sheet reflect the original investment by these noncontrolling shareholders in these consolidated subsidiaries, along with their proportional share of the earnings or losses of these subsidiaries less distributions made to these noncontrolling interest holders.

Advertising Costs – Advertising and sales promotion costs are expensed as incurred. Advertising expense for 2012 was approximately $89,000.

Acquisition Costs – Acquisition costs are charged directly to expense when incurred.

Legal Issues – For asserted claims and assessments, liabilities are recorded when an unfavorable outcome of a matter is deemed to be probable and the loss is reasonably estimable. Management determines the likelihood of an unfavorable outcome based on many factors such as the nature of the matter, available defenses and case strategy, progress of the matter, views and opinions of legal counsel and other advisors, applicability and success of appeals processes, and the outcome of similar historical matters, among others. Once an unfavorable outcome is deemed probable, management weighs the probability of estimated losses, and the most reasonable loss estimate is recorded. If an unfavorable outcome of a matter is deemed to be reasonably possible, then the matter is disclosed and no liability is recorded. With respect to unasserted claims or assessments, management must first determine that the probability that an assertion will be made is likely, then, a determination as to the likelihood of an unfavorable outcome and the ability to reasonably estimate the potential loss is made. Legal matters are reviewed on a continuous basis or sooner if significant changes in matters have occurred to determine if a change in the likelihood of an unfavorable outcome or the estimate of a loss is necessary.

Income Taxes – The Company recognizes deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In the event the Company determines that the deferred tax assets will not be realized in the future, the valuation adjustment to the deferred tax assets is charged to earnings in the period in which the Company makes such a determination.

The Company uses a two-step process to evaluate a tax position. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.

Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The Company reports tax-related interest and penalties as a component of income tax expense.

Based on all known facts and circumstances and current tax law, the Company believes that the total amount of unrecognized tax benefits as of December 31, 2012, is not material to its results of operations, financial condition or cash flows. The Company also believes that the total amount of unrecognized tax benefits as of December 31, 2012, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on current tax law and policy that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the Company’s results of operations, financial condition or cash flows.

Loss per share – Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted during the period. Dilutive securities having an anti-dilutive effect on diluted earnings (loss) per share are excluded from the calculation.

The dilutive potential common shares on options and warrants are calculated in accordance with the treasury stock method, which assumes that proceeds from the exercise of all options and warrants are used to repurchase common stock at market value. The amount of shares remaining after the proceeds are exhausted represents the potential dilutive effect of the securities.

The following securities were not included in the computation of diluted earnings (loss) per share from continuing operations or discontinued operations as their effect would be anti-dilutive:

2012
Stock options and warrants	9,157,486

Concentration of credit risk – The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk. There were no cash deposits in excess of FDIC limits as of December 31, 2012.

Stock options – The Company accounts for its stock option grants using the modified prospective method. Under the modified prospective method, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which is the vesting period.

Recently Adopted and Recently Issued Accounting Guidance

Adopted Guidance

On January 1, 2012, the Company adopted changes issued by the Financial Accounting Standards Board (FASB) to conform existing guidance regarding fair value measurement and disclosure between GAAP and International Financial Reporting Standards. These changes both clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements and amend certain principles or requirements for measuring fair value or for disclosing information about fair value measurements. The clarifying changes relate to the application of the highest and best use and valuation premise concepts, measuring the fair value of an instrument classified in a reporting entity’s shareholders’ equity, and disclosure of quantitative information about unobservable inputs used for Level 3 fair value measurements. The amendments relate to measuring the fair value of financial instruments that are managed within a portfolio; application of premiums and discounts in a fair value measurement; and additional disclosures concerning the valuation processes used and sensitivity of the fair value measurement to changes in unobservable inputs for those items categorized as Level 3, a reporting entity’s use of a nonfinancial asset in a way that differs from the asset’s highest and best use, and the categorization by level in the fair value hierarchy for items required to be measured at fair value for disclosure purposes only. Other than the additional disclosure requirements, the adoption of these changes had no impact on the Company’s consolidated financial statements.

Issued Guidance

In July 2012, the FASB issued changes to the testing of indefinite-lived intangible assets for impairment, similar to the goodwill changes issued in September 2011. These changes provide an entity the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not (more than 50%) that the fair value of an indefinite-lived intangible asset is less than its carrying amount. Such qualitative factors may include the following: macroeconomic conditions; industry and market considerations; cost factors; overall financial performance; and other relevant entity-specific events. If an entity elects to perform a qualitative assessment and determines that an impairment is more likely than not, the entity is then required to perform the existing two-step quantitative impairment test, otherwise no further analysis is required. An entity also may elect not to perform the qualitative assessment and, instead, proceed directly to the two-step quantitative impairment test. These changes become effective for the Company for any indefinite-lived intangible asset impairment test performed on January 1, 2013 or later, although early adoption is permitted. Upon adoption of these changes, management plans to proceed directly to the two-step quantitative test for the Company’s indefinite-lived intangible assets. As these changes should not affect the outcome of the impairment analysis of an indefinite-lived intangible asset, management has determined these changes will not have an impact on the Company’s consolidated financial statements.

In December 2011, the FASB issued changes to the disclosure of offsetting assets and liabilities. These changes require an entity to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The enhanced disclosures will enable users of an entity’s financial statements to understand and evaluate the effect or potential effect of master netting arrangements on an entity’s financial position, including the effect or potential effect of rights of setoff associated with certain financial instruments and derivative instruments. These changes become effective for the Company on January 1, 2013. Other than the additional disclosure requirements, management has determined that the adoption of these changes will not have an impact on the Company’s consolidated financial statements.

Note 4 – Acquisitions

On December 12, 2011, the Company acquired 80% of the Village Sleep Center (“Village”), located in Plano, Texas, for a purchase price of up to $960,000. Under the purchase agreement, the Company paid $596,000 in cash and withheld $364,000 of the purchase price (“Withheld Funds”) as collateral to secure any obligations the sellers have pursuant to the indemnification clauses of the purchase agreement. The Withheld Funds, less any amounts deducted, shall be paid in two equal installments, not to exceed $182,000. In order to receive the maximum installment payment, the trailing twelve months earnings before interest, taxes, depreciation and amortization (“EBITDA”) for Village for the years ended December 31, 2012 and 2013 must be at least $200,000, respectively. If the EBITDA for 2012 and or 2013 is less than $200,000, the payment of Withheld Funds will be reduced by the ratio of actual EBITDA to the required EBITDA of $200,000. The Company initially determined the fair value of the contingent consideration or Withheld Funds to be $234,565. The actual EBITDA for Village during the twelve months ended December 31, 2012 was $39,564. Based on Village’s actual EBITDA for 2012 and the projected EBITDA for 2013, the Company revalued the contingent consideration and determined the fair value to be $144,185. The change in contingent consideration of $90,380 was recorded as a gain and is included in other income in the accompanying consolidated statement of operations.

Note 5 – Discontinued Operations

On July 17, 2013, the Company implemented a plan to sell certain sleep diagnostic and therapy facilities (referred to as “IDTF Sleep”). The facilities identified as held for sale were selected because the revenue from these facilities have not met expectations and are not adequate to offset fixed operating costs. If a sale of these facilities cannot be achieved within an acceptable time frame, then these facilities will be closed. The time frame for achieving a sale or closing the site ranges from July 31, 2013 to August 31, 2013. The facilities identified are located in Oklahoma, Texas, Nevada, Kansas, Missouri and Iowa.

On May 10, 2011, the Company executed an Asset Purchase Agreement (“Agreement”) with Daniel I. Rifkin, M.D., P.C. pursuant to which the Company sold substantially all of the assets of the Company’s subsidiary, Nocturna East, Inc. (“East”) for $2,500,000. In conjunction with the sale of East assets, the Management Services Agreement (“MSA”) under which the Company provided certain services to the sleep centers owned by Independent Medical Practices (“IMA”) including billing and collections, trademark rights, non-clinical sleep center management services, equipment rental fees, general management services, legal support and accounting and bookkeeping services was terminated. The Company’s decision to sell the assets of East was primarily based on management’s determination that the operations of East no longer fit into the Company’s strategic plan of providing a full continuum of care to patients due to significant regulatory barriers that limit the Company’s ability to sell CPAP devices and other supplies at the East locations. As a result of the sale of East, the related assets, liabilities, results of operations and cash flows of East have been classified as discontinued operations in the accompanying consolidated financial statements.

On September 1, 2010, the Company executed an Asset Purchase Agreement, which was subsequently amended on October 29, 2010, (as amended, the “Agreement”) providing for the sale of substantially all of the assets of the Company’s subsidiary, ApothecaryRx (the “ApothecaryRx Sale”). ApothecaryRx operated 18 retail pharmacy stores selling prescription drugs and a small assortment of general merchandise, including diabetic merchandise, non-prescription drugs, beauty products and cosmetics, seasonal merchandise, greeting cards and convenience foods. The final closing of the sale of ApothecaryRx assets occurred in December 2010. As a result of the sale of ApothecaryRx, the related assets, liabilities, results of operations and cash flows of ApothecaryRx have been classified as discontinued operations in the accompanying consolidated financial statements.

Under the Agreement, the consideration for the ApothecaryRx assets purchased and liabilities assumed is $25,500,000 plus up to $7,000,000 for inventory (“Inventory Amount”), but less any payments remaining under goodwill protection agreements and any amounts due under promissory notes which are assumed by buyer (the “Purchase Price”). For purposes of determining the Inventory Amount, the parties agreed to hire an independent valuator to perform a review and valuation of inventory being purchased from each pharmacy location; the independent valuator valued the Inventory Amount at approximately $3.8 million. The resulting total Purchase Price was $29.3 million. Of the Purchase Price, $2,000,000 was deposited in an escrow fund (the “Indemnity Escrow Fund”) pursuant to the terms of an indemnity escrow agreement. All proceeds from the sale of ApothecaryRx were deposited in a restricted account at Arvest Bank. Of the proceeds, $22,000,000 was used to reduce outstanding obligations under the Company’s credit facility with Arvest Bank.

In December 2011 (the 12-month anniversary of the final closing date of the sale of ApothecaryRx), 50% of the remaining funds ($1,000,000) held in the Indemnity Escrow Fund were released, without deduction for any pending claims for indemnification. All remaining funds held in the Indemnity Escrow Fund ($1,000,000) were released in June 2012 (the 18-month anniversary of the final closing date of the sale), without deduction for any pending claims for indemnification.

The operating results of the Company’s discontinued operations are summarized below:

2012
IDTF Sleep revenues	$14,448,050

Income (loss) before taxes:
IDTF Sleep	$16,654,215
East	1,570
ApothecaryRx	188,109
Other	34,791
Income tax (provision)	—

Loss from discontinued operations, net of tax	$16,878,685

As noted above, the Company’s other discontinued operations generated a net loss of $34,791 during the year ended December 31, 2012. During the year ended December 31, 2012, other discontinued operations included a loss from the Company’s discontinued internet sales channel of $34,219 and a loss from the Company’s discontinued film operations of $572.

The balance sheet items for Company’s discontinued operations as of December 31, 2012 are summarized below:

2012
Cash and cash equivalents	$125,837
Accounts receivable, net	2,665,209
Inventories	324,582
Other current assets	156,887

Total current assets	3,272,515

Property and equipment, net	1,920,258

Total assets	$5,192,773

Accounts payable	$1,090,780
Accrued liabilities	1,530,641
Current portion of long-term debt	10,371,437

Total current liabilities	12,992,858

Long-term debt, net of current portion	75,659

Total liabilities	$13,068,517

Note 6 – Other Assets

On October 1, 2012 the Company entered into a purchase agreement to acquire 100% of the membership interests of Midwest Sleep Specialists (“MSS”) located in Kansas City, Missouri, for a purchase price of $720,000. The membership interests of MSS are currently held by Dr. Steven Hull, the Company’s Chief Medical Officer. Under the agreement, the purchase price will be paid in semi-monthly installments of $15,000 commencing on October 18, 2012 and ending on September 30, 2014 (the “Transfer Date”). Under the agreement, the membership interests will not be transferred to the Company until the final payment is made on the Transfer Date. Prior to the Transfer Date, the Company does not have any control over the operation of MSS. In addition, the Company is not obligated to continue to make the semi-monthly payments and may rescind the agreement at any time. As a result, the Company will not record the MSS purchase until the Transfer Date. As of December 31, 2012, the Company has paid cumulative semi-monthly payments of $90,000 which is included in other assets in the accompanying consolidated balance sheet.

Note 7 – Property and Equipment

Following are the components of property and equipment included in the accompanying consolidated balance sheet as of December 31, 2012:

	Continuing Operations	Discontinued Operations
Equipment	$224,713	$2,619,460
Furniture and fixtures	90,388	786,392
Software	281,257	329,563
Vehicles	—	161,990
Leasehold improvements	822,680	1,461,721

	1,419,038	5,359,126
Accumulated depreciation	(519,628)	(3,438,868)

	$899,410	$1,920,258

Depreciation expense for the year ended December 31, 2012 was $284,733. Depreciation expense included in discontinued operations for the year ended December 31, 2012 was $803,374.

Note 8 – Goodwill and Other Intangibles

Changes in the carrying amount of goodwill during the year ended December 31, 2012 were as follows:

	Gross Amount	Accumulated Impairment Losses	Net Carrying Value
Continuing Operations:
January 1, 2012	$1,435,691	$—	$1,435,691
Impairment charge	—	(1,435,691)	(1,435,691)

December 31, 2012	$1,435,691	$(1,435,691)	$—

Discontinued Operations:
January 1, 2012	$19,802,821	$(7,508,941)	$12,293,880
Impairment charge	—	(12,293,880)	(12,993,880)

December 31, 2012	$19,802,821	$(19,802,821)	$—

As of December 31, 2012, the Company has fully-impaired $21.2 million of goodwill resulting from business acquisitions. Goodwill and intangibles assets with indefinite lives must be tested for impairment at least once a year. Carrying values are compared with fair values, and when the carrying value exceeds the fair value, the carrying value of the impaired asset is reduced to its fair value. The Company tests goodwill and indefinite-lived intangible assets for impairment on an annual basis in the fourth quarter or more frequently if management believes indicators of impairment exist. The performance of the test involves a two-step process. The first step of the impairment test involves comparing the fair values of the applicable reporting units with their aggregate carrying values, including goodwill. The Company generally determines the fair value of its reporting units using the income approach methodology of valuation that includes the discounted cash flow method as well as other generally accepted valuation methodologies. If the carrying amount of a reporting unit exceeds the reporting unit’s fair value, the Company performs the second step of the impairment test to determine the amount of impairment loss. The second step of the impairment test involves comparing the implied fair value of the affected reporting unit’s goodwill with the carrying value of that goodwill.

Based on the Company’s sleep study trends and forecasted cash flows, management determined that impairment indicators existed during the second quarter and fourth quarter of 2012. During the second quarter of 2012, the primary factor that drove impairment was the Company’s actual volume of sleep studies compared to the volumes that had been projected for 2012. During the fourth quarter of 2012 when the Company performs its annual impairment review, the Company noted continued negative trends in its sleep study volumes, coupled with deterioration in the overall sleep diagnostic market. During 2012, the sleep diagnostic market experienced a continued shift to home based testing and continued negative trends in reimbursement levels. Based on assumptions similar to those that market participants would make in valuing the Company’s business, the Company determined that the carrying value of goodwill and other intangible assets related to the Company’s sleep centers exceeded their fair value. Accordingly, in June 2012 and December 2012, the Company recorded a noncash impairment charge on goodwill of $3.0 million and $10.7 million, respectively, for a total 2012 impairment charge on goodwill of $13.7 million. In addition, in December 2012, the Company recorded a noncash impairment charge on intangible assets of $1.1 million.

Changes in the carrying amount of intangible assets during the year ended December 31, 2012 were as follows:

	Gross Amount	Accumulated Impairment Losses	Accumulated Amortization	Net
Continuing operations:
January 1, 2012	$884,840	$—	$(199,416)	$685,424
Impairment charge	—	(608,182)	—	(608,182)
Amortization	—	—	(77,242)	(77,242)

December 31, 2012	$884,84000	$(608,182)	$(276,658)	$—

Discontinued Operations:
January 1, 2012	$1,250,160	$(365,945)	$(355,006)	$529,209
Impairment charge	—	(449,412)	—	(449,412)
Amortization	—	—	(79,797)	(79,797)

December 31, 2012	$1,250,160	$(815,357)	$(434,803)	$—

Intangible assets as of December 31, 2012 include the following:

	Useful Life (Years)	Continuing Operations			Discontinued Operations
		Carrying Value(1)	Accumulated Amortization	Net	Carrying Value(1)	Accumulated Amortization	Net
Customer relationships	8 – 15	$151,668	$(151,668)	$—	$257,127	$(257,127)	$—
Covenants not to compete	3 – 15	74,000	(74,000)	—	104,168	(104,168)	—
Trademark	10 – 15	32,413	(32,413)	—	49,864	(49,864)	—
Payor contracts	15	18,577	(18,577)	—	23,644	(23,644)	—

Total		$276,658	$(276,658)	$—	$434,803	$(434,803)	$—

(1)	The carrying value is net of accumulated impairment charges.

Amortization expense for the year ended December 31, 2012 was $77,242. Amortization expense included in discontinued operations for the year ended December 31, 2012 was $79,797.

Note 9 – Borrowings

The Company’s borrowings as of December 31, 2012 are as follows:

	Rate(1)	Maturity Date	Continuing Operations	Discontinued Operations
Short-term Debt:
Notes payable to shareholder	8%	Jun. 2013	$1,536,518	$—

Long-term Debt:
Bank line of credit	6%	June 2014 – Aug. 2015	$6,583,369	$6,060,314
Senior bank debt	6%	May 2014	—	4,091,872
Note payable on equipment	6%	Dec. 2013	—	137,972
Sleep center working capital note payable	6%	Jan. 2015	—	56,100
Notes payable on vehicles	2.9 – 3.9%	Jan. 2013 – Dec. 2013	—	13,547
Equipment capital leases	8.2 – 11.5%	Jan. 2015 – Feb. 2015	51,093	87,291

Total			6,634,462	10,447,096
Less: Current portion of long-term debt			(6,605,496)	(10,371,437)

Long-term debt			$28,966	$75,659

(1)	Effective rate as of December 31, 2012

On August 31, 2012 and December 31, 2012, the Company executed promissory notes with Mr. Roy T. Oliver in the amount of $1,184,808 and $351,710 for a total of $1,536,518. The interest rate on the notes is 8% and the maturity date of the notes is June 30, 2013. All principal and interest outstanding are due on the maturity date. Mr. Oliver is one of the Company’s greater than 5% shareholders and affiliates. The promissory notes are subordinate to the Company’s credit facility with Arvest Bank. The Company used the proceeds from the notes to fund its payment obligations to Arvest Bank.

In May 2008 and as amended in May 2009 and July 2010, the Company entered into a loan agreement with Arvest Bank consisting of a $30 million term loan (the “Term Loan”) and a $15 million line of credit to be used for future acquisitions (the “Acquisition Line”); collectively referred to as the “Credit Facility.” In December 2010 and as amended in April 2012, August 2012 and October 2012, the Company entered into an Amended and Restated Loan Agreement covering the Credit Facility. The Term Loan was used by the Company to consolidate certain prior loans to the Company’s subsidiaries SDC Holdings LLC (“SDC Holdings”) and ApothecaryRx LLC. The Term Loan and the Acquisition Line bear interest at the greater of the prime rate as reported in the Wall Street Journal or the floor rate of 6%. The rate on the Term Loan is adjusted annually on May 21. The rate on the Acquisition Line is adjusted on the anniversary date of each advance or tranche. The Term Loan matures on May 21, 2014 and requires quarterly payments of interest only. Commencing on September 1, 2011, the Company became obligated to make quarterly payments of principal and interest calculated on a seven-year amortization based on the unpaid principal balance on the Term Loan as of June 1, 2011. Each advance or tranche of the Acquisition Line will become due on the sixth anniversary of the first day of the month following the date of the advance or tranche. Each advance or tranche is repaid in quarterly payments of interest only for three years and thereafter, quarterly principal and interest payments based on a seven-year amortization until the balloon payment on the maturity date of the advance or tranche. The Credit Facility is collateralized by substantially all of the Company’s assets and is personally guaranteed by certain of our current and former executive officers and Mr. Roy T. Oliver, one of our greater than 5% stockholders and affiliates. The liability of the guarantors as a group is limited to $15 million on a several and not joint basis. The Company has also agreed to maintain certain financial covenants including a Debt Service Coverage Ratio of not less than 1.25 to 1, as defined.

As of December 31, 2012, the Company’s Debt Service Coverage Ratio is less than 1.25 to 1 which will be the required ratio under the Company’s loan agreement with Arvest Bank for each quarterly period beginning after March 31, 2013. In addition, beginning on March 31, 2013, the Company must have Positive EBITDA (“earnings before interest, taxes, depreciation and amortization”), as defined by Arvest Bank, for the previous three month period. Since the Debt Service Coverage Ratio becomes effective in less than 12 months and it is unlikely that we will initially meet the requirement, the associated debt with Arvest Bank has been classified as current in the accompanying consolidated balance sheet as of December 31, 2012. Historically, the Company has been successful in obtaining default waivers from Arvest Bank, but there is no assurance that Arvest Bank will waive any future defaults.

In connection with the third amendment to the Arvest Credit Facility in June 2010, the Company also entered into a Deposit Control Agreement with Arvest Bank covering the Company’s accounts at Valliance Bank. Arvest Bank may exercise its rights to give instructions to Valliance Bank under the Deposit Control Agreement only in the event of an uncured default under the loan agreement, as amended.

The Company has entered into a note payable for the purchase of sleep diagnostic equipment. The balance owed at December 31, 2012 of $137,972 bears interest at a fixed rate of 6%. The Company is required to make monthly payments of principal and interest totaling $12,479. The note matures in December 2013.

The Company has entered into a note payable to a bank to supplement the working capital needs of its individual sleep centers. The amount owed under this note at December 31, 2012 of $56,100 bears interest at a fixed rate of 6.0%. The Company is required to make monthly payments of principal and interest totaling $2,704. The note matures in January 2015.

The Company has entered various notes payable for the purchase of vehicles totaling $13,547 at December 31, 2012. Under the terms of the notes, the Company is required to make monthly principal and interest payments totaling $2,221. The notes mature on various dates from January 2013 to December 2013 and bear interest at fixed rates ranging from 2.9% to 3.9%.

The Company has entered into various capital leases for the purchase of equipment totaling $138,385 at December 31, 2012. Under the terms of the lease, the Company is required to make monthly principal and interest payments totaling $5,284. The leases mature on various dates from January 2015 to February 2015 and bear interest at fixed rates ranging from 8.2% to 11.6%.

At December 31, 2012, future maturities of long-term debt were as follows:

	Continuing Operations	Discontinued Operations
2013	$6,605,496	10,371,437
2014	24,603	65,699
2015	4,363	9,960
2016	—	—
2017	—	—
Thereafter	—	—

Note 10 – Commitments and Contingencies

Legal Issues

The Company is exposed to asserted and unasserted legal claims encountered in the normal course of business. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the operating results or the financial position of the Company. During the year ended December 31, 2012, the Company did not incur any costs in settlement expenses related to its ongoing asserted and unasserted legal claims.

Operating Leases

The Company leases all of the real property used in its business for office space and sleep testing facilities under operating lease agreements. Rent is expensed consistent with the terms of each lease agreement over the term of each lease. In addition to minimum lease payments, certain leases require reimbursement for common area maintenance and insurance, which are expensed when incurred.

The Company’s rental expense for operating leases in 2012 was $125,792. The Company’s rental expense for operating leases included in discontinued operations in 2012 was $1,310,734.

Following is a summary of the future minimum lease payments under operating leases as of December 31, 2012:

	Continuing Operations	Discontinued Operations
2013	$89,703	$1,256,689
2014	89,703	1,005,635
2015	89,703	675,782
2016	89,703	535,150
2017	22,426	389,163
Thereafter	—	1,864,521

Total	$381,238	$5,726,940

Significant Supplier

The Company is dependent on merchandise vendors to provide sleep disorder related products for resale. The Company’s largest sleep product supplies are Fisher & Paykel Healthcare, which supplied approximately 32% of the Company’s sleep supplies in the year ended December 31, 2012 and ResMed, Inc., which supplied approximately 35% of the Company’s sleep supplies in the year ended December 31, 2012. In management’s opinion, if any of these relationships were terminated or if any contracting party were to experience events precluding fulfillment of the Company’s needs, the Company would be able to find a suitable alternative supplier, but possibly not without significant disruption to the Company’s business. This could take a significant amount of time and result in a loss of customers and revenue, operating and cash flow losses and may deplete working capital reserves.

Note 11 – Income Taxes

The income tax provision for the year ended December 31, 2012 consists of:

2012
Current provision	$—
Deferred provision (benefit)	(5,226,000)
Change in beginning of year valuation allowance	5,226,000

Total	$—

Current provision, discontinued operations	$—

The Company has accrued interest and penalties of approximately $159,000 at December 31, 2012 related to the late filing of certain tax returns. The accrued interest and penalties are included in accrued liabilities in the accompanying consolidated balance sheet.

Deferred income tax assets and liabilities as of December 31, 2012 are comprised of:

2012
Deferred income tax assets:
Current:
Accrued compensation	$64,000
Accounts receivable	614,000
Accrued liabilities	76,000

754,000
Valuation allowance	(754,000)

Total current deferred tax assets	—

Long-term:
Goodwill	4,730,000
Net operating loss carryforwards	13,063,000
Purchase accounting earnout provision	(34,000)
Intangible assets	401,000
Acquisition costs	185,000
Stock awards	118,000

18,463,000
Valuation allowance	(18,259,000)

Total long-term deferred tax assets	204,000
Deferred income tax liabilities:
Long-term:
Fixed assets, net	(204,000)

Deferred tax asset, net	$—

The change in the Company’s valuation allowance on deferred tax assets during the year ended December 31, 2012 follows:

2012
Beginning valuation allowance	$13,787,000
Change in valuation allowance	5,226,000

Ending valuation allowance	$19,013,000

The Company’s effective income tax rate for continuing operations differs from the U.S. Federal statutory rate as follows:

2012
Federal statutory rate	35.0%
State	3.2
Change in valuation allowance	-22.9
Other	-15.3

Effective income tax rate	0.0%

At December 31, 2012, the Company had federal and state net operating loss carryforwards of approximately $34.2 million expiring at various dates through 2027. Approximately $3,012,000 of the Company’s net operating loss carryforwards are subject to an annual limitation of approximately $218,000.

The amount of income taxes the Company pays is subject to ongoing examinations by federal and state tax authorities. To date, there have been no reviews performed by federal or state tax authorities on any of the Company’s previously filed returns. The Company’s 2005 and later tax returns are still subject to examination.

Note 12 – Capital Structure

On November 12, 2012, the Company executed a subscription agreement with Graymark Investments, LLC (doing business as Oklahoma Health Partners (“OHP”)) in which OHP agreed to purchase 1,444,445 shares of the Company’s common stock for $650,000 ($0.45 per share). The proceeds from OHP were received on November 13, 2012 and used to fund the operations of the Company.

On November 5, 2012, the Company’s shareholders gave the Company’s board of directors the authority to amend the Company’s Restated Certificate of Incorporation to effect a reverse stock split in a ratio to be determined by the Board. The primary reason for obtaining shareholder approval for the reverse split was increase the per share market price of the Company’s common stock in order to maintain the $1.00 minimum per share requirement for continued listing on The NASDAQ Capital Market. On November 2, 2012, the Company was notified by NASDAQ that the Company’s common stock would be delisted from The NASDAQ Capital Market, effective at the open of business on Tuesday, November 6, 2012. As a result of the delisting by NASDAQ, on November 6, 2012, the Company’s Board elected to not affect the reverse stock split.

Note 13 – Stock Options, Grants and Warrants

The Company has adopted the 2008 Long-Term Incentive Plan (the “Incentive Plan”). The Incentive Plan consists of three separate stock incentive plans, a Non-Executive Officer Participant Plan, an Executive Officer Participant Plan and a Non-Employee Director Participant Plan. Except for administration and the category of employees eligible to receive incentive awards, the terms of the Non-Executive Officer Participant Plan and the Executive Officer Participant Plan are identical. The Non-Employee Director Plan has other variations in terms and only permits the grant of nonqualified stock options and restricted stock awards. Each incentive award will be pursuant to a written award agreement. The number of shares of common stock authorized and reserved under the Incentive Plan is 2,750,000.

The fair value of each option and warrant grant is estimated on the date of grant using the Black-Scholes option pricing model. The determination of the fair value of stock-based payment awards on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables. These variables include the expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rate and expected dividends. Given the Company’s limited trading history and lack of employee option exercise history, the Company has included the assumptions and variables of similar companies in the determination of the actual variables used in the option pricing model. The Company bases the risk-free interest rate used in the option pricing model on U.S. Treasury zero-coupon issues. The Company does not anticipate paying any cash dividends in the foreseeable future and therefore an expected dividend yield of zero is used in the option pricing model.

The assumptions used to value the option and warrant grants are as follows:

2012
Expected life (in years)	2.5 – 5.0
Volatility	58 – 74%
Risk free interest rate	0.35 – 0.74%
Dividend yield	0%

Information with respect to stock options and warrants outstanding follows:

	Shares	Average Exercise Price
Outstanding at January 1, 2012	8,312,387	$1.73
Granted – warrants	554,315	1.28
Granted – options	330,000	0.50
Forfeited – warrants	(25,000)	10.00
Forfeited – options	(14,216)	5.59

Outstanding at December 31, 2012	9,157,486	$1.56

	Options and Warrants Outstanding			Options and Warrants Exercisable
	Shares Outstanding at 12/31/12	Average Remaining Life (Years)	Average Exercise Price	Shares Outstanding at 12/31/12	Average Exercise Price
$0.50 to $2.00	7,634,315	3.7	$1.35	7,241,815	$1.39
$2.01 to $5.00	1,493,103	1.6	2.35	1,493,103	2.35
$5.01 to $7.00	30,068	0.4	14.98	30,068	14.98

Total	9,157,486			8,764,986

The fair value of the 330,000 options issued in 2012 was estimated to be approximately $62,000. The fair value of the 75,000 warrants issued in 2012 was estimated to be approximately $14,000. The value of the options and warrants is recorded as compensation expense or, in the case of non-employee third parties, as professional services expense over the requisite service period which equals the vesting period of the options and warrants. Compensation expense related to stock options was approximately $33,000 during 2012. Professional services expense related to warrants was approximately $14,000 during 2012.

The options and warrants outstanding and options and warrants exercisable as of December 31, 2012 had no intrinsic value. The intrinsic value is calculated as the difference between the market value and exercise price of the shares.

Information with respect to the Company’s restricted stock awards follows:

Unvested Restricted Stock Awards	Shares	Weighted Average Grant Date Fair Value
Unvested at January 1, 2012	11,250	$9.76
Granted	125,000	0.42
Vested	(92,500)	1.23
Forfeited	—	—

Unvested at December 31, 2012	43,750	$1.11

During 2012, the Company issued 125,000 restricted stock grant awards to certain key employees and directors. The fair value of the restricted stock grant awards was approximately $53,000 and was calculated by multiplying the number of restricted shares issued times the closing share price on the date of issuance. The value of the stock grants is recorded as compensation over the requisite service period which equals vesting period of the stock award. During 2012, the Company recorded compensation expense related to stock grant awards of approximately $119,000. As of December 31, 2012, the Company has unrecognized compensation expense associated with the stock grants, options and warrants of approximately $111,000.

Note 14 – Fair Value Measurements

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability (i.e., an exit price) in the principal or most advantageous market in an orderly transaction between market participants. In determining fair value, the accounting standards established a three-level hierarchy that distinguishes between (i) market data obtained or developed from independent sources (i.e., observable data inputs) and (ii) a reporting entity’s own data and assumptions that market participants would use in pricing an asset or liability (i.e., unobservable data inputs). Financial assets and financial liabilities measured and reported at fair value are classified in one of the following categories, in order of priority of observability and objectivity of pricing inputs:

•	Level 1 – Fair value based on quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Fair value based on significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data.

•	Level 3 – Fair value based on prices or valuation techniques that require significant unobservable data inputs. Inputs would normally be a reporting entity’s own data and judgments about assumptions that market participants would use in pricing the asset or liability.

The fair value measurement level for an asset or liability is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

Recurring Fair Value Measurements: The carrying value of the Company’s financial assets and financial liabilities is their cost, which may differ from fair value. The carrying value of cash held as demand deposits, money market and certificates of deposit, accounts receivable, short-term borrowings, accounts payable and accrued liabilities approximated their fair value. At December 31, 2012, the fair value of the Company’s debt was determined to be $10 million. The fair value of the Company’s debt was valued using Level 3 inputs. At December 31, 2011, the fair value of the Company’s long-term debt, including the current portion approximated its carrying value.

Nonrecurring Fair Value Measurements:

Business Acquisition – In December 2011, the Company acquired 80% of the Village Sleep Center (“Village”), located in Plano, Texas, for a purchase price of $960,000. Under the purchase agreement, the Company paid $596,000 in cash and withheld $364,000 of the purchase price (“Withheld Funds”) as collateral to secure any obligations the sellers have pursuant to the indemnification clauses of the purchase agreement. The Withheld Funds, less any amounts deducted, shall be paid in two equal installments, not to exceed $182,000. In order to receive the maximum installment payment, the trailing twelve months earnings before interest, taxes, depreciation and amortization (“EBITDA”) for Village for the years ended December 31, 2012 and 2013 must be at least $200,000, respectively. If the EBITDA for 2012 and or 2013 is less than $200,000, the payment of Withheld Funds will be reduced by the ratio of actual EBITDA to the required EBITDA of $200,000. The Company determined the fair value of the contingent consideration or Withheld Funds on the transaction date to be $234,565. The actual EBITDA for Village during the twelve months ended December 31, 2012 was $39,564. Based on Village’s actual EBITDA for 2012 and the projected EBITDA for 2013, the Company revalued the contingent consideration and determined the fair value to be $144,185. The change in contingent consideration of $90,380 was recorded as a gain and is included in other income in the accompanying consolidated statement of operations.

Goodwill and Intangible Assets – Goodwill and intangible assets are tested for possible impairment as of the beginning of the fourth quarter of each year. During 2012, the Company determined that impairment indicators existed during the second quarter of 2012. As a result, the Company tested goodwill and intangible assets twice during 2012. The impairment tests during the second and fourth quarters of 2012 resulted in impairment charges of $3.0 million and $11.7 million, respectively, for a total impairment charge of $14.7 million.

These nonrecurring fair value measurements were developed using significant unobservable inputs (Level 3). The primary valuation technique used was an income methodology based on management’s estimates of forecasted cash flows for each business unit, with those cash flows discounted to present value using rates commensurate with the risks of those cash flows. Assumptions used by management were similar to those that would be used by market participants performing valuations of these business units and were based on analysis of current and expected future economic conditions and the updated strategic plan for each business unit.

The fair value measurements for the Company’s assets measured at fair value on a nonrecurring basis as of December 31, 2012 follows:

	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Gains (Losses)
December 31, 2012:
Goodwill (second quarter)	$10,688,571	$—	$—	$10,688,571	$(3,041,000)
Goodwill (fourth quarter)	—	—	—	—	(10,688,571)
Intangible assets	—			—	(1,057,594)
Contingent Consideration	144,185	—	—	144,185	90,380

					$(14,696,785)

Note 15 – Related Party Transactions

On October 1, 2012 the Company entered into a purchase agreement to acquire 100% of the membership interests of Midwest Sleep Specialists (“MSS”) located in Kansas City, Missouri, for a purchase price of $720,000. The membership interests of MSS are currently held by Dr. Steven Hull, the Company’s Chief Medical Officer. Under the agreement, the purchase price will be paid in semi-monthly installments of $15,000 commencing on October 18, 2012 and ending on September 30, 2014 (the “Transfer Date”). Under the agreement, the membership interests will not be transferred to the Company until the final payment is made on the Transfer Date. Prior to the Transfer Date, the Company does not have any control over the operation of MSS. In addition, the Company is not obligated to continue to make the semi-monthly payments and may rescind the agreement at any time. As a result, the Company will not record the MSS purchase until the Transfer Date. As of December 31, 2012, the Company has paid cumulative semi-monthly payments of $90,000 which is included in other assets in the accompanying consolidated balance sheet.

On October 1, 2012 the Company entered into a management services agreement with MSS to provide certain administrative staffing and other support to the back office operations of MSS. MSS is owned by Dr. Steven Hull, our Chief Medical Officer. The term of the management services agreement is five years and renews automatically for successive five year periods unless either party provides 90 day written notice of termination. Additionally, the management services agreement will automatically terminate upon the Transfer Date. The Company has received approximately $64,000 in management fees since October 1, 2012 under this agreement. Prior to the current agreement, the Company provided similar services to MSS under other arrangements. Under the previous arrangements, the total management fees received from MSS during 2012 was approximately $298,000.

On August 31, 2012 and December 31, 2012, the Company executed promissory notes with Mr. Roy T. Oliver in the amount of $1,184,808 and $351,710 for a total of $1,536,518. The interest rate on the notes is 8% and the maturity dates of the notes are June 30, 2013. All principal and interest outstanding are due on the maturity date. Mr. Oliver is one of the Company’s greater than 5% shareholders and affiliates. The promissory notes are subordinate to the Company’s credit facility with Arvest Bank. The Company used the proceeds from the notes to fund its payment obligations to Arvest Bank.

As of December 31, 2012, the Company had approximately $33,000 on deposit at Valliance Bank. Valliance Bank is controlled by Mr. Roy T. Oliver, one of the Company’s greater than 5% shareholders and affiliates. In addition, the Company is obligated to Valliance Bank under a sleep center capital note totaling approximately $56,000 at December 31, 2012. The interest rates on the notes are fixed at 6%. Non-controlling interests in Valliance Bank are held by Mr. Stanton Nelson, the Company’s chief executive officer and Mr. Joseph Harroz, Jr., one of the Company’s directors. Mr. Nelson and Mr. Harroz also serve as directors of Valliance Bank.

In March 2012, the Company executed a lease agreement with City Place, LLC (“City Place”) for the Company’s new corporate headquarters and offices. Under the lease agreement, the Company pays monthly rent of $17,970 through June 30, 2014; $0.00 from July 1, 2014 to January 31, 2015 and $17,970 from February 1, 2015 to March 31, 2017 plus additional payments for allocable basic expenses of City Place; the lease expires on March 31, 2017. As part of the lease agreement, City Place paid $450,000 to offset a portion of the costs the Company incurred to build-out the office space. Non-controlling interests in City Place are held by Roy T. Oliver, one of the Company’s greater than 5% shareholders and affiliates, and Mr. Stanton Nelson, the Company’s Chief Executive Officer. During 2012, the Company incurred approximately $70,000 in lease expense under the terms of the lease.

The Company’s previous corporate headquarters and offices were occupied under a month to month lease with Oklahoma Tower Realty Investors, LLC, requiring monthly rental payments of approximately $7,000. Mr. Roy T. Oliver, one of our greater than 5% shareholders and affiliates, controls Oklahoma Tower Realty Investors, LLC (“Oklahoma Tower”). During 2012, the Company incurred approximately $21,000 in lease expense under the terms of the lease. In addition, during 2012, the Company paid Oklahoma Tower approximately $42,000 for employee parking under a month to month agreement. Mr. Stanton Nelson, the Company’s chief executive officer, owns a non-controlling interest in Oklahoma Tower Realty Investors, LLC.

Note 16 – Subsequent Events

Management evaluated all activity of the Company and concluded that no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements, except the following:

Foundation Transaction – On July 22, 2013, the Company acquired 100% of the interests in Foundation Surgery Affiliates, LLC and Foundation Surgical Hospital Affiliates, LLC (collectively “Foundation”) from Foundation Healthcare Affiliates, LLC (“FHA”) in exchange for 114,500,000 shares of the Company’s common stock and promissory note in the amount of $2,000,000, of which $250,000 was paid on July 24, 2013. The effective date of the Foundation acquisition was July 1, 2013. For financial reporting purposes, the transaction will be recorded as a reverse merger and Foundation will be considered the accounting acquirer. As a result of the reverse merger, the Company’s historical operating results will only include the results of Foundation.

The initial accounting for the Foundation transaction has not been completed as it will require the completion of audits for FSA and FSHA. In addition, the Company must complete a fair value analysis of its assets and liabilities as of July 1, 2013 in order to record the reverse merger transaction. As a result of the initial accounting being incomplete, the following disclosures have been omitted:

•	The acquisition date fair value amounts used to record the reverse merger transaction.

•	The pro forma revenue and earnings of the combined entity as though the reverse-merger had occurred on January 1, 2013 and 2012, respectively.

Arvest Debt – On July 22, 2013, the Company’s subsidiaries, SDC Holdings, LLC and ApothecaryRx, LLC (collectively the “Borrowers”), the Company and Mr. Stanton Nelson (the “Guarantor” and the Company’s chief executive officer) entered into a Second Amended and Restated Loan Agreement (the “New Loan Agreement”) and an Amended and Restated Promissory Note (the “New Note”) with Arvest Bank. The Company, Borrowers, Guarantor and other guarantors previously entered into the Amended and Restated Loan Agreement dated effective December 17, 2010, as amended by the First Amendment to Loan Agreement dated January 1, 2012, the Second Amendment to Loan Agreement dated effective June 30, 2012, and the Third Amendment to Loan Agreement dated effective October 12, 2012 (the “Prior Agreement”). Under the Prior Agreement, the Company and Borrowers are indebted to Arvest Bank under the Amended and Restated Promissory Note, in the original principal amount of $15,000,000 dated June 30, 2010 and the Second Amended and Restated Promissory Note, in the original principal amount of $30,000,000.00, dated June 30, 2010 (the “Prior Notes”). Arvest Bank, the Company, the Borrowers and the Guarantor have agreed to restructure the loan evidenced by the Prior Notes and the Prior Agreement. As of July 22, 2013, the outstanding principal amount of the New Note was $10,691,262. See “Note 9 – Borrowings” for additional information about the Arvest Debt.

Arvest Loan Participation – On July 22, 2013, in conjunction with the New Loan Agreement with Arvest Bank, the Company entered into a Participation Agreement with Arvest Bank in which we purchased a $6,000,000 participation in the New Note from Arvest Bank in exchange for 13,333,333 shares of the Company’s common stock. The Company purchased the participation in the last $6,000,000 of the principal amount due under the Arvest credit facility.

Roy T. Oliver Note – On July 22, 2013, the Company issued a promissory note in the original principal amount of $5,648,290 in favor of Roy T. Oliver (the “Oliver Note”). The principal amount of the Oliver Note represents the amount Mr. Oliver, a Guarantor under the Prior Agreement, paid to Arvest Bank in full satisfaction of his limited guaranty. Mr. Oliver is not a guarantor of the New Note.

The Oliver Note bears interest at an annual rate of 8.0% and is unsecured and subordinated to the New Loan Agreement. In the event the Company defaults on the Oliver Note, and the event of default is not cured in a timely manner, the lender has the right to declare the outstanding principal and accrued and unpaid interest immediately due and payable. Events of default under the Oliver Note include the failure of the Company to pay the Oliver Note when due, the Company’s assignment for the benefit of creditors or admission of its inability to pay debts as they become due, the commencement of bankruptcy or similar proceedings by or against the Company. or an event of default occurs under the Loan Agreement. The Oliver Note matures on July 31, 2013 provided that, if the New Loan Agreement as in effect on such maturity date does not permit the Company to repay the Oliver Note, then the maturity date is continued until such time as the Arvest loan is refinanced or the provisions of the Loan Agreement permits repayment.

Oliver Debt Conversion – On August 31, 2012, December 31, 2012, March 1, 2013, April 1, 2013 and July 22, 2013, the Company executed promissory notes with Mr. Roy T. Oliver in the amount of $1,184,808, $351,710, $485,082, $351,470 and $5,648,290, respectively, for a total of $8,021,360 (collectively referred to as the “Oliver Notes”). The Company used the proceeds from the notes to fund its payment obligations to Arvest Bank. On July 22, 2013, the Company issued Mr. Oliver 17,970,295 shares of common stock for full satisfaction of the Oliver Notes including principal and accrued interest owed thereon of $114,263.

Preferred Interest Financing Transaction – On March 13, 2013, the Company’s wholly-owned subsidiary, Foundation Health Enterprises, LLC (“FHE”) initiated a private placement offering for up to $15,960,000. The offering is comprised of 152 units (“FHE Unit”). Each FHE Unit is being offered at $105,000 and entitles the purchaser to one (1) Class B membership interest in FHE, valued at $100,000, and 10,000 shares of the Company’s common stock, valued at $5,000. On July 22, 2013, FHE and the Company completed the sale of 68 FHE Units for total consideration received was $7,140,000.

The FHE Units provide for a cumulative preferred annual return of 9% on the amount allocated to the Class B membership interests. The FHE Units will be redeemed by FHE in four annual installments beginning in July 2014. The first three installments shall be in the amount of $10,000 per FHE Unit and the fourth installment will be in the amount of the unreturned capital contribution and any undistributed preferred distributions. The FHE Units are convertible at the election of the holder at any time prior to the complete redemption into restricted common shares of the Company at a conversion price of $2.00 per share.

The proceeds from the FHE Units allocated to the Class B membership units were used to fund a portion of the Tyche Transaction described below.

Tyche Transaction – On March 31, 2013, the Company and its wholly-owned subsidiary, TSH Acquisition, LLC (“TSH”) entered into an Asset Purchase Agreement (the “Tyche Agreement”) with Tyche Health Enterprises, LLC (“Tyche”) which was subsequently amended on March 31, 2013 and July 22, 2013. The Tyche Agreement provides for the purchase of the preferred membership interests that Tyche owns in certain subsidiaries of FSHA and FSA under a Membership Interest Purchase Agreement, dated July 17, 2007, between Tyche and Foundation Surgery Holdings, L.L.C. (“FSH”), Foundation Weightwise Holdings, L.L.C. (nka FSHA), Foundation Healthcare Affiliates, L.L.C. (“FHA”) as well as the right to various equity interest in the affiliates of FSH, FSA and FHA (collectively “Foundation”).

The transactions under the Tyche Agreement were closed on July 22, 2013. Under the Tyche Agreement, TSH purchased from Tyche (i) all of Tyche’s right, title and interest in the Membership Interest Purchase Agreement; (ii) all of Tyche’s right, title and interest in the preferred and common membership interest in FSH and the right to various equity interests in the affiliates of FSH; (iii) all of Tyche’s right, title and interest in the preferred and common membership interest in FSHA and the right to various equity interest in the affiliates of FSHA; and (iv) all of Tyche’s right, title and interest in any preferred or non-preferred ownership interest in any Foundation entities that have been acquired as a result of the Membership Interest Purchase Agreement.

Under the Tyche Agreement, TSH paid $11,102,372 in cash to Tyche and Tyche related entities and TSH issued promissory notes totaling $2,339,905 to Tyche and Tyche related entities for total consideration of $13,442,277. The promissory notes bear interest at annual rate of 11.5% and mature on August 1, 2013 with all principal and interest being due at that time. On August 1, 2013, the Company paid-off two of the promissory notes totaling $474,305. Management is in the process of extending the terms on the remaining note in the amount of $1,865,600.

As further consideration for the Tyche Agreement, the Company issued Tyche and certain Tyche related entities warrants for the purchase of the Company’s common stock. The warrants issued included:

1.	Five year warrants for the purchase of a total of 1,937,500 shares of the Company’s common stock at a strike price of $1.00 per share;

2.	Seven and one-half year warrants for the purchase of a total of 3,516,204 shares of the Company’s common stock at a strike price of $1.35 per share; and

3.	Ten year warrants for the purchase of a total of 2,296,296 shares of the Company’s common stock at a strike price of $1.60 per share.

Valliance Loan Agreement – On July 22, 2013, the Company’s subsidiary, FHE executed a loan agreement and a promissory note in the amount of $5,100,000 payable to Valliance Bank. The note bears interest at annual rate of 10% and FHE is required to make quarterly payments of interest beginning on October 15, 2013. FHE is required to make one principal payment of $728,571 on August 15, 2014. The note matures on July 22, 2015 at which time all outstanding principal and accrued interest is due. The proceeds of the note, net of a $100,000 loan origination fee, were used to help fund FHE’s purchase of the preferred interests of FHA and FSHA from Tyche. The loan agreement requires FHE to prepay a portion of the loan upon the completion of a sale of FSHA’s equity interest in a hospital located in Sherman, TX. The promissory note is secured by the Company’s equity interests in TSH Acquisition, LLC. Valliance Bank is controlled by Mr. Roy T. Oliver, one of our greater than 5% shareholders and affiliates. Non-controlling interests in Valliance Bank are held by Mr. Stanton Nelson, the Company’s chief executive officer and Mr. Joseph Harroz, Jr., a director of the Company. Mr. Nelson and Mr. Harroz also serve as directors of Valliance Bank.

Restructuring Plan – During July 2013, the Company closed four of its sleep diagnostic and therapy facilities and implemented a plan to close a fifth location. The facilities are located in Oklahoma and Georgia and are being closed because the revenue from these facilities has not met expectations and is not adequate to offset the fixed operating costs of these locations.

The Company expects to record restructuring charges in connection with the closure of these facilities with respect to the remaining lease obligations for the facilities, severance payments to affected employees and other write-downs. The remaining lease obligations and severance payments are estimated to be approximately $132,000 and $56,000, respectively, and will be recorded in the third quarter of 2013. All cash payments related to the severance costs are expected to be paid during the third quarter of 2013. The cash payments for the remaining lease obligations will continue for the life of the respective leases which extend through September 2014.

On July 17, 2013, the Company implemented a plan to sell certain sleep diagnostic and therapy facilities. The facilities identified as held for sale were selected because the revenue from these facilities have not met expectations and are not adequate to offset fixed operating costs. If a sale of these facilities cannot be achieved within an acceptable time frame, then these facilities will be closed. The time frame for achieving a sale or closing the site ranges from July 31, 2013 to August 31, 2013. The facilities identified are located in Oklahoma, Texas, Nevada, Kansas, Missouri and Iowa.

As a result of identifying these sites as held for sale, the related assets, liabilities, results of operations and cash flows of the identified sites have been classified as discontinued operations in the Company’s accompanying consolidated financial statements.

On March 1, 2013, the Company executed a promissory note with Mr. Roy T. Oliver in the amount of $485,082. The interest rate on the notes is 8% and the maturity date of the note is June 30, 2013. All principal and interest outstanding are due on the maturity date. Mr. Oliver is one of the Company’s greater than 5% shareholders and affiliates. The promissory note is subordinate to the Company’s credit facility with Arvest Bank. The Company used the proceeds from the note to fund its payment obligation to Arvest Bank.

On January 7, 2013, the Company implemented a plan to close four of its sleep diagnostic and therapy facilities. The facilities are located in Oklahoma and Texas and are being closed because the revenue from these facilities has not met expectations and is not adequate to offset the fixed operating costs of these locations. Two of the facilities were operated through January 11, 2013 and two of the facilities were operated through January 31, 2013. The Company recorded restructuring charges in connection with the closure of these facilities with respect to the remaining lease obligations for the facilities, severance payments to affected employees and other write-downs. The remaining lease obligations, severance payments and other write-downs were approximately $1.1 million, $0.1 million and $0.1 million, respectively. All cash payments related to the severance costs are expected to be paid during the first quarter of 2013. The cash payments for the remaining lease obligations will continue for the life of the respective leases which extend through January 2018.

Note 17 – Supplemental Cash Flow Information

Cash payments for interest and income taxes and certain noncash investing and financing activities for the year ended December 31, 2012 follows:

2012
Cash Paid for Interest and Income Taxes:
Interest expense, continuing operations	$442,193
Interest expense, discontinued operations	684,451
Income taxes	—
Noncash Investing and Financing Activities:
Contingent consideration (see Note 4 – Acquisitions)	(90,380)

Foundation Healthcare Inc.

             Units

PROSPECTUS

Roth Capital Partners

Dougherty & Company

                    , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee, and the FINRA filing fee.

Nature of Expense	Amount
Approximate SEC registration fee	$2,179
FINRA filing fee	4,010
Transfer agent fees	2,500
Accounting fees and expenses	50,000
Legal fees and expenses	450,000
NYSE MKT listing fees	75,000
Miscellaneous	200,000

Total	$784,229

Item 14. Indemnification of Officers and Directors

Section 1031 of the Oklahoma General Corporation Act permits (and our certificate of incorporation and bylaws, which are incorporated by reference herein, authorize) indemnification of directors and officers of our Company and officers and directors of another corporation, partnership, joint venture, trust or other enterprise who serve at our request of, against expenses, including attorney’s fees, judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of our Company or at our request, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. We may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection therewith.

The circumstances under which indemnification is granted with an action brought on behalf of our Company are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by us in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined that such officer or director is not entitled to indemnification by us.

These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act, in which case such provision is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the three years preceding the filing of this registration statement, we sold the following securities, which were not registered under the Securities Act. The securities were issued in reliance upon Section 4(a)(2) of the

Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering. Each holder had adequate access to information about us through his or her relationship with us or through information provided to him or her. We did not, nor do we plan to, pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts or commissions, in connection with any of the issuances of securities listed below. In addition, each of the certificates issued representing the securities in the transactions listed above bears a restrictive legend permitting the transfer thereof only in compliance with applicable securities laws. The recipients of securities in each of the transactions listed above represented to us their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All recipients had or have adequate access, through their employment or other relationship with us or through other access to information provided by our Company, to information about our Company. The following issuances have not been adjusted to reflect the     -for-     reverse stock split.

On February 17, 2014, the Compensation Committee of the Board of Directors granted Mr. Nelson, our Chief Executive Officer, a restricted stock award for 8,191,745 shares of common stock pursuant to the Amended 2008 Plan. The award is subject to vesting as follows: 20% vesting as of the date of grant and 20% vesting on each anniversary of the date of grant; however, such grant is subject to forfeiture in the event that our shareholders fail to approve the proposal to increase the number of shares of common stock authorized for issuance under the Amended 2008 Plan at our 2014 Annual Meeting of Shareholders to be held on May 12, 2014.

During the three months ended December 31, 2013, we issued 147,000 shares of our common stock to three professional services companies as payment for services valued at $68,537. No underwriters were involved.

In October 2013, we issued 100,000 shares of our common stock as payment for professional services rendered by our former Chairman of the Board of Directors, Ms. Jamie Hopping. The professional services performed by Ms. Hopping were covered by her Chairman Agreement with us and were valued at $40,000.

During August 2013, we acquired, by means of net share settlements, 4,060 shares of common stock, at a price of $0.36 per share, related to the vesting of an employee restricted stock award to satisfy withholding tax obligations. We do not have any on-going stock repurchase programs.

On July 22, 2013, in connection with the Foundation Acquisition aforementioned in this registration statement, we issued 114,500,000 shares of common stock to Foundation Healthcare Affiliates, LLC, which represented on a post-transaction basis, approximately 70% of our outstanding common stock. We issued these shares in consideration of the acquisition of the membership interests of Foundation Surgery Affiliates, LLC and Foundation Surgical Hospital Affiliates, LLC. No underwriters were involved.

Arvest Bank Credit Facility

On July 22, 2013, our subsidiaries, SDC Holdings, LLC and ApothecaryRx, LLC (collectively the “Borrowers”), we and Mr. Stanton Nelson (the “Guarantor” and our Chief Executive Officer) entered into a Second Amended and Restated Loan Agreement (the “New Loan Agreement”) and an Amended and Restated Promissory Note (the “New Note”) with Arvest Bank. On July 22, 2013, in conjunction with the New Loan Agreement with Arvest Bank, we entered into a Participation Agreement with Arvest Bank in which we purchased a $6,000,000 participation in the New Note from Arvest Bank in exchange for 13,333,333 shares of the our common stock. No underwriters were involved.

Oliver Debt Transaction

On August 31, 2012, December 31, 2012, March 1, 2013, April 1, 2013 and July 22, 2013, we executed promissory notes with Roy T. Oliver in the amount of $1,184,808, $351,710, $485,082, $351,470 and $5,648,290, respectively, for a total of $8,021,360 (collectively referred to as the “Oliver Notes”). We used the proceeds from the notes to fund our payment obligations to Arvest Bank. On July 22, 2013, we issued Mr. Oliver 17,970,295 shares of common stock for full satisfaction of the Oliver Notes including principal and accrued interest owed thereon of $114,263. No underwriters were involved.

Preferred Interest Financing Transaction

From July 22, 2013 to October 2, 2013, we and our wholly-owned subsidiary, Foundation Health Enterprises, LLC (“FHE”) sold 87 units of FHE (“FHE Unit”) for total proceeds of $9,135,000. Each FHE Unit was offered at $105,000 and entitled the purchaser to one (1) Class B membership interest in FHE, valued at $100,000 and 10,000 shares of our common stock, valued at $5,000. We issued 870,000 shares of common stock to the purchasers of the FHE Units. The FHE Units provide for a cumulative preferred annual return of 9% on the amount allocated to the Class B membership interests. The FHE Units will be redeemed by FHE in four annual installments beginning in July 2014. The first three installments shall be in the amount of $10,000 per FHE Unit and the fourth installment will be in the amount of the unreturned capital contribution and any undistributed preferred distributions. In July 2014, at the request of Bank SNB, we deferred the payment of the first installment to March 2015. In addition, the FHE Units are convertible into shares of our common stock at the option of the holder at a conversion price of $2.00 per share. No underwriters were involved.

Tyche Transaction

On March 31, 2013, we and our wholly-owned subsidiary, TSH Acquisition, LLC (“TSH”) entered into an Asset Purchase Agreement (the “Tyche Agreement”) with Tyche Health Enterprises, LLC (“Tyche”) which was subsequently amended on March 31, 2013 and July 22, 2013. The Tyche Agreement provided for the purchase of the preferred membership interests that Tyche owns in certain subsidiaries of Foundation under a Membership Interest Purchase Agreement, dated July 17, 2007, between Tyche and Foundation Surgery Holdings, LLC, Foundation Weightwise Holdings, LLC, Foundation Healthcare Affiliates, LLC as well as the right to various equity interest in the affiliates of Foundation.

On July 22, 2013, in connection with the purchase of preferred noncontrolling interests from Tyche, we issued to Tyche and related entities the following warrants exercisable for our common stock: (i) five year warrants for the purchase of a total of 1,937,500 shares of our common stock at a strike price of $1.00 per share; (ii) seven and one-half year warrants for the purchase of a total of 3,516,204 shares of our common stock at a strike price of $1.35 per share; and (iii) ten year warrants for the purchase of a total of 2,296,296 shares of our common stock at a strike price of $1.60 per share. No underwriters were involved.

On November 12, 2012, we executed a subscription agreement with Graymark Investments, LLC (doing business as Oklahoma Health Partners (“OHP”)) in which OHP agreed to purchase 1,444,445 shares of our common stock for $650,000 ($0.45 per share). The proceeds from OHP were received on November 13, 2012 and will be used to fund our operations. No underwriters were utilized in this transaction.

On May 14, 2012, we issued to Genesis Select Corporation, for the purchase price of $150, a warrant for the purchase of up to 150,000 shares of our common stock exercisable at $0.50 per share and subject to vesting. Such warrant expires five years from the issuance date. The warrant was issued in connection with and as partial consideration for services to be rendered by Genesis Select under a consulting agreement with us. No underwriters or placement agents were used in connection with this transaction.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

See the Index of Exhibits on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which is hereby incorporated by reference.

(b) Financial Statement Schedules.

All other schedules have been omitted because they are either inapplicable or the required information has been given in the consolidated financial statements or the notes thereto.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)(B)(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, State of Oklahoma, on the 7th day of October, 2014.

FOUNDATION HEALTHCARE, INC.

By:	/s/ Stanton Nelson
Stanton Nelson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 7, 2014.

Signature	Title	Date

/s/ STANTON NELSON Stanton Nelson	Chief Executive Officer and Director (Principal Executive Officer)	October 7, 2014

/s/ HUBERT KING Hubert King	Chief Financial Officer (Principal Financial Officer)	October 7, 2014

/s/ GRANT A. CHRISTIANSON Grant A. Christianson	Chief Accounting Officer (Principal Accounting Officer)	October 7, 2014

* Thomas Michaud	Chairman of the Board	October 7, 2014

* Joseph Harroz, Jr.	Director	October 7, 2014

* Scott Mueller	Director	October 7, 2014

* Steven L. List	Director	October 7, 2014

* Robert A. Moreno, M.D.	Director	October 7, 2014

*By:	/s/ STANTON NELSON
Stanton Nelson
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1@	Form of Underwriting Agreement.

3.1	Certificate of Amendment to the Registrant’s Restated Certificate of Incorporation is incorporated by reference to Exhibit 3.1.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2008.

3.1.1	Certificate of Amendment to the Registrant’s Restated Certificate of Incorporation, is incorporated by reference to Exhibit 3.1.1 of Registrant’s Registration Statement on Form S-1 as filed with the U.S. Securities and Exchange Commission on June 7, 2011.

3.1.2	Certificate of Amendment to the Registrant’s Restated Certificate of Incorporation, is incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K as filed with the U.S. Securities and Exchange Commission on December 4, 2014.

3.2	Registrant’s Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 of Registrant’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on August 14, 2008.

4.1	Form of Certificate of Common Stock of Registrant, incorporated by reference to Exhibit 4.1 of Registrant’s Registration Statement on Form SB-2 (No. 333-111819) as filed with the U.S. Securities and Exchange Commission on January 9, 2004.

4.2

Financial Advisor Warrant Agreement issued to ViewTrade Securities, Inc. and dated June 11,

2009 (expires July 15, 2014), is incorporated by reference to Exhibit 4.7 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2010.

4.3	Form of Warrant to Purchase Common Stock issued pursuant to the Underwriting Agreement dated June 14, 2011, is incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 15, 2011.

4.4	Warrant to Purchase Common Stock issued to Genesis Select Corporation dated May 14, 2012, is incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2012.

4.5	Form of Five Year Common Stock Purchase Warrant (1,937,500 shares of common stock at $1.00 exercise price), dated July 22, 2013, issued to Tyche Health Enterprises, LLC and THE Managers, LLC, is incorporated by reference to Exhibit 10.15 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

4.6	Form of Seven Year Common Stock Purchase Warrant (2,296,296 shares of common stock at $1.35 exercise price), dated July 22, 2013, issued to Tyche Health Enterprises, LLC and THE Managers, LLC, is incorporated by reference to Exhibit 10.16 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

4.7	Form of Ten Year Common Stock Purchase Warrant (1,937,500 shares of common stock at $1.60 exercise price), dated July 22, 2013, issued to Tyche Health Enterprises, LLC and THE Managers, LLC, is incorporated by reference to Exhibit 10.17 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

4.8	Registration Rights Agreement, dated July 22, 2013, among Graymark Healthcare, Inc., Tyche Health Enterprises, LLC and THE Managers, LLC, is incorporated by reference to Exhibit 10.18 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

Exhibit No.	Description

4.9@	Form of Warrant for Offering

4.10@	Form of Warrant Agreement for Offering

5.1@	Opinion of McAfee & Taft

10.1	Amended and Restated Foundation Healthcare, Inc. 2008 Long-Term Incentive Plan, is incorporated by reference to Annex B of the Company’s Schedule 14A Proxy Statement filed with the U.S. Securities and Exchange Commission on April 18, 2014.

10.1.1	Graymark Healthcare, Inc. 2008 Long-term Incentive Plan, Form of Restricted Stock Award Agreement, is incorporated by reference to Exhibit 10.3.1 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2010.

10.1.2	Graymark Healthcare, Inc. 2008 Long-term Incentive Plan, Form of Stock Option Agreement, is incorporated by reference to Exhibit 10.3.2 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2010.

10.2	Amended and Restated Employment Agreement between Registrant and Stanton Nelson, dated April 6, 2012, is incorporated by reference to Exhibit 10.12.1 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 9, 2012.

10.3	Form of Indemnification Agreement between the Company and each of its directors and executive officers, is incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 24, 2010.

10.4	Office Lease Agreement between the Registrant and City Place, L.L.C., dated as of February 15, 2012, is incorporated by reference to Exhibit 10.21 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 9, 2012.

10.5	Membership Interest Purchase Agreement, dated August 13, 2012, among Graymark Healthcare, Inc., TSH Acquisition, LLC and Foundation Healthcare Affiliates, LLC, is incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 17, 2012.

10.5.1	Amendment to Membership Interest Purchase Agreement, dated as of September 28, 2012, among Graymark Healthcare, Inc., TSH Acquisition, LLC and Foundation Healthcare Affiliates, LLC, is incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 4, 2012.

10.5.2	Amended and Restated Membership Interest Purchase Agreement, dated as of March 29, 2013, among Graymark Healthcare, Inc., TSH Acquisition, LLC and Foundation Healthcare Affiliates, LLC, is incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 2, 2013.

10.5.3	First Amendment to Amended and Restated Membership Interest Purchase Agreement, dated as of July 22, 2013 among Graymark Healthcare, Inc., TSH Acquisition, LLC and Foundation Healthcare Affiliates, LLC, is incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.6	Promissory Note, dated August 31, 2012, in favor of Roy T. Oliver, is incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 7, 2012.

10.6.1	Promissory Note, dated December 31, 2012, in favor of Roy T. Oliver, is incorporated by reference to Exhibit 10.24.1 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 1, 2013.

10.6.2	Promissory Note, dated March 31, 2013, in favor of Roy T. Oliver, is incorporated by reference to Exhibit 10.24.2 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 1, 2013.

Exhibit No.	Description

10.6.3	Renewal Promissory Note, dated March 31, 2013 (renewal of August 31, 2012 Promissory Note), in favor of Roy T. Oliver, is incorporated by reference to Exhibit 10.24.3 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 1, 2013.

10.6.4

Renewal Promissory Note, dated March 31, 2013 (renewal of December 31, 2012 Promissory

Note), in favor of Roy T. Oliver, is incorporated by reference to Exhibit 10.24.4 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 1, 2013.

10.6.5	Promissory Note, dated July 22, 2013, in favor of Roy T. Oliver, is incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.6.6	Promissory Note, dated April 2, 2013, in favor of Roy T. Oliver, is incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 5, 2013.

10.6.7	Promissory Note (Demand), dated July 22, 2013, in favor of Foundation Healthcare Affiliates, LLC, is incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.7	Closing Agreement 2, dated May 21, 2013, among Roy T. Oliver, Graymark Healthcare, Inc., TSH Acquisition, LLC, Foundation Healthcare Affiliates, LLC, Foundation Surgical Hospital Affiliates, LLC, and Foundation Surgery Affiliates, LLC, is incorporated by reference to Exhibit 10.6 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.8	Second Amended And Restated Loan Agreement, dated July 22, 2013, among SDC Holdings, LLC, ApothecaryRx, LLC, Graymark Healthcare, Inc., Stanton M. Nelson, and Arvest Bank, is incorporated by reference to Exhibit 10.7 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.8.1	Amended and Restated Promissory Note, dated July 22, 2013, made by SDC Holding, LLC and ApothecaryRx, LLC in favor of Arvest Bank, is incorporated by reference to Exhibit 10.8 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.8.2	Participation Agreement, dated July 22, 2013, between Graymark Healthcare, Inc. and Arvest Bank, is incorporated by reference to Exhibit 10.9 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.8.3	Subscription Agreement, dated July 22, 2013, between Graymark Healthcare, Inc. and Arvest Bank, is incorporated by reference to Exhibit 10.10 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.9

Loan Agreement, dated July 22, 2013, between Foundation Health Enterprises, LLC and Valliance

Bank, is incorporated by reference to Exhibit 10.11 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.9.1	Promissory Note, dated July 22, 2013, made by Foundation Health Enterprises, LLC in favor of Valliance Bank, is incorporated by reference to Exhibit 10.12 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.10	Consent, Ratification, Acknowledgement and Amendment to Loan Documents Agreement, dated July 22, 2013, among Legacy Bank, Foundation Healthcare Affiliates, LLC, Graymark Healthcare, Inc., TSH Acquisition LLC, Foundation Surgery Affiliates, LLC, Foundation Surgical Hospital Affiliates, LLC and other indirect subsidiaries of the registrant, is incorporated by reference to Exhibit 10.13 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

Exhibit No.	Description

10.11	Asset Purchase Agreement, dated March 31, 2013, between Tyche Health Enterprises, LLC and TSH Acquisition, LLC, is incorporated by reference to Exhibit 10.14 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.12	Letter Agreement, dated June 22, 2013, between Tyche Health Enterprises, LLC, TSH Acquisition, LLC and Graymark Healthcare, Inc, is incorporated by reference to Exhibit 10.14.1 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.13	Agreement of Sale and Purchase, dated August 30, 2013, among Foundation Surgical Hospital Affiliates, LLC, HCRI Texas Properties, Ltd. and Health Care REIT, Inc., is incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 6, 2013.

10.14	Agreement in Connection with Assignment and Assumption Agreement, dated August 30, 2013, among Foundation Surgical Hospital Affiliates, LLC and DOC-FSH El Paso Medical Center, LLC, is incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 6, 2013.

10.15	Amended and Restated Master Lease by and between DOC-FSH El Paso Medical Center, LLC and East El Paso Physicians’ Medical Center, LLC, dated August 31, 2013, is incorporated by reference to Exhibit 10.20 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.15.1	First Amendment to Amended and Restated Master Lease by and between DOC-FSH El Paso Medical Center, LLC and East El Paso Physicians’ Medical Center, LLC, dated September 25, 2013, is incorporated by reference to Exhibit 10.20.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.15.2

Assignment and Assumption of Lease Agreement among El Paso Physicians’ Medical Center, LLC, EEPPMC Partners, LLC and DOC-FSH El Paso Medical Center, LLC, dated September 27,

2013, is incorporated by reference to Exhibit 10.20.2 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.16	Agreement of Sale and Purchase, dated September 30, 2013, among Graymark Healthcare, Inc., and Foundation Medical Center of Oklahoma City, LLC, is incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 4, 2013.

10.17	Agreement in Connection with Assignment and Assumption Agreement, dated September 30, 2013, among Graymark Healthcare, Inc., and DOC-Greymark HQ OKC MOB, LLC, is incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 4, 2013.

10.18

Master Lease by and between DOC-Greymark HQ OKC MOB, LLC and Foundation Surgery

Affiliates, LLC, dated September 30, 2013, is incorporated by reference to Exhibit 10.23 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.19	Lease Agreement by and between Foundation Bariatric Real Estate of San Antonio, L.P. and Foundation Bariatric Hospital of San Antonio, L.L.C. dated December 1, 2005, is incorporated by reference to Exhibit 10.24 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

Exhibit No.	Description

10.19.1	Addendum to the Lease Agreement by and between Foundation Bariatric Real Estate of San Antonio, L.P. and Foundation Bariatric Hospital of San Antonio, L.P. dated February 19, 2007, is incorporated by reference to Exhibit 10.24.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.19.2

Second Addendum to the Lease Agreement by and between Foundation Bariatric Real Estate of San Antonio, L.L.L.P. and Foundation Bariatric Hospital of San Antonio, L.L.C. dated June 1, 2007, is incorporated by reference to Exhibit 10.24.2 of the Registrant’s Quarterly Report on

Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.19.3	Third Amendment to the Lease Agreement by and between Foundation Bariatric Real Estate of San Antonio, L.L.L.P. and Foundation Bariatric Hospital of San Antonio, L.L.C. dated July 15, 2010, is incorporated by reference to Exhibit 10.24.3 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.20	Lease Agreement by and between Foundation Bariatric Real Estate of Huebner, L.P. and Foundation Bariatric Hospital of San Antonio, L.P. dated October 11, 2006, is incorporated by reference to Exhibit 10.25 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.21	Private Placement Memorandum of Foundation Health Enterprises LLC dated March 18, 2013, is incorporated by reference to Exhibit 10.26 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.22

Promissory note, dated March 19, 2013, by Foundation Surgery Affiliates, LLC and East El Paso

Physicians’ Medical Center LLC in favor of Legacy Bank, is incorporated by reference to Exhibit 10.27 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.22.1	Promissory note (1 of 2), dated March 21, 2012, by East El Paso Physicians’ Medical Center LLC in favor of Legacy Bank, is incorporated by reference to Exhibit 10.28 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.22.2	Promissory note (2 of 2), dated March 21, 2012, by East El Paso Physicians’ Medical Center LLC in favor of Legacy Bank, is incorporated by reference to Exhibit 10.29 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.23	First Modification to Promissory Notes and to First Amended and Restated Loan and Security Agreement, dated June 28, 2013, between Foundation Bariatric Hospital of San Antonio, L.L.C. and Legacy Bank, is incorporated by reference to Exhibit 10.30 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.24

Promissory Note (Note No. 2), dated September 7, 2010, by Foundation Bariatric Hospital of San

Antonio, L.L.C. in favor of Legacy Bank, is incorporated by reference to Exhibit 10.31 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.25	Second Amended and Restated Promissory Note (Note No. 1), dated July 5, 2013, by Foundation Surgery Affiliates, LLC, Foundation Surgery Holdings, LLC and Foundation Surgery Management, LLC in favor of Legacy Bank, is incorporated by reference to Exhibit 10.32 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

Exhibit No.	Description

10.26	Promissory Note (Note No. 3), dated December 30, 2011, by Foundation Surgery Affiliates, LLC, Foundation Surgery Holdings, LLC and Foundation Surgery Management, LLC in favor of Legacy Bank, is incorporated by reference to Exhibit 10.33 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.27	Promissory Note, Change in Terms Agreement, dated September 6, 2006, by Foundation Surgical Hospital Affiliates, LLC in favor of Legacy Bank, is incorporated by reference to Exhibit 10.34 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.28	Promissory Note, Deferral/Extension Agreement, dated October 25, 2013 by East El Paso Physicians’ Medical Center, LLC in favor of Legacy Bank, is incorporated by reference to Exhibit 10.35 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.29	Agreement in Connection with Assignment and Assumption of Membership Interest Purchase Agreement, dated February 28, 2014, by and between Foundation Surgical Hospital Affiliates, LLC and Physicians Realty L.P, is incorporated by reference to Exhibit 10.30 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2014.

10.30	Master Lease, dated March 1, 2014, by and between DOC-FSH San Antonio, LLC and Foundation Surgical Hospital Affiliates, LLC, is incorporated by reference to Exhibit 10.31 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2014.

10.31	Loan, Security and Guaranty Agreement, dated June 30, 2014, by and between Foundation Healthcare, Inc. and Bank SNB, National Association and Texas Capital Bank, is incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with U.S. Securities and Exchange Commission on July 1, 2014.

23.1+	Consent of Hein & Associates LLP

23.2@	Consent of McAfee & Taft (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page).

+	Filed herewith.
@	To be filed by amendment.
*	Previously Filed